Exhibit 10.1
EXECUTION VERSION

Published CUSIP Numbers:
Deal: 78470DAG3
Domestic Revolver: 78470DAH1
Global Revolver: 78470DAJ7
Term Loan A: 78470DAK4
______________________________________________________________________________
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of June 27, 2019
among
SPX FLOW, INC.,
THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,
THE LENDERS PARTY HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent,
DEUTSCHE BANK AG Deutschlandgeschäft Branch,
as Foreign Trade Facility Agent,
MUFG BANK, LTD.
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
BBVA USA,
THE BANK OF NOVA SCOTIA,
SUNTRUST BANK,
and
TD BANK, N.A.,
as Co-Documentation Agents
________________________________
BOFA SECURITIES, INC.,
DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
DEUTSCHE BANK SECURITIES INC.,
MUFG BANK, LTD.
and
HSBC SECURITIES (USA) INC.,
as Joint Lead Arrangers
[cover page continues]

BOFA SECURITIES, INC.,
DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
DEUTSCHE BANK SECURITIES INC.,
MUFG BANK, LTD.,
HSBC SECURITIES (USA) INC.,
BBVA USA,
THE BANK OF NOVA SCOTIA,
SUNTRUST ROBINSON HUMPHREY, INC.,
and
TD BANK, N.A.,
as Joint Bookrunners
______________________________________________________________________________

i

SCHEDULES:
1.1A    Commitments
1.1B    Material Subsidiaries
1.1C    FCI Requirements
1.1D    Existing FCIs
1.1E    Existing Letters of Credit
1.1F    Issuing Lender Sublimits
2.6(g)    Obligations of FCI Issuing Lenders
2.6(k)    Procedures for Release of FCIs
2.6(m)    Form of Agreement for Joint Signature FCIs
2.6(r)    Reports
2.23    Foreign Subsidiary Borrowers
3.4    Disclosed Matters
3.12    Subsidiaries
3.16    UCC Filing Jurisdictions
3.16(b)    Intellectual Property
3.16(c)    Owned and Leased Real Property
3.16(e)    Insurance
5.15    Post-Closing Deliverables
9.4(k)    Dutch Auction Procedures
EXHIBITS:
A    Form of Closing Certificate
B    Form of Assignment and Assumption
C    Form of Exemption Certificate
D    Form of Borrowing Subsidiary Agreement
E    Form of Borrowing Subsidiary Termination
F    Form of Incremental Facility Activation Notice
G    Form of New Lender Supplement
H    Form of Utilization Request
I        Form of Domestic Revolving Note
J        Form of Global Revolving Note
K        Form of Term A Note
L        Form of Swingline Note
M        Form of Incremental Term Note
N        Form of Compliance Certificate
O        Form of FCI Issuing Lender Joinder Agreement
P        Form of UK Tax Certification
Q        Form of Notice of Loan Prepayment

v

AMENDED AND RESTATED CREDIT AGREEMENT
AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 27, 2019, among SPX FLOW, INC., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers (as hereinafter defined) from time to time party hereto, the Lenders (as hereinafter defined) party hereto, DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as Foreign Trade Facility Agent, and BANK OF AMERICA, N.A., as Administrative Agent.
WHEREAS, the Parent Borrower, the foreign subsidiary borrowers party thereto, the lenders party thereto, Deutsche Bank AG Deutschelandgeschäft Branch, as foreign trade facility agent, and Bank of America, N.A., as administrative agent, are party to that certain Credit Agreement, dated as of September 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the Effective Date (as hereinafter defined), the “Existing Credit Agreement”).
WHEREAS, the Parent Borrower has requested that (a) the Existing Credit Agreement be amended and restated, and (b) the Lenders provide credit facilities for the purposes set forth herein, in each case on the terms and subject to the conditions set forth herein.
WHEREAS, the parties hereto are willing to amend and restate the Existing Credit Agreement and the Lenders are willing to provide the credit facilities for the purposes set forth herein, in each case on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS
Section 1.1    Defined Terms.
As used in this Agreement, the following terms have the meanings specified below:
“2024 Senior Note Indenture”: the indenture entered into by the Parent Borrower and the subsidiary guarantors party thereto in connection with the issuance of the 2024 Senior Notes, together with all supplemental indentures, instruments, agreements and other documents entered into by the Parent Borrower and the subsidiary guarantors party thereto in connection therewith, so long as the foregoing do not increase the aggregate principal amount of 2024 Senior Notes outstanding thereunder (except to the extent such increases in the aggregate principal amount thereof are permitted pursuant to Section 6.2).
“2024 Senior Notes”: the 5.625% senior notes due 2024 issued by the Parent Borrower having an aggregate initial principal amount of $300,000,000.
“2026 Senior Note Indenture”: the indenture entered into by the Parent Borrower and the subsidiary guarantors party thereto in connection with the issuance of the 2026 Senior Notes, together with all supplemental indentures, instruments, agreements and other documents entered into by the Parent Borrower and the subsidiary guarantors party thereto in connection therewith, so long as the foregoing do not increase the aggregate principal amount of 2026 Senior Notes outstanding thereunder (except to the extent such increases in the aggregate principal amount thereof are permitted pursuant to Section 6.2).
“2026 Senior Notes”: the 5.875% senior notes due 2026 issued by the Parent Borrower having an aggregate initial principal amount of $300,000,000.
“ABR”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acknowledgement and Consent”: an acknowledgement and consent provided by the issuer of Capital Stock as Collateral pursuant to the Guarantee and Collateral Agreement.
“Acquisition Agreement”: as defined in Section 2.1(b).
“Acquisition Financing Commitments”: as defined in Section 2.1(b).
“Additional Domestic Revolving Commitment Lender”: as defined in Section 2.1(c)(iii).
“Additional FCI Issuing Lender”: as defined in Section 2.6(b)(iii).
“Additional Global Revolving Commitment Lender”: as defined in Section 2.1(d)(iii).
“Adjusted Eurocurrency Rate”: with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the Eurocurrency Rate for such Interest Period multiplied by (b) the Eurocurrency Reserve Percentage.
“Administrative Agent”: Bank of America (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder; it being understood that matters concerning FCIs will be administered by Deutsche Bank (the “Foreign Trade Facility Agent”) and therefore all notices concerning such FCIs will be required to be given at the Foreign Trade Facility Administrative Office.

“Administrative Agent’s Office”: with respect to any currency, the Administrative Agent’s address as set forth in Section 9.1(b) with respect to such currency or such other address with respect to such currency as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders.
“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance Payment Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case in favor of customers of the Parent Borrower or any of its Restricted Subsidiaries or Joint Ventures for the purpose of securing the obligation to refund advance payments made by such customers in the case contractual obligations vis-à-vis such customers are not fulfilled.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agent Parties”: as defined in Section 9.1.
“Agents”: the Administrative Agent and the Foreign Trade Facility Agent, and “Agent” means any one of them.
“Agreement”: this Amended and Restated Credit Agreement.
“Alternate Base Rate”: for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate plus 1.0%; provided that if the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.16(b), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Alternate Rate”: a rate per annum approved by the Administrative Agent in consultation with the affected Lenders as a result of any Law making it unlawful, or any Governmental Authority asserting that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market; provided that (a) the Alternate Base Rate shall be deemed to be the Alternate Rate with respect to any Loan denominated in Dollars, and (b) if the Alternate Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternate Rate Loan”: a Loan that bears interest based on the Alternate Rate.

“Alternative Currency”: (a) Euro, Sterling, Australian Dollars, Canadian Dollars, Yen, Danish Krone, New Zealand Dollars, Swedish Krona and Swiss Franc and (b) for each Facility, any other currency that is approved in accordance with Section 1.9 for such Facility.
“Alternative Currency Financial LC Exposure”: at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of obligations under all Alternative Currency Letters of Credit that are Financial Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all Financial LC Disbursements in respect of Alternative Currency Letters of Credit that are Financial Letters of Credit that have not yet been reimbursed at such time.
“Alternative Currency Letter of Credit”: a Letter of Credit denominated in an Alternative Currency.
“Alternative Currency Non-Financial LC Exposure”: at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of obligations under all Alternative Currency Letters of Credit that are Non-Financial Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all Non-Financial LC Disbursements in respect of Alternative Currency Letters of Credit that are Non-Financial Letters of Credit that have not yet been reimbursed at such time.
“Applicable Domestic Revolving Percentage”: with respect to any Domestic Revolving Lender at any time, such Domestic Revolving Lender’s Applicable Percentage in respect of the total Domestic Revolving Commitments at such time.
“Applicable Foreign Obligor Documents”: as defined in Section 3.18(a).
“Applicable Global Revolving Percentage”: with respect to any Global Revolving Lender at any time, such Global Revolving Lender’s Applicable Percentage in respect of the total Global Revolving Commitments at such time.
“Applicable Percentage”: with respect to any Lender, (a) with respect to such Lender’s Domestic Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the total Domestic Revolving Commitments represented by such Lender’s Domestic Revolving Commitment, (b) with respect to such Lender’s Global Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the total Global Revolving Commitments represented by such Lender’s Global Revolving Commitment, and (c) with respect to such Lender’s portion of the outstanding Term Loan A at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Term Loan A held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1A or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable. If (i) the Domestic Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Domestic Revolving Commitments most recently in effect, giving effect to any assignments, or (ii) the Global Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Global Revolving Commitments most recently in effect, giving effect to any assignments. In the case when a Defaulting Lender shall exist, the “Applicable Percentage” shall be determined in accordance with Section 2.24(a)(iv).
“Applicable Rate”: (a) with respect to any Loans (other than the Term Loan A and any Incremental Term Loans), Domestic Revolving Commitment Fees, Global Revolving Commitment Fees, Financial Letter of Credit Fees, FCI Commitment Fees, FCI Fees, and Non-Financial Letter of Credit Fees, for any day, the applicable rate per annum set forth in the grid below, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(c):

Pricing Tier	Consolidated Leverage Ratio	Domestic Revolving Commitment Fee	Global Revolving Commitment Fee	Financial Letter of Credit Fee	FCI Commitment Fee	FCI Fee and Non-Financial Letter of Credit Fee	Eurocurrency Loans	ABR Loans
1	< 1.50 to 1.0	0.225%	0.225%	1.250%	0.225%	0.750%	1.250%	0.250%
2	> 1.50 to 1.0 but < 2.50 to 1.0	0.250%	0.250%	1.500%	0.250%	0.900%	1.500%	0.500%
3	> 2.50 to 1.0 but < 3.50 to 1.0	0.275%	0.275%	1.750%	0.275%	1.050%	1.750%	0.750%
4	> 3.50 to 1.0	0.300%	0.300%	2.000%	0.300%	1.200%	2.000%	1.000%
(b)    for the Term Loan A, for any day, 1.375% per annum for Eurocurrency Loans and 0.375% per annum for ABR Loans;
(c)    for any Incremental Term Loans, such per annum rates as shall be agreed to by the Parent Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Facility Activation Notice; and
(d)    for FCIs and Joint Signature FCIs for any day, the applicable rate per annum set forth above in the grid, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(c) (or such other rate as may be agreed in writing from time to time between the Parent Borrower and the applicable FCI Issuing Lender).
For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(c); provided that (i) Pricing Tier 4 shall apply at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders, if a Compliance Certificate is not delivered when due in accordance with Section 5.1(c), Pricing Tier 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.1(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 5.1(c) for the fiscal quarter ending September 30, 2019 shall be determined based upon Pricing Tier 2. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.15(f).
“Applicable Time”: with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Swap”: the exchange by the Parent Borrower or a Restricted Subsidiary of any portion of its assets for other assets which, or Capital Stock of a Person all or substantially all of the assets of which, are of a type used in the business of the Parent Borrower and its Restricted Subsidiaries or in a related business, or a combination of any such assets or Capital Stock of such a Person and cash or Permitted Investments; provided that in the case of any such exchange involving the exchange of assets having an aggregate fair market value in excess of $100,000,000, either (a) the board of directors of the Parent Borrower or (b) the chief financial officer of the Parent Borrower shall have determined in good faith that the aggregate fair market value of the assets and other consideration received in connection therewith shall at least equal the aggregate fair market value of the assets so exchanged.
“Assignee Group”: two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.4(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Assumption Agreement”: an assumption entered into by an additional grantor pursuant to Section 5.11(a) and accepted by the Administrative Agent, in substantially the form of Annex 2 to the Guarantee and Collateral Agreement.
“Attributable Debt”: in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the Parent Borrower or the relevant Restricted Subsidiary, as lessee, for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).
“Australian Dollar”: the lawful currency of Australia.
“Auto-Extension Letter of Credit”: as defined in Section 2.5(b)(i).
“Available Amount”: the sum of (a) $300,000,000; plus (b) a positive amount equal to 50% of cumulative Consolidated Net Income during the period from the Effective Date to the end of the most recent fiscal quarter preceding the date of any Investment, Restricted Payment or prepayment of Subordinated Debt, in each case, using any portion of the Available Amount for which financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or (b) (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus (c) the cumulative amount of Net Proceeds from (i) the sale of Capital Stock (other than any Disqualified Capital Stock) of the Parent Borrower after the Effective Date and on or prior to such time, which Net Proceeds have been received in the form of common equity by, or contributed as common equity to the capital of, the Parent Borrower and (ii) the principal amount of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations or that is owed to an Unrestricted Subsidiary) of the Parent Borrower or any Restricted Subsidiary owed to a Person that is not a Loan Party or a Subsidiary of a Loan Party incurred after the Effective Date that is converted to common equity (other than any Disqualified Capital Stock) of the Parent Borrower after the Effective Date, in the case of each of clauses (i) and (ii), to the extent not previously applied for a purpose other than use in the Available Amount; plus (d) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary, in each case after the Effective Date, the fair market value of the Investments of the Parent Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary as of the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable) so long as such Investments were originally made pursuant to Section 6.5(m)(ii)(B); provided that, in each case, such amount does not exceed the amount of such Investment made pursuant to such Section as such amount is reduced by any returns contemplated by the following clause (e) prior to such time; plus (e) to the extent not already included in Consolidated Net Income, an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in cash or cash equivalents by the Parent Borrower or any Restricted Subsidiary after the Effective Date in respect of any Investments made pursuant to Section 6.5(m)(ii)(B); provided that, in each case, such amount does not exceed the amount of such Investment made pursuant to such Section; plus (f) Retained Declined Proceeds; minus (g) any portion of the Available Amount used to make Investments pursuant to Section 6.5(m)(ii)(B), Restricted Payments pursuant to Section 6.8(e)(i)(B) and prepayments of Subordinated Debt pursuant to Section 6.9(a)(iii)(A), in each case, after the Effective Date and prior to such time.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America”: Bank of America, N.A. and its successors.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board”: the Board of Governors of the Federal Reserve System of the United States.
“BofA Securities”: BofA Securities, Inc., in its capacity as a joint lead arranger and a joint bookrunner.
“Borrower Materials”: as defined in Section 5.1.
“Borrowers”: the collective reference to the Parent Borrower and the Foreign Subsidiary Borrowers.
“Borrowing”: (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
“Borrowing Request”: a request by the relevant Borrower for a Borrowing in accordance with Section 2.3. A Borrowing Request shall be in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), and shall be appropriately completed and signed by a Responsible Officer of the Parent Borrower (or, in the case of Borrowings by a Foreign Subsidiary Borrower, signed by the Parent Borrower or such Foreign Subsidiary Borrower, as specified by the Parent Borrower by prior written notice to the Administrative Agent).
“Borrowing Subsidiary Agreement”: each Borrowing Subsidiary Agreement delivered after the Effective Date, substantially in the form of Exhibit D.

“Borrowing Subsidiary Termination”: a Borrowing Subsidiary Termination, substantially in the form of Exhibit E.
“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact generally closed in, New York City, with respect to Obligations denominated in Dollars and: (a) if such day relates to any interest rate settings as to a Eurocurrency Loans denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market; (b) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day; (c) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; (e) with respect to the issuance of any FCI by an FCI Issuing Lender, such day is also a day on which banks are open for general business at the Foreign Trade Facility Administrative Office and the Lending Office of such FCI Issuing Lender; (f) with respect to any Utilization Reduction Notice given by an FCI Issuing Lender, such day is also a day on which banks are open for general business at the Lending Office of such FCI Issuing Lender; (g) with respect to any calculation of the Dollar Equivalent pursuant to Section 2.6(n), the distribution of reports pursuant to Section 2.6(r) and the determination of a Rebasing Date, such day is also a day on which banks are open for general business at the Foreign Trade Facility Administrative Office; and (h) in all other cases with respect to the Foreign Trade Facility, such day is also a day on which banks are open for general business in Düsseldorf.
“Calculation Date”: (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan denominated in an Alternative Currency; (ii) each date of a continuation of a Eurocurrency Loan denominated in an Alternative Currency pursuant to Section 2.3 and/or Section 2.8; and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency; (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof; (iii) each date of any payment by the applicable Issuing Lender under any Letter of Credit denominated in an Alternative Currency; and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender shall determine or the Required Lenders shall require.
“Canadian Dollar”: the lawful currency of Canada.
“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock”: shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
“Cash Cover”: as defined in Section 2.6(o)(iv).

“Change in Law”: the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Change of Control”: (a) the acquisition of ownership, directly or indirectly, beneficially, by any “person” or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Capital Stock representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Capital Stock of the Parent Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Borrower by Persons who were neither (i) nominated, appointed or approved for election by the board of directors of the Parent Borrower nor (ii) appointed by directors so nominated, appointed or approved for election; or (c) the occurrence of a “Change of Control” (or any comparable concept) as defined in any Subordinated Debt Documents or any Other Permitted Debt Documents.
“Class”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Global Revolving Loans, the Term Loan A, Incremental Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Domestic Revolving Commitment, a Global Revolving Commitment, an FCI Issuing Commitment, a Term Loan A Commitment or an Incremental Term Loan Commitment.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document; provided that the Collateral shall not include any Excluded Property.
“Collateral Date”: each date on which, pursuant to Section 5.1, the Parent Borrower delivers annual financial statements in respect of its fiscal year or quarterly financial statements in respect of the second quarter of its fiscal year.
“Commercial Lifetime”: with respect to any FCI that does not provide for a specific expiration date, the period from the date of issuance thereof until the expected maturity of such FCI as indicated by the relevant Borrower in its reasonable discretion in the relevant Utilization Request determined on the basis of the lifetime of the underlying obligations.
“Commitment”: a Domestic Revolving Commitment, a Global Revolving Commitment, a Term Loan A Commitment, an Incremental Term Loan Commitment, an FCI Issuing Commitment or any combination thereof (as the context requires).
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.
“Compliance Certificate”: as defined in Section 5.1(c).

“Consideration”: in connection with any acquisition or Investment, the consideration paid by the Parent Borrower or any of its Restricted Subsidiaries in connection therewith (including consideration in the form of issuance of Capital Stock of the Parent Borrower or any Restricted Subsidiary and assumption of Indebtedness but excluding, for the purposes of any calculation made pursuant to Section 6.5, consideration in the form of issuance of Capital Stock of the Parent Borrower).
“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period (except with respect to clauses (a)(xiii) and (a)(xvi) below), the sum of: (i) income tax expense; (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other premiums, fees and charges associated with Indebtedness or any Qualified Receivables Transaction, whether in connection with the Incurrence, prepayment, redemption, termination or wind-down thereof or otherwise associated with Indebtedness or any Qualified Receivables Transaction (including the Loans and net costs under Hedging Agreements); (iii) depreciation and amortization expense; (iv) amortization or write-off of intangibles (including goodwill) and organization costs; (v) any unusual and infrequent or non-recurring non-cash expenses or non-cash losses; provided that in the event that the Parent Borrower or any of its Restricted Subsidiaries makes any cash payment in respect of any such unusual and infrequent or non-recurring non-cash expense, such cash payment shall be deducted from Consolidated EBITDA in the period in which such cash payment is made; (vi) losses on Dispositions of assets outside of the ordinary course of business; (vii) unusual and infrequent or non-recurring cash charges resulting from restructuring, severance, plant-closings, integration and other non-recurring events; provided that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (a)(vii) for any fiscal year of the Parent Borrower shall not exceed the sum of (A) $50,000,000 plus (B) the unused amount of permitted add-backs pursuant to this clause (a)(vii) for the immediately preceding fiscal year of the Parent Borrower (it being understood and agreed that (x) the unused amount of permitted add-backs pursuant to this clause (a)(vii) for any fiscal year of the Parent Borrower may only be used in the immediately succeeding fiscal year of the Parent Borrower, and not in any subsequent fiscal year of the Parent Borrower, and (y) any unused amount of permitted add-backs pursuant to this clause (a)(vii) that is carried over from a preceding fiscal year of the Parent Borrower shall be deemed to be used in the immediately succeeding fiscal year of the Parent Borrower prior to any amount described in the foregoing clause (a)(vii)(A) that is permitted to be used during such fiscal year of the Parent Borrower); (viii) non-cash compensation expenses and related charges, including non-cash expenses or charges arising from the contribution, sale or other use of stock or stock appreciation or tracking rights, the granting of stock options, the granting of stock appreciation or tracking rights, the granting of restricted stock or restricted stock units and arrangements similar to any of the foregoing (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation or tracking rights, restricted stock or restricted stock units or similar arrangements); (ix) any loss recorded in connection with the designation of a discontinued operation (exclusive of its operating loss); (x) any loss realized upon the sale or other disposition of any Capital Stock of any Person; (xi) any increase in the cost of sales or other write-offs or other increased costs resulting from purchase accounting in relation to any acquisitions net of taxes; (xii) any expense attributable to pension plans and/or post-retirement medical plans to the extent such expense exceeds service cost and amortization of prior service costs /credits attributable to pension plans and/or post-retirement medical plans; (xiii) the aggregate amount of Net Proceeds of liability, casualty or business interruption insurance received by the Parent Borrower or any Restricted Subsidiary during such period; (xiv) director’s fees and reimbursements of reasonable out-of-pocket expenses in connection with attending board of director meetings or other actions for the benefit of the Parent Borrower and its Subsidiaries in an aggregate amount not to exceed $3,000,000 in any four fiscal quarter period; (xv) reasonable fees, costs and expenses of the Parent Borrower or any of its Restricted Subsidiaries incurred during such period in connection with any Permitted Acquisition, any other Investment permitted by this Agreement, any Incurrence of any Indebtedness permitted by this Agreement or any Disposition permitted by this Agreement (in each case, whether or not consummated); and (xvi) the amount of (A) net cost savings, operating expense reductions and other operating improvements with respect to any Permitted Acquisition, any other Investment permitted by this Agreement, any Disposition of all or substantially all of the assets of a business, unit or division or that constitutes all or substantially all of the Capital Stock of a Subsidiary, in each case that is permitted by this

Agreement or any cost savings initiative, which are projected by the Parent Borrower in good faith to be realized within eighteen (18) months after the date that any such Permitted Acquisition, such other permitted Investment, such permitted Disposition or such cost saving initiative, is consummated or taken, as a result of actions taken during such period, and (B) synergies relating to any Permitted Acquisition which are projected by the Parent Borrower in good faith to be realized within eighteen (18) months after the date that such Permitted Acquisition is consummated, as a result of actions taken during such period, in case of each of clauses (A) and (B) above, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that (1) such net cost savings and synergies are reasonably identifiable and factually supportable, and (2) the aggregate amount added back pursuant to this clause (a)(xvi) for any period shall not exceed an amount equal to ten percent (10%) of Consolidated EBITDA for such period (calculated without giving effect to the amount added back to Consolidated EBITDA pursuant to this clause (a)(xvi) for any period); and minus (b) without duplication, to the extent included in the statement of such Consolidated Net Income for such period: (i) any unusual and infrequent or non-recurring non-cash income or non-cash gains; (ii) gains on Dispositions of assets outside of the ordinary course of business; (iii) any gain recorded in connection with the designation of a discontinued operation (exclusive of its operating income); (iv) any gain realized upon the sale or other disposition of any Capital Stock of any Person; and (v) any income attributable to pension plans and/or post-retirement medical plans to the extent such income exceeds service cost and amortization of prior service costs/credits attributable to pension plans and/or post-retirement medical plans. For the purposes of determining Consolidated EBITDA for any period, the cumulative effect of any change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded.
“Consolidated Interest Coverage Ratio”: as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters of the Parent Borrower most recently ended to (b) Consolidated Interest Expense for the period of four fiscal quarters of the Parent Borrower most recently ended.
“Consolidated Interest Expense”: for any period, the sum of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Parent Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent Borrower and its Restricted Subsidiaries (including net cash costs or net cash income under Hedging Agreements in respect of such Indebtedness to the extent such net cash costs or net cash income, as the case may be, are allocable to such period in accordance with GAAP), plus (b) total dividend payments made by the Parent Borrower or any of its Restricted Subsidiaries to any Person (other than the Parent Borrower or any Wholly Owned Subsidiary Guarantor) during such period in respect of preferred Capital Stock, plus (c) to the extent not otherwise included in “interest expense” (or any like caption) on a consolidated income statement of the Parent Borrower and its Restricted Subsidiaries for such period, any other discounts, fees and expenses comparable to or in the nature of interest under any Qualified Receivables Transaction; provided that, notwithstanding the foregoing, in no event shall any of the following constitute “Consolidated Interest Expense”: (i) premiums or fees paid by the Parent Borrower or its Restricted Subsidiaries in connection with the prepayment or redemption of Indebtedness; (ii) any net cash costs or any net cash income, as the case may be, of the Parent Borrower or its Restricted Subsidiaries in connection with termination or wind-down of any Hedging Agreement; or (iii) all commissions, discounts and other fees and charges owed by the Parent Borrower or any of its Restricted Subsidiaries with respect to FCIs, letters of credit, bank undertakings and analogous instruments and bankers’ acceptance financing.
“Consolidated Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for the period of four fiscal quarters of the Parent Borrower most recently ended.
“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Parent Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Parent Borrower or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Parent Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent Borrower or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the gain (or loss) of any Person resulting from foreign exchange adjustment, foreign currency transactions and foreign exchange rate fluctuations (including any net gain (or loss) resulting from Hedging Agreements for currency exchange risk and revaluations of intercompany balances or any other currency-related risk) and (d) any non-cash gain (or loss) of any Person attributable to any equity investment during the holding period thereof; provided, further, that, solely for purposes of calculating Consolidated Net Income pursuant to clause (e)(i)(B) of Section 6.8, there shall be excluded (i)(A) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Parent Borrower or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise Disposed of in the ordinary course of business, (B) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss) and (C) any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (ii) any unusual and infrequent gain or loss, (iii) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application), (iv) any restructuring or special charges appearing on the face of the statement of operations of the Parent Borrower, (v) any non-cash compensation expenses and related charges, including non-cash expenses or charges arising from the contribution, sale or other use of stock or stock appreciation or tracking rights, the granting of stock options, the granting of stock appreciation or tracking rights, the granting of restricted stock or restricted stock units and arrangements similar to any of the foregoing (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation or tracking rights, restricted stock or restricted stock units or similar arrangements), (vi) any increase in the cost of sales or other write-offs or other increased costs resulting from purchase accounting in relation to any acquisitions net of taxes, (vii) any expense attributable to pension plans and/or post-retirement medical plans to the extent such expense exceeds service cost and amortization of prior service costs /credits attributable to pension plans and/or post-retirement medical plans, and (viii) any income attributable to pension plans and/or post-retirement medical plans to the extent such income exceeds service cost and amortization of prior service costs/credits attributable to pension plans and/or post-retirement medical plans.
“Consolidated Senior Secured Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Total Debt on such day that is secured by a Lien (including the Obligations that are secured by Collateral) to (b) Consolidated EBITDA for the period of four fiscal quarters of the Parent Borrower most recently ended; provided that the proceeds from any increase in Revolving Commitments or any Incremental Term Loan pursuant to Section 2.1(b) shall not be included in the calculation of Consolidated Total Debt for purposes of determining the Consolidated Senior Secured Leverage Ratio.
“Consolidated Total Debt”: at any date, the sum of (a) the aggregate principal amount of all Indebtedness of the Parent Borrower and its Restricted Subsidiaries as of such date (excluding the face amount of undrawn letters of credit, bank undertakings or analogous instruments, and bankers’ acceptance financing, in each case whether or not issued under this Agreement, and other FCIs), determined on a consolidated basis in accordance with GAAP, calculated net of the amount of cash and cash equivalents, that would (in conformity with GAAP) be set forth as “Total debt” (or any similar designation) on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as of such date, plus (b) without duplication of amounts included in clause (a) above, an amount equal to the aggregate amount of Receivables Transaction Attributed Indebtedness associated with any Qualified Receivables Transaction which is outstanding at such date. For the avoidance of doubt, if the proceeds of any Incremental Term Loan are maintained with the Administrative Agent, such cash proceeds shall be netted against Consolidated Total Debt in accordance herewith.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corporate Headquarters”: the real property owned by the Parent Borrower and located at 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.
“Counter-Guarantee”: (a) a customary standby letter of credit, bank guarantee or surety issued by an FCI Issuing Lender as credit support for an Indirect FCI issued by an Indirect FCI Issuing Lender or (b) a customary standby letter of credit, bank guarantee or surety issued by an FCI Issuing Lender as credit support for a standby letter of credit, bank guarantee or surety issued by itself or another financial institution (including one of such FCI Issuing Lender’s domestic or foreign branches or affiliates).
“Covered Entity”: any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party”: as defined in Section 9.20.
“Daily Report”: as defined in Section 2.6(r).
“Danish Krone”: the lawful currency of Denmark.
“DB Direct Internet Agreement”: collectively, (a) the db direct internet agreement, dated March 6, 2013, between the Parent Borrower and the Foreign Trade Facility Agent regarding the use of the db-direct internet communication facility, as such agreement may be amended, modified or otherwise supplemented or replaced from time to time, and (b) any other agreement between the Parent Borrower and the Foreign Trade Facility Agent regarding any replacement communication facility for such db-direct internet communication facility, as such other agreement may be amended, modified or otherwise supplemented or replaced from time to time.
“DBSI”: Deutsche Bank Securities Inc., in its capacity as a joint bookrunner.
“Declining Lender”: as defined in Section 2.12(c).
“Deemed Cash”: in connection with any Disposition: (a) the assumption by the transferee of Indebtedness (other than subordinated Indebtedness or preferred stock) of the Parent Borrower or of any Restricted Subsidiary (in which case, the Parent Borrower or such Restricted Subsidiary will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (b)(ii) of the definition of “Net Proceeds”); provided that the amount of assumed Indebtedness that is deemed to be cash for purposes of Section 6.6(e) shall not exceed $200,000,000 in the aggregate from and after the Effective Date; (b) securities, notes or other obligations received by the Parent Borrower or any Restricted Subsidiary from the transferee that are converted, sold or exchanged within 90 days of receipt thereof by the Parent Borrower or such Restricted Subsidiary into cash (to the extent of the cash received in such conversion, sale or exchange); and (c) in the case of such Disposition, promissory notes received by the Parent Borrower or any Restricted Subsidiary from the transferee having an aggregate principal amount not to exceed $20,000,000.
“Default”: any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: subject to Section 2.24(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Foreign Trade Facility Agent, any Issuing Lender, any FCI Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Parent Borrower, the Administrative Agent, the Foreign Trade Facility Agent, any Issuing Lender, any FCI Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, the Foreign Trade Facility Agent or the Parent Borrower, to confirm in writing to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under the Bankruptcy Code of the United States (or similar debtor relief laws of the United States or other applicable jurisdictions), (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Designated Jurisdiction”: at any time, a country or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).
“Determination Date”: each date that is two Business Days after any Calculation Date.
“Deutsche Bank”: Deutsche Bank AG Deutschlandgeschäft Branch and its successors.
“Deutsche Bank Fee Letter”: the letter agreement, dated June 7, 2019 among the Parent Borrower, Deutsche Bank, Deutsche Bank AG New York Branch, and DBSI.
“Disclosed Matters”: the matters disclosed in Schedule 3.4.
“Disclosure Letter”: that certain disclosure letter dated as of the Effective Date, executed and delivered on or prior to the Effective Date by the Parent Borrower to the Administrative Agent, for the benefit of the Lenders.
“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, contribution to a joint venture or other disposition thereof. “Dispose” and “Disposed of” have meanings correlative thereto.

“Disqualified Capital Stock”: any Capital Stock or other equity interests of any class or classes that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other capital stock or other equity interests that would constitute Disqualified Capital Stock, in each case for clauses (a) through (d) above, prior to the date that is 91 days after the latest maturity date in effect for Loans hereunder at the time of issuance of such capital stock.
“DNB”: DNB Bank ASA.
“Dollar Equivalent”: on any date of determination, (a) for the purposes of determining compliance with Article VI or the existence of an Event of Default under Article VII (other than for the purpose of determining amounts outstanding hereunder, in which case clause (b) below shall govern), with respect to any amount denominated in a currency other than Dollars, the equivalent in Dollars of such amount, determined in good faith by the Parent Borrower in a manner consistent with the way such amount is or would be reflected on the Parent Borrower’s audited consolidated financial statements for the fiscal year in which such determination is made, (b) with respect to any amount hereunder denominated in an Alternative Currency, the amount of Dollars that may be purchased with such amount of such currency at the Exchange Rate (determined as of the most recent Calculation Date by the Administrative Agent) with respect to such currency, (c) with respect to the amount of any FCI Disbursement denominated in a Permitted Currency or in another currency permitted under Section 2.6(g)(vii), the amount of Dollars that are required to purchase such amount of such currency at the Exchange Rate (determined by the applicable FCI Issuing Lender) with respect to such currency, and (d) with respect to any calculation hereunder by the Foreign Trade Facility Agent of the amount of Dollars equivalent to any amount denominated in another currency, the amount of Dollars calculated by the Foreign Trade Facility Agent in accordance with the applicable exchange rate provided in Section 2.6(n).
“Dollars” or “$”: refers to lawful money of the United States.
“Domestic Revolving Availability Period”: the period from and including the Effective Date to but excluding the earlier of the Domestic Revolving Maturity Date (as such date may be extended pursuant to Section 2.1(c)(i)) and the date of termination of the Domestic Revolving Commitments.
“Domestic Revolving Commitment”: with respect to each Lender, the commitment, if any, of such Lender to make Domestic Revolving Loans and to acquire participations in Financial Letters of Credit and Swingline Loans hereunder, as such commitment may be changed from time to time pursuant to this Agreement. The initial Domestic Revolving Commitment of each Lender is set forth opposite the name of such Lender on Schedule 1.1A or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable. The aggregate amount of the Domestic Revolving Commitments as of the Effective Date is TWO HUNDRED MILLION DOLLARS ($200,000,000).
“Domestic Revolving Commitment Fee”: as defined in Section 2.14(a).
“Domestic Revolving Exposure”: with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Domestic Revolving Loans, Financial LC Exposure and Swingline Exposure at such time.

“Domestic Revolving Extension Acceptance Notice”: as defined in Section 2.1(c)(i).
“Domestic Revolving Extension Date”: as defined in Section 2.1(c)(i).
“Domestic Revolving Extension Notice”: as defined in Section 2.1(c)(i).
“Domestic Revolving Facility”: as defined in the definition of Facility.
“Domestic Revolving Lender”: a Lender with a Domestic Revolving Commitment or with Domestic Revolving Exposure.
“Domestic Revolving Loan”: a Loan made pursuant to Section 2.1(a)(i).
“Domestic Revolving Maturity Date”: June 27, 2024 (as such date may be extended pursuant to Section 2.1(c)); provided that if such date is not a Business Day, the Domestic Revolving Maturity Date shall be the immediately preceding Business Day.
“Domestic Revolving Note”: as defined in Section 2.10(d)(i).
“Domestic Revolving Notice Date”: as defined in Section 2.1(c)(i).
“Domestic Subsidiary”: any Subsidiary other than a Foreign Subsidiary.
“Dutch Auction”: as defined in Section 9.4(k).
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date”: the date on which the conditions precedent set forth in Section 4.1 shall be satisfied, which date is June 27, 2019.
“Eligible Assignee”: any Person that meets the requirements to be an assignee under Section 9.4(b)(iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.4(b)).
“EMU”: Economic and Monetary Union as contemplated in the Treaty.
“Environmental Laws”: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters (to the extent relating to exposure to Hazardous Materials).

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event”: (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the determination that a Plan is in “at-risk status” as defined in Section 430 of the Code; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any Withdrawal Liability; or (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro”: the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty.
“Eurocurrency”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.
“Eurocurrency Rate”:
(a)    for any Interest Period with respect to a Eurocurrency Loan:
(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency (for delivery on the first day of such Interest Period), with a term equivalent to such Interest Period;
(ii)    denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;
(iii)    denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;
(iv)    denominated in New Zealand Dollars, the rate per annum equal to the Bank Bill Reference Bid Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:45 a.m. (Auckland, New Zealand time) on the Rate Determination Date with a term equivalent to such Interest Period;
(v)    denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Stockholm, Sweden time) on the Rate Determination Date with a term equivalent to such Interest Period;
(vi)    denominated in Danish Krone, the rate per annum equal to the Copenhagen Interbank Offered Rate, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Copenhagen, Denmark time) on the Rate Determination Date with a term equivalent to such Interest Period;
(vii)    with respect to any credit extension denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders; and
(b)    for any interest rate calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;
provided that if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurocurrency Reserve Percentage”: for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board or any other central banking or financial regulatory authority for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default”: as defined in Article VII.
“Excess Amount”: as defined in Section 2.6(o)(i).
“Exchange Rate”: on any day, (a) with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. on such day on the applicable Reuters World Spot Page, as determined by the Administrative Agent or (b) with respect to any Permitted Currency or other currency for an FCI permitted under Section 2.6(g)(vii), the rate at which such Permitted Currency or other currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Düsseldorf, Germany time, on such day on the applicable Reuters World Spot Page, as determined by the applicable FCI Issuing Lender. In the event that any such rate does not appear on any Reuters World Spot Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent or the applicable FCI Issuing Lender, in consultation with the Parent Borrower for such purpose or, at the discretion of the Administrative Agent or the applicable FCI Issuing Lender, in consultation with the Parent Borrower, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent or the applicable FCI Issuing Lender, in the market where its foreign currency exchange operations in respect of such Alternative Currency or Permitted Currency or other currency are then being conducted, at or about 11:00 a.m., local time, on such day for the purchase of the applicable Alternative Currency or Permitted Currency or other currency for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or the applicable FCI Issuing Lender may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Information”: any non-public information with respect to the Parent Borrower or its Restricted Subsidiaries or any of their respective securities to the extent such information could have a material adverse effect upon, or otherwise be material and adverse to, an assigning Term Loan A Lender’s and/or an Incremental Term Lender’s decision to assign Term Loans.
“Excluded Property”: with respect to the Parent Borrower or any Subsidiary Guarantor, (a)(i) any fee owned real property with a fair market value equal to or less than $10,000,000, and (ii) any leased real property, (b) Capital Stock not required to be pledged pursuant to Section 5.11(a), (c) any personal property (including (x) Intellectual Property which is not registered or applied for registration, and (y) titled vehicles) in respect of which perfection of a Lien is not governed by the UCC or, in respect of registered Intellectual Property (or Intellectual Property which is applied for registration), a filing in the United States Patent and Trademark Office (if required) or the United States Copyright Office, (d) any Intellectual Property if the grant, or perfection, of a security interest therein shall constitute or result in (i) the abandonment, invalidation or rendering unenforceable of any right, title or interest of the Parent Borrower or such Subsidiary Guarantor therein, (ii) the breach or termination pursuant to the terms of, or a default under, any contract or agreement related to such Intellectual Property or (iii) the violation of any applicable law (including for the avoidance of doubt, any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law), (e) assets for which the pledge thereof or grant, or perfection, of a Lien thereon would result in a default, breach or other violation or right of termination under then-existing Contractual Obligations or laws, regulations or orders of any Governmental Authority, (f) any general intangible if the grant, or perfection, of a security interest therein (i) shall violate any applicable law or be prohibited by any contract, agreement, instrument or indenture governing such general intangible, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted only with the consent of another party to such contract, if such consent has not been obtained; provided, that, in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Section 9-407 and 9-408) or other applicable laws, (g) any lease, license, contract, property rights or agreement to which the Parent Borrower or such Subsidiary Guarantor is a party or any of its rights or interests thereunder if the grant, or perfection, of a security interest therein (i) shall violate any applicable law or be prohibited by any contract, agreement, instrument or indenture governing such lease, license, contract, property rights or agreement, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, (iii) is permitted only with the consent of another party to such contract, if such consent has not been obtained, (iv) shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Parent Borrower or such Subsidiary Guarantor therein or (v) shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement; provided in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Section 9-407 and 9-408) or other applicable laws, (h) any Exempt Deposit Accounts, (i) the assets transferred to a Receivables Entity and assets of such Receivables Entity, (j) the Receivables and related assets (of the type specified in the definition of “Qualified Receivables Transaction”) transferred, or in respect of which security interests are granted, pursuant to a Qualified Receivables Transaction, (k) if the documentation relating to the Receivables sale, factoring or securitization to which such Receivables Entity is a party expressly prohibits such a Lien, the Capital Stock or debt (whether or not represented by promissory notes) of or issued by a Receivables Entity to the Parent Borrower or any of its Restricted Subsidiaries, in each case in connection with a Qualified Receivables Transaction permitted by Section 6.6(c), (l) those other assets that are, in the reasonable judgment of the Administrative Agent, customarily excluded from security documents, (m) any property or assets to the extent the creation or perfection of pledges thereof or security interests therein could reasonably be expected to result in material adverse tax consequences to the Parent Borrower or any of its Subsidiaries, as reasonably determined by the Parent Borrower, and (n) any assets located outside the United States to the extent that the creation or perfection of pledges thereof or security interests therein require action under the law of any non-U.S. jurisdiction, including any Intellectual Property registered in any non-U.S. jurisdiction.
“Excluded Subsidiary”: (a) any Subsidiary that is (i) an Unrestricted Subsidiary, (ii) a Foreign Subsidiary (or a Subsidiary thereof), (iii) a Receivables Entity, (iv) a captive insurance Subsidiary, (v) a not-for-profit Subsidiary, (vi) a special purpose entity, or (vii) a broker-dealer Subsidiary; (b) a Subsidiary that is prohibited by applicable law, rule or regulation or binding contractual obligation from becoming a Subsidiary Guarantor; provided that such contractual obligation is in existence on the Effective Date (or at the time such Person becomes a Subsidiary and not entered into for the purpose of qualifying as an “Excluded Subsidiary”); provided, further, that, such exception shall only apply until such time as such prohibition no longer exists; or (c) a Subsidiary for which becoming a Subsidiary Guarantor would require governmental or third party consent, approval, license or authorization (other than the consent, approval, license or authorization of a Loan Party or an Affiliate of any Loan Party), and such consent, approval, license or authorization has not been obtained (it being understood and agreed that the Loan Parties shall have no obligation to obtain such consent, approval, license or authorization).
“Excluded Swap Obligation”: with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act or any regulation or order of the Commodity Futures Trading Commission (determined after giving effect to Section 9.18 and any other keepwell, support or other agreement for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Agreements for which such Guarantee or security interest becomes illegal.

“Excluded Taxes”: with respect to an Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income (i) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) as a result of any other present or former connection between such recipient and the jurisdiction imposing such tax (other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of any Borrowing by the Parent Borrower, any other Borrower that is a United States person as defined in Section 7701(a)(30) of the Code, or any Foreign Subsidiary Borrower (other than any Foreign Subsidiary Borrower that becomes a Borrower hereunder after the Effective Date), with respect to any Lender (other than an assignee pursuant to a request by a Borrower under Section 2.23), or the Foreign Trade Facility Agent, any withholding tax imposed by the jurisdiction in which such Borrower is located that is (i) imposed on amounts payable to such Lender or the Foreign Trade Facility Agent, as applicable, at the time such Lender or the Foreign Trade Facility Agent becomes a party to this Agreement or (ii) in the case of a Lender, changes its Lending Office, except, in the case of a Lender, to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.19(a), (d) Taxes attributable to such recipient’s failure to comply with Sections 2.19(e), 2.19(f), 2.19(i) or Section 2.19(j), and (e) any Taxes imposed under FATCA.
“Exempt Deposit Accounts”: (a) deposit accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Parent Borrower to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Loan Parties, and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, and (b) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts.
“Existing Credit Agreement”: as defined in the Recitals.
“Existing FCIs”: any standby letter of credit, bank guarantee, surety or other FCI which is issued by an FCI Issuing Lender prior to the Effective Date and set forth on Schedule 1.1D.
“Existing Letters of Credit”: any Letter of Credit which is issued by an Issuing Lender prior to the Effective Date and set forth on Schedule 1.1E, which Schedule 1.1E includes a designation for each such Existing Letter of Credit as either a Financial Letter of Credit or a Non-Financial Letter of Credit.
“Extended Domestic Revolving Maturity Date”: as defined in Section 2.1(c)(i).
“Extended Foreign Trade Maturity Date”: as defined in Section 2.6(b)(i).
“Extended Global Revolving Maturity Date”: as defined in Section 2.1(d)(i).
“Extension Acceptance Notice”: as defined in Section 2.6(b)(i).
“Extension Date”: as defined in Section 2.6(b)(i).
“Extension Notice”: as defined in Section 2.6(b)(i).
“Face Amount”: with respect to any FCI or Letter of Credit, the principal face amount of such FCI or Letter of Credit in Dollars or, as the case may be, any other currency in which such FCI or Letter of Credit has been issued, such amount representing the maximum liability of the applicable FCI Issuing Lender under such FCI or the applicable Issuing Lender under such Letter of Credit which may only be increased by fees and interest payable with respect to the secured obligation if, and to the extent, so provided for under the terms of such FCI or such Letter of Credit.
“Facility”: each of (a) the Domestic Revolving Commitments and the Domestic Revolving Loans made hereunder (the “Domestic Revolving Facility”), (b) the Global Revolving Commitments and the Global Revolving Loans made hereunder (the “Global Revolving Facility”), (c) the FCI Issuing Commitments, the FCIs issued hereunder and the Existing FCIs designated as Existing FCIs on Schedule 1.1D and governed hereby (the “Foreign Trade Facility”), (d) the Term Loan A made hereunder and (e) the Incremental Term Loans under any term loan facility established pursuant to Section 2.1(b) (each, an “Incremental Term Loan Facility”).
“FATCA”: Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCI”: a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a General Purpose Guarantee, a Counter-Guarantee or a Trade LC, in each case issued by an FCI Issuing Lender pursuant to the terms hereof, or an Existing FCI designated as an Existing FCI on Schedule 1.1 D.
“FCI Assuming Person”: as defined in Section 2.6(a).
“FCI Commitment Fee”: as defined in Section 2.6(p)(i).
“FCI Disbursement”: as defined in Section 2.6(h)(i).
“FCI Fee”: as defined in Section 2.6(p)(ii).
“FCI Handling Fee”: as defined in Section 2.6(p)(iv).
“FCI Issuing Commitment”: with respect to each FCI Issuing Lender, the commitment of such FCI Issuing Lender to issue FCIs, as such commitment may be changed from time to time pursuant to this Agreement. The amount of each FCI Issuing Lender’s FCI Issuing Commitment as of the Effective Date is set forth on Schedule 1.1A. The aggregate principal amount of the FCI Issuing Commitments as of the Effective Date is ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).
“FCI Issuing Lender”: (a) a Lender with a FCI Issuing Commitment or with FCI Issuing Lender Exposure related to FCIs; and (b) a Person that has had its FCI Issuing Commitment terminated at the election of the Parent Borrower pursuant to the terms of Section 2.6(b)(i) but that has issued prior to such termination any FCI pursuant to Section 2.6 that continues to remain outstanding following such termination (for which it has not received a Counter-Guarantee at the election of the Parent Borrower in its sole discretion as credit support for such FCI); provided that if such Person has received such a Counter-Guarantee, such Person shall continue to have the rights and obligations of a FCI Issuing Lender to the extent provided in Section 2.6(b)(i). Any FCI Issuing Lender may, in its discretion, arrange for one or more FCIs to be issued by Affiliates or branch offices of such FCI Issuing Lender, in which case the term “FCI Issuing Lender” shall include any such Affiliate or branch office with respect to FCIs issued by such Affiliate or branch office. Notwithstanding anything herein to the contrary, (i)(A) Bank of America shall only be an FCI Issuing Lender with respect to any Existing FCIs issued by Bank of America and outstanding as of the Effective Date, and Bank of America shall not, for the avoidance of doubt, have any obligation to issue any FCIs under this Agreement, and (B) on the earliest date on which all Existing FCIs issued by Bank of America have expired, Bank of America shall cease for all purposes to be an FCI Issuing Lender hereunder, and its FCI Issuing Commitment shall be cancelled in its entirety, and (ii)(A) DNB shall only be an FCI Issuing Lender with respect to any Existing FCIs issued by DNB and outstanding as of the Effective Date, and DNB shall not, for the avoidance of doubt, have any obligation to issue any FCIs under this Agreement, and (B) on the earliest date on which all Existing FCIs issued by DNB have expired, DNB shall cease for all purposes to be an FCI Issuing Lender hereunder, and its FCI Issuing Commitment shall be cancelled in its entirety.
“FCI Issuing Lender Exposure”: with respect to any FCI Issuing Lender at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of such FCI Issuing Lender’s obligations in respect of all FCIs issued by it at or before such time plus (b) the Dollar Equivalent of the aggregate principal amount of all FCI Disbursements made by such FCI Issuing Lender that have not yet been reimbursed by or on behalf of the relevant Borrower at such time.
“FCI Issuing Lender Joinder Agreement”: a joinder agreement, substantially in the form of Exhibit O, executed and delivered in accordance with the provisions of Section 2.6(t).
“FCI Reimbursement Obligation”: the obligation of each relevant Borrower to reimburse the relevant FCI Issuing Lender pursuant to Section 2.6(h) for FCI Disbursements.
“FCI Requirements”: the requirements set forth on Schedule 1.1C.
“Federal Funds Effective Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.
“Fee Letter”: the letter agreement, dated June 7, 2019, among the Parent Borrower, Bank of America and BofA Securities.
“Financial LC Disbursement”: a payment made by the applicable Issuing Lender pursuant to a Financial Letter of Credit.
“Financial LC Exposure”: at any time, the sum of (a) the aggregate outstanding amount of all Financial Letters of Credit that are denominated in Dollars at such time plus (b) the aggregate principal amount of all Financial LC Disbursements that are denominated in Dollars that have not yet been reimbursed by or on behalf of the relevant Borrower at such time plus (c) the Alternative Currency Financial LC Exposure at such time. The Financial LC Exposure of any Domestic Revolving Lender at any time shall be its Applicable Domestic Revolving Percentage of the total Financial LC Exposure at such time.
“Financial Letter of Credit”: a Letter of Credit that is a standby letter of credit issued by an Issuing Lender pursuant to the terms hereof; provided that no Non-Financial Letter of Credit shall be a Financial Letter of Credit.
“Financial Letter of Credit Assuming Person”: as defined in Section 2.5(a)(i).
“Financial Letter of Credit Fees”: as defined in Section 2.14(b)(i).
“Financial Officer”: the chief financial officer, principal accounting officer, treasurer or controller of the Parent Borrower.

“Fixed Incremental Amount”: as defined in Section 2.1(b).
“Flood Hazard Property”: any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.
“Flood Insurance Laws”: collectively, (a) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Obligor”: a Loan Party that is a Foreign Subsidiary.
“Foreign Subsidiary”: any Subsidiary (a) that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia or (b) that is a Foreign Subsidiary Holdco.
“Foreign Subsidiary Borrower”: (a) with respect to the Global Revolving Facility, any Foreign Subsidiary of the Parent Borrower designated as a Foreign Subsidiary Borrower by the Parent Borrower pursuant to Section 2.23(a) that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section, and (b) with respect to the Foreign Trade Facility, any Foreign Subsidiary of the Parent Borrower designated as a Foreign Subsidiary Borrower by the Parent Borrower pursuant to Section 2.23(b) that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section. Schedule 2.23 sets forth a list of the Foreign Subsidiary Borrowers under the Global Revolving Facility and/or the Foreign Trade Facility as of the Effective Date.
“Foreign Subsidiary Holdco”: any Domestic Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such Capital Stock.
“Foreign Subsidiary Opinion”: with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent (and, with respect to any Foreign Subsidiary Borrower under the Foreign Trade Facility, the Foreign Trade Facility Agent) and the Lenders in form and substance reasonably satisfactory to the Administrative Agent (and, with respect to any Foreign Subsidiary Borrower under the Foreign Trade Facility, the Foreign Trade Facility Agent).
“Foreign Trade Facility”: as defined in the definition of Facility.
“Foreign Trade Facility Administrative Office”: the office of the Foreign Trade Facility Agent located at Trade Center, Herzogstr. 15, 40217 Düsseldorf, Germany, or such other office as may be designated by the Foreign Trade Facility Agent by written notice to the Parent Borrower, the Administrative Agent and the Lenders.
“Foreign Trade Facility Agent”: as defined in the definition of Administrative Agent.
“Foreign Trade Maturity Date”: June 27, 2024 (as such date may be extended pursuant to Section 2.6(b)); provided that if such date is not a Business Day, the Foreign Trade Maturity Date shall be the immediately preceding Business Day.
“Fronting Exposure”: at any time there is a Defaulting Lender, (a)(i) with respect to any Issuing Lender of Financial Letters of Credit, such Defaulting Lender’s Applicable Domestic Revolving Percentage of the outstanding Financial LC Exposure other than Financial LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders with Domestic Revolving Commitments or cash collateralized in accordance with the terms hereof, and (ii) with respect to any Issuing Lender of Non-Financial Letters of Credit, such Defaulting Lender’s Applicable Global Revolving Percentage of the outstanding Non-

Financial LC Exposure other than Non-Financial LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders with Global Revolving Commitments or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Domestic Revolving Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders with Domestic Revolving Commitments or cash collateralized in accordance with the terms hereof.
“Fund”: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP”: generally accepted accounting principles in the United States, subject to Section 1.4.
“General Purpose Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case for the purpose of supporting any obligations of the Parent Borrower or any of its Restricted Subsidiaries or Joint Ventures, other than (a) Advance Payment Guarantees, (b) Warranty Guarantees, (c) Performance Guarantees, (d) Tender Guarantees and (e) any other customary standby letter of credit, bank guarantee or surety issued to secure obligations which are recognized as Indebtedness, save customs guarantees, guarantees for rental payments and for the benefit of tax authorities and guarantees used as collateral in connection with court proceedings.
“German Loan Party”: any Foreign Subsidiary Borrower that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) (including its directors, managers, officers, agents and employees).
“Global Revolving Availability Period”: the period from and including the Effective Date to but excluding the earlier of the Global Revolving Maturity Date (as such date may be extended pursuant to Section 2.1(d)(i)) and the date of termination of the Global Revolving Commitments.
“Global Revolving Commitment”: with respect to each Lender, the commitment, if any, of such Lender to make Global Revolving Loans and to acquire participations in Non-Financial Letters of Credit hereunder, as such commitment may be changed from time to time pursuant to this Agreement. The initial Global Revolving Commitment of each Lender is set forth opposite the name of such Lender on Schedule 1.1A or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable. The aggregate amount of the Global Revolving Commitments as of the Effective Date is THREE HUNDRED MILLION DOLLARS ($300,000,000).
“Global Revolving Commitment Fee”: as defined in Section 2.14(a).
“Global Revolving Exposure”: with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of such Lender’s Global Revolving Loans at such time that are denominated in Dollars plus (b) the Dollar Equivalent at such time of the aggregate outstanding principal amount of such Lender’s Global Revolving Loans at such time that are denominated in Alternative Currencies plus (c) the Non-Financial LC Exposure.
“Global Revolving Extension Acceptance Notice”: as defined in Section 2.1(d)(i).
“Global Revolving Extension Date”: as defined in Section 2.1(d)(i).
“Global Revolving Extension Notice”: as defined in Section 2.1(d)(i).
“Global Revolving Facility”: as defined in the definition of Facility.

“Global Revolving Lender”: a Lender with a Global Revolving Commitment or with Global Revolving Exposure.
“Global Revolving Loan”: a Loan made pursuant to Section 2.1(a)(ii).
“Global Revolving Maturity Date”: June 27, 2024 (as such date may be extended pursuant to Section 2.1(d)); provided that if such date is not a Business Day, the Global Revolving Maturity Date shall be the immediately preceding Business Day.
“Global Revolving Note”: as defined in Section 2.10(d)(ii).
“Global Revolving Notice Date”: as defined in Section 2.1(d)(i).
“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee”: with respect to any Person (the “guarantor”), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, supplier, purchaser or customer arrangements in the ordinary course of business, Standard Receivables Undertakings or “comfort” letters delivered to auditors in connection with statutory audits.
“Guarantee and Collateral Agreement”: that certain Amended and Restated Guarantee and Collateral Agreement, dated as of the Effective Date, executed and delivered by the Parent Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as “hazardous” or “toxic” pursuant to any Environmental Law.
“Hedging Agreement”: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement.
“IFRS”: international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Incremental Basket Amount”: as defined in Section 2.1(b).
“Incremental Facility Activation Notice”: a notice substantially in the form of Exhibit F together with such changes to such form as may be agreed to by the applicable Borrower and the Lenders party to such notice.
“Incremental Term Lender”: each Lender with an outstanding Incremental Term Loan.
“Incremental Term Loan Facility”: as defined in the definition of Facility.
“Incremental Term Loan Maturity Date”: with respect to the Incremental Term Loans to be made pursuant to any Incremental Facility Activation Notice, the maturity date specified in such Incremental Facility Activation Notice, which shall be a date no earlier than the earlier of (a) the Domestic Revolving Maturity Date and (b) the Global Revolving Maturity Date in effect prior to the delivery of such Incremental Facility Activation Notice.
“Incremental Term Loans”: as defined in Section 2.1(b).
“Incremental Term Note”: as defined in Section 2.10(d)(v).
“Incur”: as defined in Section 6.2. “Incurrence” and “Incurred” shall have correlative meanings.
“Indebtedness”: with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and representing extensions of credit, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than current trade payables Incurred in the ordinary course of business and payable in accordance with customary practices), (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than (i) current trade payables or liabilities for deferred payment for services to employees and former employees, in each case Incurred in the ordinary course of business and payable in accordance with customary practices and (ii) unsecured Payables Programs in respect of current trade payables Incurred in the ordinary course of business, so long as the aggregate amount at any time outstanding that is owed in respect of such Payables Programs does not exceed an amount equal to the current trade payables so financed plus interest (or equivalent), yield, indemnities, fees and expenses in connection therewith), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all preferred and/or redeemable Capital Stock of any Subsidiary of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the latest maturity date for any Loans or any Facility hereunder, (k) Receivables Transaction Attributed Indebtedness and (l) solely for the purposes of Section 6.2, all obligations of such Person in respect of Hedging Agreements. The Indebtedness of any Person (i) shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) shall exclude customer deposits in the ordinary course of business.
“Indemnified Taxes”: Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.
“Indemnitee”: as defined in Section 9.3(b).
“Indirect FCI”: as defined in Section 2.6(g)(iv).
“Indirect FCI Issuing Lender”: as defined in Section 2.6(g)(iv).
“Information”: as defined in Section 9.11.
“Information Memorandum”: the lender presentation, dated June, 2019, relating to the Parent Borrower and the Facilities.
“Intellectual Property”: all trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, patents, patent applications and other intellectual property rights.
“Interest Election Request”: a request by the relevant Borrower to convert or continue a Borrowing of Domestic Revolving Loans, a Borrowing of Global Revolving Loans, the Term Loan A Borrowing or an Incremental Term Loan Borrowing in accordance with Section 2.8. An Interest Election Request shall be in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), and shall be appropriately completed and signed by a Responsible Officer of the relevant Borrower.
“Interest Payment Date”: (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the Domestic Revolving Maturity Date, the Global Revolving Maturity Date, the Term Loan A Maturity Date or any Incremental Term Loan Maturity Date, as applicable; and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to such Loan and the Domestic Revolving Maturity Date, the Global Revolving Maturity Date, the Term Loan A Maturity Date or any Incremental Term Loan Maturity Date, as applicable; provided that if any Interest Period for a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period”: with respect to each Eurocurrency Loan, the period commencing on the date such Eurocurrency Loan is disbursed or converted to or continued as a Eurocurrency Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Borrowing Request, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all of the Lenders in the Facility in which such Eurocurrency Loan is to be made; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period (and, for purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing); (c) no Interest Period with respect to any Global Revolving Loan shall extend beyond the Global Revolving Maturity Date; (d) no Interest Period with respect to any Domestic Revolving Loan shall extend beyond the Domestic Revolving Maturity Date; (e) no Interest Period with respect to any Incremental Term Loan shall extend beyond the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan; and (f) no Interest Period with respect to the Term Loan A shall extend beyond the Term Loan A Maturity Date.
“Investments”: as defined in Section 6.5.
“Issuing Lender”: as the context may require, (a) Bank of America, with respect to Financial Letters of Credit issued by it, (b) any other Domestic Revolving Lender that becomes an Issuing Lender pursuant to Section 2.5(l)(i), with respect to Financial Letters of Credit issued by it, (c) any Domestic Revolving Lender or Global Revolving Lender that has issued an Existing Letter of Credit, with respect to such Existing Letter of Credit and, in each case its successors in such capacity as provided in Section 2.5(i), and (d) Deutsche Bank and Bank of America, with respect to Non-Financial Letters of Credit issued by such Issuing Lender; provided that the aggregate amount of Non-Financial Letters of Credit required to be issued by an Issuing Lender shall not exceed the amount set forth on Schedule 1.1F with respect to such Issuing Lender. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branch offices of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate or branch office with respect to Letters of Credit issued by such Affiliate or branch office.
“Joinder Agreement”: a joinder agreement entered into by an additional grantor pursuant to Section 5.11 and accepted by the Administrative Agent, in substantially the form of Exhibit 21 to the Security Agreement.
“Joint FCI Issuing Lenders”: as defined in Section 2.6(m)(i).
“Joint Foreign Trade Facility Agent”: as defined in Section 2.6(m)(ii).
“Joint Signature FCI”: an FCI issued by two or more FCI Issuing Lenders acting as several debtors in accordance with Section 2.6(m).
“Joint Venture”: any joint venture in which the Parent Borrower or any of its Restricted Subsidiaries owns directly or indirectly at least 40% of the Capital Stock.
“Judgment Currency”: as defined in Section 9.14(a).
“Judgment Currency Conversion Date”: as defined in Section 9.14(a).
“LC Disbursement”: a Financial LC Disbursement and/or a Non-Financial LC Disbursement, as the context may require.
“LC Exposure”: Financial LC Exposure and/or Non-Financial LC Exposure, as the context may require.
“Lenders”: the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to a New Lender Supplement or an Incremental Facility Activation Notice and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Domestic Revolving Lender, each Global Revolving Lender, each Term Loan A Lender, each Incremental Term Lender, the Swingline Lender, each Issuing Lender and each FCI Issuing Lender.
“Lending Office”: with respect to any Lender or any FCI Issuing Lender, the office designated by such Lender or such FCI Issuing Lender by written notice to the Foreign Trade Facility Agent, the Administrative Agent and the relevant Borrower, which office may include any Affiliate of such Lender or such FCI Issuing Lender or any domestic or foreign branch of such Lender or such FCI Issuing Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender or an FCI Issuing Lender shall include its applicable Lending Office.

“Letter of Credit”: as the context may require, (a) any standby letter of credit (other than an FCI) that is a Financial Letter of Credit issued pursuant to this Agreement under the Domestic Revolving Facility, including the Existing Letters of Credit specified as Financial Letters of Credit on Schedule 1.1E, or (b) to the extent issued by Deutsche Bank or Bank of America, with respect to Non-Financial Letters of Credit, any Warranty Guarantee, Performance Guarantee, Advance Payment Guarantee, Tender Guarantee, General Purpose Guarantee or Counter-Guarantee issued under the Global Revolving Facility, including the Existing Letters of Credit specified as Non-Financial Letters of Credit on Schedule 1.1E.
“Letter of Credit Cash Cover”: as defined in Section 2.5(c)(i).
“LIBOR”: as defined in the definition of “Eurocurrency Rate.”
“LIBOR Quoted Currency”: Dollars, Euro, Sterling, Yen and Swiss Franc, in each case as long as there is a published LIBOR rate with respect thereto.
“LIBOR Screen Rate”: the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate”: as defined in Section 2.16(b).
“LIBOR Successor Rate Conforming Changes”: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Parent Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).
“Lien”: with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Acquisition”: a Permitted Acquisition made by the Parent Borrower or one or more of its Restricted Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Loan”: any loan made by any Lender pursuant to this Agreement.
“Loan Documents”: this Agreement, each of the Security Documents, each Note, each Incremental Facility Activation Notice, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Fee Letter and the Deutsche Bank Fee Letter.
“Loan Parties”: the Borrowers and the Subsidiary Guarantors.
“Long Term Letters of Credit”: the Existing Letters of Credit with expiry dates after the Domestic Revolving Maturity Date.

“Losses”: as defined in Section 9.3(b).
“Mandatory Cost”: any amount incurred at any time or from time to time by any Lender during the term of the applicable Facility which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Lending Office by any Governmental Authority.
“Material Acquisition”: any Permitted Acquisition of property or series of related Permitted Acquisitions of property that (a) constitutes all or substantially all of the assets of a business, unit or division of a Person or that constitutes all or substantially all of the Capital Stock of a Person and (b) involves Consideration in excess of $25,000,000.
“Material Adverse Effect”: a material adverse change in or a material adverse effect on (a) the business, properties, or financial condition of the Parent Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to any Agent or any Lender under any Loan Document.
“Material Disposition”: any Disposition of property or series of related Dispositions of property that (a) involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the Capital Stock of a Restricted Subsidiary and (b) yields gross proceeds to the Parent Borrower or any of its Restricted Subsidiaries in excess of $25,000,000.
“Material Indebtedness”: Indebtedness (other than the Loans, Letters of Credit and FCIs), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Subsidiary”: (a) any Restricted Subsidiary listed on Schedule 1.1B as a Material Subsidiary and (b) any other Restricted Subsidiary of the Parent Borrower created or acquired after the Effective Date that (i) is either a Domestic Subsidiary or a Foreign Subsidiary that is directly owned by the Parent Borrower or a Subsidiary Guarantor, and (ii) together with its Restricted Subsidiaries, has aggregate assets (excluding assets that would be eliminated upon consolidation in accordance with GAAP), at the time of determination, in excess of $40,000,000.
“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.
“Mortgage” or “Mortgages”: individually and collectively, each of the fee mortgages, deeds of trust and deeds to secure debt executed by the Parent Borrower or any Subsidiary Guarantor that purport to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the holders of the Obligations in any Mortgaged Properties, in form and substance reasonably satisfactory to the Administrative Agent.
“Mortgaged Property”: any owned real property of the Parent Borrower or any Subsidiary Guarantor listed on Schedule 3.16(c) and designated as a “Mortgaged Property” thereon, and any other owned real property of the Parent Borrower or any Subsidiary Guarantor that is or is required to become encumbered by a Mortgage in favor of the Administrative Agent in accordance with the terms of this Agreement.
“Mortgaged Property Support Documents” with respect to any real property subject to a Mortgage, (a) a fully executed and notarized Mortgage encumbering the fee interest of the Parent Borrower or any Subsidiary Guarantor in such real property, (b) title searches from a nationally recognized title insurance company acceptable to the Administrative Agent with respect to such real property, in form and substance reasonably satisfactory to the Administrative Agent, and (c) evidence (which, for the avoidance of doubt, will include “life of loan” flood determinations) as to (i) whether such real property is a Flood Hazard Property and (ii) if such real property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the Parent Borrower’s or the applicable Subsidiary Guarantor’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Parent Borrower and its respective Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee for the benefit of the holders of the Obligations. For purposes of clarity, neither the Parent Borrower nor any Subsidiary Guarantor shall be required to provide any of the following with respect to any real property subject to a Mortgage: (A) maps or plats of an as-built survey, (B) ALTA mortgagee title insurance policies, (C) environmental questionnaires, environmental site assessments or other environmental due diligence deliverables, (D) legal opinions with respect to such Mortgages (other than customary corporate legal opinions as to the power and authority to execute, deliver and perform such Mortgages and the due execution and delivery of such Mortgages), (E) zoning letters, or (F) appraisals.
“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA which the Parent Borrower or any ERISA Affiliate has an obligation to contribute.
“Net Proceeds”: with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a casualty or a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent Borrower and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a condemnation or similar proceeding), the amount of all payments required to be made by the Parent Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) or to pay any other Contractual Obligation secured by such asset or otherwise subject to mandatory prepayment or repayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Restricted Subsidiaries (including all taxes paid in connection with the repatriation of the Net Proceeds of a Disposition), and (iv) the amount of any reserves established by the Parent Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower).
“New Lender Supplement”: a supplement substantially in the form of Exhibit G.
“New Zealand Dollar”: the lawful currency of New Zealand.
“Non-Extension Notice Date”: as defined in Section 2.5(b)(i).
“Non-Financial LC Disbursement”: a payment made by the applicable Issuing Lender pursuant to a Non-Financial Letter of Credit.
“Non-Financial LC Exposure”: at any time, the sum of (a) the aggregate outstanding amount of all Non-Financial Letters of Credit that are denominated in Dollars at such time plus (b) the aggregate principal amount of all Non-Financial LC Disbursements that are denominated in Dollars that have not yet been reimbursed by or on behalf of the relevant Borrower at such time plus (c) the Alternative Currency Non-Financial LC Exposure at such time. The Non-Financial LC Exposure of any Global Revolving Lender at any time shall be its Applicable Global Revolving Percentage of the total Non-Financial LC Exposure at such time.

“Non-Financial Letter of Credit”: a Letter of Credit that is a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a General Purpose Guarantee or a Counter-Guarantee, in each case issued by an Issuing Lender pursuant to the terms hereof.
“Non-Financial Letter of Credit Assuming Person”: as defined in Section 2.5(a)(ii).
“Non-Financial Letter of Credit Fees”: as defined in Section 2.14(b)(ii).
“Non-LIBOR Quoted Currency”: any currency other than a LIBOR Quoted Currency.
“Non-U.S. Recipient”: as defined in Section 2.19(e).
“Note” or “Notes”: the Domestic Revolving Notes, the Global Revolving Notes, the Term A Notes, the Swingline Note and/or the Incremental Term Notes, individually or collectively, as appropriate.
“Notice Date”: as defined in Section 2.6(b)(i).
“Notice of Loan Prepayment”: a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit Q or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Obligation Currency”: as defined in Section 9.14(a).
“Obligations”: the collective reference to the unpaid principal of and interest (and premium, if any) on the Loans, Reimbursement Obligations, FCI Reimbursement Obligations and all other obligations and liabilities of the Loan Parties (including interest accruing at the then applicable rate provided herein after the maturity of the Loans, Reimbursement Obligations, FCI Reimbursement Obligations and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender (or, in the case of any Specified Hedging Agreement or any Specified Cash Management Agreement, any Lender or any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter Incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Specified Hedging Agreement with any Lender or any Affiliate of any Lender or any Specified Cash Management Agreement with any Lender or any Affiliate of any Lender, in each case whether on account of principal, interest, premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Agent or to any Lender that are required to be paid by any Loan Party pursuant to the terms of any of the foregoing agreements); provided that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.
“Original FCI Account Party”: as defined in Section 2.6(a).
“Original FCI-Related Agreements”: as defined in Section 2.6(a).
“Original Financial Letter of Credit Account Party”: as defined in Section 2.5(a)(i).
“Original Financial Letter of Credit Agreements”: as defined in Section 2.5(a)(i).
“Original Non-Financial Letter of Credit Account Party”: as defined in Section 2.5(a)(ii).

“Original Non-Financial Letter of Credit Agreements”: as defined in Section 2.5(a)(ii).
“Other Permitted Debt”: any unsecured Indebtedness Incurred by the Parent Borrower as permitted by Section 6.2(l).
“Other Permitted Debt Documents”: all indentures, instruments, agreements and other documents evidencing or governing Other Permitted Debt or providing for any Guarantee or other right in respect thereof.
“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise charges or similar levies arising from the execution, delivery or enforcement of any Loan Document, other than those imposed as a result of a present or former connection between the applicable Lender and the jurisdiction imposing such tax (other than any connection arising from this Agreement) with respect to an assignment or participation by a Lender (other than an assignment made pursuant to Section 2.21).
“Parent Borrower”: as defined in the preamble.
“Participant”: as defined in Section 9.4(e).
“Participant Register”: as defined in Section 9.4(j).
“Participating Member State”: any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to EMU.
“PATRIOT Act”: as defined in Section 3.17(c).
“Payables Programs”: payables programs established to enable the Parent Borrower or any Restricted Subsidiary to purchase goods and services from vendors.
“PBGC”: the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Performance Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case in favor of customers of the Parent Borrower, any of its Restricted Subsidiaries or any of its Joint Ventures for the purpose of supporting the fulfillment of such parties’ performance obligations under any construction, service or similar agreement.
“Permitted Acquisition”: any acquisition by the Parent Borrower or any Restricted Subsidiary of a majority of the Capital Stock of, or all or substantially all of the assets of, or of a business, unit or division of, any Person (including any related Investment in any Restricted Subsidiary in order to provide all or any portion of the Consideration for such acquisition), so long as: (a) the Parent Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (as demonstrated, in the case of any acquisition for which the aggregate Consideration is greater than or equal to $50,000,000, in a certificate of a Financial Officer delivered to the Administrative Agent prior to the consummation of such acquisition); provided that (i) with respect to any computation for any acquisition of any Person, all terms of an accounting or financial nature with respect to such Person and its Subsidiaries shall be construed in accordance with the financial standards applicable to such Person and its Subsidiaries, as in effect at the time of such acquisition, and (ii) for the purpose of determining compliance with the covenants contained in Section 6.1 after giving effect to any Limited Condition Acquisition on a Pro Forma Basis (including the incurrence of indebtedness in connection therewith), (A) Consolidated Net Income (and any other financial term derived therefrom) of the Parent Borrower and its Restricted Subsidiaries shall include any Consolidated Net Income of or attributable to the Person or assets associated with any such Limited Condition Acquisition and (B) at the Parent Borrower’s option, determinations of compliance on a Pro Forma Basis with the covenants contained in Section 6.1 shall be determined as of the date the Acquisition Agreement is entered into and calculated as if the Limited Condition Acquisition and other pro forma events in connection therewith were consummated on such date; provided that if the Parent Borrower shall elect to determine such compliance on the date on which such Acquisition Agreement is executed and delivered, during the period commencing with the execution and delivery of such Acquisition Agreement and ending on the earlier to occur of (1) the date of consummation of such Limited Condition Acquisition and (2) the date of abandonment by the Parent Borrower or the applicable Restricted Subsidiary of such Limited Condition Acquisition, each subsequent calculation of any ratio or basket required pursuant to the terms of this Agreement (other than any such calculation required pursuant to Section 6.8 or Section 6.9) shall be calculated on a Pro Forma Basis assuming that such Limited Condition Acquisition (and all transactions in connection therewith, including the incurrence of any Incremental Term Loans or any Commitment increase) has been consummated (and each calculation of any ratio or basket required pursuant to the terms of Section 6.8 or Section 6.9 shall be deemed to require two calculations of each of the relevant covenants set forth in Section 6.1, the first assuming that such Limited Condition Acquisition (and all transactions in connection therewith, including the incurrence of any Incremental Term Loans or any Commitment increase) has been consummated and the second assuming that such transaction has been abandoned, and, for the avoidance of doubt, with respect to any particular transaction for which compliance on a Pro Forma Basis is required, each such calculation must demonstrate compliance on a Pro Forma Basis in order for such transaction to be permitted); (b) no Specified Default shall have occurred and be continuing, or would occur after giving effect to such acquisition; provided that solely for the purpose of determining compliance with this clause (b) as it relates to any Limited Condition Acquisition, at the Parent Borrower’s option, determination of whether a Specified Default shall have occurred and be continuing (other than any Specified Default of the type specified in paragraphs (a), (b), (h), (i) or (j) of Article VII) shall be tested as of the date the Acquisition Agreement is entered into; provided, further, that, in any event, no Specified Default of the type specified in paragraphs (a), (b), (h), (i) or (j) of Article VII shall have occurred and be continuing on the date of consummation of any such Limited Condition Acquisition; (c) substantially all of the property so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired) is useful in the business of the general type conducted by the Parent Borrower and its Restricted Subsidiaries on the Effective Date or businesses reasonably related thereto; (d) the Capital Stock so acquired (other than any Capital Stock that is not required by Section 5.11 to become Collateral) shall constitute and become Collateral as and when required by Section 5.11; (e) to the extent that Collateral is required to be pledged pursuant to this Agreement, substantially all of the property other than Capital Stock so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired when such Person becomes a direct or indirect Wholly Owned Subsidiary of the Parent Borrower in accordance with clause (f), below, but excluding any assets to the extent such assets are not required by Section 5.11 to become Collateral) shall constitute and become Collateral; (f) any Person whose Capital Stock is directly or indirectly acquired shall be, after giving effect to such acquisition, (i) with respect to any such Person that is a Domestic Subsidiary, within six (6) months of such acquisition, a direct or indirect Wholly Owned Subsidiary of the Parent Borrower, and (ii) with respect to any such Person that is a Foreign Subsidiary, within eighteen (18) months of such acquisition at least 80% of the Capital Stock of such Foreign Subsidiary shall be owned directly or indirectly by the Parent Borrower; and (g) any such acquisition shall have been approved by the board of directors or comparable governing body of the relevant Person (unless such relevant Person is a majority owned Subsidiary prior to such acquisition).
“Permitted Currencies”: Dollars, Sterling and Euros.
“Permitted Encumbrances”: (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (and in the case of supply agreements governed by German law, also contractually agreed), arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.5; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (such as Liens on amounts deposited to secure any Loan Party’s and its Restricted Subsidiaries’ obligations in connection with pension liabilities (Altersteilzeitverpflichtungen) pursuant to § 8a German Partial Retirement Act (Altersteilzeitgesetz) or in connection with time credits (Wertguthaben) pursuant to § 7e German Social Code IV (Sozialgesetzbuch IV)); (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity, release and appeal bonds, performance or warranty bonds and other obligations of a like nature, and guarantees or reimbursement or related obligations thereof, in each case in the ordinary course of business; (e) deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements; (f) judgment (including pre-judgment attachment) Liens not giving rise to an Event of Default; (g) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent Borrower or any Restricted Subsidiary in excess of those set forth by regulations promulgated by the Board or other applicable Governmental Authority and (ii) such deposit account is not intended by the Parent Borrower or any Restricted Subsidiary to provide collateral to the depositary institution; (h) Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Parent Borrower and any Restricted Subsidiary in the ordinary course of business; (i) customary restrictions imposed on the license or transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder; (j) easements, leases, subleases, ground leases, zoning restrictions, building codes, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Restricted Subsidiary; (k) any Lien required to be granted under mandatory law in favor of creditors as a consequence of a merger or a conversion permitted under this Agreement due to Sections 22 and 204 German Reorganization Act (Umwandlungsgesetz, UmwG); (l) Liens arising under the general terms and conditions (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) in relation to bank accounts held in Germany; and (m) customary unperfected Liens Incurred in the ordinary course of business that secure current trade payables Incurred in the ordinary course of business and payable in accordance with customary practices; provided that such Liens encumber only the assets related to such current trade payables. Notwithstanding the foregoing, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments”: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, credit ratings from S&P or from Moody’s of at least “A-2” or “P-2”, respectively; (c) investments in certificates of deposit, banker’s acceptances, overnight bank deposits, eurodollar time deposits and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the laws of the relevant local jurisdiction or any OECD country or any political subdivision thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and cash pooling arrangements among Foreign Subsidiaries (sometimes intermediated by a commercial bank); (d) marketable general obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s; (e) repurchase agreements with a term of not more than 30 days for securities described in clause (a), (c) or (d) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (f) interests in any investment company or money market fund which invests substantially all of its assets in instruments of the type specified in clauses (a) through (e) above; and (g) in the case of Foreign Subsidiaries (other than any Foreign Subsidiary Holdco), substantially similar Investments to those set forth in clauses (a) through (f) above denominated in foreign currencies; provided that references to the United States (or any agency, instrumentality or State thereof) shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either S&P or Moody’s.
“Permitted Maturity”: with respect to any FCI, a maximum tenor of 60 months following the issuance date with respect to such FCI (which (x) in the case of any FCI that on the Effective Date is rolled into this Agreement in accordance with the provisions hereof, shall be the Effective Date, (y) in the case of any FCI that on any date subsequent to the Effective Date is rolled into this Agreement in accordance with the provisions hereof, shall be such date after the Effective Date, and (z) in the case of any extension of any FCI, shall be the date of the amendment providing for such extension), unless the applicable Borrower and the applicable FCI Issuing Lender shall have agreed in writing to a longer tenor in their sole discretion. For purposes of this definition, “tenor” shall mean the period remaining from time to time until the maturity of the relevant FCI determined on the basis of the expiration date specified in the relevant FCI in accordance with Section 2.6(c)(iv), or, in the absence of such specific expiration date, the remaining Commercial Lifetime.
“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or Section 430 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform”: as defined in Section 5.1.
“Power and Energy Disposition”: the Disposition by the Parent Borrower of its Power and Energy business, as described in the Form 8-K filed by the Parent Borrower on May 2, 2019.
“Prepayment Event”:
(a)    any Disposition of property or series of related Dispositions of property (excluding (i) any such Disposition permitted by paragraph (a), (b), (c), (f) or (g) of Section 6.6, and (ii) any such Disposition permitted by paragraph (d) of Section 6.6 (but, for the avoidance of doubt, subject to the proviso to paragraph (d) of Section 6.6)) that yields aggregate gross proceeds to the Parent Borrower or any of the Subsidiary Guarantors (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $25,000,000; or
(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of the Parent Borrower or any Subsidiary Guarantor that yields Net Proceeds in excess of $10,000,000; or
(c)    the Incurrence by the Parent Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.2.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect”: in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable Reference Period for the applicable covenant or requirement: (a)(i) with respect to any Material Disposition, (A) income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded, and (B) any retirement or repayment of Indebtedness (with any interest accrued during the relevant Reference Period on such Indebtedness, and the principal of any Indebtedness repaid, to be excluded from the results of the Parent Borrower and its Restricted Subsidiaries for such Reference Period) to the extent that (1) the Parent Borrower has (or substantially concurrently with the consummation of such Material Disposition shall have) (A) delivered an irrevocable notice to the trustee, lender, administrative agent or other applicable Person(s) with respect to the repayment or retirement thereof in accordance with the terms of the documentation governing such Indebtedness and (B) delivered a notice to the Administrative Agent of the delivery of such irrevocable notice as described in the immediately foregoing clause (a), together with information regarding the amount of Indebtedness being retired or repaid and the date on which it is to be retired or repaid, and (2) such repayment or retirement of such Indebtedness will be made with all or any portion of the Net Proceeds to be received from such Disposition in the amount for which Administrative Agent has been notified in accordance with the foregoing, within three (3) Business Days after receipt thereof, plus such additional number of Business Days as may be required to give effect to applicable notice periods required under the documentation governing such Indebtedness and (ii) with respect to any Material Acquisition, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Parent Borrower and its Restricted Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, (b) any retirement of Indebtedness (with any interest accrued during the relevant Reference Period on such Indebtedness, and the principal of any Indebtedness repaid, to be excluded from the results of the Parent Borrower and its Restricted Subsidiaries for such Reference Period), and (c) any incurrence or assumption of Indebtedness by the Parent Borrower or any of its Restricted Subsidiaries (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Financial Officer of the Parent Borrower, and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated EBITDA, but without giving effect (unless permitted for pro forma financial statements prepared in accordance with Regulation S-X) to cost savings.
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender”: as defined in Section 5.1.
“QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support”: as defined in Section 9.20.
“Qualified ECP Guarantor”: at any time, each Loan Party with total assets exceeding $10,000,000 or that qualified at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Receivables Transaction”: any transaction or series of transactions that may be entered into by the Parent Borrower or any Restricted Subsidiary pursuant to which the Parent Borrower or any Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Entity or any other Person, or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Parent Borrower or any Restricted Subsidiary, and any assets related thereto including all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables.

“Rate Determination Date”: the date that is, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Ratio Incremental Amount”: a defined in Section 2.1(b).
“Rebasing Date”: as defined in Section 2.6(o)(i).
“Receivable”: a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, a “payment intangible” or an “instrument” under the UCC as in effect in the State of New York and any “supporting obligations” (as so defined) of such items.
“Receivables Entity”: either (a) any Restricted Subsidiary or (b) another Person to which the Parent Borrower or any Restricted Subsidiary transfers Receivables and related assets, in either case which engages in no activities other than in connection with the financing of Receivables:
(i)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:
(A)    is guaranteed by the Parent Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings);
(B)    is recourse to or obligates the Parent Borrower or any Restricted Subsidiary in any way other than pursuant to Standard Receivables Undertakings; or
(C)    subjects any property or asset of the Parent Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Receivables Undertakings;
(ii)    with which neither the Parent Borrower nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a purchase money note or Qualified Receivables Transaction permitted by Section 6.6(c)) other than (A) on terms, taken as a whole, not materially less favorable to the Parent Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower or (B) for the payment of fees in the ordinary course of business in connection with servicing Receivables; and
(iii)    to which neither the Parent Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Receivables Transaction Attributed Indebtedness”: (a) in the case of any Receivables securitization (including any Qualified Receivables Transaction, but excluding any sale or factoring of Receivables), the amount of obligations outstanding under the legal documents entered into as part of such Receivables securitization on any date of determination that would be characterized as principal if such Receivables securitization were structured as a secured lending transaction rather than as a purchase and (b) in the case of any sale or factoring of Receivables, the cash purchase price paid by the buyer in connection with its purchase of Receivables (including any bills of exchange) less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Parent Borrower (provided that if such method of calculation is not applicable to such sale or factoring of Receivables, the amount of Receivables Transaction Attributed Indebtedness associated therewith shall be determined in a manner mutually acceptable to the Parent Borrower and the Administrative Agent).
“Reference Period”: any period of four consecutive fiscal quarters.
“Refinanced Term Loans”: as defined in Section 9.2(c)(i).
“Register”: as defined in Section 9.4(c).
“Reimbursement Obligation”: the obligation of each relevant Borrower to reimburse the applicable Issuing Lender pursuant to Section 2.5 for amounts drawn under Letters of Credit.
“Reinvestment Net Proceeds”: as defined in Section 2.12(c).
“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, general or managing partners, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates, and “Related Party” means any one of them.
“Release Date”: as defined in Section 9.13(a).
“Replacement Term Loans”: as defined in Section 9.2(c)(i).
“Required Lenders”: at any time, Lenders holding in the aggregate more than 50% of the sum (without duplication) of unfunded Revolving Commitments, unfunded FCI Issuing Commitments, outstanding Loans, participations in outstanding Letters of Credit, participations in Reimbursement Obligations, FCIs and FCI Reimbursement Obligations; provided that the Commitments of, and the portion of the aggregate outstanding amount of all Loans, LC Exposure and FCI Issuing Lender Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that if any Event of Default shall have occurred and any determination needs to be made by the Required Lenders under Article VII whether or not to terminate the Commitments or accelerate the maturity of the Loans and other Obligations of the Borrowers hereunder, the Commitments of, and the portion of the aggregate outstanding amount of all Loans, LC Exposure and FCI Issuing Lender Exposure held or deemed held by, any Lender shall be excluded for purposes of making a determination of Required Lenders if such Lender notifies the Administrative Agent and the Foreign Trade Facility Agent that in the good faith judgment of such Lender failing to so exclude such amounts for such Lender would or might violate the German Foreign Trade Act (Außenwirtschaftsgesetz) or EU Regulation (EC) 2271/96.
“Requirements of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer”: the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment”: any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Parent Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of the Parent Borrower or any Restricted Subsidiary or any option, warrant or other right (other than convertible or exchangeable debt securities) to acquire any such Capital Stock of the Parent Borrower or any Restricted Subsidiary.
“Restricted Subsidiary”: a Subsidiary of the Parent Borrower that is not an Unrestricted Subsidiary.
“Retained Declined Proceeds”: as defined in Section 2.12(c).
“Revolving Commitments”: the aggregate of the Domestic Revolving Commitments and the Global Revolving Commitments.
“S&P”: Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale/Leaseback Transaction”: any arrangement providing for the leasing to the Parent Borrower or any Restricted Subsidiary of real or personal property that has been or is to be (a) sold or transferred by the Parent Borrower or any Restricted Subsidiary or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Parent Borrower or any Restricted Subsidiary.
“Sanction(s)”: any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), the German Government or other relevant sanctions authority, as applicable to the respective Lenders or Borrowers.
“Scheduled Unavailability Date”: as defined in Section 2.16(b).
“Security Agreement”: that certain Amended and Restated Security Agreement, dated as of the Effective Date, executed and delivered by each Loan Party in favor of the Administrative Agent, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Security Documents”: the Guarantee and Collateral Agreement, each Acknowledgement and Consent, each Assumption Agreement, the Security Agreement, each Mortgage, any Mortgaged Property Support Documents, each Joinder Agreement, and any other security documents granting a Lien on any property of any Person to secure the obligations of any Loan Party under any Loan Document.
“Senior Note Indenture”: each of the 2024 Senior Note Indenture and the 2026 Senior Note Indenture.
“Senior Notes”: the 2024 Senior Notes and/or the 2026 Senior Notes, as the context may require.
“Specified Cash Management Agreement”: (a) any agreement providing for treasury, depositary or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services (excluding letters of credit) and other cash management services, or any similar transactions, between the Parent Borrower or any Subsidiary Guarantor and any Lender or Affiliate thereof, existing on the Effective Date and (b) any agreement providing for treasury, depositary or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services (excluding letters of credit) and other cash management services, or any similar transactions, between the Parent Borrower or any Subsidiary Guarantor and any Lender or Affiliate thereof, in each case which has been designated by the Parent Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery of such agreement by the Parent Borrower or such Subsidiary Guarantor, as a “Specified Cash Management Agreement”.
“Specified Default”: an Event of Default pursuant to paragraph (a), (b), (f), (g), (h), (i), (j), (l), (m), (o) or (p) of Article VII.
“Specified Hedging Agreement”: any Hedging Agreement entered into between the Parent Borrower or any Subsidiary Guarantor and any Lender or Affiliate thereof.
“Specified Loan Party”: as defined in Section 9.18.
“Specified Transaction”: (a) any Material Acquisition, (b) any Material Disposition, (c) any incurrence or repayment of Indebtedness, or (d) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant, or requires such test or covenant to be calculated on a Pro Forma Basis.
“Standard Receivables Undertakings”: representations, warranties, covenants and indemnities entered into by the Parent Borrower or any Restricted Subsidiary which are reasonably customary in sale, factoring or securitization of Receivables transactions.
“Sterling”: the lawful currency of the United Kingdom.
“Subordinated Debt”: any Indebtedness Incurred by the Parent Borrower as permitted by Section 6.2(b).
“Subordinated Debt Documents”: all indentures, instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.
“Subsidiary”: with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.
“Subsidiary Guarantor”: any Restricted Subsidiary that has guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement. For the avoidance of doubt, no Excluded Subsidiary shall be, or shall be required to become, a Subsidiary Guarantor.
“Supported QFC”: as defined in Section 9.20.

“Swap Obligation”: with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swedish Krona”: the lawful currency of Sweden.
“Swingline Exposure”: at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Domestic Revolving Percentage of the total Swingline Exposure at such time.
“Swingline Lender”: Bank of America, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan”: a Loan made pursuant to Section 2.4.
“Swingline Note”: as defined in Section 2.10(d)(iv).
“Swiss Franc”: the lawful currency of Switzerland.
“TARGET Day”: any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tender Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case in favor of (actual or prospective) counterparties of the Parent Borrower or any of its Restricted Subsidiaries or any of its Joint Ventures for the purpose of securing the obligations assumed under any tender, for construction work or other services.
“Term A Note”: as defined in Section 2.10(d)(iii).
“Term Loan A”: as defined in Section 2.1(e).
“Term Loan A Commitment”: as to each Lender, its portion of the Term Loan A made to the Parent Borrower pursuant to Section 2.1(e), in the principal amount set forth opposite such Lender’s name on Schedule 1.1A. The aggregate principal amount of the Term Loan A Commitments of all of the Lenders as in effect on the Effective Date is ONE HUNDRED MILLION DOLLARS ($100,000,000).
“Term Loan A Lenders”: each Lender with an outstanding portion of the Term Loan A.
“Term Loan A Maturity Date”: June 27, 2022; provided that if such date is not a Business Day, the Term Loan A Maturity Date shall be the immediately preceding Business Day.
“Term Loans”: collectively, the Term Loan A and the Incremental Term Loans.
“Total Consolidated Assets”: as at any date of determination, the total assets of the Parent Borrower and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, as of the last day of the fiscal quarter ended immediately prior to the date of such determination for which financial statements have been (or are required pursuant to Section 5.1(a) or (b) to have been) delivered to the Administrative Agent pursuant to Section 5.1(a) or

(b) (or, with respect to any determination required prior to the delivery of financial statements pursuant to Section 5.1(b) for the fiscal quarter ended June 30, 2019, determined by reference to the interim financial statements required pursuant to Section 4.1(c)(ii)).
“Total Domestic Exposure”: at any time, the sum of the total Domestic Revolving Exposures.
“Total Global Exposure”: at any time, the sum of the total Global Revolving Exposures.
“Trade LC”: a trade or commercial letter of credit.
“Transactions”: the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit and FCIs hereunder.
“Treaty”: the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may from time to time be further amended, supplemented or otherwise modified.
“Type”: when used in reference to any Loan or Borrowing, refers to the rate by reference to which interest on such Loan, or on the Loans comprising such Borrowing, is determined and the currency in which such Loan, or the Loans comprising such Borrowing, are denominated. For purposes hereof, “rate” shall include the Adjusted Eurocurrency Rate, the Alternate Base Rate and the Alternate Rate, and “currency” shall include Dollars and any Alternative Currency permitted hereunder.
“UCC”: for any jurisdiction, the Uniform Commercial Code applicable in such jurisdiction.
“Undisclosed Administration”: in relation to a Lender or its parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company, as the case may be, is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“United States” and “U.S.”: the United States of America.
“Unrestricted Subsidiary”: a direct or indirect Subsidiary of the Parent Borrower designated as an Unrestricted Subsidiary pursuant to Section 5.13 that has not been redesignated as a Restricted Subsidiary pursuant to Section 5.13; provided that in no event may any Loan Party be designated as an Unrestricted Subsidiary.
“U.S. Special Resolution Regimes”: as defined in Section 9.20.
“Utilization Date”: as defined in Section 2.6(g)(i).
“Utilization Reduction Notice”: as defined in Section 2.6(k)(i).
“Utilization Request”: as defined in Section 2.6(c).
“VAT”: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b)     any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“Warranty Guarantee”: a customary standby letter of credit or bank guarantee or surety issued by an FCI Issuing Lender (with respect to FCIs) or an Issuing Lender (with respect to the Non-Financial Letters of Credit), in each case in favor of customers of the Parent Borrower or any of its Restricted Subsidiaries or any of its Joint Ventures for the purpose of securing any warranty obligations of the Parent Borrower or such Restricted Subsidiary.
“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’, foreign nationals’ and analogous qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. Unless otherwise qualified, all references to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” in this Agreement shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Parent Borrower.
“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Parent Borrower.
“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen”: the lawful currency of Japan.
Section 1.2    Classification of Loans and Borrowings.
For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
Section 1.3    Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) where applicable, any amount (including minimum borrowing, prepayment or repayment amounts) expressed in Dollars shall, when referring to any currency other than Dollars, be deemed to mean an amount of such currency having a Dollar Equivalent approximately equal to such amount. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or any similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or any similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).
Section 1.4    Accounting Terms; GAAP; Pro Forma Calculations.
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if at any time after December 31, 2018 there shall occur any change in respect of GAAP (including the adoption of IFRS) from that used in the preparation of audited financial statements referred to in Section 4.1(c)(ii) in a manner that would have a material effect on any matter under Article VI, the Parent Borrower and the Administrative Agent will, within five Business Days of notice from the Administrative Agent or the Parent Borrower, as the case may be, to that effect, commence, and continue in good faith, negotiations with a view towards making appropriate amendments to the provisions hereof acceptable to the Required Lenders, to reflect as nearly as possible the effect of Article VI as in effect on the Effective Date; provided further that, until such notice shall have been withdrawn or the relevant provisions amended in accordance herewith, Article VI shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective. Notwithstanding the foregoing, leases shall be classified and accounted for and categorized for compliance purposes on a basis consistent with that reflected in the interim financial statements of the Parent Borrower referred to in Section 4.1(c)(ii) notwithstanding any subsequent change in GAAP relating thereto (and regardless of whether such change in GAAP occurred before or after the Effective Date); provided that if at any time the classification of leases pursuant to this Agreement at such time differs from the classification of leases pursuant to GAAP in effect at such time, the Parent Borrower shall provide to the Administrative Agent documentation reasonably satisfactory to the Administrative Agent setting forth a reconciliation of any financial ratio required pursuant to Section 6.1 (demonstrating the calculation of any such financial ratio pursuant to the provisions of this Agreement as in effect at such time and the calculation of any such financial ratio pursuant to GAAP in effect at such time).
Notwithstanding the foregoing, during the period from the date of any acquisition of any Person in accordance with the terms hereof through the last day of the fiscal quarter of the Parent Borrower in which the acquisition of such Person is consummated only, at the election of the Parent Borrower, all terms of an accounting or financial nature with respect to such Person and its Subsidiaries shall be construed in accordance with the accounting standards applicable to such Person and its Subsidiaries, as in effect during such time period.
Notwithstanding anything to the contrary contained in this Agreement, all calculations of the Consolidated Leverage Ratio, the Consolidated Senior Secured Leverage Ratio, and the Consolidated Interest Coverage Ratio, in each case, shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable Reference Period to which such calculation relates. For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 6.1, (a) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending June 30, 2019, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Leverage Ratio and/or minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 5.1(a) or Section 5.1(b), as applicable, or (b) in the case of any such compliance required prior to the delivery referred to in clause (a) above, such Pro Forma Compliance shall be determined by reference to (i) the interim financial statements required pursuant to Section 4.1(c)(ii), and (ii) the maximum Consolidated Leverage Ratio and/or the minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter ending June 30, 2019.
Section 1.5    Exchange Rates.
(a)    The Administrative Agent or the applicable Issuing Lender, as applicable, shall determine the Exchange Rates as of each Calculation Date to be used for calculating Dollar Equivalent amounts of credit extensions and outstanding amounts denominated in Alternative Currencies. Such Exchange Rates shall become effective as of such Calculation Date and shall be the Exchanges Rates employed in converting any amounts between the applicable currencies until the next Calculation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than for the purpose of converting into Dollars, under Sections 2.5(d), (e), (h), (j) and (k) and 2.14(b), the obligations of the Borrowers and the Domestic Revolving Lenders in respect of Financial LC Disbursements that have not been reimbursed when due or the obligations of the Borrowers and the Global Revolving Lenders in respect of Non-Financial LC Disbursements that have not been reimbursed when due) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Lender, as applicable.
(b)    Not later than 5:00 p.m. on each Calculation Date, the Administrative Agent shall (i) determine the Global Revolving Exposure, the Alternative Currency Financial LC Exposure or the Alternative Currency Non-Financial LC Exposure, as the case may be, on such date (after giving effect to any Global Revolving Loans to be made or any Alternative Currency Letters of Credit to be issued, renewed, extended or terminated in connection with such determination) and (ii) notify the Parent Borrower and, if applicable, each Issuing Lender of the results of such determination.
(c)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be.
Section 1.6    Currency Conversion.
(a)    If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent or the Foreign Trade Facility Agent, as applicable, as it deems appropriate.
(b)    If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent specifies to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.
Section 1.7    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.8    Face Amount.
Unless otherwise specified herein, the Face Amount of a Letter of Credit or FCI at any time shall be deemed to be the stated amount of such Letter of Credit or FCI in effect at such time; provided that with respect to any Letter of Credit or FCI that, by its terms or the terms of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Issuing Lender or FCI Issuing Lender, as applicable, relating to such Letter of Credit or FCI, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit or FCI shall be deemed to be the maximum stated amount of such Letter of Credit or FCI after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.9    Additional Alternative Currencies.
(a)    The Parent Borrower may from time to time request that Eurocurrency Loans be made, or Financial Letters of Credit be issued, in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that (x) such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) any such request shall be subject to the approval of (i) subject to Section 2.21(b), each Lender with a Commitment under the Facility in which such currency is requested to be made available and (ii) the Administrative Agent and, if different, the Agent with respect to such Facility and (z) in the case of any such request with respect to the issuance of Financial Letters of Credit, such request shall be subject to the approval of each applicable Issuing Lender and the Agent with respect to the applicable Facility.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired credit extensions (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Financial Letters of Credit, the applicable Issuing Lender(s) in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Loans, the Administrative Agent shall promptly notify each Lender that has a Commitment with respect to the applicable Facility; and in the case of any such request pertaining to Financial Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Lender(s) thereof. Each Lender that has a Commitment with respect to such Facility (in the case of any such request pertaining to Eurocurrency Loans), the applicable Issuing Lender(s) (in the case of a request pertaining to Financial Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Loans or the issuance of Financial Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Lender or the applicable Issuing Lender(s), as the case may be, to respond to such request within the time period specified in Section 1.9(b) shall be deemed to be a refusal by such Lender or such Issuing Lender, as the case may be, to permit Eurocurrency Loans to be made or Financial Letters of Credit, as the case may be, to be issued in such requested currency. If the Administrative Agent and all the Lenders that have a Commitment with respect to the applicable Facility and, if applicable, the impacted Issuing Lender(s) each consent to making Eurocurrency Loans and/or the issuance of Financial Letters of Credit, as applicable, in such requested currency and the Administrative Agent, such Lenders and such Issuing Lender(s), as appropriate, reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Parent Borrower and (i) the Administrative Agent, such Lenders and/or such Issuing Lenders, as applicable, may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Eurocurrency Loans or the issuance of Financial Letters of Credit, as applicable. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.9, the Administrative Agent shall promptly so notify the Parent Borrower.
Section 1.10    Amendment and Restatement.
The parties hereto agree that, on the Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (b) all obligations under the Existing Credit Agreement outstanding on the Effective Date shall in all respects be continuing and shall be deemed to be Obligations outstanding hereunder; (c) the guarantees made to the holders of the obligations pursuant to the loan documents entered into in connection with the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; and (d) the security interests and liens granted in favor of Bank of America, as administrative agent for the benefit of the holders of the obligations, created under the collateral documents entered into in connection with the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed. On the Effective Date, (i) the revolving credit extensions and revolving commitments made by the lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, as of the Effective Date, the respective Revolving Commitments of the Lenders shall be as set forth on Schedule 1.1A (and, as of the Effective Date, each Lender’s portion of (x) any outstanding Domestic Revolving Loans shall be equal to its Applicable Domestic Revolving Percentage of the outstanding amount of such Domestic Revolving Loans, and (y) any outstanding Global Revolving Loans shall be equal to its Applicable Global Revolving Percentage of the outstanding amount of such Global Revolving Loans), (ii) each Existing FCI issued by an FCI Issuing Lender under the Existing Credit Agreement (whether a participation foreign credit instrument or a bilateral foreign credit instrument thereunder) shall be deemed for all purposes of this Agreement to constitute an FCI issued by such FCI Issuing Lender pursuant hereto for the applicable Borrower (and such Borrower, whether or not it is the Borrower for which such Existing FCI was originally issued under the Existing Credit Agreement, shall be obligated and liable in respect of such Existing FCI under the terms and conditions of this Agreement as if such Existing FCI had been originally issued at its request under this Agreement) and the FCI Issuing Commitment of such FCI Issuing Lender under this Agreement shall be deemed utilized in an amount equal to the Dollar Equivalent of all Existing FCIs issued by it and determined as of the Effective Date, subject to any subsequent determinations of such Dollar Equivalent pursuant to Section 2.6(n), (iii) the applicable FCI Issuing Lender of each such Existing FCI that was treated as a participation foreign credit instrument under the Existing Credit Agreement hereby releases each of the lenders under the Existing Credit Agreement that had a participation foreign credit instrument commitment under the Existing Credit Agreement from their respective participation and indemnification obligations under the Existing Credit Agreement in respect of the Existing FCIs issued by it, and (iv) any Lender may exchange, continue or rollover all or the portion of its credit extensions under the Existing Credit Agreement in connection with the entering into of this Agreement pursuant to a cashless settlement mechanism approved by the Parent Borrower, the Administrative Agent, the Foreign Trade Facility Agent and such Lender. This Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 9.2 of the Existing Credit Agreement.
ARTICLE II

THE CREDITS
Section 2.1    Commitments; Incremental Facilities.
(a)    Subject to the terms and conditions set forth herein, each relevant Lender agrees (i) to severally make Domestic Revolving Loans in Dollars to the Parent Borrower from time to time during the Domestic Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Domestic Revolving Exposure exceeding such Lender’s Domestic Revolving Commitment and (ii) to severally make Global Revolving Loans in Dollars or Alternative Currencies (as specified in the Borrowing Requests with respect thereto) to any Borrower from time to time during the Global Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Global Revolving Exposure exceeding such Lender’s Global Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Domestic Revolving Loans, and any Borrower may borrow, prepay and reborrow Global Revolving Loans.
(b)    The Parent Borrower and any one or more Lenders may from time to time agree that such Lenders (or any other additional bank, financial institution or other entity which becomes a Lender pursuant to this Section 2.1(b)) shall add one or more term loan facilities (the loans thereunder, the “Incremental Term Loans”) and/or increase the Commitments in respect of any of the Facilities by executing and delivering to the Administrative Agent an Incremental Facility Activation Notice specifying (i) the amount of such Incremental Term Loans and/or Commitment increase, and (ii) in the case of any Incremental Term Loans, (A) the applicable Incremental Term Loan Maturity Date, (B) the amortization schedule for such Incremental Term Loans, which shall comply with Section 2.11(a), (C) the Applicable Rate (and/or other pricing terms) for such Incremental Term Loans and (D) the requested currency (which may be in Dollars or any Alternative Currency); provided that (1) the aggregate principal amount of borrowings of Incremental Term Loans outstanding at any time and Commitment increases pursuant to this Section 2.1(b) in effect at any time shall not exceed, as of any date of determination, (x) an amount equal to the greater of (I) $275,000,000, and (II) the amount of Consolidated EBITDA for the period of four fiscal quarters most recently ended on or prior to such date for which the Parent Borrower has delivered financial statements pursuant to Section 5.1(a) or (b) and a Compliance Certificate pursuant to Section 5.1(c) (such amount, the “Incremental Basket Amount”), plus (y) an amount equal to all voluntary prepayments of the Term Loans made pursuant to Section 2.12(a), all voluntary prepayments of the Domestic Revolving Loans made pursuant to Section 2.12(a) (to the extent accompanied by a permanent reduction in the aggregate Domestic Revolving Commitments), all voluntary prepayments of the Global Revolving Loans made pursuant to Section 2.12(a) (to the extent accompanied by a permanent reduction in the aggregate Global Revolving Commitments), and all voluntary prepayments of, or Cash Cover for, FCIs (so long as such voluntary prepayment, or the provision of such Cash Cover, is accompanied by a permanent reduction in the FCI Issuing Commitment of the applicable FCI Issuing Lender), in each case, (I) to the extent such voluntary prepayments are made prior to such date, and (II) excluding any such voluntary prepayments that are funded with the proceeds of Incurrences of long-term Indebtedness (such amount, together with the Incremental Basket Amount, the “Fixed Incremental Amount”; it being understood that, for the avoidance of doubt, the amount of any Incremental Term Loans and/or any increases in the Commitments incurred in reliance on the Fixed Incremental Amount shall reduce the Fixed Incremental Amount), plus (z) an unlimited amount, so long as, immediately after giving effect to the incurrence of any such Incremental Term Loans and/or the establishment of any such increase in the Commitments (tested solely on the date of funding of any such Incremental Term Loan and/or establishment of any increase in the Commitments as set forth in the Incremental Facility Activation Notice and not any time thereafter, and assuming for such purposes that such Incremental Term Loan is fully drawn and/or such Commitment increase is fully drawn) on a Pro Forma Basis, the Consolidated Senior Secured Leverage Ratio (or, following the Release Date, the Consolidated Leverage Ratio), as of the last day of the fiscal quarter of the Parent Borrower most recently ended for which the Parent Borrower has delivered financial statements pursuant to Section 5.1(a) or (b) and a Compliance Certificate pursuant to Section 5.1(c), shall not be greater than 2.75 to 1.0 (the “Ratio Incremental Amount”); (2) no Default or Event of Default shall be in existence or would be caused by the Incurrence of such Incremental Term Loans and/or establishment of such increase in the Commitments; and (3) after giving effect to the Incurrence of any Incremental Term Loans and/or establishment of any increase in the Commitments on a Pro Forma Basis (and assuming for such purposes that such Incremental Term Loans are fully drawn and/or such Commitment increase is fully drawn), the Parent Borrower would be in compliance with the financial covenants contained in Section 6.1 as of the last day of the fiscal quarter of the Parent Borrower most recently ended for which the Parent Borrower has delivered financial statements pursuant to Section 5.1(a) or (b) (it being understood and agreed that if any Borrower repays any Incremental Term Loans and/or permanently terminates any Commitments provided pursuant to this Section 2.1(b), the Parent Borrower shall have new availability under this Section 2.1(b) for additional Incremental Term Loans and Commitment increases pursuant to this Section 2.1(b) in the amount of such prepayment and/or termination up to the aggregate amount permitted above); provided, further, that, if at any time the Parent Borrower incurs any Incremental Term Loans and/or increases the Commitments in respect of any of the Facilities, in each case, in reliance on the Fixed Incremental Amount, then, in any such case, the Parent Borrower shall be permitted to reclassify, upon notice to the Administrative Agent, such Incremental Term Loans or such increased Commitments as having been incurred in reliance on the Ratio Incremental Amount at any time thereafter so long as, at such date of determination, the Parent Borrower would be in compliance on a Pro Forma Basis with the required maximum Consolidated Senior Secured Leverage Ratio (or, following the Release Date, the Consolidated Leverage Ratio) as of such date (and, upon such reclassification, the amount of such Incremental Term Loans and/or such increased Commitments shall not be counted as usage of the Fixed Incremental Amount for any future incurrence of

Incremental Term Loans and/or increases in Commitments in respect of any of the Facilities). It is understood and agreed that the Parent Borrower may first incur any Incremental Term Loan and/or establish any increase to the Commitments in reliance on the Ratio Incremental Amount prior to incurring Incremental Term Loans and/or establishing increases to the Commitments in reliance on the Fixed Incremental Amount. To the extent that any Mortgaged Property exists at such time or shall be required to be established in connection with such incurrence of any Incremental Term Loans and/or increases in the Commitments in respect of any of the Facilities, the receipt by the Administrative Agent of completed “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto) shall be a condition precedent to the effectiveness of any such Incremental Term Loans and/or any such increase of the Commitments in respect of any of the Facilities. In the case of any increase in the Commitments under any Facility (other than any Incremental Term Loan Facility), the terms applicable to such increased Commitments and the Loans thereunder shall be the same as the terms applicable to the Facility being so increased. In the case of any increase of the Domestic Revolving Facility or the Global Revolving Facility, any new Lender added in connection with such increase must be reasonably acceptable to the Administrative Agent and the applicable Issuing Lenders (but not the Domestic Revolving Lenders or Global Revolving Lenders, as applicable). In the case of any increase of the Foreign Trade Facility, any new Lender added in connection with such increase must be reasonably acceptable to the Administrative Agent and the Foreign Trade Facility Agent. No Lender shall have any obligation to participate in any Incremental Term Loan or other increase described in this paragraph unless it agrees to do so in its sole discretion. Any additional bank, financial institution or other entity which, with the consent of the Parent Borrower and the Administrative Agent, and, if applicable, the Foreign Trade Facility Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with the making of any Incremental Term Loan or the making of any additional Commitment shall execute a New Lender Supplement, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.
Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended to incorporate additional terms (including customary “MFN” protections, soft call protection, and excess cash flow mandatory prepayments, in each case, that may be applicable with respect to any proposed Incremental Term Loans (provided that to the extent an excess cash flow mandatory prepayment is required in connection with the establishment of any Incremental Term Loans, such excess cash flow mandatory prepayment shall be applied ratably to all Term Loans and to the principal repayment installments thereof on a pro rata basis)) or conditions (including any additional conditions to the release of Collateral set forth in Section 9.13(a)) to the extent such terms or conditions are required by the Lenders providing any Incremental Term Loans, with any such amendment requiring only the approval of the Parent Borrower, any Foreign Subsidiary Borrowers, the other Loan Parties, the Lenders providing such Incremental Term Loans, and the Administrative Agent.
Notwithstanding anything to the contrary in this Agreement, if the proceeds of any Incremental Term Loans are being used to finance a Limited Condition Acquisition, and the Parent Borrower has obtained binding commitments of Incremental Term Lenders to fund such Incremental Term Loans (“Acquisition Financing Commitments”), then the conditions to the funding and incurrence of such Incremental Term Loans shall be limited as follows, if and to the extent such Incremental Term Lenders so agree with respect to their Acquisition Financing Commitments: (a) the condition set forth in Section 4.2(a) shall apply only with respect to customary “specified representations” approved by the Incremental Term Lenders providing the Acquisition Financing Commitments or if the circumstances giving rise to the failure of such conditions also entitle the Parent Borrower or the applicable Restricted Subsidiaries to terminate its or their obligations under the definitive agreement for such Limited Condition Acquisition (each, an “Acquisition Agreement”), and (b) the reference in Section 4.2(b) to no Default or Event of Default shall mean the absence of a Default or Event of Default at the date such Acquisition Agreement is executed and delivered and the absence of an Event of Default under paragraphs (a), (b), (h), (i) or (j) of Article VII at the date the applicable Limited Condition Acquisition is consummated (it being understood that this sentence shall not limit the conditions set forth in Section 4.2 with respect to any proposed Borrowing or the issuance of any Letter of Credit or FCI in connection with such Permitted Acquisition or otherwise). Additionally, for purposes of determining compliance with (x) clause (3) in the first proviso of the first paragraph of this Section 2.1(b), or (y) compliance with the Ratio Incremental Amount, in each case in connection with the incurrence of any Incremental Term Loans used to finance all or any part of a Limited Condition Acquisition, at the Parent Borrower’s option, the date for purposes of determining such compliance shall be the date on which the Acquisition Agreement for such Limited Condition Acquisition is executed and delivered; provided that if the Parent Borrower shall elect to determine such compliance on the date on which such Acquisition Agreement is executed and delivered, during the period commencing with the execution and delivery of such Acquisition Agreement and ending on the earlier to occur of (i) the date of consummation of such Limited Condition Acquisition and (ii) the date of abandonment by the Parent Borrower or the applicable Restricted Subsidiary of such Limited Condition Acquisition, each subsequent calculation of any ratio or basket required pursuant to the terms of this Agreement (other than any such calculation required pursuant to Section 6.8 or Section 6.9) shall be calculated on a Pro Forma Basis assuming that such Limited Condition Acquisition (and all transactions in connection therewith, including the incurrence of any Incremental Term Loans or any Commitment increase) has been consummated (and each calculation of any ratio or basket required pursuant to Section 6.8 or Section 6.9 shall be deemed to require two calculations of each of the relevant covenants set forth in Section 6.1, the first assuming that such Limited Condition Acquisition (and all transactions in connection therewith, including the incurrence of any Incremental Term Loans or any Commitment increase) has been consummated and the second assuming that such transaction has been abandoned, and, for the avoidance of doubt, with respect to any particular transaction for which compliance on a Pro Forma Basis is required, each such calculation must demonstrate compliance on a Pro Forma Basis in order for such transaction to be permitted). Nothing in the foregoing constitutes a waiver of any Default or Event of Default under this Agreement or of any rights or remedies of Lenders and the Administrative Agent under any provision of the Loan Documents.
(c)    Extension Option for Domestic Revolving Commitments.
(i)    The Parent Borrower may from time to time during the term of this Agreement, by written notice to the Administrative Agent (such notice being a “Domestic Revolving Extension Notice”) delivered no later than 60 days prior to the Domestic Revolving Maturity Date (the date of such notice, the “Domestic Revolving Notice Date”), request the Domestic Revolving Lenders to extend the then applicable Domestic Revolving Maturity Date for an additional year (the “Extended Domestic Revolving Maturity Date”). The Administrative Agent shall promptly transmit any Domestic Revolving Extension Notice to each Domestic Revolving Lender. Each Domestic Revolving Lender shall notify the Administrative Agent whether it wishes to extend the then applicable Domestic Revolving Maturity Date at least 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Domestic Revolving Maturity Date, and any such notice given by a Domestic Revolving Lender to the Administrative Agent, once given, shall be irrevocable as to such Domestic Revolving Lender. The Administrative Agent shall promptly notify the Parent Borrower of the notice of each Domestic Revolving Lender that it wishes to extend (each, a “Domestic Revolving Extension Acceptance Notice”). Any Domestic Revolving Lender which does not expressly notify the Administrative Agent on or before the date that is 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Domestic Revolving Maturity Date that it wishes to so extend the then applicable Domestic Revolving Maturity Date shall be deemed to have rejected the Parent Borrower’s request for extension of such Domestic Revolving Maturity Date. If all the Domestic Revolving Lenders have elected (in their sole and absolute discretion) to so extend the then applicable Domestic Revolving Maturity Date, the Administrative Agent shall notify the Parent Borrower of such election by the Domestic Revolving Lenders no later than five Business Days after the date when Domestic Revolving Extension Acceptance Notices are due, and effective on the date of such notice by the Administrative Agent to the Parent Borrower (the “Domestic Revolving Extension Date”), the Domestic Revolving Maturity Date shall be automatically and immediately so extended to the Extended Domestic Revolving Maturity Date. No extension of the Domestic Revolving Maturity Date will be permitted hereunder without the consent of all the Domestic Revolving Lenders (after giving effect to the replacement of any non-extending Domestic Revolving Lender pursuant to paragraph (iii) below, as applicable) unless, at the election of the Parent Borrower, in writing to the Administrative Agent, the Parent Borrower removes from the Domestic Revolving Facility each Domestic Revolving Lender that has not so consented to the Extended Domestic Revolving Maturity Date, in which case the Domestic Revolving Commitments of each such removed Domestic Revolving Lender will be automatically terminated as of the then applicable Domestic Revolving Maturity Date (not giving effect to the proposed extension), and the aggregate Domestic Revolving Commitments shall be reduced by the amounts of the Domestic Revolving Commitments of such removed Domestic Revolving Lenders; provided that (x) after giving effect to any such removal by the Parent Borrower and resulting termination of the Domestic Revolving Commitment any such removed Domestic Revolving Lender, (A) the total Domestic Revolving Exposure of the Domestic Revolving Lenders does not exceed the total Domestic Revolving Commitments of all the extending Domestic Revolving Lenders, and (B) the Borrowers and the Administrative Agent shall have entered into such agreements, if any, as any of them shall have reasonably requested to reflect such extension of the Domestic Revolving Facility with reduced Domestic Revolving Commitments reflecting the removal of such Domestic Revolving Lenders (and any participations purchased under this Agreement shall be automatically appropriately adjusted in amount to reflect such changed Commitments) and (y) any such removed Domestic Revolving Lender shall have received payment of all amounts owing to such removed Domestic Revolving Lender with respect to its Domestic Revolving Commitment, including the repayment of an amount equal to the outstanding funded participations of all Financial LC Disbursements made by such removed Domestic Revolving Lender, any accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents in connection with such Commitment. Upon the delivery of a Domestic Revolving Extension Notice and upon the extension of the Domestic Revolving Maturity Date pursuant to this Section 2.1(c)(i), the Parent Borrower shall be deemed to have represented and warranted on and as of the Domestic Revolving Notice Date and the Domestic Revolving Extension Date, as the case may be, that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Issuing Lender shall have any obligation to issue Letters of Credit beyond the Domestic Revolving Maturity Date unless such Issuing Lender agrees in writing to issue Letters of Credit until the Extended Domestic Revolving Maturity Date.
(ii)    If the Domestic Revolving Maturity Date shall have been extended in accordance with Section 2.1(c)(i), all references herein to the “Domestic Revolving Maturity Date” shall refer to the Extended Domestic Revolving Maturity Date.
(iii)    The Parent Borrower shall have the right on or before the applicable Domestic Revolving Maturity Date to replace each non-extending Domestic Revolving Lender with one or more Persons (A) reasonably satisfactory to the Parent Borrower and the Administrative Agent and (B) satisfactory to the Issuing Lenders in their sole discretion (the “Additional Domestic Revolving Commitment Lender”), as provided in Section 2.21(b), each of which such Additional Domestic Revolving Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Domestic Revolving Commitment Lender shall, effective as of the applicable Domestic Revolving Maturity Date, undertake a Domestic Revolving Commitment (and if any such Additional Domestic Revolving Commitment Lender is already a Lender, its new Domestic Revolving Commitment shall be in addition to any other Commitment of such Lender on such date).
(d)    Extension Option for Global Revolving Commitments.
(i)    The Parent Borrower may from time to time during the term of this Agreement, by written notice to the Administrative Agent (such notice being a “Global Revolving Extension Notice”) delivered no later than 60 days prior to the Global Revolving Maturity Date (the date of such notice, the “Global Revolving Notice Date”), request the Global Revolving Lenders to extend the then applicable Global Revolving Maturity Date for an additional year (the “Extended Global Revolving Maturity Date”). The Administrative Agent shall promptly transmit any Global Revolving Extension Notice to each Global

Revolving Lender. Each Global Revolving Lender shall notify the Administrative Agent whether it wishes to extend the then applicable Global Revolving Maturity Date at least 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Global Revolving Maturity Date, and any such notice given by a Global Revolving Lender to the Administrative Agent, once given, shall be irrevocable as to such Global Revolving Lender. The Administrative Agent shall promptly notify the Parent Borrower of the notice of each Global Revolving Lender that it wishes to extend (each, an “Global Revolving Extension Acceptance Notice”). Any Global Revolving Lender which does not expressly notify the Administrative Agent on or before the date that is 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Global Revolving Maturity Date that it wishes to so extend the then applicable Global Revolving Maturity Date shall be deemed to have rejected the Parent Borrower’s request for extension of such Global Revolving Maturity Date. If all the Global Revolving Lenders have elected (in their sole and absolute discretion) to so extend the then applicable Global Revolving Maturity Date, the Administrative Agent shall notify the Parent Borrower of such election by the Global Revolving Lenders no later than five Business Days after the date when Global Revolving Extension Acceptance Notices are due, and effective on the date of such notice by the Administrative Agent to the Parent Borrower (the “Global Revolving Extension Date”), the Global Revolving Maturity Date shall be automatically and immediately so extended to the Extended Global Revolving Maturity Date. No extension of the Global Revolving Maturity Date will be permitted hereunder without the consent of all the Global Revolving Lenders (after giving effect to the replacement of any non-extending Global Revolving Lender pursuant to paragraph (iii) below, as applicable) unless, at the election of the Parent Borrower, in writing to the Administrative Agent, the Parent Borrower removes from the Global Revolving Facility each Global Revolving Lender that has not so consented to the Extended Global Revolving Maturity Date, in which case the Global Revolving Commitments of each such removed Global Revolving Lender will be automatically terminated as of the then applicable Global Revolving Maturity Date (not giving effect to the proposed extension), and the aggregate Global Revolving Commitments shall be reduced by the amounts of the Global Revolving Commitments of such removed Global Revolving Lenders; provided that (x) after giving effect to any such removal by the Parent Borrower and resulting termination of the Global Revolving Commitment any such removed Global Revolving Lender, the Borrowers and the Administrative Agent shall have entered into such agreements, if any, as any of them shall have reasonably requested to reflect such extension of the Global Revolving Facility with reduced Global Revolving Commitments reflecting the removal of such Global Revolving Lenders (and any participations purchased under this Agreement shall be automatically appropriately adjusted in amount to reflect such changed Commitments) and (y) any such removed Global Revolving Lender shall have received payment of all amounts owing to such removed Global Revolving Lender with respect to its Global Revolving Commitment, including the repayment of an amount equal to the outstanding funded participations of all Non-Financial LC Disbursements made by such removed Global Revolving Lender, any accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents in connection with such Commitment. Upon the delivery of a Global Revolving Extension Notice and upon the extension of the Global Revolving Maturity Date pursuant to this Section 2.1(d)(i), the Parent Borrower shall be deemed to have represented and warranted on and as of the Global Revolving Notice Date and the Global Revolving Extension Date, as the case may be, that no Default or Event of Default has occurred and is continuing.
(ii)    If the Global Revolving Maturity Date shall have been extended in accordance with Section 2.1(d)(i), all references herein to the “Global Revolving Maturity Date” shall refer to the Extended Global Revolving Maturity Date.
(iii)    The Parent Borrower shall have the right on or before the applicable Global Revolving Maturity Date to replace each non-extending Global Revolving Lender with one or more Persons reasonably satisfactory to the Parent Borrower and the Administrative Agent (the “Additional Global Revolving Commitment Lender”), as provided in Section 2.21(b), each of which such Additional Global Revolving Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such

Additional Global Revolving Commitment Lender shall, effective as of the applicable Global Revolving Maturity Date, undertake a Global Revolving Commitment (and if any such Additional Global Revolving Commitment Lender is already a Global Revolving Lender, its new Global Revolving Commitment shall be in addition to any other Commitment of such Lender on such date).
(e)    Term Loan A. Subject to the terms and conditions set forth herein, each Lender severally has made its portion of a term loan (the “Term Loan A”) to the Parent Borrower in Dollars on the Effective Date in an amount equal to such Lender’s Term Loan A Commitment. Each Lender shall make its portion of the Term Loan A to the Parent Borrower by (i) continuing its portion of the term loan outstanding under the Existing Credit Agreement immediately prior to the Effective Date, and/or (ii) advancing additional amounts constituting all or any portion of its portion of the Term Loan A on the Effective Date. Amounts repaid on the Term Loan A may not be reborrowed. The Term Loan A may consist of ABR Loans or Eurocurrency Loans or a combination thereof, as further provided herein.
Section 2.2    Loans and Borrowings.
(a)    Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.
(b)    Subject to Section 2.16, (i) each Borrowing of Domestic Revolving Loans, the Term Loan A and each Incremental Term Loan denominated in Dollars shall consist entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith, (ii) each Borrowing of Global Revolving Loans shall consist entirely of Eurocurrency Loans and (iii) each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that (i) a Borrowing of ABR Domestic Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the total Domestic Revolving Commitments or that is required to finance the reimbursement of a Financial LC Disbursement as contemplated by Section 2.5(e)(i) and (ii) a Borrowing of ABR Global Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the total Global Revolving Commitments or that is required to finance the reimbursement of a Non-Financial LC Disbursement as contemplated by Section 2.5(e)(ii). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000. No more than 10 Eurocurrency Borrowings may be outstanding at any one time under each Facility.
(d)    Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Domestic Revolving Maturity Date, the Global Revolving Maturity Date, the Term Loan A Maturity Date or the applicable Incremental Term Loan Maturity Date, as applicable.
(e)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Parent Borrower, the Administrative Agent and such Lender.
Section 2.3    Requests for Borrowings.

To request a Borrowing (other than a continuation or conversion, which is governed by Section 2.8) of Domestic Revolving Loans, Global Revolving Loans, or Incremental Term Loans, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m. three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in an Alternative Currency, not later than 11:00 a.m. four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m. on the Business Day of the proposed Borrowing; provided that if the applicable Borrower wishes to request Eurocurrency Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (x) the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days (or five Business Days, in the case of a Eurocurrency Borrowing denominated in an Alternative Currency) prior to the requested date of such Borrowing, (y) the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them, and (z) not later than 11:00 a.m. three Business Days before the requested date of such Borrowing, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and (x) signed by the Parent Borrower or (y) in the case of Borrowings by a Foreign Subsidiary Borrower, signed by the Parent Borrower or such Foreign Subsidiary Borrower, as specified by the Parent Borrower by prior written notice to the Administrative Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2: (A) the applicable Borrower requesting such Borrowing (and be signed on behalf of such Borrower); (B) the Class and Type of the requested Borrowing; (C) the aggregate amount of such Borrowing; (D) the date of such Borrowing, which shall be a Business Day; (E) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto; (F) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.7; and (G) the currency of such Borrowing (which shall be in Dollars in the case of any Domestic Revolving Loans and Swingline Loans, and otherwise shall be in Dollars or an Alternative Currency). If no election as to the currency of a Borrowing of Global Revolving Loans or Incremental Term Loans is specified in any such notice, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars or a Eurocurrency Borrowing if denominated in an Alternative Currency. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.4    Swingline Loans.
(a)    Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Parent Borrower in Dollars from time to time during the Domestic Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 or (ii) the sum of the total Domestic Revolving Exposures exceeding the total Domestic Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, notwithstanding anything herein to the contrary, the Parent Borrower shall notify the Administrative Agent of such request by telephone (confirmed in writing in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower), not later than 12:00 noon on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent Borrower. The Swingline Lender shall make each Swingline Loan available to the Parent Borrower by wiring the amount to the account designated by the Parent Borrower in the request for such Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of a Financial LC Disbursement as provided in Section 2.5(e)(i), by remittance to the applicable Issuing Lender) by 3:00 p.m. on the requested date of such Swingline Loan.
(c)    The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon on any Business Day require the Domestic Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Domestic Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Domestic Revolving Lender, specifying in such notice such Lender’s Applicable Domestic Revolving Percentage of such Swingline Loans. Each Domestic Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Domestic Revolving Percentage of such Swingline Loans. Each Domestic Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Domestic Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Domestic Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Domestic Revolving Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Parent Borrower (or other party on behalf of the Parent Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Domestic Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent Borrower of its obligation to repay such Swingline Loan.
Section 2.5    Letters of Credit.
(a)    General.
(i)    Subject to the terms and conditions set forth herein, the Parent Borrower may request the issuance of Financial Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Lender, at any time and from time to time during the Domestic Revolving Availability Period. Notwithstanding the foregoing, the account party for each Financial Letter of Credit shall be the Parent Borrower or the relevant Foreign Subsidiary Borrower or Restricted Subsidiary or Joint Venture, as specified by the Administrative Agent and the applicable Issuing Lender in consultation with the Parent Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent Borrower to, or entered into by the Parent Borrower with, the applicable Issuing Lender relating to any Financial Letter of Credit, the terms and conditions of this Agreement shall control. As specified on Schedule 1.1E, certain Existing Letters of Credit shall be deemed to be “Financial Letters of Credit” for all purposes of this Agreement and the other Loan Documents, and the Parent Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any drawings under such Financial Letters of Credit. Furthermore, if (v) any letter of credit has been previously issued by an Issuing Lender, (w) the reimbursement obligations of the account party (the “Original Financial Letter of Credit Account Party”) relating to such letter of credit have been or are assumed in writing by the Parent Borrower or any Restricted Subsidiary (such assuming Person, the “Financial Letter of Credit Assuming Person”) pursuant to a Permitted Acquisition or other transaction permitted under this Agreement, (x) there is sufficient availability hereunder for the inclusion of such letter of credit as a Financial Letter of Credit hereunder, (y) such letter of credit satisfies all of the requirements of a Financial Letter of Credit hereunder, and (z) the conditions of Sections 4.2(a) and 4.2(b) are satisfied, then upon the written request (which written request shall include a statement that the foregoing requirements set forth in clauses (v) through (z), inclusive, have been satisfied) of the Parent Borrower to such Issuing Lender (consented to in writing by such Issuing Lender) and the submission by the Parent Borrower to the Administrative Agent of a copy of such request bearing such consent, such letter of credit shall be (from the date of such consent of such Issuing Lender) deemed a Financial Letter of Credit for all purposes of this Agreement and the other Loan Documents and considered issued hereunder pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit had been issued (such agreement(s), the “Original Financial Letter of Credit Agreements”), and such Issuing Lender shall be deemed to have released the Original Financial Letter of Credit Account Party and the Financial Letter of Credit Assuming Person from the Original Financial Letter of Credit Agreements to the extent of such conflict). Notwithstanding that any such assumed letter of credit is in support of any obligations of, or is for the account of, a Restricted Subsidiary or Joint Venture, the Parent Borrower agrees that it shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such letter of credit.
(ii)    Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Non-Financial Letters of Credit for its own account, in a form reasonably acceptable to the Foreign Trade Facility Agent and the applicable Issuing Lender, at any time and from time to time during the Global Revolving Availability Period; provided that the outstanding amount of all obligations under Non-Financial Letters of Credit shall not exceed $100,000,000. Notwithstanding the foregoing, the account party for each Non-Financial Letter of Credit shall be the Parent Borrower or the relevant Foreign Subsidiary Borrower or Restricted Subsidiary or Joint Venture, as specified by the Foreign Trade Facility Agent and the applicable Issuing Lender in consultation with the Parent Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Issuing Lender relating to any Non-Financial Letter of Credit, the terms and conditions of this Agreement shall control. As specified on Schedule 1.1E, certain Existing Letters of Credit shall be deemed to be “Non-Financial Letters of Credit” for all purposes of this Agreement and the other Loan Documents, and the Parent Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any drawings under such Non-Financial Letters of Credit. Furthermore, if (v) any letter of credit has been previously issued by an Issuing Lender, (w) the reimbursement obligations of the account party (the “Original Non-Financial Letter of Credit Account Party”) relating to such letter of credit have been or are assumed in writing by the Parent Borrower or any Restricted Subsidiary (such assuming Person, the “Non-Financial Letter of Credit Assuming Person”) pursuant to a Permitted Acquisition or other transaction permitted under this Agreement, (x) there is sufficient availability hereunder for the inclusion of such letter of credit as a Non-Financial Letter of Credit hereunder, (y) such letter of credit satisfies all of the requirements of a Non-Financial Letter of Credit hereunder, and (z) the conditions of Sections 4.2(a) and 4.2(b) are satisfied, then upon the written request (which written request shall include a statement that the foregoing requirements set forth in clauses (v) through (z), inclusive, have been satisfied) of the Parent Borrower to such Issuing Lender (consented to in writing by such Issuing Lender) and the submission by the Parent Borrower to the Foreign Trade Facility Agent of a copy of such request bearing such consent, such letter of credit shall be (from the date of such consent of such Issuing Lender) deemed a Non-Financial Letter of Credit for all purposes of this Agreement and the other Loan Documents and considered issued hereunder pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit had been issued (such agreement(s), the “Original Non-Financial Letter of Credit Agreements”), and such Issuing Lender shall be deemed to have released the Original Non-Financial Letter of Credit Account Party and the Non-Financial Letter of Credit Assuming Person from the Original Non-Financial Letter of Credit Agreements to the extent of such conflict). Notwithstanding that any such assumed letter of credit is in support of any obligations of, or is for the account of, a Restricted Subsidiary or Joint Venture, the Parent Borrower agrees that it shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such letter of credit.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.
(i)    To request the issuance of a Financial Letter of Credit (or the amendment, renewal or extension of an outstanding Financial Letter of Credit), the Parent Borrower shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Financial Letter of Credit, or identifying the Financial Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Financial Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Financial Letter of Credit, the currency in which such Financial Letter of Credit is to be denominated (which shall be Dollars or, subject to Section 2.22, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Financial Letter of Credit. If requested by the applicable Issuing Lender, the Parent Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Financial Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Financial Letter of Credit, the Administrative Agent shall calculate the Dollar Equivalent of such Financial Letter of Credit and shall notify the Parent Borrower and the applicable Issuing Lender of the amount of the Total Domestic Exposure after giving effect to (i) the issuance of such Financial Letter of Credit, (ii) the issuance or expiration of any other Financial Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Financial Letter of Credit and (iii) the borrowing or repayment of any Domestic Revolving Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Parent Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Financial Letter of Credit. A Financial Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Financial Letter of Credit the Parent Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the aggregate outstanding principal amount of all Domestic Revolving Loans plus the amount of all Financial LC Exposure shall not exceed $200,000,000 and (B) the Total Domestic Exposure shall not exceed the total Domestic Revolving Commitments. No Issuing Lender shall be under any obligation to issue any Financial Letter of Credit if any Domestic Revolving Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of cash collateral or other credit support to the Administrative Agent, satisfactory to such Issuing Lender (in its reasonable discretion) with the Parent Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Lender arising from either the Financial Letter of Credit then proposed to be issued or that Financial Letter of Credit and all other Financial LC Exposure as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.
If the Parent Borrower so requests, the applicable Issuing Lender may, in its sole discretion, agree to issue a Financial Letter of Credit that has automatic extension provisions (each, an “Auto-Extension

Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Lender to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Lender, the Parent Borrower shall not be required to make a specific request to the applicable Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Domestic Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Domestic Revolving Maturity Date; provided that the applicable Issuing Lender shall not permit any such extension if (A) the applicable Issuing Lender has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Lenders holding a majority of the Domestic Revolving Loans have elected not to permit such extension or (2) from the Administrative Agent, any Domestic Revolving Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing the applicable Issuing Lender not to permit such extension.
(ii)    Any request for the issuance, amendment, renewal or extension of a Non-Financial Letter of Credit and the processing of Utilization Requests with respect thereto and the expiration, cancellation, reduction or reversal thereof shall be subject to the same terms, conditions and provisions of Section 2.6, including as to the use of Permitted Currencies rather than Alternative Currencies, except instead of relating to the processing of Utilization Requests or the issuance, amendment, renewal, extension, expiration, cancellation, reduction or reversal of a FCI, they shall relate to the issuance, amendment, renewal or extension of a Non-Financial Letter of Credit, and the terms, conditions and provisions of Section 2.6 shall apply mutatis mutandis to the request for the issuance, amendment, renewal or extension of a Non-Financial Letter of Credit and the processing of Utilization Requests with respect thereto and the expiration, cancellation, reduction or reversal thereof; provided that notwithstanding anything to the contrary in this Agreement, the applicable Issuing Lender shall have discretion whether or not to require that any Non-Financial Letter of Credit comply with the FCI Requirements.
(c)    Expiration Date.
(i)    Each Financial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Financial Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Domestic Revolving Maturity Date. Notwithstanding the foregoing sentence, as specified on Schedule 1.1E, certain Long Term Letters of Credit shall be deemed to be “Financial Letters of Credit” for all purposes of this Agreement and the other Loan Documents. The Parent Borrower agrees that on the earlier of the Domestic Revolving Maturity Date or other termination of this Agreement the Parent Borrower shall either (A) cause each such Long Term Letter of Credit that is deemed to be a Financial Letter of Credit to be surrendered for cancellation to the Parent Borrower, (B) provide Letter of Credit Cash Cover or (C) provide a back to back letter of credit on reasonably acceptable terms and conditions from a financial institution approved by the applicable Issuing Lender (such approval not to be unreasonably withheld in accordance with such Issuing Lender’s existing banking practice consistently applied) or other credit support reasonably satisfactory to the Administrative Agent in an amount equal to at least 103% of the Face Amount of each such Long Term Letter of Credit that is deemed to be a Financial Letter of Credit. Upon notice to the Administrative Agent of the termination, reduction or expiration (without any pending drawing) of any such Long Term Letter of Credit that is deemed to be a Financial Letter of Credit, the Administrative Agent shall release the whole or relevant part of the Letter of Credit Cash Cover (or other relevant credit support) within three Business Days of the relevant date of termination, reduction or expiration, and the Administrative Agent shall use the Letter of Credit Cash Cover (or other relevant credit support) to promptly reimburse the applicable Issuing Lender honoring any Long Term Letter of Credit that is deemed to be a Financial Letter of Credit. If the Parent Borrower is obliged to provide for Letter of Credit Cash Cover pursuant to the preceding provisions, the Parent Borrower shall pay the relevant amount for which it shall provide Letter of Credit Cash Cover in Dollars to an account of the Administrative Agent, in the name of the Parent Borrower, to be maintained for the benefit of the applicable Issuing Lender (such deposited amount, the “Letter of Credit Cash Cover”). Such account shall be an interest bearing account (subject to the preceding provisions with the amount of interest to be determined by the Administrative Agent in accordance with its standard business practice) in the name of the Parent Borrower and such account shall be pledged to the Administrative Agent on the basis of a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower. For the avoidance of doubt, the parties hereto agree that the obligation of the Domestic Revolving Lenders hereunder to reimburse the applicable Issuing Lender for any unreimbursed Financial LC Disbursements with respect to any Long Term Letter of Credit that is deemed to be a Financial Letter of Credit shall terminate on the Domestic Revolving Maturity Date with respect to any drawings occurring after that date.
(ii)    Each Non-Financial Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Global Revolving Maturity Date. Notwithstanding the foregoing sentence, as specified on Schedule 1.1E, certain Long Term Letters of Credit shall be deemed to be “Non-Financial Letters of Credit” for all purposes of this Agreement and the other Loan Documents. The Parent Borrower agrees that on the earlier of the Global Revolving Maturity Date or other termination of this Agreement the Parent Borrower shall either (A) cause each such Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit to be surrendered for cancellation to the Parent Borrower, (B) provide Letter of Credit Cash Cover to the applicable Issuing Lender or (C) provide a back to back letter of credit on reasonably acceptable terms and conditions from a financial institution approved by the applicable Issuing Lender (such approval not to be unreasonably withheld in accordance with such Issuing Lender’s existing banking practice consistently applied) or other credit support reasonably satisfactory to applicable Issuing Lender in an amount equal to at least 103% of the Face Amount of each such Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit. Upon notice to the applicable Issuing Lender of any termination, reduction or expiration (without any pending drawing) of any such Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit, the applicable Issuing Lender shall release the whole or relevant part of the Letter of Credit Cash Cover (or other relevant credit support) within three Business Days of the relevant date of termination, reduction or expiration, and the applicable Issuing Lender shall use the Letter of Credit Cash Cover (or other relevant credit support) to promptly reimburse the honoring any Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit. If the Parent Borrower is obliged to provide for Letter of Credit Cash Cover pursuant to the preceding provisions, the Parent Borrower shall pay the relevant amount for which it shall provide Letter of Credit Cash Cover in Dollars to an account of the applicable Issuing Lender and in the name of the Parent Borrower. Such account shall be an interest bearing account (subject to the preceding provisions with the amount of interest to be determined by the applicable Issuing Lender in accordance with its standard business practice) in the name of the Parent Borrower and such account shall be pledged to the applicable Issuing Lender on the basis of a pledge agreement in form and substance reasonably satisfactory to the applicable Issuing Lender and the Parent Borrower. For the avoidance of doubt, the parties hereto agree that the obligation of the Global Revolving Lenders hereunder to reimburse the applicable Issuing Lender for any unreimbursed Non-Financial LC Disbursements with respect to any Long Term Letter of Credit that is deemed to be a Non-Financial Letter of Credit shall terminate on the Global Revolving Maturity Date with respect to any drawings occurring after that date.
(d)    Participations.

(i)    By the issuance of a Financial Letter of Credit (or an amendment to a Financial Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, the applicable Issuing Lender shall be deemed to have granted, automatically, to each Domestic Revolving Lender, and each Domestic Revolving Lender shall be deemed to have acquired, automatically, from such Issuing Lender, a participation in such Financial Letter of Credit equal to such Lender’s Applicable Domestic Revolving Percentage of the aggregate amount available to be drawn under such Financial Letter of Credit. In consideration and in furtherance of the foregoing, each Domestic Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of such Issuing Lender, such Lender’s Applicable Domestic Revolving Percentage of (A) each Financial LC Disbursement made by such Issuing Lender in Dollars and (B) the Dollar Equivalent, using the Exchange Rates on the date such payment is required, of each Financial LC Disbursement made by such Issuing Lender in an Alternative Currency and, in each case, not reimbursed by the Parent Borrower on the date due as provided in paragraph (e)(i) of this Section, or of any reimbursement payment required to be refunded to the Parent Borrower for any reason (or, if such reimbursement payment was refunded in an Alternative Currency, the Dollar Equivalent thereof using the Exchange Rates on the date of such refund). Each Domestic Revolving Lender acknowledges and agrees that its obligations pursuant to this paragraph in respect of Financial Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Financial Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Domestic Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(ii)    By the issuance of a Non-Financial Letter of Credit (or an amendment to a Non-Financial Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, the applicable Issuing Lender shall be deemed to have granted, automatically, to each Global Revolving Lender, and each Global Revolving Lender shall be deemed to have acquired, automatically, from such Issuing Lender, a participation in such Non-Financial Letter of Credit equal to such Lender’s Applicable Global Revolving Percentage of the aggregate amount available to be drawn under such Non-Financial Letter of Credit. In consideration and in furtherance of the foregoing, each Global Revolving Lender hereby absolutely and unconditionally agrees to pay to the Foreign Trade Facility Agent in Dollars, for the account of such Issuing Lender, such Lender’s Applicable Global Revolving Percentage of (A) each Non-Financial LC Disbursement made by such Issuing Lender in Dollars and (B) the Dollar Equivalent, using the Exchange Rates on the date such payment is required, of each Non-Financial LC Disbursement made by such Issuing Lender in an Alternative Currency and, in each case, not reimbursed by the relevant Borrower on the date due as provided in paragraph (e)(ii) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason (or, if such reimbursement payment was refunded in an Alternative Currency, the Dollar Equivalent thereof using the Exchange Rates on the date of such refund). Each Global Revolving Lender acknowledges and agrees that its obligations pursuant to this paragraph in respect of Non-Financial Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Non-Financial Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Global Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement.
(i)    If the applicable Issuing Lender shall make any Financial LC Disbursement in respect of a Financial Letter of Credit, the Parent Borrower shall reimburse such Financial LC Disbursement by paying to the Administrative Agent an amount equal to such Financial LC Disbursement plus any interim interest incurred pursuant to paragraph (h)(i) of this Section for (x) Financial LC Disbursements made in Dollars, in Dollars, or (y) Financial LC Disbursements made in an Alternative Currency, in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such Financial LC Disbursement is made, of such Financial LC Disbursement, in each case, not later than 12:00 noon, New York City time or the Applicable Time, as applicable, on the date that such Financial LC Disbursement is made, if the Parent Borrower shall have received notice of such Financial LC Disbursement prior to 10:00 a.m., New York City time or the Applicable Time, as applicable, on such date, or, if such notice has not been received by the Parent Borrower prior to such time on such date, then not later than 12:00 noon, New York City time or the Applicable Time, as applicable, on the Business Day immediately following the day that the Parent Borrower receives such notice; provided that, in the case of any Financial LC Disbursement made in Dollars, the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.4 that such payment be financed in Dollars with a Borrowing of ABR Domestic Revolving Loans or a Swingline Loan in an equivalent amount and, to the extent so financed, the Parent Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Domestic Revolving Loans or Swingline Loan. If the Parent Borrower fails to make such payment when due, then (A) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, the Parent Borrower’s obligation to reimburse the applicable Financial LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such Financial LC Disbursement and (B) the Administrative Agent shall promptly notify the applicable Issuing Lender and each other Domestic Revolving Lender of the applicable Financial LC Disbursement, the Dollar Equivalent thereof (if such Financial LC Disbursement relates to an Alternative Currency Letter of Credit), the payment then due from the Parent Borrower in respect thereof and such Lender’s Applicable Domestic Revolving Percentage thereof. Promptly following receipt of such notice, each Domestic Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Domestic Revolving Percentage of the payment then due from the Parent Borrower (determined as provided in clause (A) above, if such payment relates to an Alternative Currency Letter of Credit), in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Domestic Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender in Dollars the amounts so received by it from the Domestic Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Parent Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Domestic Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Domestic Revolving Lender pursuant to this paragraph to reimburse any Issuing Lender for any Financial LC Disbursement (other than the funding of ABR Domestic Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Parent Borrower of its obligation to reimburse such Financial LC Disbursement.
(ii)    If the applicable Issuing Lender shall make any Non-Financial LC Disbursement in respect of a Non-Financial Letter of Credit, the relevant Borrower shall reimburse such Non-Financial LC Disbursement by paying to the Foreign Trade Facility Agent an amount equal to such Non-Financial LC Disbursement plus any interim interest incurred pursuant to paragraph (h)(ii) of this Section for (x) Non-Financial LC Disbursements made in Dollars, in Dollars, or (y) Non-Financial LC Disbursements made in an Alternative Currency, in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such Non-Financial LC Disbursement is made, of such Non-Financial LC Disbursement, in each case, not later than 12:00 noon, New York City time or the Applicable Time, as applicable, on the date that such Non-Financial LC Disbursement is made, if such Borrower shall have received notice of such Non-Financial LC Disbursement prior to 10:00 a.m., New York City time or the Applicable Time, as applicable, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time or the Applicable Time, as applicable, on the Business Day immediately following the day that such Borrower receives such notice; provided that, in the case of any Non-Financial LC Disbursement made in Dollars, the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.4 that such payment be financed in Dollars with a Borrowing of ABR Global Revolving Loans in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Global Revolving Loans. If the relevant Borrower fails to make such payment when due, then (A) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, such Borrower’s obligation to reimburse the applicable Non-Financial LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such Non-Financial LC Disbursement and (B) the Foreign Trade Facility Agent shall promptly notify the applicable Issuing Lender and each other Global Revolving Lender of the applicable Non-Financial LC Disbursement, the Dollar Equivalent thereof (if such Non-Financial LC Disbursement relates to an Alternative Currency Letter of Credit), the payment then due from such Borrower in respect thereof and such Lender’s Applicable Global Revolving Percentage thereof. Promptly following receipt of such notice, each Global Revolving Lender shall pay to the Foreign Trade Facility Agent in Dollars its Applicable Global Revolving Percentage of the payment then due from the relevant Borrower (determined as provided in clause (A) above, if such payment relates to an Alternative Currency Letter of Credit), in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Global Revolving Lenders), and the Foreign Trade Facility Agent shall promptly pay to the applicable Issuing Lender in Dollars the amounts so received by it from the Global Revolving Lenders. Promptly following receipt by the Foreign Trade Facility Agent of any payment from any Borrower pursuant to this paragraph, the Foreign Trade Facility Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Global Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Global Revolving Lender pursuant to this paragraph to reimburse any Issuing Lender for any Non-Financial LC Disbursement (other than the funding of ABR Global Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such Non-Financial LC Disbursement.
(f)    Obligations Absolute.
(i)    The Parent Borrower’s obligation to reimburse Financial LC Disbursements as provided in paragraph (e)(i) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Financial Letter of Credit, any application for the issuance of a Financial Letter of Credit or this Agreement, or any term or provision therein, (B) any draft or other document presented under a Financial Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the applicable Issuing Lender under a Financial Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Financial Letter of Credit, (D) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent Borrower or any Foreign Subsidiary Borrower in the relevant currency markets generally or (E) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Financial Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Financial Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such Issuing Lender from liability to the Parent Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Parent Borrower that are caused by such Issuing Lender’s gross negligence, willful misconduct or failure to exercise care (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under a Financial Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (each as determined in a final and non-appealable judgment of a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Financial Letter of Credit, an Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Financial Letter of Credit.
(ii)    A Borrower’s obligation to reimburse Non-Financial LC Disbursements as provided in paragraph (e)(ii) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Non-Financial Letter of Credit, any application for the issuance of a Non-Financial Letter of Credit or this Agreement, or any term or provision therein, (B) any draft or other document presented under a Non-Financial Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the applicable Issuing Lender under a Non-Financial Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Non-Financial Letter of Credit, (D) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent Borrower or any Foreign Subsidiary Borrower in the relevant currency markets generally or (E) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. Neither the Foreign Trade Facility Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Non-Financial Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Non-Financial Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such Issuing Lender from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Lender’s gross negligence, willful misconduct or failure to exercise care (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under a Non-Financial Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (each as determined in a final and non-appealable judgment of a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Non-Financial Letter of Credit, an Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Non-Financial Letter of Credit.
(g)    Disbursement Procedures.
(i)    The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Financial Letter of Credit. Such Issuing Lender shall promptly notify the Administrative Agent and the Parent Borrower by telephone (confirmed by telecopy promptly thereafter) of such demand for payment and whether such Issuing Lender has made or will make a Financial LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Parent Borrower of its obligation to reimburse such Issuing Lender and the Domestic Revolving Lenders with respect to any such Financial LC Disbursement.
(ii)    The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Non-Financial Letter of Credit. Such Issuing Lender shall promptly (and before any payment is made in respect thereof) notify the relevant Borrower and the Agents accordingly, including whether such Issuing Lender has made or will make a Non-Financial LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligation to reimburse such Issuing Lender and the Global Revolving Lenders with respect to any such Non-Financial LC Disbursement.
(h)    Interim Interest.
(i)    If an Issuing Lender shall make any Financial LC Disbursement, then, unless the Parent Borrower shall reimburse such Financial LC Disbursement in full on the date such Financial LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Financial LC Disbursement is made to but excluding the date that the Parent Borrower reimburses such Financial LC Disbursement, at the rate per annum then applicable to ABR Domestic Revolving Loans; provided that, if the Parent Borrower fails to reimburse such Financial LC Disbursement (including any interim interest incurred in connection with such Financial LC Disbursement pursuant to this paragraph) when due pursuant to paragraph (e)(i) of this Section, then Section 2.15(c) shall apply; provided, further, that, in the case of a Financial LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall (A) in the case of any Financial LC Disbursement that is reimbursed on or before the Business Day immediately succeeding such Financial LC Disbursement, (1) be payable in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such Financial LC Disbursement is made, of such Financial LC Disbursement and (2) if not reimbursed on the date of such Financial LC Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such Financial LC Disbursement plus the Applicable Rate applicable to Eurocurrency Domestic Revolving Loans at such time and (B) in the case of any Financial LC Disbursement that is reimbursed after the Business Day immediately succeeding such Financial LC Disbursement (1) be payable in Dollars, (2) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such Financial LC Disbursement was made, of such Financial LC Disbursement and (3) bear interest at the rate per annum then applicable to ABR Domestic Revolving Loans, subject to Section 2.15(c). Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Domestic Revolving Lender pursuant to paragraph (e)(i) of this Section to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.
(ii)    If an Issuing Lender shall make any Non-Financial LC Disbursement, then, unless the relevant Borrower shall reimburse such Non-Financial LC Disbursement in full on the date such Non-Financial LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Non-Financial LC Disbursement is made to but excluding the date that such

Borrower reimburses such Non-Financial LC Disbursement, at the rate per annum then applicable to ABR Global Revolving Loans; provided that, if such Borrower fails to reimburse such Non-Financial LC Disbursement (including any interim interest incurred in connection with such Non-Financial LC Disbursement pursuant to this paragraph) when due pursuant to paragraph (e)(ii) of this Section, then Section 2.15(c) shall apply; provided, further, that, in the case of a Non-Financial LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall (A) in the case of any Non-Financial LC Disbursement that is reimbursed on or before the Business Day immediately succeeding such Non-Financial LC Disbursement, (1) be payable in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such Non-Financial LC Disbursement is made, of such Non-Financial LC Disbursement and (2) if not reimbursed on the date of such Non-Financial LC Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such Non-Financial LC Disbursement plus the Applicable Rate applicable to Eurocurrency Global Revolving Loans at such time and (B) in the case of any Non-Financial LC Disbursement that is reimbursed after the Business Day immediately succeeding such Non-Financial LC Disbursement (1) be payable in Dollars, (2) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such Non-Financial LC Disbursement was made, of such Non-Financial LC Disbursement and (3) bear interest at the rate per annum then applicable to ABR Global Revolving Loans, subject to Section 2.15(c). Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Global Revolving Lender pursuant to paragraph (e)(ii) of this Section to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of any Issuing Lender.
(i)    Any Issuing Lender of Financial Letters of Credit may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Domestic Revolving Lenders of any such replacement of such Issuing Lender. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.14(b)(i). From and after the effective date of any such replacement, (A) the successor Issuing Lender shall have all the rights and obligations of such Issuing Lender under this Agreement with respect to Financial Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Financial Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Financial Letters of Credit.
(ii)    Any Issuing Lender of Non-Financial Letters of Credit may be replaced at any time by written agreement among the Parent Borrower, the Foreign Trade Facility Agent, the replaced Issuing Lender and the successor Issuing Lender. The Foreign Trade Facility Agent shall notify the Global Revolving Lenders of any such replacement of such Issuing Lender. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.14(b)(ii). From and after the effective date of any such replacement, (A) the successor Issuing Lender shall have all the rights and obligations of such Issuing Lender under this Agreement with respect to Non-Financial Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Non-

Financial Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Non-Financial Letters of Credit.
(j)    Cash Collateralization.
(i)    If any Event of Default shall occur and be continuing, on the Business Day that the Parent Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Domestic Revolving Lenders with Financial LC Exposure representing at least a majority of the total Financial LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Parent Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Domestic Revolving Lenders, an amount in Dollars and in cash equal to the Financial LC Exposure of the Parent Borrower as of such date plus any accrued and unpaid interest thereon; provided that (A) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or Financial LC Disbursements in an Alternative Currency that the Borrowers are not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Financial Letters of Credit and Financial LC Disbursements and (B) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower described in paragraph (h) or (i) of Article VII. For the purposes of this paragraph, the Alternative Currency Financial LC Exposure shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to the Parent Borrower. The Parent Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.12(c). Each such deposit pursuant to this paragraph or pursuant to Section 2.12(c) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Parent Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Parent Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for Financial LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Parent Borrower for the Financial LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Domestic Revolving Lenders with Financial LC Exposure representing at least a majority of the total Financial LC Exposure), be applied to satisfy other obligations of the Parent Borrower under this Agreement. If the Parent Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower within three Business Days after all Events of Default have been cured or waived. If the Parent Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(c), such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower as and to the extent that, after giving effect to such return, the Parent Borrower would remain in compliance with Section 2.12(c), and no Event of Default shall have occurred and be continuing. Furthermore, if any Financial Letter of Credit is outstanding on the date that the Parent Borrower terminates the Domestic Revolving Commitments pursuant to Section 2.9(b), the Parent Borrower shall, on the date of such termination, either (1) cause any such Financial Letter of Credit to be surrendered for cancellation to the applicable Issuing Lender, (2) provide cash collateral pursuant to the terms of this paragraph (or other credit support reasonably satisfactory) to the Administrative Agent for the benefit of such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Financial Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or (3) provide a backup letter of credit on reasonably acceptable terms and conditions to such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Financial Letter of Credit from a financial institution approved by such Issuing Lender (such approval not to be unreasonably withheld or delayed in accordance with such Issuing Lender’s existing banking practice consistently applied). The Parent Borrower hereby grants to the Administrative Agent a security interest in all such cash collateral and all proceeds thereof. Such cash collateral shall be maintained in a blocked interest-bearing deposit account at Bank of America. Upon notice to the Administrative Agent of the termination, reduction or expiration (without a pending drawing) of any such Financial Letter of Credit, the Administrative Agent shall release the relevant cash collateral within three Business Days of the relevant date of termination, reduction or expiration, and the Administrative Agent shall use such cash collateral to promptly reimburse any Issuing Lender honoring any drawing under any such Financial Letter of Credit. Notwithstanding the foregoing, no Foreign Subsidiary Borrower shall be required to deposit cash in support of any obligation of any other Borrower and no collateral or other credit support provided by any Foreign Subsidiary Borrower shall serve as security for any obligation of any other Borrower.
(ii)    If any Event of Default shall occur and be continuing, on the Business Day that a Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Global Revolving Lenders with Non-Financial LC Exposure representing at least a majority of the total Non-Financial LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Foreign Trade Facility Agent, in the name of the Foreign Trade Facility Agent and for the benefit of the Global Revolving Lenders, an amount in Dollars and in cash equal to the Non-Financial LC Exposure of such Borrower as of such date plus any accrued and unpaid interest thereon; provided that (A) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or Non-Financial LC Disbursements in an Alternative Currency that the Borrowers are not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Non-Financial Letters of Credit and Non-Financial LC Disbursements and (B) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower described in paragraph (h) or (i) of Article VII. For the purposes of this paragraph, the Alternative Currency Non-Financial LC Exposure shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to a Borrower. Each Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.12(c). Each such deposit pursuant to this paragraph or pursuant to Section 2.12(c) shall be held by the Foreign Trade Facility Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Foreign Trade Facility Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Foreign Trade Facility Agent and at the relevant Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Foreign Trade Facility Agent to reimburse the applicable Issuing Lender for Non-Financial LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the relevant Borrower for the Non-Financial LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Global Revolving Lenders with Non-Financial LC Exposure representing at least a majority of the total Non-Financial LC Exposure), be applied to satisfy other obligations of such Borrower under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(c), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, such Borrower would remain in compliance with Section 2.12(c), and no Event of Default shall have occurred and be continuing. Furthermore, if any Non-Financial Letter of Credit is outstanding on the date that the Parent

Borrower terminates the Global Revolving Commitments pursuant to Section 2.9(b), the Parent Borrower shall, on the date of such termination, either (1) cause any such Non-Financial Letter of Credit to be surrendered for cancellation to the applicable Issuing Lender, (2) provide cash collateral pursuant to the terms of this paragraph (or other credit support reasonably satisfactory) to the Foreign Trade Facility Agent for the benefit of such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Non-Financial Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to the Foreign Trade Facility Agent or (3) provide a backup letter of credit on reasonably acceptable terms and conditions to such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Non-Financial Letter of Credit from a financial institution approved by such Issuing Lender (such approval not to be unreasonably withheld or delayed in accordance with such Issuing Lender’s existing banking practice consistently applied). The Parent Borrower hereby grants to the Foreign Trade Facility Agent a security interest in all such cash collateral and all proceeds thereof. Such cash collateral shall be maintained in a blocked interest-bearing deposit account at the Foreign Trade Facility Agent’s institution. Upon notice to the Foreign Trade Facility Agent of the termination, reduction or expiration (without a pending drawing) of any such Non-Financial Letter of Credit, the Foreign Trade Facility Agent shall release the relevant cash collateral within three Business Days of the relevant date of termination, reduction or expiration, and the Foreign Trade Facility Agent shall use such cash collateral to promptly reimburse any Issuing Lender honoring any drawing under any such Non-Financial Letter of Credit. Notwithstanding the foregoing, no Foreign Subsidiary Borrower shall be required to deposit cash in support of any obligation of any other Borrower and no collateral or other credit support provided by any Foreign Subsidiary Borrower shall serve as security for any obligation of any other Borrower.
(k)    Conversion.
(i)    In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (A) that the Parent Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of Financial LC Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which the Parent Borrower has deposited cash collateral pursuant to Section 2.5(j)(i), if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (B) that the Domestic Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to paragraph (e)(i) of this Section in respect of unreimbursed Financial LC Disbursements made under any Alternative Currency Letter of Credit and (C) of each Domestic Revolving Lender’s participation in any Alternative Currency Letter of Credit under which a Financial LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any Financial LC Disbursement made after such date, on the date such Financial LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Lender or any Lender in respect of the Obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.
(ii)    In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (A) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Foreign Trade Facility Agent in respect of Non-Financial LC Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to Section 2.5(j)(ii), if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (B) that the Global Revolving Lenders are at the time or thereafter become required to pay to the Foreign Trade Facility Agent and the Foreign Trade Facility Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to paragraph (e)(ii) of this Section in respect of unreimbursed Non-Financial LC

Disbursements made under any Alternative Currency Letter of Credit and (C) of each Global Revolving Lender’s participation in any Alternative Currency Letter of Credit under which a Non-Financial LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any Non-Financial LC Disbursement made after such date, on the date such Non-Financial LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Foreign Trade Facility Agent, the applicable Issuing Lender or any Lender in respect of the Obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.
(l)    Additional Issuing Lenders.
(i)    The Parent Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Domestic Revolving Lender, designate one or more additional Domestic Revolving Lenders to act as an Issuing Lender of Financial Letters of Credit under the terms of this Agreement; provided that the total number of Domestic Revolving Lenders so designated at any time plus the total number of Issuing Lenders pursuant to clause (c) of the definition of the term “Issuing Lender” at such time shall not exceed five. Any Domestic Revolving Lender designated as Issuing Lender pursuant to this paragraph (l)(i) shall be deemed to be an “Issuing Lender” for the purposes of this Agreement (in addition to being a Domestic Revolving Lender) with respect to Financial Letters of Credit issued by such Domestic Revolving Lender.
(ii)    The Parent Borrower may, at any time and from time to time with the consent of the Foreign Trade Facility Agent (which consent shall not be unreasonably withheld) and such Global Revolving Lender, designate one or more additional Global Revolving Lenders to act as an Issuing Lender of Non-Financial Letters of Credit under the terms of this Agreement; provided that the total number of Global Revolving Lenders so designated at any time plus the total number of Issuing Lenders pursuant to clause (c) of the definition of the term “Issuing Lender” at such time shall not exceed three. Any Global Revolving Lender designated as Issuing Lender pursuant to this paragraph (l)(ii) shall be deemed to be an “Issuing Lender” for the purposes of this Agreement (in addition to being a Global Revolving Lender) with respect to Non-Financial Letters of Credit issued by such Global Revolving Lender.
(m)    Reporting.
(i)    Each Issuing Lender of Financial Letters of Credit will report in writing to the Administrative Agent (A) on the first Business Day of each week, the aggregate Face Amount of Financial Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week, (B) on or prior to each Business Day on which such Issuing Lender expects to issue, amend (including any increases or decreases), renew or extend any Financial Letter of Credit, the date of such issuance or amendment, and the aggregate Face Amount of Financial Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such Issuing Lender shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (C) on each Business Day on which such Issuing Lender makes any Financial LC Disbursement, the date of such Financial LC Disbursement and the amount of such Financial LC Disbursement and (D) on any Business Day on which the Parent Borrower fails to reimburse a Financial LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, the Parent Borrower and amount of such Financial LC Disbursement.
(ii)    Reporting requirements with respect to a Non-Financial Letter of Credit shall be subject to the same terms, conditions and provisions of Section 2.6, except instead of relating to the reporting requirements of an FCI, they shall relate to the reporting requirements of a Non-Financial Letter of Credit, and the terms, conditions and provisions of Section 2.6 shall apply mutatis mutandis to the reporting requirements of a Non-Financial Letter of Credit.
Section 2.6    FCIs.
(a)    FCI Issuing Commitments. Subject to the terms and conditions set forth herein, (i) each FCI Issuing Lender severally agrees to issue FCIs (other than Trade LCs), and (ii) each FCI Issuing Lender may, in its sole discretion and with terms and conditions required by such FCI Issuing Lender, issue Trade LCs; provided that after giving effect to any issuance of any FCI, the Dollar Equivalent of the aggregate outstanding amount of the FCI Reimbursement Obligations of such FCI Issuing Lender, and of the FCIs of such FCI Issuing Lender shall not exceed the principal amount of the FCI Issuing Commitment of such FCI Issuing Lender at such time. Each FCI Issuing Lender, after consultation with the Parent Borrower or the applicable Foreign Subsidiary Borrower, may issue any FCI by causing any domestic or foreign branch or Affiliate of such FCI Issuing Lender to issue such FCI if in the judgment of such FCI Issuing Lender such designation (A) would eliminate or reduce amounts payable pursuant to Section 2.17, 2.19 or 2.19A, as the case may be, and (B) would not subject such FCI Issuing Lender to any unreimbursed cost or expense, or would otherwise be advantageous to such FCI Issuing Lender; provided that any exercise of such option shall not affect the obligations of the relevant Borrower or such FCI Issuing Lender under this Section 2.6. Furthermore, if (v) any letter of credit, guarantee or surety has been previously issued by an FCI Issuing Lender, (w) the reimbursement obligations of the account party (the “Original FCI Account Party”) relating to such letter of credit, guarantee or surety have been or are assumed in writing by the Parent Borrower or any Restricted Subsidiary (such assuming Person, the “FCI Assuming Person”) pursuant to a Permitted Acquisition or other transaction permitted under this Agreement, (x) there is sufficient availability hereunder for the inclusion of such letter of credit, guarantee or surety as an FCI hereunder, (y) such letter of credit, guarantee or surety satisfies all of the requirements of an FCI hereunder, and (z) the conditions of Sections 4.2(a) and 4.2(b) are satisfied, then upon the written request of the Parent Borrower to such FCI Issuing Lender (consented to in writing by such FCI Issuing Lender), the submission by the Parent Borrower to the Foreign Trade Facility Agent of a copy of such request bearing such consent and the submission by a Borrower to the Foreign Trade Facility Agent of a completed Utilization Request including a statement that the foregoing requirements in clauses (v) through (z), inclusive, have been satisfied and that such Borrower submitting such Utilization Request shall be treated as a Borrower hereunder with respect to such letter of credit, guarantee or surety, such letter of credit, guarantee or surety shall be (from the date of such consent of such FCI Issuing Lender) deemed an FCI for all purposes of this Agreement and the other Loan Documents and considered issued hereunder at the request of the Borrower that submitted such Utilization Request pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit, guarantee or surety had been issued (such agreement(s), the “Original FCI-Related Agreements”), and such FCI Issuing Lender shall be deemed to have released the Original FCI Account Party and the FCI Assuming Person from the Original FCI-Related Agreements to the extent of such conflict). Any Utilization Request submitted to the Foreign Trade Facility Agent pursuant to the immediately preceding sentence shall be reviewed and processed in accordance with Section 2.6(c), Section 2.6(d), Section 2.6(e) and Section 2.6(f), as applicable. Notwithstanding that any such assumed letter of credit, guarantee or surety is in support of any obligations of, or is for the account of, a Restricted Subsidiary or a Joint Venture, the Parent Borrower and the Foreign Subsidiary Borrowers agree that the applicable Borrower (as identified in the Utilization Request referenced above) shall be obligated to reimburse the applicable FCI Issuing Lender hereunder for any and all drawings under such letter of credit, guarantee or surety.
Notwithstanding anything to the contrary contained in this Agreement, the following provisions shall apply in respect of Trade LCs: (1) each Trade LC shall be administered directly between the Borrowers and the applicable FCI Issuing Lender, and the Foreign Trade Facility Agent shall not be involved in that process; (2) each request for the issuance or amendment of a Trade LC shall be sent by the relevant Borrower directly to the FCI Issuing Lender requested to issue or amend such Trade LC; (3) the applicable FCI Issuing Lender shall be responsible for ensuring that neither the issuance of any Trade LC or other FCI nor the issuance of any amendment increasing the stated amount of any thereof causes such FCI Issuing Lender’s FCI Issuing Lender Exposure in respect of Trade

LCs and other FCIs to exceed such FCI Issuing Lender’s FCI Issuing Commitment; (4) the Borrowers and the applicable FCI Issuing Lender shall be responsible for arranging for the reimbursement of any drawings under such Trade LCs; (5) the reporting as to outstanding Trade LCs, including the issuance thereof, any drawings thereunder, any banker’s acceptances created thereunder, any deferred payment undertakings incurred thereunder, and any obligations thereunder to reimburse any negotiating banks, confirming banks or other nominated banks shall be as agreed from time to time by the Borrowers and the applicable FCI Issuing Lender; (6) the applicable FCI Issuing Lender shall be responsible for determining and monitoring whether, due to changes in foreign currency rates or otherwise, the aggregate Dollar Equivalent of the FCI Issuing Lender Exposure of such FCI Issuing Lender in respect of Trade LCs and other FCIs at any time exceeds such FCI Issuing Lender’s FCI Issuing Commitment and, if there is such an excess, the relevant Borrower shall arrange to provide Cash Cover for the amount of such excess in accordance with Section 2.6(o)(i); and (7) the Borrowers and the applicable FCI Issuing Lender shall be responsible for the calculation, payment and collection of all fees and handling charges with respect to Trade LCs (including arranging for any necessary offset to take account of any fees calculated by the Foreign Trade Facility Agent without reference to such Trade LCs); provided that any FCI Fees payable to any FCI Issuing Lender in respect of Trade LCs shall be reduced by the amount of any related FCI Commitment Fee payable in respect of the FCI Issuing Commitment of such FCI Issuing Lender utilized by the issuance of such Trade LCs.
(b)    Extension Option.
(i)    The Parent Borrower may from time to time during the term of this Agreement, by written notice to each of the Administrative Agent and the Foreign Trade Facility Agent (such notice being an “Extension Notice”) delivered no later than 60 days prior to the Foreign Trade Maturity Date (the date of such notice, the “Notice Date”), request the FCI Issuing Lenders to extend the then applicable Foreign Trade Maturity Date for an additional year (the “Extended Foreign Trade Maturity Date”). The Foreign Trade Facility Agent shall promptly transmit any Extension Notice to each FCI Issuing Lender. Each FCI Issuing Lender shall notify the Foreign Trade Facility Agent whether it wishes to extend the then applicable Foreign Trade Maturity Date at least 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Foreign Trade Maturity Date, and any such notice given by an FCI Issuing Lender to the Foreign Trade Facility Agent, once given, shall be irrevocable as to such FCI Issuing Lender. The Foreign Trade Facility Agent shall promptly notify the Administrative Agent and the Parent Borrower of the notice of each FCI Issuing Lender that it wishes to extend (each, an “Extension Acceptance Notice”). Any FCI Issuing Lender which does not expressly notify the Foreign Trade Facility Agent on or before the date that is 30 days (or such earlier date as directed by the Parent Borrower) prior to the then applicable Foreign Trade Maturity Date that it wishes to so extend the then applicable Foreign Trade Maturity Date shall be deemed to have rejected the Parent Borrower’s request for extension of such Foreign Trade Maturity Date. If all the FCI Issuing Lenders have elected (in their sole and absolute discretion) to so extend the then applicable Foreign Trade Maturity Date, the Foreign Trade Facility Agent shall notify the Administrative Agent and the Parent Borrower of such election by the FCI Issuing Lenders no later than five Business Days after the date when Extension Acceptance Notices are due, and effective on the date of such notice by the Foreign Trade Facility Agent to the Administrative Agent and the Parent Borrower (the “Extension Date”), the Foreign Trade Maturity Date shall be automatically and immediately so extended to the Extended Foreign Trade Maturity Date. No extension will be permitted hereunder without the consent of all the FCI Issuing Lenders (after giving effect to the replacement of any non-extending FCI Issuing Lender pursuant to paragraph (iii) below) unless, at the election of the Parent Borrower, in writing to the Administrative Agent and the Foreign Trade Facility Agent, the Parent Borrower removes from the Foreign Trade Facility each FCI Issuing Lender that has not so consented to the Extended Foreign Trade Maturity Date, in which case the FCI Issuing Commitments of each such removed FCI Issuing Lender will be automatically terminated as of the then applicable Foreign Trade Maturity Date (not giving effect to the proposed extension), and the aggregate FCI Issuing Commitments hereunder shall be reduced as of the then applicable Foreign Trade Maturity Date (not giving effect to the proposed extension) by the amounts of the FCI Issuing Commitments of each such removed FCI Issuing Lender; provided that, (x) after giving effect to any such removal by the Parent Borrower and resulting termination of the FCI Issuing Commitment of any such removed FCI Issuing Lender, (A) each outstanding FCI issued by an FCI Issuing Lender removed in accordance with this Section shall continue to be considered an issued FCI hereunder and part of the FCI Issuing Lender Exposure hereunder unless the Parent Borrower elects in its sole discretion to have a Counter-Guarantee issued hereunder in favor of such removed FCI Issuing Lender to support such FCIs, in which case such FCIs shall no longer be considered to be FCIs issued pursuant to this Agreement except that for purposes of Section 2.6(p)(iii), (iv) and (v) and Section 2.6(h) such FCIs shall continue to be considered as issued pursuant to this Agreement and the Borrowers’ obligations under such Sections with respect to fees, costs, expenses, reimbursement and indemnification obligations shall continue to apply with respect to such FCIs and (B) the Borrowers, the Administrative Agent and the Foreign Trade Facility Agent shall have entered into such agreements, if any, as any of them shall have reasonably requested to reflect such extension of the Foreign Trade Facility with reduced FCI Issuing Commitments reflecting the removal of such FCI Issuing Lenders and (y) any such removed FCI Issuing Lender shall have received payment of all amounts owing to such removed FCI Issuing Lender with respect to its FCI Issuing Commitment, including the repayment of an amount equal to the outstanding funded FCI Disbursements made by such removed FCI Issuing Lender, any accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents in connection with such Commitment. Upon the delivery of an Extension Notice and upon the extension of the Foreign Trade Maturity Date pursuant to this Section 2.6(b)(i), the Parent Borrower shall be deemed to have represented and warranted on and as of the Notice Date and the Extension Date, as the case may be, that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no FCI Issuing Lender shall have any obligation to extend the Foreign Trade Maturity Date, and each FCI Issuing Lender may (with respect to its respective FCI Issuing Commitment) at its option, unconditionally and without cause, decline to extend the Foreign Trade Maturity Date.
(ii)    If the Foreign Trade Maturity Date shall have been extended in accordance with Section 2.6(b)(i), all references herein to the “Foreign Trade Maturity Date” shall refer to the Extended Foreign Trade Maturity Date.
(iii)    The Parent Borrower shall have the right on or before the applicable Foreign Trade Maturity Date to replace each non-extending FCI Issuing Lender with one or more Persons reasonably satisfactory to the Parent Borrower, the Administrative Agent and the Foreign Trade Facility Agent (such replacing Persons, the “Additional FCI Issuing Lenders”), as provided in Section 2.21(b), each of which such Additional FCI Issuing Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional FCI Issuing Lender shall, effective as of the applicable Foreign Trade Maturity Date, undertake an FCI Issuing Commitment (and if any such Additional FCI Issuing Lender is already an FCI Issuing Lender, its new Commitment shall be in addition to any other Commitment of such FCI Issuing Lender on such date).
(c)    Procedure for Issuance and Reversals. Each Borrower may, at any time and from time to time during the period from the Effective Date until the Foreign Trade Maturity Date, request the issuance of FCIs or an extension or other amendment of any outstanding FCI by sending to the Foreign Trade Facility Agent a duly completed request for issuance (each, a “Utilization Request”) by electronic transfer using the db direct internet or replacement communications facility in accordance with the terms of the DB Direct Internet Agreement. If for technical reasons it should not be possible to make a request for issuance through db direct internet (or such replacement communications facility), such request may be made (to be pre-advised by the relevant Borrower) via fax, via email or by letter, in substantially the form of Exhibit H, in each case to the Foreign Trade Facility Agent as specified in Section 9.1 (or to a fax number, email address or other address agreed with the Foreign Trade Facility Agent for this purpose), receipt of such fax, email or letter to be promptly confirmed by the Foreign Trade Facility Agent to the relevant Borrower for this purpose; provided that in such case explicit reference must be made to this Agreement, and the Foreign Trade Facility Agent shall in such case not be held responsible for a delayed processing of such Utilization Request unless such delayed processing is caused by gross negligence or willful misconduct (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) on the part of the Foreign Trade Facility Agent following the confirmation of the receipt of the relevant fax, email or letter. It is acknowledged that the Foreign Trade Facility Agent will not, in the event a Utilization Request is submitted by fax, or email, be in a position to verify whether such Utilization Request has been duly authorized and sent by the relevant Borrower, and each Borrower hereby agrees that the Foreign Trade Facility Agent shall be entitled to execute all Utilization Requests received by fax or email if on their face such fax letters or emails appear to be duly authorized and executed or sent by persons acting on behalf of such Borrower who have been identified as authorized signatories in annex 1.3.1 (or any replacement annex) to the DB Direct Internet Agreement or in the officer’s certificate furnished pursuant to Section 4.1(i). Neither the Foreign Trade Facility Agent nor any of the Lenders shall be held liable for the execution of any forged Utilization Request received by fax or email except where the forgery is evident on the face of the forged Utilization Request furnished to such Person or the Foreign Trade Facility Agent or the respective FCI Issuing Lender acted with gross negligence or willful misconduct (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) with respect to such Utilization Request. No Utilization Request will be regarded as having been duly completed unless:
(i)    the requested undertaking would constitute a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a Counter-Guarantee, a General Purpose Guarantee or a Trade LC;
(ii)    such Utilization Request and the terms and conditions for the requested FCI are in the English language (or, if not in the English language, then in the sole discretion of the Foreign Trade Facility Agent or the applicable FCI Issuing Lender, must be accompanied by an English translation certified by the relevant Borrower to be a true and correct English translation that the Foreign Trade Facility Agent and such FCI Issuing Lender, as applicable, shall be entitled to rely upon);
(iii)    the requested FCI is denominated in a Permitted Currency or any other currency agreed by the applicable FCI Issuing Lender and the Foreign Trade Facility Agent;
(iv)    the expiry date of the requested FCI (A) is not stated by reference to any events in the underlying contract, (B) is not subject to conflicting interpretation, and (C) if the requested FCI does not provide for determination of a specific expiry date, the Commercial Lifetime falls within the Permitted Maturity;
(v)    the obligor of the obligations to be supported by the requested FCI is named;
(vi)    upon issuance of the requested FCI (for this purpose such FCI is deemed to be issued at the time of receipt of the Utilization Request therefor by the Foreign Trade Facility Agent), the thresholds for the different types of FCIs set forth under Section 2.6(d) would not be exceeded;
(vii)    an FCI Issuing Lender is determined pursuant to the terms hereof; and
(viii)    the Utilization Request is in compliance with Section 2.6(d).
Only one FCI may be requested in each Utilization Request. A Utilization Request may only be revoked by the relevant Borrower (x) until the Foreign Trade Facility Agent has forwarded the Utilization Request to the relevant FCI Issuing Lender in accordance with Section 2.6(g), by giving notice to the Foreign Trade Facility Agent or (y) thereafter, by giving notice to the relevant FCI Issuing Lender which has to be received by such FCI Issuing Lender at a time when such FCI Issuing Lender will, with reasonable efforts, still be in a position to stop the delivery of the relevant FCI to the relevant beneficiary or any other Person as instructed by such Borrower. In such case, the relevant FCI Issuing Lender shall promptly inform the Foreign Trade Facility Agent and the relevant Borrower that the requested FCI has not been issued. No FCI Issuing Lender shall be required to issue an FCI in any jurisdiction that would impose withholding taxes on any payments in respect of such FCI.
(d)    Limitations on Use. The Borrowers may only request the issuance of FCIs if the Dollar Equivalent of such requested FCI, when aggregated with the Dollar Equivalent of all other outstanding FCIs and unreimbursed FCI Disbursements as of the time of receipt of the relevant Utilization Request, does not exceed the total FCI Issuing Commitments. If the Foreign Trade Facility Agent is of the opinion that a requested FCI is not of the type as specified in the Utilization Request by a Borrower or if the type of FCI is not clearly specified in the relevant Utilization Request, the Foreign Trade Facility Agent shall reasonably determine the type of the requested FCI based on the purpose (or, if such FCI is intended to serve more than one purpose, the primary purpose) assumed by the Foreign Trade Facility Agent on the basis of the wording of the relevant requested FCI and the facts and circumstances known to the Foreign Trade Facility Agent at the time of the receipt of such Utilization Request, and the Foreign Trade Facility Agent shall inform such Borrower accordingly of such determination. No Borrower shall make a Utilization Request for FCIs to serve as security for obligations of any Person other than a Borrower or a Restricted Subsidiary or a Joint Venture.
(e)    Deviations from FCI Requirements. No FCI Issuing Lender shall be obliged to issue an FCI (i) which does not fulfill the FCI Requirements, (ii) which shall be issued in a currency other than a Permitted Currency, or (iii) if the issuance of the relevant FCI is not permitted pursuant to its internal rules and guidelines. In order to avoid a rejection of any issuance of an FCI requested by a Borrower due to non-compliance of its terms with the FCI Requirements, each Borrower hereby undertakes that, with respect to any FCI to be issued where such Borrower considers it reasonably likely that it will not be in a position to negotiate with the relevant future beneficiary terms for the relevant FCI which will meet the FCI Requirements, such Borrower will as soon as possible approach the Foreign Trade Facility Agent and designate an FCI Issuing Lender to issue such FCI pursuant to the terms of Section 2.6(f). Each Borrower shall seek advice from the FCI Issuing Lender designated by such Borrower as the relevant FCI Issuing Lender with respect to all FCI related issues during its negotiations of the underlying contract with the potential beneficiary of such FCI. In cases where, in spite of such Borrower’s commercially reasonable efforts, fulfillment of the FCI Requirements appears unachievable, the relevant FCI Issuing Lender and such Borrower shall try to reach an agreement on an indemnity in favor of such FCI Issuing Lender which allows such FCI Issuing Lender to issue the relevant FCI in its contractual relationship with such Borrower; provided that the right of the relevant FCI Issuing Lender to reject the issuance of the requested FCI shall remain unaffected.
(f)    Receipt of Utilization Request.
(i)    Following the receipt of a Utilization Request, the Foreign Trade Facility Agent shall determine whether in its opinion the Utilization Request is duly completed. If the Foreign Trade Facility Agent is of the opinion that the Utilization Request is not duly completed, it shall promptly inform the relevant Borrower and shall liaise with such Borrower with a view to agree on a modification of such Utilization Request. If no such agreement can be reached, the Foreign Trade Facility Agent shall reject the Utilization Request. If the Foreign Trade Facility Agent is of the opinion (following a modification of such Utilization Request) that the Utilization Request is duly completed, it shall forward such Utilization Request to the designated FCI Issuing Lender(s).
(ii)    If the Foreign Trade Facility Agent determines that, due to the amount of the requested FCI, the requested FCI cannot be issued by a single FCI Issuing Lender, it shall promptly inform the relevant Borrower and such Borrower shall then either withdraw the relevant Utilization Request or instruct the Foreign Trade Facility Agent that the relevant FCI shall be split into two or, if necessary due to the amount of the FCI, more FCIs issued by two or more FCI Issuing Lenders.
(iii)    In no event shall the aggregate amount (without duplication) of the sum of the Dollar Equivalent of all FCIs issued by all FCI Issuing Lenders plus the Dollar Equivalent of all unreimbursed

FCI Disbursements of all such FCI Issuing Lenders exceed the aggregate amount of the FCI Issuing Commitments.
(g)    Issuance of FCIs.
(i)    The Foreign Trade Facility Agent shall promptly forward each Utilization Request to the relevant FCI Issuing Lender no later than 3:00 p.m., Düsseldorf time, on the Business Day following the day it has received such Utilization Request (or, if such day is not a Business Day, on the Business Day following the first Business Day after the day the Foreign Trade Facility Agent has received the Utilization Request). The Foreign Trade Facility Agent shall determine in its notice to the relevant FCI Issuing Lender the day on which the requested FCI shall be issued (such day being the “Utilization Date”) which shall be the second Business Day of such FCI Issuing Lender immediately following its receipt of the Utilization Request. Such FCI Issuing Lender(s) shall issue the respective FCI(s) on the Utilization Date unless such FCI Issuing Lender informs the Foreign Trade Facility Agent and the relevant Borrower on or prior to 5:00 p.m., Düsseldorf time, on the Utilization Date that (and specifying the reasons) (x) it will not be able to issue the relevant FCI on the Utilization Date (in which case the FCI Issuing Lender shall inform the Foreign Trade Facility Agent and such Borrower when it will be able to issue the relevant FCI) or (y) it will not be able to issue the FCI at all (1) due to its internal rules and guidelines, (2) due to any applicable law or regulation with which it has to comply, (3) due to the currency (other than any Permitted Currency) in which the FCI shall be issued, or (4) because it is of the opinion that the FCI Requirements are not fulfilled.
(ii)    If an FCI shall be issued on the same day the Utilization Request is delivered to the Foreign Trade Facility Agent (or if such day is not a Business Day, the following Business Day), the relevant Borrower shall inform the Foreign Trade Facility Agent in advance that the requested FCI shall be issued on the same day (or if such day is not a Business Day, the following Business Day). The Foreign Trade Facility Agent shall promptly inform the relevant FCI Issuing Lender accordingly which shall be obliged to use commercially reasonable efforts to issue the FCI on the same day as it receives the Utilization Request (or if such day is not a Business Day, the following Business Day).
(iii)    (A) In the cases referred to in clause (x) or clause (y)(3) of Section 2.6(g)(i) above, the Foreign Trade Facility Agent shall obtain, and follow, instructions from the relevant Borrower, (B) in the cases referred to in clauses (y)(1), (2), and (4) of Section 2.6(g)(i) above, the relevant Borrower shall agree with the relevant FCI Issuing Lender as to any amendments necessary to the respective FCI to enable the relevant FCI Issuing Lender to issue the relevant FCI and, in the case of clause (y)(4), Section 2.6(e) shall apply mutatis mutandis, (C) if, in the cases referred to under clause (A) or (B) above, no agreement can be reached between the relevant FCI Issuing Lender and the relevant Borrower, such FCI Issuing Lender shall reject the request to issue the requested FCI and the relevant Borrower shall promptly advise the Foreign Trade Facility Agent and shall designate another FCI Issuing Lender and the time for issuance of the FCI shall be postponed to the extent necessary for practical reasons. Such FCI Issuing Lender shall promptly inform the Foreign Trade Facility Agent about all changes agreed with such Borrower with respect to a Utilization Request in accordance with this clause (iii).
(iv)    The relevant FCI Issuing Lender may either issue the FCI directly or, if requested by and agreed with the relevant Borrower, arrange that the FCI (an “Indirect FCI”) be issued by a second bank (including one of such FCI Issuing Lender’s domestic or foreign branches or affiliates) or financial institution (the “Indirect FCI Issuing Lender”) against such FCI Issuing Lender’s corresponding Counter-Guarantee (which may support one or more Indirect FCIs and which may be for a longer or shorter tenor than such Indirect FCI(s) so long as the tenor of such Counter-Guarantee is permitted under this Agreement) in the form satisfactory to the Indirect FCI Issuing Lender. In addition, in the case that an issued and outstanding letter of credit, guaranty or surety is being rolled into the Foreign Trade Facility as an FCI in accordance with the provisions of this Agreement, then if requested by and agreed with the relevant Borrower, the relevant FCI Issuing Lender may arrange that one or more corresponding Counter-Guarantees (which may support one or more Indirect FCIs and which may be for a longer or shorter tenor than such Indirect FCI(s) so long as the tenor of such Counter-Guarantee is permitted under this Agreement), in the form satisfactory to the issuer of such existing letter of credit, guaranty or surety, be issued by such FCI Issuing Lender, in which event (A) the issued letter of credit, guaranty or surety shall be treated as an Indirect FCI, and (B) the issuer thereof shall be treated as an Indirect FCI Issuing Lender. In case of an Indirect FCI, such FCI Issuing Lender is entitled to receive, for payment to the Indirect FCI Issuing Lender, separate fees and expenses in respect of such Indirect FCI in addition to the fees and expenses pursuant to Section 2.6(p). In line with international practices, the tenor of a Counter-Guarantee in favor of the Indirect FCI Issuing Lender may exceed the tenor of the Indirect FCI by at least ten calendar days so long as such tenor is permitted under this Agreement.
(v)    If a Utilization Request is made to request an amendment (including an extension) of any outstanding FCI, the Foreign Trade Facility Agent shall forward the Utilization Request to the relevant FCI Issuing Lender if the requirements of Section 2.6(d) are fulfilled. Clauses (i) through (iii) of this Section 2.6(g) shall apply mutatis mutandis.
(vi)    Each FCI Issuing Lender shall comply at all times with the obligations set forth on Schedule 2.6(g).
(vii)    If the relevant FCI Issuing Lender has not rejected the request to issue an FCI, the requested currency of which is not a Permitted Currency, the relevant Borrower assumes all risks related thereto and shall reimburse all costs reasonably incurred in connection with the procurement of such currency for honoring such FCI in such specific currency.
(h)    Borrower Liabilities.
(i)    If an FCI Issuing Lender receives a request for payment under any FCI (including from an Indirect FCI Issuing Lender under a Counter-Guarantee) issued by it, it shall promptly (and before any payment is made in respect thereof) inform the relevant Borrower, the Foreign Trade Facility Agent and the Administrative Agent accordingly. A Borrower’s obligation to reimburse any payment made by an FCI Issuing Lender under an FCI (each, an “FCI Disbursement”) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any FCI, of any request for the issuance thereof or of this Agreement, or of any term or provision therein or herein, or of any underlying agreement (B) any draft or other document presented under an FCI proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the applicable FCI Issuing Lender under an FCI against presentation of a draft or other document that does not comply with the terms of such FCI, or (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. Neither the Foreign Trade Facility Agent, the Lenders nor any FCI Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any FCI or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any FCI (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in the finding of true facts or law or any consequence arising from causes beyond the control of the applicable FCI Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such FCI Issuing Lender from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such FCI Issuing Lender’s gross negligence, willful misconduct or failure to exercise care (each as determined in a final and non-appealable judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under an FCI comply with the terms thereof, or if the obligation to honor a request for payment under an FCI depends upon non-documentary conditions, whether questions of facts or law at issue in the underlying transaction justify the payment by the FCI Issuing Lender. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, (1) with respect to documents presented which appear on their face to be in substantial compliance with the terms of an FCI, an FCI Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such FCI; or (2) if the obligation to honor a request for payment under an FCI depends upon non-documentary conditions, an FCI Issuing Lender may, in its sole discretion, either accept and make payment upon such facts presented in connection with the request for payment, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that the applicable Borrower does not promptly provide irrefutable evidence that facts presented in connection with the request for payment are not true, or refuse to accept and make payment upon such facts. Without limiting any rights that the applicable FCI Issuing Lender may have under applicable law, (I) the applicable Borrower’s aggregate remedies against the applicable FCI Issuing Lender for wrongfully honoring a presentation or wrongfully retaining honored documents shall in no event exceed the aggregate amount paid by such Borrower to such FCI Issuing Lender with respect to the honored presentation, plus interest at the rate equal to the Adjusted Eurocurrency Rate for Interest Periods of one month, (II) the applicable FCI Issuing Lender may accept as a draft any written or electronic demand or request for payment under an FCI, even if non-negotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the FCI, and (III) the applicable FCI Issuing Lender may purchase or discount an accepted draft or deferred payment obligation incurred under an FCI without affecting the amount or timing of the reimbursement due from the applicable Borrower.
(ii)    The relevant Borrower shall, upon demand from the relevant FCI Issuing Lender, reimburse such FCI Issuing Lender for, and irrevocably and unconditionally indemnify such FCI Issuing Lender against, any sum paid or payable in accordance with clause (i) above under an FCI issued by such FCI Issuing Lender at the request of such Borrower and against all other liabilities, reasonable costs (including any costs incurred in funding any amount paid by such FCI Issuing Lender under or in connection with such FCI), claims, losses and expenses which such FCI Issuing Lender may at any time (whether before, on or after the Foreign Trade Maturity Date) reasonably incur or sustain in connection with or arising out of any such FCI. Each such reimbursement shall be made in the currency in which the applicable FCI was issued. If an FCI Issuing Lender shall make any FCI Disbursement, then, unless the relevant Borrower shall reimburse such FCI Disbursement in full on the date such FCI Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such FCI Disbursement is made to but excluding the date that such Borrower reimburses such FCI Disbursement, at a fluctuating per annum rate equal to the Alternate Base Rate plus 1.0%; provided that if such Borrower fails to reimburse such FCI Disbursement within five calendar days (including for any interest incurred in connection with such FCI Disbursement pursuant to the preceding provisions of this sentence), then such entire unpaid amount shall bear interest, for each day from and including the sixth calendar day after the date such FCI Disbursement is made to but excluding the date that such Borrower reimburses such FCI Disbursement, at a fluctuating per annum rate equal to the Alternate Base Rate plus 2.0%.
(i)    [Reserved].
(j)    [Reserved].

(k)    Reversal of FCIs.
(i)    Each FCI Issuing Lender will notify the Foreign Trade Facility Agent on each Business Day about any expiration or reduction of the Face Amount of any FCI or Counter-Guarantee issued by it which became effective the preceding Business Day (a “Utilization Reduction Notice”). With respect to:
(A)    an FCI (other than a Counter-Guarantee or an Indirect FCI) which under its terms expires without any doubt if no demand has been received by such FCI Issuing Lender on or before a specified expiry date, such FCI Issuing Lender will give a Utilization Reduction Notice on the Business Day following the effectiveness of the reversal of the FCI, unless such FCI does not qualify for a reversal due to its governing law and/or jurisdiction (in which case clause (B) below shall apply mutatis mutandis);
(B)    an FCI (other than a Counter-Guarantee or an Indirect FCI) which, under its terms either does not provide for a specific expiry date or does not otherwise expire without any doubt if no demand for payment has been received by such FCI Issuing Lender on or before a definite expiry date or in the case of a release of an FCI before the expiry date specified therein, such FCI Issuing Lender will give a Utilization Reduction Notice (1) as and when the original of the FCI including all amendments, if any, is received by it from the beneficiary or the relevant Borrower, or (2) after having received any explicit notice of release from the beneficiary in form and substance substantially in accordance with the form provided in Schedule 2.6(k);
(C)    a Counter-Guarantee, such FCI Issuing Lender will give a Utilization Reduction Notice only upon being unconditionally discharged in writing from any respective liability by the Indirect FCI Issuing Lender, or upon such FCI Issuing Lender having paid the amount available under the Counter-Guarantee to the Indirect FCI Issuing Lender; provided that if the FCI Issuing Lender has been prevented from effecting such payment without delay, the Utilization Reduction Notice is subject to any assertion of damages on account of delay by the Indirect FCI Issuing Lender;
(D)    an FCI (other than a Counter-Guarantee or an Indirect FCI) issued in connection with legal proceedings in Germany, such FCI Issuing Lender will give a Utilization Reduction Notice only upon receipt of the original of the FCI for discharge from the beneficiary or upon the beneficiary’s consent to the discharge or upon establishment of the expiry of the FCI by an executory order according to §109(2) of the German Code of Civil Procedure;
(E)    an FCI (other than a Counter-Guarantee or an Indirect FCI), expressly subject to the Uniform Rules for Demand Guarantees, International Chamber of Commerce Publication No. 758, such FCI Issuing Lender will give a Utilization Reduction Notice if under said rules and due to the governing law and/or jurisdiction of such FCI a termination of a guarantee would have to be made;
(F)    an FCI (other than a Counter-Guarantee or an Indirect FCI), expressly subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 or the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, such FCI Issuing Lender will give a Utilization Reduction Notice (1) as and when the original of the FCI including all amendments, if any, is being received by it for cancellation from the beneficiary or the relevant Borrower prior to its stated expiration date (if any), or (2) after having received any explicit notice of release from the beneficiary in form and substance substantially in accordance with the form provided in Schedule 2.6(k);

(G)    reductions of an FCI or an Indirect FCI/Counter-Guarantee, such FCI Issuing Lender will give a Utilization Reduction Notice only if (1) the terms and conditions of any reduction clause of the terms of the FCI are, without any doubt, complied with or if the beneficiary or, in the case of an Indirect FCI, the Indirect FCI Issuing Lender has certified in writing and unconditionally the reduction of the FCI or Counter-Guarantee respectively or (2) the FCI Issuing Lender has effected partial payment pursuant to a demand; and
(H)    any FCI in relation to which such FCI Issuing Lender has effected full payment pursuant to a demand so that the beneficiary would not be entitled to claim any further payment, such FCI Issuing Lender will give a Utilization Reduction Notice.
(ii)    If a claim under an FCI is lodged with the relevant FCI Issuing Lender after such FCI Issuing Lender has given a Utilization Reduction Notice with respect to such FCI:
(A)    such FCI Issuing Lender shall effect payment only if such payment is expressly authorized by the relevant Borrower or ordered by a court decision, enforceable in the country where it was rendered; and
(B)    the relevant Borrower shall (1) indemnify such FCI Issuing Lender in accordance with Section 2.6(h) and (2) pay to such FCI Issuing Lender an amount (without duplication) equal to the FCI Commitment Fee such FCI Issuing Lender would have received if the relevant FCI or Joint Signature FCI had been outstanding from the date the relevant Utilization Reduction Notice was given until the date payment in respect of such claim is made by such Borrower to the FCI Issuing Lender in accordance with Section 2.6(h).
(l)    Permitted Maturity. Each FCI shall have an expiry date that complies with the definition of Permitted Maturity, unless any such FCI does not provide for a specific expiry date, in which case the Commercial Lifetime of such FCI shall fall within the Permitted Maturity.
(m)    Joint Signature FCIs.
(i)    If a Utilization Request has been made for an FCI to be issued as a Joint Signature FCI, then the relevant Borrower will approach the relevant beneficiary to ascertain whether such beneficiary is prepared to accept a Joint Signature FCI. In case of the beneficiary’s acceptance, the Foreign Trade Facility Agent will, in close coordination with such Borrower, select the relevant FCI Issuing Lenders (the “Joint FCI Issuing Lenders”) prepared to issue the Joint Signature FCI and acceptable to the beneficiary.
(ii)    The Joint FCI Issuing Lenders so selected will then appoint one of the Joint FCI Issuing Lenders to act as their agent (the “Joint Foreign Trade Facility Agent”) in connection with the Joint Signature FCI acting on terms to be agreed between the Joint FCI Issuing Lenders and the Joint Foreign Trade Facility Agent pursuant to an agreement substantially in the form of Schedule 2.6(m). The Joint Foreign Trade Facility Agent shall be responsible for coordinating the Joint FCI Issuing Lenders and shall represent the Joint FCI Issuing Lenders vis-à-vis the beneficiary, and the Joint Foreign Trade Facility Agent shall be responsible for processing the Joint Signature FCI. In such capacity, the Joint Foreign Trade Facility Agent shall give to the Foreign Trade Facility Agent the notices otherwise to be given by each FCI Issuing Lender hereunder, in particular under Sections 2.6(k)(i), 2.6(p)(vi) and 2.6(s).
(iii)    Any liability of the Joint FCI Issuing Lenders under a Joint Signature FCI, and the rights resulting from honoring a demand made thereunder, shall be several. Each Joint FCI Issuing Lender shall be responsible for the proportionate amount demanded by the beneficiary under a Joint Signature FCI in the proportion the amount of the Joint Signature FCI allocated to it bears to the total Dollar Equivalent of such Joint Signature FCI. The Foreign Trade Facility Agent shall, with respect to the determination of the utilization of the individual FCI Issuing Commitment of each Joint FCI Issuing Lender and with respect to the calculation of any Excess Amount, treat each Joint FCI Issuing Lender in the Joint Signature FCI as if each Joint FCI Issuing Lender had issued an FCI in the amount equal to the amount of its proportionate amount of the Joint Signature FCI.
(n)    Determination of Dollar Equivalent. On each Business Day on which any FCI is outstanding under this Agreement, or there is any other FCI Issuing Lender Exposure, the Foreign Trade Facility Agent shall determine the amount of the Dollar Equivalent of all outstanding FCIs and unreimbursed FCI Disbursements (in each case adjusted to reflect any repayment, prepayment or reversal of any relevant FCI) on the basis of the foreign exchange rates for the previous Business Day which shall be determined as follows:
(i)    if the conversion rate of the respective currency into Dollars is published on the internet page “www.db-markets.com” (on the sub-page “Markets,” sub-page “FX Rates,” sub-page “DB Fixings” or on any other internet page replacing such internet page), the calculation shall be based on the rates displayed on such internet page; and
(ii)    if the conversion rate of the respective currency into Dollars is not published on the internet page “www.db-markets.com” (on the sub-page “Markets,” sub-page “FX Rates,” sub-page “DB Fixings” or on any other internet page replacing such internet page), the calculation shall be based on the previous month’s foreign exchange rates published on the same internet page on the sub-page “DB Fixings” under the heading “Overview for Historic Rates” for “End of month prices”.
If the relevant exchange rate cannot be determined in accordance with clauses (i) or (ii) above, the Foreign Trade Facility Agent shall determine the appropriate exchange rate in its reasonable discretion.
(o)    Cash Cover.
(i)    If, pursuant to a Daily Report issued on the last Business Day of any calendar month (each a “Rebasing Date”), the aggregate Dollar Equivalent of the FCI Issuing Lender Exposure of the FCI Issuing Lenders exceeds the aggregate amount of the FCI Issuing Commitments of the FCI Issuing Lenders by more than $500,000 (any such exceeding amount being the “Excess Amount”), the Foreign Trade Facility Agent shall request in writing from the Parent Borrower, within a period of five Business Days following receipt of the respective Daily Report, Cash Cover with respect to such Excess Amount, and the Parent Borrower shall, within a period of four Business Days following receipt of the demand from the Foreign Trade Facility Agent, provide for Cash Cover in accordance with clause (iv) below. For the avoidance of doubt, this clause (i) shall be applicable even to the extent any such Excess Amount results, in whole or in part, from fluctuation of currency exchange rates.
(ii)    [Reserved].
(iii)    If in respect of any Rebasing Date subsequent to a Rebasing Date in respect of which Cash Cover had been provided pursuant to clause (i) above to the Foreign Trade Facility Agent, the Excess Amount (as shown in the relevant Daily Report) has been reduced to zero (either through fluctuation of currency exchange rates or through the reduction or expiration of any FCIs), the Foreign Trade Facility Agent shall release the whole or relevant part of the Cash Cover within three Business Days of the relevant Rebasing Date.
(iv)    If a Borrower is obliged to provide for Cash Cover under this Agreement, such Borrower shall pay the relevant amount for which it shall provide Cash Cover in Dollars or in the Dollar Equivalent of the currency of the respective FCI for which Cash Cover has to be provided to an account with the Foreign Trade Facility Agent, in the name of such Borrower or the Parent Borrower (at the election of the Parent Borrower), to be maintained for the benefit of the FCI Issuing Lenders (such deposited amount, the

“Cash Cover”). Such account shall be an interest bearing account in the name of such Borrower or the Parent Borrower (at the election of the Parent Borrower) and such account shall be pledged to the Foreign Trade Facility Agent on the basis of a pledge agreement in form and substance reasonably satisfactory to the Foreign Trade Facility Agent and such Borrower or the Parent Borrower, as applicable. Notwithstanding the foregoing, no Foreign Subsidiary Borrower shall be required to deposit cash in support of any obligation of any other Borrower and no collateral or other credit support provided by any Foreign Subsidiary Borrower shall serve as security for any obligation of any other Borrower.
(v)    If the term of any FCI extends beyond the Foreign Trade Maturity Date or other termination of this Agreement, including if any obligation of any FCI Issuing Lender with respect to any FCI governed by the laws of the People’s Republic of China or any other Governmental Authority extends beyond the Foreign Trade Maturity Date or other termination of this Agreement, the applicable Borrower shall, on the earlier of the Foreign Trade Maturity Date or the date of such other termination of this Agreement, do one of the following: (A) cause such FCI to be surrendered for cancellation to the applicable FCI Issuing Lender, (B) provide Cash Cover (or other credit support reasonably satisfactory) to the applicable FCI Issuing Lender in an amount equal to at least 103% of the Dollar Equivalent of the Face Amount of such FCI or (C) provide the applicable FCI Issuing Lender with a back-up letter of credit or other analogous undertaking on reasonably acceptable terms and conditions in an amount at least equal to 103% of the Dollar Equivalent of the Face Amount of such FCI from a financial institution approved by the applicable FCI Issuing Lender or Joint FCI Issuing Lender, if applicable (such approval not to be unreasonably withheld in accordance with such FCI Issuing Lender’s or Joint FCI Issuing Lender’s existing banking practice consistently applied). Upon notice to the applicable FCI Issuing Lender of the termination, reduction or expiration (without any pending drawing) of such FCI, the applicable FCI Issuing Lender shall release the whole or relevant part of the Cash Cover (or other credit back-stop) within three Business Days of the relevant date of termination, reduction or expiration, and the applicable FCI Issuing Lender shall use Cash Cover to promptly reimburse any honoring any FCI.
(p)    Fees; Termination.
(i)    FCI Commitment Fees. The Parent Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to each FCI Issuing Lender, a commitment fee (the “FCI Commitment Fee”) which shall accrue at the Applicable Rate (unless another rate shall have been agreed in writing between the Parent Borrower and the applicable FCI Issuing Lender) on the average daily unused amount of the FCI Issuing Commitment of such FCI Issuing Lender during the period from and including the Effective Date to but excluding the date on which such FCI Issuing Commitment terminates. Accrued FCI Commitment Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the FCI Issuing Commitments terminate, commencing on the first such date to occur after the Effective Date. FCI Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(ii)    FCI Fee. The Parent Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to each FCI Issuing Lender, a fee (the “FCI Fee”) with respect to its issuance of FCIs, which shall accrue at the Applicable Rate (or such other rate as may be agreed in writing from time to time between the Parent Borrower and the applicable FCI Issuing Lender) on the average daily Face Amount of each such FCI issued by such FCI Issuing Lender and outstanding (i.e. unexpired and not terminated) during the period from and including the date of issuance of any such FCI hereunder and the termination of any such Joint Signature FCI; provided that any such FCI Fees payable to any FCI Issuing Lender in respect of Trade LCs shall be reduced by the amount of any related FCI Commitment Fee payable in respect of the FCI Issuing Commitment of such FCI Issuing Lender utilized by the issuance of such Trade LCs. Accrued FCI Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the FCI Issuing Commitment terminates. FCI Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(iii)    [Reserved].
(iv)    FCI Handling Fee. Each Borrower shall, with respect to the issuance or amendment of any FCI by an FCI Issuing Lender, pay to such FCI Issuing Lender, quarterly in arrears in accordance with clause (vi) below, a handling fee of $150 with respect to each FCI so issued, and $100 with respect to each FCI so amended, by such FCI Issuing Lender during the previous calendar quarter (the “FCI Handling Fee”).
(v)    Other Fees and Expenses. Each Borrower shall, within three Business Days following written demand from an FCI Issuing Lender that has issued an FCI for such Borrower, reimburse such FCI Issuing Lender for all reasonable costs (including internal costs) and expenses (including legal fees) incurred by such FCI Issuing Lender and evidenced to such Borrower in connection with the handling of any claims made against such FCI Issuing Lender under any FCI issued by it.
(vi)    Payment of Foreign Credit Fees. Each FCI Issuing Lender shall notify the Foreign Trade Facility Agent in writing about the amount of all FCI Handling Fees payable by any Borrower with respect to each previous calendar quarter not later than on the fifth Business Day of each calendar quarter. In the case of each FCI Issuing Lender, the notification needs to include only the sum of all such fees payable to such FCI Issuing Lender and the respective amounts owing from each Borrower. The Foreign Trade Facility Agent shall, not later than the seventh Business Day of each calendar quarter, inform the Parent Borrower in writing about the aggregate amount of the FCI Handling Fee, as notified to it by the FCI Issuing Lenders pursuant to the first sentence of this clause (vi), and the Parent Borrower shall pay (or shall cause the relevant Borrower to pay) such amounts to the Foreign Trade Facility Agent for distribution to the FCI Issuing Lenders not later than the fifth Business Day following the receipt by the Parent Borrower of the notification from the Foreign Trade Facility Agent.
(vii)    Termination. (A) With respect to each FCI issued and which is or under which claims are still outstanding on the earlier of (1) the Foreign Trade Maturity Date or (2) the date of termination or cancellation of the FCI Issuing Commitments, or (B) if an Event of Default has occurred and is continuing, upon the request of the majority of the FCI Issuing Lenders under the Foreign Trade Facility to the Foreign Trade Facility Agent, the Parent Borrower or other relevant Borrower, will on such applicable date provide Cash Cover to (or other credit support reasonably satisfactory to) the Foreign Trade Facility Agent in an amount equal to at least 103% of the Face Amount of all such FCIs. Section 2.6(o)(v) shall apply mutatis mutandis; provided that for purposes of the foregoing clause (B), if any Event of Default shall have occurred and any determination needs to be made by the majority of FCI Issuing Lenders under the Foreign Trade Facility under Article VII whether or not to require Cash Cover or other credit support, any FCI Issuing Lender shall be excluded for purposes of making a determination of such majority FCI Issuing Lenders if such FCI Issuing Lender notifies the Foreign Trade Facility Agent that in the good faith judgment of such FCI Issuing Lender failing to so exclude such amounts for such FCI Issuing Lender would or might violate the German Foreign Trade Act (Außenwirtschaftsgesetz) or EU Regulation (EC) 2271/96.
(q)    Cancellation.
(i)    The Parent Borrower may, by giving to the Administrative Agent, with a copy to the Foreign Trade Facility Agent, not less than 3 Business Days’ prior written notice, cancel the whole or any part (being a minimum of $10,000,000, or a lesser amount in the case of the cancellation of the entire remaining amount of any FCI Issuing Lender’s FCI Issuing Commitment) of the then unused FCI Issuing Commitments without premium or penalty (it being understood and agreed that any cancellation of an FCI

Issuing Commitment need not be done on a pro rata basis). Notwithstanding the foregoing, it is the intent and agreement of the parties hereto that (A) each Existing FCI issued by Bank of America and outstanding as of the Effective Date shall expire according to its terms, and that, as each Existing FCI issued by Bank of America expires in accordance with its terms, that a portion of Bank of America’s FCI Issuing Commitment, in an amount equal to the value of the then-expiring Existing FCI issued by Bank of America, shall be cancelled, until Bank of America’s total FCI Issuing Commitment is reduced to zero and cancelled in its entirety, and (B) each Existing FCI issued by DNB and outstanding as of the Effective Date shall expire according to its terms, and that, as each Existing FCI issued by DNB expires in accordance with its terms, that a portion of DNB’s FCI Issuing Commitment, in an amount equal to the value of the then-expiring Existing FCI issued by DNB, shall be cancelled, until DNB’s total FCI Issuing Commitment is reduced to zero and cancelled in its entirety.
(ii)    If any FCI Issuing Lender claims a payment or indemnification from any Borrower under Section 2.17, the Parent Borrower may (without prejudice to such claim), within 30 days thereafter and by not less than 15 days’ prior written notice to the Administrative Agent, with a copy to the Foreign Trade Facility Agent, cancel such FCI Issuing Lender’s unused FCI Issuing Commitment, whereupon such FCI Issuing Lender shall cease to be obligated to issue further FCIs and its unused FCI Issuing Commitment shall be reduced to zero. The remaining amount of such FCI Issuing Lender’s FCI Issuing Commitment shall be cancelled automatically in whole, or, as the case may be, in part with the receipt by the Foreign Trade Facility Agent of the Utilization Reduction Notice(s) with respect to the FCIs issued by such FCI Issuing Lender and still outstanding.
(iii)    Any notice of cancellation given by the Parent Borrower pursuant to clause (i) or (ii) above shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation; provided that any such notice of cancellation delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the Parent Borrower (by notice to the Administrative Agent and the Foreign Trade Facility Agent on or prior to the specified effective date) if such condition is not satisfied.
(iv)    Cancelled FCI Issuing Commitments cannot be reinstated.
(r)    Reports.
(i)    The Foreign Trade Facility Agent shall send to the FCI Issuing Lenders, the Parent Borrower and the Administrative Agent, via e-mail to the addresses and persons notified for this purpose by such Persons to the Foreign Trade Facility Agent,
(A)    on each Business Day, a report (the “Daily Report”):
(I)    stating the Dollar Equivalent for all outstanding FCIs (other than Trade LCs) outstanding as determined for such Business Day;
(II)    listing, for each FCI Issuing Lender, as of such Business Day, the Dollar Equivalent of the outstanding FCIs (other than Trade LCs) issued by such FCI Issuing Lender and the Dollar Equivalent of each such FCI Issuing Lender’s utilized FCI Issuing Commitment (without giving effect to the issuance of any Trade LCs); and
(III)    containing further information about the utilization of the Foreign Trade Facility (without giving effect to the issuance of any Trade LCs), in substantially the form set out in Schedule 2.6(r);

(B)    on each Business Day, a daily activity report of the previous Business Day, in a form as substantially set out in Schedule 2.6(r); and
(C)    not later than the fifth Business Day of each calendar month, a report stating all expired FCIs and all FCIs expiring within such month, in each case, without giving effect to the issuance of any Trade LCs.
(ii)    The Parent Borrower and each FCI Issuing Lender shall inform the Foreign Trade Facility Agent by 5:00 p.m., Düsseldorf time, on the fifth Business Day following receipt of any such report if it does not agree with any information contained in such report.
(iii)    The applicable Borrowers shall use commercially reasonable efforts to achieve the return of expired FCIs to the applicable FCI Issuing Lenders and the applicable FCI Issuing Lenders shall (at the applicable Borrower’s cost and expense) use commercially reasonable efforts to support the applicable Borrower’s efforts to achieve such return.
(s)    Unreimbursed FCI Disbursements. Each FCI Issuing Lender shall promptly notify the Foreign Trade Facility Agent and the Administrative Agent of any FCI Disbursement of such FCI Issuing Lender that has not been reimbursed by or on behalf of the relevant Borrower and shall include in such notice (i) the date of the FCI Disbursement, (ii) the name of the relevant Borrower and (iii) the amount (including the currency) of such FCI Disbursement and the Dollar Equivalent thereof as calculated by such FCI Issuing Lender in accordance with this Agreement.
(t)    Additional FCI Issuing Lenders. Upon notice to each of the Administrative Agent and the Foreign Trade Facility Agent, the Parent Borrower may designate additional FCI Issuing Lenders to provide additional FCI Issuing Commitments hereunder and/or designate existing FCI Issuing Lenders to provide an increase to its existing FCI Issuing Commitment hereunder. No Person shall have any obligation hereunder to become such an additional FCI Issuing Lender or to provide any such additional or increased FCI Issuing Commitment. The FCI Issuing Lender or other Person that in its sole discretion agrees to provide any such increased or additional FCI Issuing Commitment shall enter into an FCI Issuing Lender Joinder Agreement with completions reasonably acceptable to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower. No such designation shall be made of (i) the Parent Borrower or the Parent Borrower’s Affiliates or Subsidiaries or (ii) a natural person. Upon consummation of any such FCI Issuing Lender Joinder Agreement, Schedule 1.1A shall be deemed revised to reflect the applicable FCI Issuing Commitment added pursuant to such FCI Issuing Lender Joinder Agreement. If all the conditions precedent to issuance of a new FCI are satisfied, then in lieu of issuing a new FCI, such additional FCI Issuing Lender may, at the written request of the Parent Borrower or the applicable Foreign Subsidiary Borrower and with the written consent of the Foreign Trade Facility Agent, roll into the Foreign Trade Facility an outstanding undertaking that meets all of the requirements to be an FCI hereunder, in which case such undertaking shall thereafter be treated as if it were issued hereunder, and such FCI Issuing Lender shall be deemed to represent and warrant that each such FCI that is rolled into the Foreign Trade Facility complies with Section 2.6(c), Section 2.6(d), Section 2.6(e) and Section 2.6(f), as applicable.
Section 2.7    Funding of Borrowings.
(a)    Each Lender shall make each Loan (other than any Incremental Term Loan) to be made by it hereunder on the proposed date thereof by wire transfer to the Administrative Agent in same day funds at the Administrative Agent’s Office for the applicable currency most recently designated by it for such purpose by notice to the Lenders, in immediately available funds, not later than 12:00 noon, New York City time, in the case of any Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency; provided that Swingline Loans shall be made as provided in Section 2.4. The Administrative Agent will make such Loans available to the relevant Borrower by wiring the amounts so received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request;

provided that (i) ABR Domestic Revolving Loans made to finance the reimbursement of a Financial LC Disbursement as provided in Section 2.5(e)(i) shall be remitted by the Administrative Agent to the applicable Issuing Lender and (ii) ABR Global Revolving Loans made to finance the reimbursement of a Non-Financial LC Disbursement as provided in Section 2.5(e)(i) shall be remitted by the Foreign Trade Facility Agent to the applicable Issuing Lender. Any funding of Incremental Term Loans shall be made pursuant to such procedures as shall be agreed to by the Parent Borrower, the relevant Incremental Term Lenders and the Administrative Agent.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon in such currency, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) or (ii) in the case of a Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.8    Interest Elections.
(a)    Each Revolving Borrowing, the Term Loan A Borrowing and each Incremental Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding the foregoing, a Borrower may not (i) elect to convert the currency in which any Loans are denominated, (ii) elect to convert Loans denominated in Alternative Currencies from Eurocurrency Loans to ABR Loans, (iii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.2(d), (iv) elect to convert any ABR Loans to Eurocurrency Loans that would result in the number of Eurocurrency Borrowings exceeding the maximum number of Eurocurrency Borrowings permitted under Section 2.2(c), (v) elect an Interest Period for Eurocurrency Loans unless the aggregate outstanding principal amount of Eurocurrency Loans (including any Eurocurrency Loans made to such Borrower in the same currency on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.2(c) or (vi) elect to convert or continue any Swingline Borrowings.
(b)    To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if such Borrower were requesting a Borrowing of Domestic Revolving Loans or Global Revolving Loans of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.3 and paragraph (a) of this Section: (i) the Borrowing to which such Interest Election

Request applies; (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election. If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in any Alternative Currency prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically continue as a Eurocurrency Loan having an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) no Borrowing denominated in an Alternative Currency having an Interest Period in excess of one month may be made or continued.
Section 2.9    Termination and Reduction of Commitments.
(a)    (i) The Domestic Revolving Commitments shall terminate on the Domestic Revolving Maturity Date, (ii) the Global Revolving Commitments shall terminate on the Global Revolving Maturity Date, (iii) the FCI Issuing Commitments shall terminate on the Foreign Trade Maturity Date and (iv) the Term Loan A Commitments shall terminate on the Effective Date.
(b)    The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments (other than FCI Issuing Commitments) of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Parent Borrower shall not terminate or reduce (A) the Domestic Revolving Commitments if, after giving effect to any concurrent prepayment of the Domestic Revolving Loans in accordance with Section 2.12, the Domestic Revolving Exposure would exceed the total Domestic Revolving Commitments, or (B) the Global Revolving Commitments if, after giving effect to any concurrent prepayment of the Global Revolving Loans in accordance with Section 2.12, the Global Revolving Exposure would exceed the total Global Revolving Commitments, and (iii) each termination or reduction of FCI Issuing Commitments shall be made in accordance with Section 2.6(q).
(c)    The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.10    Evidence of Debt.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made, and each FCI issued, by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 9.4(c) and a subaccount for each Lender in which it shall record (i) the amount of each Loan made hereunder (whether or not evidenced by a promissory note), the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal and/or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Foreign Trade Facility Agent shall maintain records in which it shall record all relevant details about each FCI issued hereunder and, upon the request of the Administrative Agent, the Foreign Trade Facility Agent shall make such records (or copies thereof) available to the Administrative Agent.
(c)    The entries made in the Register maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(d)    Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Domestic Revolving Loans, be in the form of Exhibit I (a “Domestic Revolving Note”), (ii) in the case of Global Revolving Loans, be in the form of Exhibit J (a “Global Revolving Note”), (iii) in the case of the Term Loan A, be in the form of Exhibit K (a “Term A Note”), (iv) in the case of Swingline Loans, be in the form of Exhibit L (a “Swingline Note”) and (v) in the case of Incremental Term Loans, be in the form of Exhibit M (an “Incremental Term Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
Section 2.11    Repayment of Loans.
(a)    The Parent Borrower shall repay any Incremental Term Loans in consecutive installments (which shall be no more frequent than quarterly) as specified in the applicable Incremental Facility Activation Notice pursuant to which such Incremental Term Loans were made; provided that the weighted average life to maturity of any Incremental Term Loans shall not be shorter than the then-remaining weighted average life to maturity of any then-existing Term Loans.
(b)    The Parent Borrower shall repay (i) the then unpaid principal amount of the Domestic Revolving Loans on the Domestic Revolving Maturity Date and (ii) the then unpaid principal amount of each Swingline Loan on the earlier of the Domestic Revolving Maturity Date and the first date after such Swingline Loan is made that is the last Business Day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Borrowing of Domestic Revolving Loans is made, the Parent Borrower shall repay all Swingline Loans then outstanding.
(c)    Each Borrower shall repay the then unpaid principal amount of the Global Revolving Loans applicable to such Borrower on the Global Revolving Maturity Date.
(d)    The Parent Borrower shall repay the outstanding principal balance of the Term Loan A on the Term Loan A Maturity Date, unless accelerated sooner pursuant to Article VII.

Section 2.12    Prepayment of Loans.
(a)    Each Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty subject to Section 2.18; provided that, unless otherwise agreed by the Administrative Agent: (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Loans and (B) on the date of prepayment of ABR Loans; (ii) any prepayment of Eurocurrency Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of ABR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, the currency and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.18. Each prepayment of the outstanding Term Loans pursuant to this Section 2.12(a) shall be applied to the principal repayment installments thereof as directed by the Parent Borrower. Subject to Section 2.24, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(b)    The Parent Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (i) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Parent Borrower, the Parent Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.18.
(c)    If on any date any Net Proceeds are received by or on behalf of the Parent Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Parent Borrower shall, within ten Business Days after such Net Proceeds are received, apply an amount equal to the aggregate amount of such Net Proceeds, first, to prepay the Term Loans in the manner and the order as directed in writing by the Parent Borrower to the Administrative Agent (provided that in the case of any excess cash flow mandatory prepayment required in connection with any Incremental Term Loans as permitted under Section 2.1(b), such prepayment shall be applied ratably to all Term Loans and to the principal repayment installments thereof on a pro rata basis), and second, (after the Term Loans have been paid in full) to the Domestic Revolving Loans and/or the Global Revolving Loans as directed in writing by the Parent Borrower to the Administrative Agent (without a corresponding permanent reduction in the aggregate Domestic Revolving Commitments or the aggregate Global Revolving Commitments); provided that, in the case of any event described in clause (a) or (b) of the definition of the term Prepayment Event, if the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Parent Borrower and the Restricted Subsidiaries intend to apply the Net Proceeds from such event (“Reinvestment Net Proceeds”) within 360 days after receipt of such Net Proceeds, to make Permitted Acquisitions or Investments permitted by Section 6.5 or acquire real property, equipment or other assets to be used in the business of the Parent Borrower and the Restricted Subsidiaries, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 360-day period (or, with respect to Net Proceeds which are committed to be reinvested within such 360-day period, except to the extent of any such Net Proceeds that have not been actually reinvested within 180 days after the end of such 360-day period), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied. Notwithstanding the foregoing, from and after the date during any fiscal year of the Parent Borrower on which the aggregate gross proceeds (inclusive of amounts of the type described in the first parenthetical of Section 6.6(e)) from Dispositions pursuant to Section 6.6(e) received during such fiscal year exceed the aggregate amount for such fiscal year specified in clause (i) of the proviso in Section 6.6(e), the Net Proceeds from each subsequent Prepayment Event occurring during such fiscal year resulting from Dispositions pursuant to Section 6.6(e) (and a ratable amount of Net Proceeds from any Prepayment Event that first causes the aforementioned threshold to be exceeded, which ratable amount shall be determined by reference to a fraction, the numerator of which shall be the portion of the gross proceeds from such Prepayment Event representing the excess above such threshold and the denominator of which shall be the aggregate gross proceeds from such Prepayment Event) may not be treated as Reinvestment Net Proceeds. With respect to any prepayment of Term Loans required pursuant to this Section 2.12(c), any Lender, at its option, may decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than five (5) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment (and, for the avoidance of doubt, if any Lender does not give a notice to the Administrative Agent on or prior to such fifth (5th) Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment). Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall be retained by the applicable Borrower (such amounts, the “Retained Declined Proceeds”).
(d)    If on any Determination Date relating to the Global Revolving Facility, the Total Global Exposure exceeds the total Global Revolving Commitments by more than $500,000, the Parent Borrower shall, upon notice by the Administrative Agent, within three Business Days after such Determination Date, prepay (or cause the relevant Foreign Subsidiary Borrower to prepay) the Borrowings of Global Revolving Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Foreign Trade Facility Agent pursuant to Section 2.5(j)(ii)) in an aggregate amount such that, after giving effect thereto, the Total Global Exposure does not exceed the total Global Revolving Commitments. If on any Determination Date relating to the Domestic Revolving Facility, the Total Domestic Exposure exceeds the total Domestic Revolving Commitments, the Parent Borrower shall, without notice or demand, within three Business Days after such Determination Date, prepay (or cause the relevant Foreign Subsidiary Borrower to prepay) the Borrowings of Domestic Revolving Loans or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.5(j)(i)) in an aggregate amount such that, after giving effect thereto, the Total Domestic Exposure does not exceed the total Domestic Revolving Commitments.
(e)    A Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy promptly thereafter) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time (or 11:00 a.m., London time, as applicable), three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m. on the Business Day of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Domestic Revolving Commitments or the Global Revolving Commitments as contemplated by Section 2.9, then such notice of prepayment may be revoked (or the date specified therein extended) if such notice of termination is revoked (or the date specified therein extended) in accordance with Section 2.9. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any

Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment.
Section 2.13    Certain Payment Application Matters.
(a)    Each repayment or prepayment of a Borrowing by any Borrower shall be applied ratably to the Loans included in the repaid Borrowing of such Borrower. It is understood that, in the case of Global Revolving Loans, the relevant Borrower may select the particular currency of Loans to be prepaid, and such prepayment shall then be applied ratably to such Loans. Repayments and prepayments of Borrowings shall be accompanied by accrued interest on the amount repaid.
(b)    Each mandatory prepayment of any Term Loans shall be applied among the Classes of the Term Loans as directed in writing by the Parent Borrower to the Administrative Agent and to the installments thereof in each case in the order as directed in writing by the Parent Borrower to the Administrative Agent. Any optional prepayment of any Term Loans shall be applied to the installments of the applicable Term Loans in each case in the order as directed in writing by the Parent Borrower to the Administrative Agent.
Section 2.14    Fees.
(a)    The Parent Borrower agrees to pay to the Administrative Agent for the account of each relevant Lender (i) a commitment fee (the “Domestic Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the actual daily unused amount of the Domestic Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the Domestic Revolving Maturity Date and (ii) a commitment fee (the “Global Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the actual daily unused amount of the Global Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the Global Revolving Maturity Date. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the Domestic Revolving Maturity Date and the Global Revolving Maturity Date, as applicable, commencing on the first such date to occur after the Effective Date. Domestic Revolving Commitment Fees and Global Revolving Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees (x) in respect of the Domestic Revolving Commitments, the Domestic Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Domestic Revolving Loans and Financial LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose) and (y) in respect of the Global Revolving Commitments, the Global Revolving Commitments of a Lender shall be deemed to be used to the extent of the outstanding Global Revolving Loans and Non-Financial LC Exposure of such Lender. For the avoidance of doubt, the FCI Commitment Fee is set forth in Section 2.6(p)(i).
(b)    Each Borrower agrees to pay:
(i)    to the Administrative Agent for the account of each Domestic Revolving Lender a participation fee with respect to its participations in Financial Letters of Credit (“Financial Letter of Credit Fees”), which shall accrue at the Applicable Rate on the actual daily amount of such Lender’s Financial LC Exposure (excluding any portion thereof attributable to unreimbursed Financial LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Domestic Revolving Commitment terminates and the date on which such Lender ceases to have any Financial LC Exposure; provided that any Financial Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Financial Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the applicable Issuing Lender pursuant to Section 2.5(j)(i) shall be payable, to the maximum extent permitted by applicable laws, to the other Lenders with Domestic Revolving Commitments in accordance with the upward adjustments in their respective

Applicable Domestic Revolving Percentages allocable to such Financial Letter of Credit pursuant to Section 2.24(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account;
(ii)    to the Foreign Trade Facility Agent for the account of each Global Revolving Lender a participation fee with respect to its participations in Non-Financial Letters of Credit (“Non-Financial Letter of Credit Fees”), which shall accrue at the Applicable Rate on the actual daily amount of such Lender’s Non-Financial LC Exposure (excluding any portion thereof attributable to unreimbursed Non-Financial LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Global Revolving Commitment terminates and the date on which such Lender ceases to have any Non-Financial LC Exposure; provided that any Non-Financial Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Non-Financial Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the applicable Issuing Lender pursuant to Section 2.5(j)(ii) shall be payable, to the maximum extent permitted by applicable laws, to the other Lenders with Global Revolving Commitments in accordance with the upward adjustments in their respective Applicable Global Revolving Percentages allocable to such Non-Financial Letter of Credit pursuant to Section 2.24(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Lender for its own account;
(iii)    to the applicable Issuing Lender a fronting fee, which shall accrue at the rate of (A) with respect to Financial Letters of Credit, 0.125% per annum on the actual daily amount of the Financial LC Exposure (excluding any portion thereof attributable to unreimbursed Financial LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Domestic Revolving Commitments and the date on which there ceases to be any Financial LC Exposure, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Financial Letter of Credit or processing of drawings thereunder, and (B) with respect to Non-Financial Letters of Credit, 0.250% per annum on the actual daily amount of the Non-Financial LC Exposure (excluding any portion thereof attributable to unreimbursed Non-Financial LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Global Revolving Commitments and the date on which there ceases to be any Non-Financial LC Exposure, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal, or extension of any Non-Financial Letter of Credit or processing of drawings thereunder; and
(iv)    to the applicable FCI Issuing Lender, the fees set forth in Section 2.6(p).
Participation fees and fronting fees pursuant to clauses (i), (ii) and (iii) above accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Domestic Revolving Commitments or the Global Revolving Commitments, as applicable, terminate and any such fees accruing after the date on which the Domestic Revolving Commitments or the Global Revolving Commitments, as applicable, terminate shall be payable on demand. Except as otherwise provided in Section 2.6(p), any other fees payable to the applicable Issuing Lender or FCI Issuing Lender pursuant to this Section 2.14(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the purposes of calculating the actual daily amount of the Financial LC Exposure or Non-Financial LC Exposure for any period under this Section 2.14(b), the actual daily amount of the Alternative Currency Financial LC Exposure or Alternative Currency Non-Financial LC Exposure for such period shall be calculated by multiplying (x) the actual daily balance of each Alternative Currency Letter of Credit (expressed in the currency in which such Alternative Currency Letter of Credit is denominated) by (y) the Exchange Rate for each such Alternative Currency in effect on the last Business Day of such period or by such other reasonable method that the Administrative Agent deems appropriate.

(c)    The Parent Borrower agrees to pay to BofA Securities, for its own account, fees payable in the amounts and at the times specified in the Fee Letter.
(d)    The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in the Fee Letter.
(e)    The Parent Borrower agrees to pay to the Foreign Trade Facility Agent, for its own account, fees payable in the amounts and at the times specified in the Deutsche Bank Fee Letter.
(f)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, applicable FCI Issuing Lender or the Foreign Trade Facility Agent, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Except as otherwise provided in Section 2.6(p), fees paid shall not be refundable under any circumstances.
Section 2.15    Interest.
(a)    ABR Loans shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    Eurocurrency Loans shall bear interest at the Adjusted Eurocurrency Rate for the applicable Interest Period plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest (or premium, if any) on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (except as specified in Section 2.6(h)(ii)), 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section (or, in the case of amounts denominated in any Alternative Currency under the Global Revolving Facility, the rate that would apply to Loans in such currency pursuant to clause (i) above), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Domestic Revolving Commitments or the Global Revolving Commitments, and in the case of the Term Loans, upon the Term Loan A Maturity Date or the Incremental Term Loan Maturity Date, as applicable; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Domestic Revolving Availability Period or Global Revolving Availability Period, as applicable), accrued interest (and premium, if any) on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, it being understood and agreed that the Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.
(f)    If, as a result of any restatement of or other adjustment to the financial statements of the Parent Borrower or for any other reason, the Parent Borrower or the Administrative Agent at the direction of the Required Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Parent Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Parent Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent Borrower under the Bankruptcy Code of the United States, automatically and without further action by any Person), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, the Foreign Trade Facility Agent, any Lender or the Issuing Lenders, as the case may be, under Section 2.5(c), 2.14(b) or 2.15(c) or under Article VII. The Parent Borrower’s obligations under this paragraph shall survive the termination of the Commitments of all of the Lenders and the repayment of all other Obligations hereunder.
(g)    Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
Section 2.16    Alternate Rate of Interest.
(a)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing: (i) (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate for such Interest Period, and (B) the circumstances described in Section 2.16(b) do not apply; (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or (iii) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the relevant market; then, in any such case, the Administrative Agent shall give notice thereof to the Parent Borrower and the relevant Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be promptly given by the Administrative Agent when such circumstances no longer exist), and, in the case of the relevant Facility, any request by a Borrower for a Eurocurrency Borrowing of the affected Type or in the affected currency, or a conversion to or continuation of a Eurocurrency Borrowing of the affected Type or in the affected currency, pursuant to Section 2.3 or 2.8, shall be deemed rescinded; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or (iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.16(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Parent Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Loans shall be suspended (to the extent of the affected Eurocurrency Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a ABR Borrowing (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
Section 2.17    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate);
(ii)    subject any Lender or an Agent to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Taxes imposed as a penalty for a Lender’s failure to comply with non-U.S. legislation implementing FATCA) on its loans, loan principal, letters of credit, commitments or other obligations or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender, Issuing Lender or FCI Issuing Lender or the London (or other relevant) interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit (or any participation therein) or FCI;
and the result of any of the foregoing shall be to increase the net cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Lender or FCI Issuing Lender of participating in, issuing or maintaining any Letter of Credit or FCI or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or FCI Issuing Lender hereunder (whether of principal, interest, premium or otherwise), then each relevant Borrower will pay to such Lender, Issuing Lender or FCI Issuing Lender such additional amount or amounts as will compensate such Lender, Issuing Lender or FCI Issuing Lender, as the case may be, for such additional costs actually incurred or reduction suffered; provided that such Lender shall only be entitled to seek such additional amounts if such Lender certifies that it is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities.
(b)    If any Lender, Issuing Lender or FCI Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Person’s capital or on the capital of such Person’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, or the FCIs issued by such FCI Issuing Lender, to a level below that which such Lender, Issuing Lender or FCI Issuing Lender or such Lender’s, Issuing Lender’s or FCI Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Person’s policies and the policies of such Person’s holding company with respect to capital adequacy or liquidity), then from time to time the relevant Borrower will pay to such Lender, Issuing Lender or FCI Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Person or such Person’s holding company for any such reduction actually suffered; provided that such Lender shall only be entitled to seek such additional amounts if such Lender certifies that it is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities.
(c)    If any Lender, any Issuing Lender or any FCI Issuing Lender incurs any Mandatory Costs attributable to the Obligations, then from time to time the Parent Borrower will pay (or cause the applicable Foreign Subsidiary Borrower to pay) to such Lender or such Issuing Lender, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.
(d)    A certificate of a Lender, Issuing Lender or FCI Issuing Lender setting forth in reasonable detail the basis for and computation of the amount or amounts necessary to compensate such Person or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender, Issuing Lender or FCI Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof. All amounts payable by any Borrower pursuant to paragraph (a) or (b) of this Section shall be deemed to constitute interest expense in respect of the Loans.
(e)    Failure or delay on the part of any Lender, Issuing Lender or FCI Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Person’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender, Issuing Lender or FCI Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Person notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.18    Break Funding Payments.
In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Domestic Revolving Loan, Global Revolving Loan, the Term Loan A, or any Incremental Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12(d) and is revoked in accordance therewith), (d) the assignment of any

Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.21 or (e) any failure by the Parent Borrower or the applicable Foreign Subsidiary Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense actually incurred that is attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the relevant market. A certificate of any Lender setting forth in reasonable detail the basis for and computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender obtains actual knowledge of such amount.
Section 2.19    Taxes.
(a)    Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if a Borrower or an applicable Agent shall be required to deduct any Taxes from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the relevant Agent or the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or applicable Agent shall make such deductions and (iii) such Borrower or applicable Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. The provisions of this Section 2.19(a) shall not apply to any payment of a UK Obligor, as defined in Section 2.19A, and such payment shall instead be subject to the provisions of Section 2.19A.
(b)    In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law and indemnify the Lender from and against any Other Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.
(c)    Each Borrower shall indemnify each Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Agent or such Lender or required to be withheld or deducted from a payment to such recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and computation of the amount of such payment or liability delivered to a Borrower by a Lender, or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender or such Agent, as the case may be, obtains actual knowledge of such amount. The provisions of this Section 2.19(c) shall not apply to any payment of a UK Obligor, as defined in Section 2.19A, and such payment shall instead be subject to the provisions of Section 2.19A.
(d)    As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section, such Borrower shall deliver to the relevant Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Agent. The provisions of this Section

2.19(d) shall not apply to any payment of a UK Obligor, as defined in Section 2.19A, and such payment shall instead be subject to the provisions of Section 2.19A.
(e)    Each Agent and each Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and each Agent, on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:
(i)    two duly completed and signed original copies of either Internal Revenue Service Form W-8BEN (including Form W-8BEN-E, as applicable) or Internal Revenue Service Form W-8ECI (relating to such Non-U.S. Recipient and entitling it to a complete exemption from or reduction of withholding of United States federal income taxes on all amounts to be received by such Non-U.S. Recipient pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be (including, where applicable any such forms required to be provided to certify to such exemption on behalf of such Non-U.S. Recipient’s beneficial owners);
(ii)    in the case of a Non-U.S. Recipient claiming the benefit of the exemption for portfolio interest under Section 881(c) of the Code, (x) a statement in the form of Exhibit C (and any similar statements required to certify to the exemption of its beneficial owners) or such other form of statement as shall be reasonably requested by the Parent Borrower from time to time to the effect that such Non-U.S. Recipient (and, where applicable, its beneficial owners) is eligible for a complete exemption from withholding of United States federal income taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed original copies of Internal Revenue Service Form W-8BEN (or W-8BEN-E) or successor and related applicable forms (including, where applicable, copies of such forms with respect to such entity’s beneficial owners); or
(iii)    to the extent a Non-U.S. Recipient is not the beneficial owner, two duly completed and signed original copies of Internal Revenue Service Form W-8IMY, accompanied by the forms described in clauses (i) and (ii) above, Internal Revenue Form W-9 and/or such other form or statement from each beneficial owner, in each case, as applicable.
Further, each Non-U.S. Recipient agrees (A) to deliver to the Parent Borrower and each Agent, and if applicable, the assigning Lender two further duly completed and signed original copies of such Forms W-8BEN (or W-8BEN-E), W-8ECI or W-8IMY, as the case may be (and, where applicable, any such forms on behalf of its beneficial owners) or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Parent Borrower in accordance with applicable U.S. laws and regulations, (B) in the case of a Non-U.S. Recipient that delivers a statement in the form of Exhibit C (or such other form of statement as shall have been requested by the Parent Borrower), to deliver to the Parent Borrower and each Agent, and if applicable, the assigning Lender, such statement (and where applicable, any such statements from its beneficial owners) on the two year anniversary of the date on which such Non-U.S. Recipient became a party to this Agreement and to deliver promptly to the Parent Borrower and each Agent, such additional statements and forms as shall be reasonably requested by the Parent Borrower or such Agent from time to time, and (C) to notify promptly the Parent Borrower and each Agent if it (or, as applicable, its beneficial owners) is no longer able to deliver, or if it is required to withdraw or cancel, any form of statement previously delivered by it pursuant to this Section 2.19(e). Notwithstanding anything herein to the contrary, no Non-U.S. Recipient shall be required to provide any forms, certification or documentation which it is not legally entitled or able to deliver.
(f)    Each Agent that is a United States person within the meaning of Section 7701(a)(30) of the Code and each Lender which is not a Non-U.S. Recipient shall deliver to Parent Borrower and each Agent (and if applicable the assigning or participating Lender) two duly completed and signed original copies of Internal Revenue Service Form W-9 (or applicable successor form) certifying that such party is exempt from U.S. federal backup withholding. Each Agent and each such Lender shall deliver to the Parent Borrower and each Agent two further duly completed and signed forms (or successor form) at or before the time any such form becomes obsolete.
(g)    [Reserved].
(h)    If any Agent or any Lender determines, in its sole discretion, that it has received a refund in respect of Indemnified Taxes or Other Taxes paid by a Borrower, it shall promptly pay such refund, together with any other amounts paid by such Borrower in connection with such refunded Indemnified Taxes or Other Taxes, to such Borrower, net of all out-of-pocket expenses incurred in obtaining such refund; provided that each Borrower agrees to promptly return such refund to the applicable Agent or the applicable Lender as the case may be, if it receives notice from the applicable Agent or applicable Lender that such Agent or Lender is required to repay such refund. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information that it deems confidential) to the applicable Borrower or any Person.
(i)    If any Agent or any Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Indemnified Tax or Other Tax under the laws of the jurisdiction in which a Foreign Subsidiary Borrower is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document, then such Agent or such Lender (as the case may be) shall deliver to such Foreign Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Foreign Subsidiary Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Foreign Subsidiary Borrower as will permit such payments to be made without the imposition, deduction or withholding of such Indemnified Tax or Other Tax or at a reduced rate; provided that such Agent or such Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary. The Parent Borrower or such Foreign Subsidiary Borrower shall use commercially reasonable efforts to take such actions as are requested by any Agent or any Lender to obtain the benefits of any exemption from or reduction in the rate of any Indemnified Tax, Other Tax or Excluded Tax.
(j)    If a payment made to a Lender or an Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA, such Agent or such Lender, as the case may be, shall deliver to the Parent Borrower and each Agent at such time or times reasonably requested by the Parent Borrower or an Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Borrower or an Agent as may be necessary for such Borrower and such Agent to comply with their obligations under FATCA and to determine whether such Agent and such Lender have complied with such Agent’s and such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the Effective Date.
Section 2.19A.    United Kingdom Matters.
The provisions of this Section 2.19A shall apply only in relation to any Loan which is at any time outstanding between (i) any Lender and (ii) a Foreign Subsidiary Borrower resident in the UK or any other Borrower to whom the provisions of S.874 ITA would apply (ignoring any exceptions) on the payment of any amount of interest under such Loan, and each such Foreign Subsidiary Borrower or other Borrower or any Subsidiary Guarantor paying an amount in respect of an amount due from such Foreign Subsidiary Borrower or other Borrower shall be referred to in this Section 2.19A as a “UK Obligor”.
(a)    Definitions.
In this Section 2.19A:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which contains the scheme reference number and jurisdiction of tax residence stated in Lender’s UK Tax Certification, and (i) where it relates to a Borrower which is party to this Agreement on the Effective Date is filed with HM Revenue & Customs within 30 days of the Effective Date, or (ii) where it relates to a Borrower which becomes a party to this Agreement after the Effective Date, is filed with HMRC within 30 days of it entering into this Agreement.
“CTA” means the United Kingdom Corporation Tax Act 2009.
“ITA” means the United Kingdom Income Tax Act 2007.
“Qualifying Lender” means:
(i)    a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under any Loan Document and is:
(A)    a Lender:
(aa)    which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under any Loan Document; or
(bb)    in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(B)    a Lender which is:
(cc)    a company resident in the United Kingdom for United Kingdom tax purposes;

(dd)	a partnership each member of which is:
(a)    a company so resident in the United Kingdom; or
(b)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(ee)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)    a Treaty Lender;

(ii)    a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under any Loan Document is either:
(i)    a company resident in the United Kingdom for United Kingdom tax purposes;
(ii)    a partnership each member of which is:
(A)    a company so resident in the United Kingdom; or
(B)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(iii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Taxes from a payment under any Loan Document.
“Tax Payment” means the increase in a payment made by a UK Obligor to a Lender under this Section 2.19A(b) (Tax gross-up) or a payment under Section 2.19A(c) (Tax indemnity).
“Treaty Lender” means a Lender which:
(i)    is treated as a resident of a Treaty State for the purposes of the Treaty;
(ii)    does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and
(iii)    meets any other conditions under the applicable Treaty for full exemption from Tax on interest imposed by the United Kingdom which relate to such Lender.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“UK Non-Bank Lender” means a Lender which gives a Tax Confirmation in the UK Tax Certification which it executes on becoming a party.
“UK Obligor” means a Loan Party incorporated or resident in the United Kingdom or to whom the provisions of section 874 ITA would apply (ignoring any exceptions) on the payment of any amount of interest under such Loan.
“UK Tax Certification” means the form attached in Exhibit P.

Unless a contrary indication appears, in this Section 2.19A, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination, acting in good faith.
(b)    Tax gross-up
(i)    Each UK Obligor shall make all payments to be made by it without any Tax Deduction unless a Tax Deduction is required by law.
(ii)    The Parent Borrower shall promptly upon becoming aware that a UK Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the Parent Borrower and the relevant UK Obligor.
(iii)    If a Tax Deduction is required by law to be made by a UK Obligor as a result of a Tax imposed by the United Kingdom, the amount of the payment due from that UK Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(iv)    A payment shall not be increased under paragraph (iii) above by reason of a Tax Deduction on account of Taxes imposed by the United Kingdom, if on the date on which the payment falls due:
(A)    the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority, save where (following any such change) if the UK Obligor can demonstrate that it would have been possible for the payment to have been made without the relevant Tax Deduction if the relevant Lender had completed, or co-operated in completing, any necessary procedural formalities provided that the UK Obligor provides reasonable notice of any such procedural formalities to such Lender and such Lender is legally entitled to complete such procedural formalities and in its reasonable judgment such completion would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary; or
(B)    the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender; and:

(aa)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Obligor making the payment or from the Parent Borrower a certified copy of that Direction; and

(bb)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(C)    the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(aa)	the relevant Lender has not given a Tax Confirmation to the Parent Borrower; and

(bb)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent Borrower, on the basis that the Tax Confirmation would have enabled the UK Obligor to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA.

(D)    the relevant Lender is a Treaty Lender and the UK Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (vii) below; or
(E)    The relevant Lender has not completed the UK Tax Certification and the payment could have been made to the Lender without any Tax Deduction if the Lender had completed the UK Tax Certification.
(v)    If a UK Obligor is required to make a Tax Deduction, that UK Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(vi)    Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the UK Obligor making that Tax Deduction shall deliver to the Administrative Agent for the benefit of the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(vii)    (a) Subject to paragraph (vii)(b) below, a Treaty Lender and each UK Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Obligor to obtain authorisation to make that payment without a Tax Deduction.

(b)	Nothing in this paragraph shall require a Treaty Lender to:
A.    Register under the HRMC DT Treaty Passport Scheme;

B.	Apply the HMRC DT Treaty Passport Scheme to any Loan if it has so registered;

C.
File Treaty forms if it has included an indication to the effect that it wishes to apply the HMRC DT Treaty Passport Scheme to apply this agreement in accordance with paragraph (x) below or paragraph (d) below (HMRC DT Treaty Passport Scheme Confirmation) and the UK Obligor making that payment has not complied with its obligations under paragraph (xi) below or paragraph (f) (HMRC DT Treaty Passport Scheme Confirmation).

(viii)    A UK Non-Bank Lender which becomes a party on the day on which it enters into an Assignment and Assumption gives a Tax Confirmation to the UK Obligor by entering into the UK Tax Certification.

(ix)    A UK Non-Bank Lender shall promptly notify the Parent Borrower and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.
(x)    (a) A Treaty Lender which becomes a party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any UK Obligor) by including its scheme reference number and its jurisdiction of tax residence opposite its name in a UK Tax Certification.
(b)    Each Lender which becomes a party to this Agreement after the Effective Date (“New Lender”) that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any UK Obligor) in the UK Tax Certification which it executes by including its scheme reference number and its jurisdiction of tax residence in that UK Tax Certification.
(c)    If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraphs (a) or (b) above and:
(i)    a UK Obligor making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender;
(ii)    a UK Obligor making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:
(A)    that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or
(B)    HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the UK Obligor has notified that Lender in writing, that Lender and the UK Obligor shall co-operate in completing any additional procedural formalities necessary for that UK Obligor to obtain authorisation to make that payment without a Tax Deduction; or
(iii)    If a Lender or a New Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement, no Obligor shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan.
(c)    Tax indemnity
(i)    The Parent Borrower or UK Obligor shall (within three Business Days of demand by the Administrative Agent) pay to the Administrative Agent or a Lender an amount equal to the loss, liability or cost which the Administrative Agent or the relevant Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax imposed by the United Kingdom by the Administrative Agent or the relevant Lender in respect of a Loan Document.
(ii)    Section (c)(i) above shall not apply:
(A)    with respect to any Tax assessed on the Administrative Agent or a Lender:

(aa)
under the law of the jurisdiction in which the Administrative Agent or the relevant Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Administrative Agent or the relevant Lender is treated as resident for tax purposes; or

(bb)	under the law of the jurisdiction in which the Administrative Agent’s or the relevant Lender’s applicable Lending Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Administrative Agent or the relevant Lender; or
(iii)    to the extent a loss, liability or cost:
(A)    is compensated for by an increased payment under Section 2.19A(b); or
(B)    would have been compensated for by an increased payment under Section 2.19A(b) but was not so compensated solely because one of the exclusions in Section 2.19A(b)(iv) applied.
(iv)    If the Administrative Agent or a Lender makes, or intends to make a claim under Section (c)(i) above, it shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Parent Borrower.
(v)    A Lender shall, on receiving a payment from an Obligor under Section (c)(i), notify the Administrative Agent.
(d)    Tax Credit
If a UK Obligor makes a Tax Payment and the relevant Lender determines that:
(i)    a Tax Credit is attributable to an increased payment of which that Tax Payment forms part to that Tax Payment, or to a Tax Deduction in consequence of which that Tax Payment was required; and
(ii)    that Lender has obtained and utilised that Tax Credit,
That Lender shall pay an amount to the UK Obligor which that Lender determines will leave it (after that payment) in the same after-Taxes position as it would have been in had the Tax Payment not been required to be made by the UK Obligor.
(e)    Lender Status Confirmation
Each New Lender shall indicate, in the UK Tax Certification which it executes on becoming a party , and for the benefit of the Administrative Agent and without liability to any UK Obligor, which of the following categories it falls in:
(i)    not a Qualifying Lender;
(ii)    a Qualifying Lender (other than a Treaty Lender); or

(iii)    a Treaty Lender.
If a New Lender fails to indicate its status in accordance with this Section 2.19A(e) then such New Lender shall be treated for the purposes of this Agreement (including by each UK Obligor) as if it is not a Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the U.K. Borrower). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 2.19A(e).
(f)    [Reserved].
(g)    Value Added Tax
(i)    All amounts set out or expressed in a Loan Document to be payable by any party to any Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, and such party is required to account to the relevant tax authority for the VAT, that party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).
(ii)    If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan and any party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.
(iii)    Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)    Any reference in this Section 2.19A(g) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom Value Added Tax Act 1994).
Section 2.20    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, premium, fees, reimbursement of LC Disbursements, reimbursement of FCI Disbursements, or of amounts payable under Section 2.17, 2.18 or 2.19, or to provide Cash Cover, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, local time), on the date when due, in same day funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative

Agent’s Office, except as otherwise expressly provided herein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable to but excluding such Business Day. Except as otherwise specified in this Agreement, each such payment (other than (i) principal of and interest on Loans and LC Disbursements denominated in an Alternative Currency, which shall be made in the applicable Alternative Currency, except as otherwise specified in Section 2.5(e) and (ii) payments in respect of the FCIs and FCI Disbursements thereunder, which shall be made in the currency applicable to such FCI) shall be made in Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent or the Foreign Trade Facility Agent to pay fully all amounts of principal, unreimbursed LC Disbursements and FCI Disbursements, interest, premium, fees and Cash Cover then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements and FCI Disbursements then due hereunder, and any premium or Cash Cover then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements and FCI Disbursements, and any premium or Cash Cover, then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest (or premium, if any) on any of its Domestic Revolving Loans, Global Revolving Loans, portion of the Term Loan A, Incremental Term Loans, FCI Disbursements, participations in LC Disbursements or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Domestic Revolving Loans, Global Revolving Loans, portion of the Term Loan A, Incremental Term Loans, FCI Disbursements, participations in LC Disbursements and participations in Swingline Loans and accrued interest (and premium, if any) thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Domestic Revolving Loans, the Global Revolving Loans, the Term Loan A, any Incremental Term Loans, FCI Disbursements, participations in LC Disbursements and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest (and premium, if any) on their respective Domestic Revolving Loans, Global Revolving Loans, portion of the Term Loan A, Incremental Term Loans, FCI Disbursements, participations in LC Disbursements and participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders (or any of them) hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each relevant Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error).
(e)    If any Lender shall fail to make any payment required to be made by it to the Administrative Agent, the Swingline Lender or any Issuing Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations until all such unsatisfied obligations are fully paid.
Section 2.21    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender or the Foreign Trade Facility Agent requests compensation under Section 2.17, or if any Borrower is required to pay any additional amount to any Lender or the Foreign Trade Facility Agent or any Governmental Authority for the account of any Lender or the Foreign Trade Facility Agent pursuant to Section 2.19 or 2.19A, then, in the case of a Lender, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or, in the case of a Lender or the Foreign Trade Facility Agent, such party will use reasonable efforts to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Foreign Trade Facility Agent, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17, 2.19 or 2.19A, as the case may be, in the future and (ii) would not subject such Lender or the Foreign Trade Facility Agent, as applicable, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Foreign Trade Facility Agent. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Foreign Trade Facility Agent in connection with any such designation or assignment.
(b)    If (i) any Lender (other than an FCI Issuing Lender) or the Foreign Trade Facility Agent requests compensation under Section 2.17, (ii) any Borrower is required to pay any additional amount to any Lender or the Foreign Trade Facility Agent or any Governmental Authority for the account of any Lender or the Foreign Trade Facility Agent pursuant to Section 2.19 or 2.19A, (iii) any Lender is a Defaulting Lender, (iv) any Lender becomes a “Non-Consenting Lender” (as defined below), or (v) any Lender is a non-extending Lender pursuant to Section 2.1(c), Section 2.1(d) or Section 2.6(b), then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender (other than an FCI Issuing Lender in the case of applicability of clause (i) above) or the Foreign Trade Facility Agent, as applicable, and the Administrative Agent, require such Lender (other than an FCI Issuing Lender in the case of applicability of clause (i) above) or the Foreign Trade Facility Agent (in the case of clause (i) or (ii) above as such clauses relate to the Foreign Trade Facility Agent) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee, in the case of a Lender, may be another Lender, if a Lender accepts such assignment); provided that (A) the Parent Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender or the Foreign Trade Facility Agent, as applicable, shall have received payment of an amount equal to the outstanding principal of its Loans, FCI Disbursements, participations in LC Disbursements and participations Swingline Loans, accrued interest (and premium, if any) thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (C) in the event of a replacement of a Non-Consenting Lender, in order for the Parent Borrower to be entitled to replace such a Lender, such replacement must take place no later than 120 days after the date the Non-Consenting Lender shall have notified the Parent Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment. Neither a Lender nor the Foreign Trade Facility Agent shall be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply. In the event that (x) the Parent Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto (including extensions of any maturity date) or to approve a request that Eurocurrency Loans be made, or Letters of Credit and FCIs be issued, in a currency other than those specifically listed in the definition of “Alternative Currency”, (y) the consent, waiver, amendment or request in question requires the agreement of all Lenders (or of a particular affected Lender) in accordance with the terms of Section 1.9(a), Section 2.6(b) or Section 9.2 and (z) if required, the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.
Section 2.22    Change in Law.
Notwithstanding any other provision of this Agreement, if, after the Effective Date, (a) any Change in Law shall make it unlawful for any Issuing Lender to issue Letters of Credit denominated in an Alternative Currency, or any Global Revolving Lender to make Global Revolving Loans denominated in an Alternative Currency, or any FCI Issuing Lender to issue any FCIs, (b) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Issuing Lender to issue Letters of Credit denominated in such Alternative Currency for the account of a Borrower, or any Global Revolving Lender to make Global Revolving Loans denominated in an Alternative Currency, or any FCI Issuing Lender to issue any FCIs, then by prompt written notice thereof to the Parent Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (i) such Issuing Lender may declare that Letters of Credit will not thereafter be issued by it in the affected Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit by such Issuing Lender, (ii) such Global Revolving Lender may declare that Global Revolving Loans will not thereafter be made by it in the affected Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the making of Global Revolving Loans by such Global Revolving Lender, and (iii) such FCI Issuing Lender may declare that such affected FCIs will not thereafter be issued by it and the commitment of such FCI Issuing Lender to issue such affected FCIs shall forthwith be cancelled (for the duration of such declaration), or (c) any Law shall make it unlawful, or any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then by prompt written notice thereof to the Parent Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (i) any obligation of such Lender to make or continue Eurocurrency Loans in the affected currency or currencies or, in the case of Eurocurrency Loans in Dollars, to convert ABR Loans to Eurocurrency Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice specified in the foregoing clause (c), (x) the Parent Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in (i) Dollars, convert (which prepayment or conversion shall be accompanied by the payment of all accrued interest on the amount so prepaid or converted) all Eurocurrency Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Alternate Base Rate), or (ii) an Alternative Currency, convert (which prepayment or conversion shall be accompanied by the payment of all accrued interest on the amount so prepaid or converted) all Eurocurrency Loans of such Lender to Alternate Rate Loans, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such

Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.
Section 2.23    Foreign Subsidiary Borrowers.
(a)    Subject to the consent of the Administrative Agent and the Global Revolving Lenders (such consent not to be unreasonably withheld, delayed or conditioned), the Parent Borrower may designate any Foreign Subsidiary of the Parent Borrower as a Foreign Subsidiary Borrower under the Global Revolving Facility by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Foreign Subsidiary, the Parent Borrower and the Administrative Agent and upon such delivery such Foreign Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower under the Global Revolving Facility and a party to this Agreement until the Parent Borrower shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Foreign Subsidiary, whereupon such Foreign Subsidiary shall cease to be a Foreign Subsidiary Borrower under the Global Revolving Facility. Notwithstanding the preceding sentence, no such Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower under the Global Revolving Facility at a time when any Obligations of such Foreign Subsidiary Borrower shall be outstanding thereunder or any Letters of Credit issued for the account of such Foreign Subsidiary Borrower shall be outstanding (which shall not have been cash collateralized in a manner consistent with the terms of Section 2.5(j)); provided that such Borrowing Subsidiary Termination shall be effective to terminate such Foreign Subsidiary Borrower’s right to make further borrowings under the Global Revolving Facility. The Global Revolving Lenders agree that each Foreign Subsidiary Borrower identified in Part A of Schedule 2.23 is an acceptable Foreign Subsidiary Borrower under the Global Revolving Facility.
(b)    Subject to the consent of the Foreign Trade Facility Agent, the Administrative Agent and each of the FCI Issuing Lenders (such consent not to be unreasonably withheld, delayed or conditioned), the Parent Borrower may designate any Foreign Subsidiary of the Parent Borrower as a Foreign Subsidiary Borrower under the Foreign Trade Facility by delivery to the Foreign Trade Facility Agent and the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Foreign Subsidiary, the Parent Borrower, the Foreign Trade Facility Agent and the Administrative Agent and upon such delivery such Foreign Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower under the Foreign Trade Facility and a party to this Agreement until the Parent Borrower shall have executed and delivered to the Foreign Trade Facility Agent and the Administrative Agent a Borrowing Subsidiary Termination with respect to such Foreign Subsidiary, whereupon such Foreign Subsidiary shall cease to be a Foreign Subsidiary Borrower under the Foreign Trade Facility.
Notwithstanding the foregoing, no such Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower under the Foreign Trade Facility at a time when any Obligations of such Foreign Subsidiary Borrower shall be outstanding thereunder or any applicable FCIs issued for the account of such Foreign Subsidiary Borrower shall be outstanding (which shall not have been cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.6(o)(iv) or the obligations of such Foreign Subsidiary Borrower in respect of each outstanding FCI shall not have been assumed by the Parent Borrower or another Foreign Subsidiary Borrower pursuant to a written assumption agreement in form and substance reasonably satisfactory to the Parent Borrower, such terminated Foreign Subsidiary Borrower, any Foreign Subsidiary Borrower that assumes obligations of such terminated Foreign Subsidiary Borrower, and the Foreign Trade Facility Agent); provided that such Borrowing Subsidiary Termination shall be effective to terminate such Foreign Subsidiary Borrower’s right to request further FCIs or other extensions of credit under the Foreign Trade Facility.

(c)    For the avoidance of doubt, no Foreign Subsidiary Borrower shall be liable for the Obligations of any other Loan Party.
(d)    The Administrative Agent shall promptly notify the Global Revolving Lenders of any Foreign Subsidiary Borrower added or terminated pursuant to Section 2.23(a), and the Foreign Trade Facility Agent shall promptly notify each FCI Issuing Lender of any Foreign Subsidiary Borrower added or terminated pursuant to Section 2.23(b).
Section 2.24    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable laws:
(i)    Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.2 and in the definition of “Required Lender”.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by any Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to such Agent by that Defaulting Lender pursuant to Section 9.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agents hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Lender or the Swingline Lender; third, if so determined by the Administrative Agent or requested by the Parent Borrower or any Issuing Lender or the Swingline Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or any Swingline Loan; fourth, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent or Foreign Trade Facility Agent, as applicable; fifth, if so determined by the Administrative Agent or Foreign Trade Facility Agent, as applicable, or requested by the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Parent Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Parent Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or unreimbursed LC Disbursements in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or unreimbursed LC Disbursements were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and unreimbursed LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or unreimbursed LC Disbursements, owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to pay other amounts or post cash collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. The Defaulting Lender (x) shall not be entitled to receive any fees pursuant to Section 2.14(a) or (b) for any period during which such Lender is a Defaulting Lender (and the Parent Borrower and other Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Financial Letter of Credit Fees, Non-Financial Letter of Credit Fees and any of the fees described in Section 2.6(p) to the extent as provided in Section 2.24(b).
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Financial Letters of Credit, Non-Financial Letters of Credit or Swingline Loans, the “Applicable Domestic Revolving Percentage” or “Applicable Global Revolving Percentage”, as applicable, of each non-Defaulting Lender shall be computed without giving effect to the Commitments of that Defaulting Lender; provided that each such reallocation shall be given effect (x) only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (y) for each non-Defaulting Lender, only to the extent that the aggregate obligation of that non-Defaulting Lender to acquire, refinance or fund participations in Financial Letters of Credit, Non-Financial Letters of Credit and Swingline Loans after giving effect to such reallocation would not exceed one or more of (A) any excess of (1) the Domestic Revolving Commitment of that non-Defaulting Lender minus (2) the sum of the Financial LC Exposure, Swingline Exposure and the aggregate principal amount of the outstanding Domestic Revolving Loans of that Lender, or (B) any excess of (1) the Global Revolving Commitment of that non-Defaulting Lender minus (2) the sum of the Non-Financial LC Exposure and the aggregate principal amount of the outstanding Global Revolving Loans of that Lender.
(b)    Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, the Swingline Lender and each Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their relevant Applicable Percentages (without giving effect to Section 2.24(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Parent Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties (and, in any event, subject to Section 9.19), no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    Request for Cash Collateral. At any time that there shall exist a Defaulting Lender, within three (3) Business Days of the request of the Administrative Agent, an Issuing Lender or the Swingline Lender, the Parent Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.24(a)(iv) and any cash collateral provided by the Defaulting Lender).
(d)    Grant of Security Interest. All cash collateral provided pursuant to this Section shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent, with respect to cash collateral supporting the Fronting Exposure of the Issuing Lenders and the Swingline Lender. The Parent Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and/or the Lenders (including the Swingline Lender), as applicable, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such cash collateral may be applied pursuant to Section 2.24(e). If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such cash collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Parent Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency.
(e)    Application. Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section 2.24 in respect of Letters of Credit or Swingline Loans shall be held and applied in satisfaction of the specific obligations for which the cash collateral was so provided, prior to any other application of such property as may be provided herein or in any other Loan Document.
(f)    Release. Cash collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral; provided that (x) that cash collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.24 may be otherwise applied in accordance with terms of the Loan Documents) and (y) the Loan Party providing cash collateral and the Issuing Lenders and the Swingline Lender, as applicable, may agree that cash collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.25    Lending Offices.
Each Lender, Issuing Lender or FCI Issuing Lender, at its option, may perform its obligations hereunder through any Lending Office; provided that any exercise of such option shall not affect the obligation of any Borrower to repay any Loans, Letters of Credit or FCIs in accordance with the terms of this Agreement.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
On the Effective Date and any date thereafter on which the representations and warranties set forth herein are required to be made hereunder (or deemed to be made hereunder), the Parent Borrower represents and warrants to the Administrative Agent and the Lenders that:
Section 3.1    Organization; Powers.
Each of the Parent Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of Restricted Subsidiaries, where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to carry on its business as now conducted in all material respects and (c) except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 3.2    Authorization; Enforceability.
The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable against such Borrower or such other Loan Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.3    Governmental Approvals; No Conflicts.
The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except registrations or filings necessary to perfect Liens created under the Loan Documents or to release Liens, (b) will not violate any applicable law or regulation in any material respect or the charter, by-laws or other organizational documents of the Parent Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.
Section 3.4    Financial Condition; No Material Adverse Change.
(a)    The Parent Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2018, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended March 31, 2019, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, based on the facts and circumstances in existence on the Effective Date and taking into consideration the likelihood of any realization with respect to contingent liabilities, after giving effect to the Transactions, none of the Parent Borrower or its Restricted Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses to the extent required to be disclosed in accordance with GAAP.
(c)    Since December 31, 2018, there has been no event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 3.5    Properties.
(a)    Each of the Parent Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)    Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Parent Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person.
Section 3.6    Litigation and Environmental Matters.

(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, in the aggregate, to have a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.
(b)    Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Parent Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.
Section 3.7    Compliance with Laws and Agreements.
Each of the Parent Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
Section 3.8    Investment Company Status.
Neither the Parent Borrower nor any of its Restricted Subsidiaries is registered or required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.9    Taxes.
Each of the Parent Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 3.10    ERISA.
No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. Except to the extent such excess could not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans. As of the Effective Date, no Borrower is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the FCIs or the Commitments.
Section 3.11    Disclosure.
Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information, taken as a whole, furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information and other forward-looking information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and (b) with respect to information regarding the general economy or industry, the Parent Borrower represents only that such information was obtained from sources believed to be reliable. As of the Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Section 3.12    Subsidiaries.
Schedule 3.12 sets forth the name of, and the direct and indirect ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Subsidiary Guarantor, in each case, as of the Effective Date both before and after giving effect to the Transactions.
Section 3.13    Labor Matters.
Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts, slowdowns or other labor disputes against the Parent Borrower or any Restricted Subsidiary pending or, to the knowledge of the Parent Borrower, threatened; (b) the hours worked by and payments made to employees of the Parent Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Parent Borrower or any Restricted Subsidiary, or for which any claim may be made against the Parent Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Restricted Subsidiary is bound.
Section 3.14    Solvency.
Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans: (a) the fair value of the assets of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Parent Borrower and its Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Parent Borrower and its Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.
Section 3.15    Senior Indebtedness.
At all times after the issuance of any Subordinated Debt, (a) the Obligations will constitute “Senior Indebtedness” (or any comparable concept) under and as defined in the Subordinated Debt Documents and (b) in the event that any Subsidiary Guarantees the Subordinated Debt, the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement will constitute “Guarantor Senior Indebtedness” (or any comparable concept) of such Subsidiary Guarantor under and as defined in the Subordinated Debt Documents.

Section 3.16    Collateral Representations; Insurance.
(a)    Each Security Document (to the extent such Security Document is then in effect and to the extent that Collateral is required to be pledged pursuant to this Agreement) is effective to create in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral to the extent described therein. As of the Effective Date, Schedule 3.16 lists all of the filing jurisdictions in which UCC Financing Statements are required to be filed pursuant to any Security Document (to the extent such Security Document is then in effect and to the extent that Collateral is required to be pledged pursuant to this Agreement). Upon filing of such UCC Financing Statements or the taking of such other actions as contemplated in the Security Documents, each Security Document (to the extent such Security Document is then in effect and to the extent that Collateral is required to be pledged pursuant to this Agreement) creates a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, as security for the Obligations, in each case, subject to Permitted Encumbrances or as otherwise permitted by Section 6.3, prior and superior in right to any other Person.
(b)    Set forth on Schedule 3.16(b) is a list of all Intellectual Property owned by the Parent Borrower or any Subsidiary Guarantor as of the Effective Date which is the subject of a registration or application for registration with the United States Copyright Office or the United States Patent and Trademark Office. As of the Effective Date, none of the Intellectual Property owned by any of the Parent Borrower, any Subsidiary Guarantor or any of its Subsidiaries is subject to any licensing agreement or similar arrangement except (i) as set forth on Schedule 3.16(b), or (ii) in the ordinary course of business.
(c)    Set forth on Schedule 3.16(c), as of the Effective Date, is a list of all real property located in the United States that is owned or leased, in each case, by the Parent Borrower or any Subsidiary Guarantor (and, in each case, including (A) the name of the Loan Party owning (or leasing) such property, (B) the property address, (C) with respect to each Mortgaged Property, the number of buildings located on such property, and (D) the city, county, state and zip code which such property is located).
(d)    No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received the following: (i) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (A) as to the fact that such Mortgaged Property is a Flood Hazard Property, (B) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent and (ii) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the holders of the Obligations. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.
(e)    The properties of the Parent Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent Borrower, in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 3.16(e) and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents.
Section 3.17    OFAC; Anti-Money Laundering Laws; Patriot Act; FCPA.
(a)    Neither the Parent Borrower nor any Subsidiary nor, to the knowledge of any Responsible Officer of any Borrower or their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any Subsidiary located, organized, resident or doing business in a Designated Jurisdiction, except in the case of doing business to the extent permitted under the applicable Sanctions program, in each case to the extent that the aforementioned Sanctions programs are applicable to such Loan Parties and their respective Subsidiaries.
(b)    Neither the Parent Borrower nor, to the knowledge of any Responsible Officer of any Borrower or their Subsidiaries, any of its Affiliates (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Parent Borrower has taken reasonable measures appropriate to the circumstances (in any event as required by applicable Law), to ensure that the Parent Borrower and its Subsidiaries each is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.
(c)    Each of the Loan Parties and their respective Subsidiaries is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) (the “PATRIOT Act”), in each case to the extent that the aforementioned acts are applicable to such Loan Parties and their respective Subsidiaries.
(d)    No part of the proceeds of the Loans or other extensions of credit hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(e)    The representations and warranties given in this Section 3.17 shall not be made by nor apply to any German Loan Party in so far as they would violate or expose it to any liability under EU Regulation (EC) 2271/96 or Section 7 of the German Foreign Trade Ordinance (Verordung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or any similar anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity. The representations and warranties contained in this Section 3.17 given by any Loan Party to any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) are made only to the extent that any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) would be permitted to make such representations and warranties pursuant to Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)).
Section 3.18    Representations as to Foreign Obligors.
(a)    The execution, delivery and performance by each Foreign Obligor of this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”) constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)    The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent; provided that in respect of a UK Obligor such payments are made to a Lender which is (A) a Qualifying Lender (1) falling within paragraph (i)(A) of the definition of “Qualifying Lender”, or (2) except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(B) of the definition of “Qualifying Lender”, or (3) falling within paragraph (ii) of the definition of “Qualifying Lender”, or (B) a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).
(d)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
Section 3.19    EEA Financial Institution.
No Loan Party is an EEA Financial Institution.
ARTICLE IV

CONDITIONS
Section 4.1    Effective Date.
The effectiveness of the Commitments hereunder, and the obligations of the Lenders to make Loans hereunder, of the Issuing Lenders to issue Letters of Credit hereunder and of the FCI Issuing Lenders to issue FCIs hereunder, is subject to the satisfaction of each of the following conditions precedent:
(a)    Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Foreign Trade Facility Agent, the Parent Borrower, each Issuing Lender, each FCI Issuing Lender, the Swingline Lender and each other Lender, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Administrative Agent, the Parent Borrower and each Subsidiary Guarantor, (iii) the Security Agreement, executed and delivered by the Administrative Agent, the Parent Borrower and each Subsidiary Guarantor, (iv) Notes executed and delivered by the Parent Borrower for each Lender requesting Notes and (v) amendments to the Mortgages encumbering the Mortgaged Properties existing as of the Effective Date, executed, delivered and notarized by the applicable Loan Party.
(a)    No Material Adverse Change. Since December 31, 2018, there has been no event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)    Financial Statements. The Administrative Agent (for further distribution to the Lenders) shall have received (i) audited consolidated financial statements of the Parent Borrower for the fiscal year ending December 31, 2018 and (ii) unaudited interim consolidated financial statements of the Parent Borrower for the fiscal quarter ending March 31, 2019.
(c)    Projections. The Administrative Agent (for distribution to the Lenders) shall have received satisfactory projections (including written assumptions) for the Parent Borrower and its Restricted Subsidiaries.
(d)    Personal Property Collateral-Related Deliverables. The Administrative Agent shall have received (i)(A) searches of UCC filings in the jurisdiction of organization of the Parent Borrower and each Subsidiary Guarantor and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Encumbrances or Liens as otherwise permitted pursuant to Section 6.3, and (B) tax lien, judgment and bankruptcy searches, (ii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property, (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral, and (iv) certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
(e)    Mortgage-Related Deliverables. The Administrative Agent shall have received, for each Mortgaged Property existing as of the Effective Date, (i) a title search from a nationally recognized title insurance company acceptable to the Administrative Agent with respect to such Mortgaged Property, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) a completed “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto).
(f)    Insurance. The Administrative Agent shall have received copies of insurance certificates evidencing insurance coverage meeting the requirements set forth in this Agreement, including, for any real property that is a Flood Hazard Property, (i) confirmation whether the community in which such real property is located is participating in the National Flood Insurance Program, (ii) the Parent Borrower’s or the applicable Subsidiary Guarantor’s written acknowledgment of receipt of written notification from the Administrative Agent (A) as to the fact that such real property is a Flood Hazard Property and (B) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) copies of insurance policies or certificates of insurance of the Parent Borrower and its respective Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee for the benefit of the holders of the Obligations.
(g)    Legal Opinions. The Administrative Agent shall have received legal opinions (addressed to the Agents and the Lenders and dated the Effective Date) (i) from Latham & Watkins LLP, counsel for the Parent Borrower, and (ii) from the general counsel of the Parent Borrower, in each case, the opinions of which shall be customary for transactions of this type.
(h)    Closing Certificates; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit A, with appropriate insertions and attachments, and (ii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization.

(i)    Existing Credit Agreement. The Borrowers shall have (i) paid all accrued and unpaid interest on the loans outstanding under the Existing Credit Agreement to the Effective Date, (ii) prepaid any domestic revolving loans outstanding under the Existing Credit Agreement to the extent necessary to keep the outstanding Domestic Revolving Loans on the Effective Date ratable with the Domestic Revolving Commitments as of the Effective Date, (iii) prepaid any global revolving loans outstanding under the Existing Credit Agreement to the extent necessary to keep the outstanding Global Revolving Loans on the Effective Date ratable with the Global Revolving Commitments as of the Effective Date, (iv) paid all accrued fees owing to the lenders under the Existing Credit Agreement to the Effective Date, (v) repaid in full the outstanding term loan A under the Existing Credit Agreement (it being understood and agreed that any outstanding portion of the existing term loan A under the Existing Credit Agreement may be rolled into the Term Loan A on the Effective Date pursuant to Section 2.1(e)), and (vi) made arrangements with the issuers of any outstanding letters of credit and foreign credit instruments under the Existing Credit Agreement for cash collateral or other credit support to the extent such letters of credit and foreign credit instruments do not constitute Existing Letters of Credit or Existing FCIs, as applicable, and repaid all reimbursement obligations thereunder in respect of any drawings made on or before the Effective Date.
(j)    Licensing Requirements. Each Agent and each Lender shall have obtained all applicable licenses, consents, permits and approvals as deemed necessary by such Agent or such Lender in order to execute and perform the transactions contemplated by the Loan Documents.
(k)    Due Diligence; Beneficial Ownership Regulation. The Agents and the Lenders shall have completed “know your customer” due diligence, and the Parent Borrower and its Subsidiaries shall have provided to each Agent and each Lender the documentation and other information requested by such Agent or such Lender in order to comply with applicable law, including the PATRIOT Act, Sanctions, the United States Foreign Corrupt Practices Act of 1977, and the applicable European Union or German acts and ordinance such as the German Anti-Money-Laundering-Act (“Geldwäschegesetz”) and the German Foreign Trade Ordinance (“AuBenwirtschaftsverornung”). If any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Agent and each Lender shall have received, to the extent requested by such Agent or such Lender, a Beneficial Ownership Certification in relation to such Borrower.
(l)    Fees and Expenses. The Administrative Agent or the Foreign Trade Facility Agent, as applicable, shall have received all fees and other amounts due and payable on or prior to the Effective Date to the Administrative Agent, the Foreign Trade Facility Agent and the Lenders, including, to the extent invoiced, reimbursement or payment of all out‑of‑pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document. All other fees and other amounts due and payable on or prior to the Effective Date pursuant to the Fee Letter or the Deutsche Bank Fee Letter shall have been paid.
Without limiting the generality of the provisions of the last paragraph of Section 8.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
Section 4.2    Each Credit Event.
The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any continuation of any Eurocurrency Loan or the conversion of a Loan to a Eurocurrency Loan), and of the Issuing Lenders and FCI Issuing Lenders to issue, amend, renew or extend any Letter of Credit or any FCI, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)    Subject to the last paragraph of Section 2.1(b), the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit or FCI, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date;
(b)    Subject to the last paragraph of Section 2.1(b), at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit or FCI, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)    In the case of any initial extension of credit made under the Global Revolving Facility or the Foreign Trade Facility to a Foreign Subsidiary Borrower, the Administrative Agent shall have received a Foreign Subsidiary Opinion and such other documents and information with respect to such Foreign Subsidiary Borrower as the Administrative Agent may reasonably request.
(d)    In the case of a credit extension hereunder to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Foreign Trade Facility Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency), any Issuing Lender (in the case of any Letter of Credit to be denominated in an Alternative Currency), or any FCI Issuing Lender (in the case of any issuance of FCIs) would make it impracticable for such credit extensions to be denominated in the relevant Alternative Currency.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit or an FCI shall be deemed to constitute a representation and warranty by the Parent Borrower and the relevant Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
On the Effective Date and thereafter, until the Commitments have expired or been terminated and the principal of and interest (and premium, if any) on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit and FCIs shall have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable) and all LC Disbursements and FCI Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Administrative Agent and the Lenders that:
Section 5.1    Financial Statements and Other Information.
The Parent Borrower will furnish to the Administrative Agent, for distribution to the Lenders and to the Foreign Trade Facility Agent:
(a)    within 90 days after the end of each fiscal year of the Parent Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit)

to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as disclosed therein); provided that delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Parent Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(a);
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, its consolidated balance sheet and related statements of operations for such fiscal quarter and the then elapsed portion of the fiscal year, and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as disclosed therein), subject to normal year‑end audit adjustments and the absence of footnotes; provided that delivery within the time period specified above of copies of the Quarterly Report on Form 10‑Q of the Parent Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(b);
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate (a “Compliance Certificate”) of a Financial Officer of the Parent Borrower, substantially in the form of Exhibit N, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent Borrower’s audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) with respect to any Permitted Acquisition for which the aggregate Consideration is greater than or equal to $50,000,000 and for which a certificate has not been previously delivered to the Administrative Agent as required by the definition of Permitted Acquisition, certifying as to the matters specified in clause (a) of the proviso in such definition;
(d)    concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)    not later than 60 days after the commencement of each fiscal year of the Parent Borrower, a consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent Borrower to its shareholders generally, as the case may be;
(g)    promptly following any request therefor, information and documentation reasonably requested by any Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and
(h)    promptly following any request therefor, such other information regarding the operations, business affairs, financial condition and identity of the Parent Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as any Agent or any Lender may reasonably request, including any request made by a Lender as contemplated by Section 9.15.
If the Parent Borrower designates any of its Subsidiaries as an Unrestricted Subsidiary, the Parent Borrower shall deliver concurrently with the delivery of any financial statements pursuant to Section 5.1(a) or Section 5.1(b), the applicable reconciliation reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.
The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or BofA Securities will make available on a confidential basis to the Foreign Trade Facility Agent, the Lenders, the Issuing Lenders and the FCI Issuing Lenders materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, the “Borrower Materials”) by posting the Parent Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Parent Borrower hereby agrees that: (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent and BofA Securities to treat such Borrower Materials as not containing any material non-public information with respect to the Parent Borrower or its securities for purposes of United States federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent and BofA Securities shall be entitled to (and agree to) treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the Parent Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.
Section 5.2    Notices of Material Events.
The Parent Borrower will furnish to the Administrative Agent, for distribution to the Lenders and to the Foreign Trade Facility Agent, prompt written notice, upon any Financial Officer having knowledge of the following:
(a)    the occurrence of any Default or Event of Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Borrower or any Affiliate thereof that could reasonably be expected to have a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and its Restricted Subsidiaries in an aggregate amount exceeding $25,000,000;
(d)    to the extent that Collateral is required to be pledged pursuant to this Agreement, any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding that could reasonably be expected to reduce the value of the Collateral by an aggregate amount in excess of $25,000,000; and
(e)    any development that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.3    Information Regarding Collateral.
(a)    The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization of any Loan Party, (iii) in any Loan Party’s company type or (iv) in any Loan Party’s Federal taxpayer identification number. Unless the Parent Borrower shall have provided to the Administrative Agent at least 15 days’ prior written notice of any such change, the Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence until such time as all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral to the same extent as before such change.
(b)    On each Collateral Date, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower setting forth (i) the information required by Section 5.11 and (ii) a summary of any change referred to in the first sentence of paragraph (a) above that has occurred since the immediately preceding Collateral Date (or, in the case of the first Collateral Date, since the Effective Date).
Section 5.4    Existence.
The Parent Borrower will, and will cause each of its Restricted Subsidiaries to: (a) preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.4; and (b) maintain all rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.5    Payment of Obligations.
The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, pay its material Indebtedness and other obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith in an appropriate manner, (b) the Parent Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.
Section 5.6    Maintenance of Properties.
The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good condition, ordinary obsolescence, wear and tear excepted and except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.7    Insurance.
(a)    The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (i) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required to be maintained pursuant to the Security Documents, including flood hazard insurance on all Mortgaged Properties that are Flood Hazard

Properties, on such terms and in such amounts as required by applicable Flood Insurance Laws or as otherwise required by the Administrative Agent.
(b)    The Parent Borrower will (i) cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums), and (ii) not more frequently than once in any fiscal year, upon expiration of current insurance coverage, provide to the Administrative Agent, such evidence of insurance evidencing maintenance of insurance as required by this Agreement or the Security Documents.
(c)    The Parent Borrower will promptly notify the Administrative Agent of any Mortgaged Property that is, or becomes, a Flood Hazard Property.
Section 5.8    Books and Records; Inspection and Audit Rights.
The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives (which may include any Lender) designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that the Agents shall not exercise such inspection and audit rights at the expense of the Parent Borrower more often than one time during any calendar year absent the existence of an Event of Default.
Section 5.9    Compliance with Laws and Contractual Obligations.
The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) and all Contractual Obligations applicable to it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.10    Use of Proceeds and Letters of Credit and FCIs.
The proceeds of the Domestic Revolving Loans and the Global Revolving Loans will be used (a) to refinance indebtedness under the Existing Credit Agreement and (b) for lawful corporate purposes of the Parent Borrower and its Restricted Subsidiaries. The proceeds of the Term Loan A will be used to refinance indebtedness under the Existing Credit Agreement. The Letters of Credit (other than Non-Financial Letters of Credit) will be used to issue financial and performance letters of credit requested by any Borrower on behalf of itself or any of its Restricted Subsidiaries or Joint Ventures. The FCIs and Non-Financial Letters of Credit will be used only for the operational business of the Parent Borrower, its Restricted Subsidiaries and Joint Ventures; provided that no FCI or Non-Financial Letter of Credit may be issued for the benefit of financial creditors, except for a Counter-Guarantee supporting another FCI. No part of the proceeds of any Loan will be used, nor any Letter of Credit or FCI issued, in each case whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.11    Additional Collateral.
(a)    On each Collateral Date, the Parent Borrower will notify the Administrative Agent of the identity of any Wholly Owned Subsidiary that is not already a Subsidiary Guarantor and promptly after such Collateral Date will (i) in the case of each such Wholly Owned Subsidiary that is a Material Subsidiary, cause such Subsidiary (unless it is an Excluded Subsidiary) to become a “Subsidiary Guarantor” and, to the extent that Collateral is required to be pledged pursuant to this Agreement, a “Grantor” under the Guarantee and Collateral Agreement and, to the extent that Collateral is required to be pledged pursuant to this Agreement, to become a party to each other relevant Security Document, (ii) to the extent that Collateral is required to be pledged pursuant to this Agreement, cause the Capital Stock of such Wholly Owned Subsidiary (unless it is an Unrestricted Subsidiary) to be pledged pursuant to the Guarantee and Collateral Agreement (except that, (A) if such Subsidiary is a Foreign Subsidiary (or a Subsidiary thereof), no Capital Stock of such Subsidiary shall be pledged unless such Subsidiary is a Material Subsidiary that is directly owned by the Parent Borrower or a Subsidiary Guarantor, and then the amount of voting stock of such Subsidiary to be pledged pursuant to the Guarantee and Collateral Agreement shall be limited to 65% of the outstanding shares of voting stock of such Subsidiary, (B) if such Subsidiary is a Receivables Entity, no shares of Capital Stock of such Subsidiary shall be pledged if the documentation relating to the Receivables sale, factoring or securitization to which such Receivables Entity is a party expressly prohibits such pledge, (C) if the pledge of the Capital Stock of any such Wholly Owned Subsidiary would result in a violation of any laws, regulations or orders of any Governmental Authority, no shares of the Capital Stock of such Subsidiary shall be pledged, (D) no Capital Stock of SPX International GmbH shall be pledged, (E) neither the Parent Borrower nor any Subsidiary Guarantor shall be required to pledge any Capital Stock of Ballantyne Holding Company, and, for the avoidance of doubt, neither of SPX Clyde Luxembourg S.à r.l. nor SPX Clyde UK Limited shall be required to be a “Grantor” under the Guarantee and Collateral Agreement or become a party to any other Security Document, (F) Capital Stock shall not be required to be pledged to the extent that the Guarantee and Collateral Agreement expressly provides that such Capital Stock is not required to be pledged, and (G) no Capital Stock of any Subsidiary that is not a Material Subsidiary shall be required to be pledged (notwithstanding anything set forth in the Guarantee and Collateral Agreement) so long as the aggregate assets of all such Subsidiaries whose Capital Stock is not pledged as Collateral pursuant to this clause (G) does not exceed $40,000,000 when taken together for all such Subsidiaries (excluding the assets of any Subsidiary the Capital Stock of which is not required to be pledged pursuant to clauses (A) – (F)) on an aggregate basis and (iii) to the extent that Collateral is required to be pledged pursuant to this Agreement, except in the case of an Excluded Subsidiary, take all steps required pursuant to this Section 5.11, Section 5.12 and the relevant Security Documents to create and perfect Liens in the relevant property of such Subsidiary; provided that the Parent Borrower and its Restricted Subsidiaries shall not be required to comply with the requirements of this Section 5.11(a) if the Administrative Agent, in its sole discretion, determines that the cost or other negative consequence to the Parent Borrower and its Restricted Subsidiaries of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.
(b)    The Parent Borrower shall (i) execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to the Administrative Agent security documents (including the Security Agreement and Mortgages for each Mortgaged Property), in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Parent Borrower and each Subsidiary Guarantor shall grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in all property of such Person (excluding any Excluded Property), and (ii) take, and cause the relevant Restricted Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that the Parent Borrower and its Restricted Subsidiaries shall not be required to comply with the requirements of this Section 5.11(b) if the Administrative Agent, in its sole discretion, determines that the cost or other negative consequence to the Parent Borrower and its Restricted Subsidiaries of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.
(c)    To the extent that Collateral is required to be pledged pursuant to this Agreement, if, as of any Collateral Date, any property of the Parent Borrower, any Subsidiary Guarantor that is party to any Security

Document or any Restricted Subsidiary that is required to become a party to any Security Document pursuant to Section 5.11(a) or Section 5.11(b) is not already subject to a perfected first priority Lien (except to the same extent as not required pursuant to Section 5.11(b) or as permitted by Section 6.3) in favor of the Administrative Agent, the Parent Borrower will notify the Administrative Agent thereof, and, promptly after such Collateral Date, will cause such assets to become subject to a Lien under the relevant Security Documents and will take, and cause the relevant Restricted Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that the Parent Borrower and its Restricted Subsidiaries shall not be required to comply with the requirements of this Section 5.11(c) if the Administrative Agent, in its sole discretion, determines that the cost or other negative consequences to the Parent Borrower and its Restricted Subsidiaries of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.
(d)    Promptly, and in any event within 60 days (or such longer period as is reasonably acceptable to the Administrative Agent), following the first date after the Release Date on which the corporate family rating of the Parent Borrower from Moody’s is less than “Baa3” (or not rated by Moody’s) and the corporate credit rating of the Parent Borrower from S&P is less than “BBB-” (or not rated by S&P), the Parent Borrower shall (i) execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to the Administrative Agent security documents, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Parent Borrower and each Subsidiary Guarantor shall grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in all property (and types of property) of such Person that constituted Collateral under the Security Documents as in effect immediately prior to the Release Date (and, for the avoidance of doubt, shall not include Capital Stock not required to be pledged pursuant to Section 5.11(a) or other assets not required to be subjected to a Lien pursuant to Section 5.11(b)) and (ii) take, and cause the relevant Restricted Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties.
(e)    Notwithstanding anything to the contrary in this Section 5.11 or any other Loan Document, neither the Parent Borrower nor any of the Subsidiary Guarantors shall be required to take any action to perfect the security interest of the Administrative Agent in the Collateral other than (i) filing UCC financing statements, (ii) delivering Capital Stock required to be pledged pursuant to Sections 5.11(a), (b) and (c) (including stock powers endorsed in blank or other appropriate instruments of transfer), (iii) executing, delivering, filing and recording mortgages with respect to owned real property in which a security interest is required to be granted pursuant to this Section 5.11 and (iv) executing, delivering, filing and recording notices of grants of security interest with the United States Patent Office and/or United States Copyright Office. For the avoidance of doubt, perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of Capital Stock required to be pledged pursuant to Sections 5.11(a), (b) and (c)).
(f)    Notwithstanding anything herein to the contrary, no Foreign Subsidiary (or any Subsidiary thereof) shall, or shall be deemed to, guarantee any Borrowing by the Parent Borrower, and no assets of any Foreign Subsidiary (or Subsidiary thereof) shall be given as security for such Borrowing. This provision is meant to prevent any inclusions pursuant to Section 956 of the Code and shall be interpreted in accordance therewith.
Section 5.12    Further Assurances.
The Parent Borrower will, and will cause each of the Restricted Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Parent Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
Section 5.13    Unrestricted Subsidiaries.
(a)    The Parent Borrower may at any time after the Effective Date, substantially contemporaneously upon the organization or acquisition of any Subsidiary, designate such Subsidiary as an Unrestricted Subsidiary, or designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation (x) no Default or Event of Default shall have occurred and be continuing, and (y) the Parent Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such designation, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such designation had occurred on the first day of each relevant period for testing such compliance; (ii) no Unrestricted Subsidiary shall own any Capital Stock in any Borrower or any Restricted Subsidiary; (iii) no Unrestricted Subsidiary shall hold any Indebtedness of, or any Lien on any property of, any Borrower or any Restricted Subsidiary; and (iv) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary.
(b)    The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Parent Borrower of such Investment.
(c)    The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence by the Parent Borrower at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.
Section 5.14    Anti-Corruption Laws; Sanctions.
The Parent Borrower will, and will cause each of its Subsidiaries to, (a)(i) conduct its businesses in compliance, in all material respects, with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and (ii) maintain policies and procedures designed to promote and achieve compliance, in all material respects, with such laws, and (b)(i) conduct its businesses in compliance, in all material respects with all applicable Sanctions, and (ii) maintain policies and procedures designed to promote and achieve compliance, in all material respects, with such Sanctions.
Nothing in this Section 5.14 shall create or establish an obligation or right for any German Loan Party or other Borrower in so far as agreeing to it would violate or expose any German Loan Party or other Borrower to any liability under EU Regulation (EC) 2271/96, would violate or expose any German Loan Party to liability under Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or would violate or expose any German Loan Party or other Borrower to liability under any similar anti-boycott or blocking law regulation or statute that is in force from time to time and applicable to such entity. The covenants in this Section 5.14 given by any Loan Party to any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) are made only to the extent that any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) would be permitted to make such covenants pursuant to Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)).
Section 5.15    Post-Closing Covenant.

The Parent Borrower will, and will cause each of its Subsidiaries to, take such actions set forth on Schedule 5.15 by the times specified on Schedule 5.15 with respect to such actions.
ARTICLE VI

NEGATIVE COVENANTS
On the Effective Date and thereafter, until the Commitments have expired or terminated and the principal of and interest (and premium, if any) on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit and FCIs have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable) and all LC Disbursements and FCI Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:
Section 6.1    Financial Condition Covenants.
(a)    Consolidated Leverage Ratio. The Parent Borrower will not permit the Consolidated Leverage Ratio as at the last day of any fiscal quarter of the Parent Borrower to exceed 4.00 to 1.0.
(b)    Consolidated Interest Coverage Ratio. The Parent Borrower will not permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Parent Borrower to be less than 3.00 to 1.0.
Section 6.2    Indebtedness.
The Parent Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume (collectively, “Incur”) or permit to exist (except as provided below) any Indebtedness, except:
(a)    Indebtedness created under the Loan Documents;
(b)    subordinated debt of the Parent Borrower (including any subordinated debt which extends, renews, replaces or is in exchange for existing subordinated debt of the Parent Borrower), so long as (i) such Indebtedness has no scheduled principal payments prior to the date that is six months after the latest maturity date then in effect for Loans hereunder, (ii) the covenants and defaults, taken as a whole, contained in the Subordinated Debt Documents are not materially more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent acting reasonably, and (iii) the Subordinated Debt Documents contain subordination terms that are no less favorable in any material respect to the Lenders than those applicable to offerings of “high‑yield” subordinated debt by similar issuers of similar debt at or about the same time, as agreed to by the Administrative Agent acting reasonably;
(c)    Indebtedness existing on the Effective Date and set forth in Section 6.2 of the Disclosure Letter and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
(d)    Indebtedness of the Parent Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Parent Borrower or any other Restricted Subsidiary; provided that Indebtedness of any Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor Incurred in reliance on this Section 6.2(d) shall be subject to Section 6.5;
(e)    Indebtedness relating to reimbursement and related obligations in connection with surety, indemnity, performance, warranty, release and appeal bonds or instruments, bank guarantees, letters of credit, and guarantees of any of the foregoing in each case supporting obligations not constituting Indebtedness for borrowed money and obtained in the ordinary course of business;

(f)    Guarantees by the Parent Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Parent Borrower or any other Restricted Subsidiary; provided that (i) Guarantees pursuant to this Section 6.2(f) of Indebtedness of any Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor shall be subject to Section 6.5, (ii) a Restricted Subsidiary shall not Guarantee the Indebtedness of any Loan Party unless such Restricted Subsidiary has also Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement and (iii) Guarantees pursuant to this Section 6.2(f) of Subordinated Debt shall be subordinated to the Guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt;
(g)    (i) Indebtedness of the Parent Borrower or any Restricted Subsidiary Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, so long as such Indebtedness (other than any such extension, renewal or replacement) is Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement; and (ii) Attributable Debt in connection with Sale/Leaseback Transactions involving fixed or capital assets; provided that the aggregate principal amount of all such Indebtedness Incurred in reliance on this Section 6.2(g) and outstanding at any one time shall not exceed the greater of (A) $275,000,000, and (B) an amount equal to 15.0% of Total Consolidated Assets;
(h)    Indebtedness of any Person that becomes a Restricted Subsidiary after the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness (other than any such extension, renewal or replacement) exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (ii) the aggregate principal amount of all such Indebtedness Incurred in reliance on this Section 6.2(h) and outstanding at any one time shall not exceed the greater of (A) $275,000,000, and (B) an amount equal to 15.0% of Total Consolidated Assets;
(i)    Indebtedness to finance the general working capital needs of the Parent Borrower and its Restricted Subsidiaries, incurred after the Domestic Revolving Maturity Date and the Global Revolving Maturity Date, in an aggregate principal amount not to exceed the amount of the total Revolving Commitments as in effect immediately prior to such date; provided that (i) the Revolving Commitments shall have been or shall concurrently be terminated, the Domestic Revolving Loans, Global Revolving Loans and Swingline Loans shall have been or shall concurrently be repaid in full, all LC Disbursements shall have been repaid in full and all Financial Letters of Credit and Non-Financial Letters of Credit shall have been or shall concurrently be cancelled or replaced or cash collateralized or other arrangements reasonably satisfactory to the Administrative Agent, the Foreign Trade Facility Agent and the applicable Issuing Lenders shall have been made and (ii) the terms and conditions of such replacement working capital facility (including any arrangements for sharing of collateral, which the Administrative Agent shall enter into with the Parent Borrower and other relevant Loan Parties and the applicable lender(s)) are, taken as a whole, not materially less favorable to the Parent Borrower and its Restricted Subsidiaries or the Lenders than the provisions contained herein;
(j)    Indebtedness (including Indebtedness relating to reimbursement and related obligations in connection with letters of credit, bank guarantees, foreign credit instruments or surety instruments obtained in the ordinary course of business) of the Parent Borrower or any Restricted Subsidiary with respect to letters of credit, foreign credit instruments, guarantees or similar instruments (but not, for the avoidance of doubt, for any extension of credit in the form of loans for borrowed money or overdrafts), and guarantees of the foregoing; provided that (i) the aggregate principal amount of all such Indebtedness Incurred in reliance on this Section 6.2(j) and outstanding at any one time shall not exceed the greater of (A) $275,000,000, and (B) an amount equal to 15.0% of Total Consolidated Assets, (ii) the aggregate principal amount of such Indebtedness that is secured Indebtedness and outstanding at any one time shall not exceed the greater of (1) $200,000,000, and (2) an amount equal to 10.0%

of Total Consolidated Assets, (iii) the portion of such Indebtedness secured by Liens granted pursuant to the Security Documents outstanding at any one time shall not exceed $150,000,000 and (iv) to the extent that any Liens secure such Indebtedness, such Liens either shall have been granted pursuant to the Security Documents or shall be otherwise permitted under Section 6.3(i) and, to the extent deemed necessary or appropriate by the Administrative Agent in its sole discretion, any such secured Indebtedness shall be subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;
(k)    Indebtedness of Foreign Subsidiaries and any Restricted Subsidiary that is not a Loan Party, including Indebtedness relating to reimbursement and related obligations in connection with letters of credit, bank guarantees or other credit instruments issued for the account of any Chinese Subsidiary, any Indian Subsidiary or any other Foreign Subsidiary pursuant to a facility or facilities provided by one or more financial institutions; provided that (i) the aggregate principal amount of such Indebtedness Incurred in reliance on this Section 6.2(k) and outstanding at any one time shall not exceed the greater of (A) $275,000,000, and (B) an amount equal to 15.0% of Total Consolidated Assets (with the amount of Indebtedness under overdraft lines or cash management facilities being determined net of cash held for the benefit of the relevant Subsidiary by the institution creating such overdraft or cash management facility), (ii) the aggregate principal amount of such Indebtedness that is secured Indebtedness outstanding at any one time shall not exceed $150,000,000 and (iii) to the extent that any Liens secure such Indebtedness, such Liens either shall have been granted pursuant to the Security Documents or shall be otherwise permitted under Section 6.3(i) and, to the extent deemed necessary or appropriate by the Administrative Agent in its sole discretion, any such secured Indebtedness shall be subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;
(l)    unsecured Indebtedness of the Parent Borrower (and any unsecured Guarantees of such Indebtedness by Subsidiary Guarantors to the extent permitted by Section 6.2(f)) and any extensions, renewals and replacements of any such Indebtedness that are Incurred by the Parent Borrower, that are unsecured and that do not increase the outstanding principal amount of such Indebtedness (and any unsecured Guarantees of such Indebtedness by Subsidiary Guarantors to the extent permitted by Section 6.2(f)); provided that, with respect to all Indebtedness permitted by this Section 6.2(l) (including any extension, renewal or replacement thereof), (i) such Indebtedness has no scheduled principal payments prior to the latest maturity date then in effect for Loans hereunder, (ii) the covenants and defaults, taken as a whole, contained in the documentation for such Indebtedness are not materially more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent acting reasonably, (iii) no Specified Default shall have occurred and be continuing, or would occur after giving effect to the Incurrence of such Indebtedness, and (iv) the Parent Borrower shall be in compliance, on a Pro Forma Basis after giving effect to the Incurrence of such Indebtedness, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such Incurrence had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent not more than two Business Days prior to such Incurrence);
(m)    Receivables Transaction Attributed Indebtedness and all yield, interest, fees, indemnities and other amounts related thereto; provided that (i) the related Qualified Receivables Transaction shall be subject to Section 6.6(c) and (ii) the aggregate principal amount of all such Indebtedness Incurred in reliance on this Section 6.2(m) and outstanding at any one time shall not exceed the greater of (A) $275,000,000, and (B) an amount equal to 15.0% of Total Consolidated Assets;
(n)    [Reserved];
(o)    (i) Hedging Agreements, so long as such agreements are not entered into for speculative purposes and (ii) conveyances of bank drafts received in the ordinary course of business to financial institutions in exchange for discounted cash payments;
(p)    [Reserved];

(q)    other Indebtedness of any Loan Party in an aggregate principal amount outstanding at any one time not exceeding the greater of (i) $275,000,000, and (ii) an amount equal to 15.0% of Total Consolidated Assets; provided that the aggregate principal amount of such Indebtedness that is secured Indebtedness and outstanding at any one time shall not exceed the greater of (A) $150,000,000, and (B) an amount equal to 7.5% of Total Consolidated Assets;
(r)    Indebtedness assumed in connection with any Permitted Acquisition after the Effective Date so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and any extensions, renewals and replacements of any such Indebtedness; provided that (i) the Parent Borrower shall be in compliance, on a Pro Forma Basis after giving effect to the Incurrence of such Indebtedness, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such Incurrence had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent not more than two Business Days prior to such Incurrence), and (ii) to the extent that any Liens secure such Indebtedness, such Liens either shall have been granted pursuant to the Security Documents or shall be otherwise permitted under Section 6.3(l); and
(s)    Indebtedness of Foreign Subsidiaries Incurred pursuant to any bilateral facility with any Lender (or any branch, subsidiary or other affiliate of such Lender) in jurisdictions other than the United States for the purpose of providing letters of credit, foreign credit instruments, guarantees or similar instruments (but not, for the avoidance of doubt, for any extension of credit in the form of loans for borrowed money or overdrafts) if such bilateral facilities are (i) required by the laws of such jurisdiction to be evidenced by legal documentation governed by, and executed and delivered in, such jurisdiction or treated more favorably under such laws than comparable facilities governed by other laws or extended by lenders outside such jurisdiction, and (ii) fully backstopped by one or more Letters of Credit or FCIs issued under this Agreement.
For purposes of determining compliance with this Section 6.2, (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness described in this Section 6.2, the Parent Borrower may classify, at the time of incurrence, such item of Indebtedness (or any portion thereof) in any such category and will only be required to include such Indebtedness (or any portion thereof) in one of the categories of Indebtedness permitted in this Section 6.2 and (ii) at the time of incurrence, the Parent Borrower may divide and classify an item of Indebtedness (or any portion thereof) in more than one of the categories of Indebtedness permitted in this Section 6.2.
Section 6.3    Liens.
The Parent Borrower will not, and will not permit any Restricted Subsidiary to, Incur or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Receivables) or rights in respect of any thereof, except:
(a)    Liens created under the Loan Documents;
(b)    Permitted Encumbrances;
(c)    any Lien on any property or asset of the Parent Borrower or any Restricted Subsidiary existing on the Effective Date and set forth in Section 6.3 of the Disclosure Letter; provided that (i) such Lien shall not apply to any other property or asset of the Parent Borrower or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)    any Lien existing on any property prior to the acquisition thereof by the Parent Borrower or any Restricted Subsidiary or existing on any property of any Person that becomes a Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of the Parent Borrower or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(e)    Liens on fixed or capital assets acquired, constructed or improved by the Parent Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.2(g), (ii) such Liens and the Indebtedness secured thereby (other than extensions, renewals and replacements) are Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Parent Borrower or any Restricted Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto);
(f)    Liens on the property or assets of a Person that becomes a Restricted Subsidiary after the Effective Date securing Indebtedness permitted by Section 6.2(h); provided that (i) such Liens existed at the time such Person (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) became a Restricted Subsidiary and were not created in contemplation thereof, (ii) any such Lien is not expanded to cover any property or assets of such Person after the time such Person becomes a Restricted Subsidiary and (iii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(g)    Liens securing Indebtedness permitted by Section 6.2(i); provided that, if any such Liens are on property that is not Collateral, then, contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Obligations equally and ratably with the Indebtedness secured by such Liens for so long as such Indebtedness is so secured;
(h)    Liens securing Indebtedness permitted by Section 6.2(j);
(i)    Liens on property of any Foreign Subsidiary or any other Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Subsidiary permitted by Section 6.2(k) or Section 6.2(r);
(j)    Liens on assets transferred to a Receivables Entity or other Person in connection with a Qualified Receivables Transaction or on assets of a Receivables Entity, in each case Incurred in connection with a Qualified Receivables Transaction securing Indebtedness permitted by Section 6.2(m);
(k)    [Reserved];
(l)    Liens securing Indebtedness or other obligations or liabilities (other than Indebtedness) to the extent permitted under the proviso to Section 6.2(q); and
(m)    Liens on assets of Foreign Subsidiaries securing Indebtedness permitted by Section 6.2(t).
It is understood that Liens pursuant to Sections 6.3(d), (e), (f), (g), (h), (i), (j), (l) and (m) may be Incurred only to the extent the corresponding Indebtedness is expressly permitted to be Incurred pursuant to Section 6.2.
Section 6.4    Fundamental Changes.

The Parent Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, so long as at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:
(a)    any Person may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation;
(b)    any Person (other than the Parent Borrower) may merge or consolidate with any Subsidiary Guarantor so long as the surviving entity is or becomes a Subsidiary Guarantor;
(c)    any Restricted Subsidiary may Dispose of its assets to the Parent Borrower or any Subsidiary Guarantor pursuant to a transaction of liquidation or dissolution;
(d)    the Parent Borrower or any Restricted Subsidiary may Dispose of any Restricted Subsidiary pursuant to a merger of such Restricted Subsidiary in a Disposition permitted by Section 6.6;
(e)    any Foreign Subsidiary or other Restricted Subsidiary that is not a Subsidiary Guarantor: (x) may merge or consolidate with any other Person so long as the surviving entity is a Restricted Subsidiary; provided that in the case of a merger or consolidation involving a Foreign Subsidiary Borrower, the surviving entity is a Borrower; or (y) may Dispose of its assets to any other Restricted Subsidiary pursuant to a transaction of liquidation or dissolution; and
(f)    the Parent Borrower may merge or consolidate into any other Person so long as (i) the surviving entity assumes all the Obligations of the Parent Borrower hereunder and under the other Loan Documents pursuant to a written agreement reasonably satisfactory to the Administrative Agent, (ii) the surviving entity is organized under the laws of a jurisdiction within the United States, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such merger, (iv) the Parent Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger or consolidation, as applicable, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such merger or consolidation had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent at least five Business Days prior to such merger or consolidation), (v) all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such merger or consolidation to have a valid, legal and perfected security interest in all the Collateral to the same extent as prior to such merger or consolidation, (vi) the surviving entity shall have provided to each Agent and each Lender the documentation and other information requested by such Agent or such Lender in order to comply with applicable law, including the PATRIOT Act, Sanctions, the United States Foreign Corrupt Practices Act of 1977, and the applicable European Union or German acts and ordinance such as the German Anti-Money-Laundering-Act (“Geldwäschegesetz”) and the German Foreign Trade Ordinance (“AuBenwirtschaftsverornung”), and (vii) if the surviving entity qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Agent and each Lender shall have received, to the extent requested by such Agent or such Lender, a Beneficial Ownership Certification in relation to such surviving entity.
It is understood that no transaction pursuant to this Section 6.4 shall be permitted unless any Investment or Disposition made in connection therewith is also expressly permitted by Section 6.5 or Section 6.6, as applicable.
Section 6.5    Investments, Loans, Advances, Guarantees and Acquisitions.
The Parent Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock of or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, “Investments”), except:
(a)    Permitted Investments;
(b)    Investments existing on the Effective Date and set forth in Section 6.5 of the Disclosure Letter;
(c)    Investments in any Wholly Owned Subsidiary (other than any Unrestricted Subsidiary); provided that, if and to the extent applicable, the requirements set forth in Section 5.11 with respect to such Wholly Owned Subsidiary are satisfied;
(d)    loans and advances to employees of the Parent Borrower or any Restricted Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Parent Borrower and its Restricted Subsidiaries not to exceed $12,500,000 at any time outstanding;
(e)    Guarantees constituting Indebtedness permitted by Section 6.2; provided that (i) a Restricted Subsidiary shall not Guarantee any of the Senior Notes, any Subordinated Debt or any Other Permitted Debt unless (A) such Restricted Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement, (B) in the case of any Guarantee of Subordinated Debt, such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee provides for the release and termination thereof, without action by any party, upon Disposition of the relevant Restricted Subsidiary, (ii) the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Wholly Owned Subsidiary Guarantors that is Guaranteed by any Loan Party shall be subject to the limitations set forth in clauses (c), (g), (l) or (m) of this Section 6.5 and (iii) a Restricted Subsidiary shall not Guarantee the Indebtedness of any Parent Borrower or any Subsidiary Guarantor unless such Restricted Subsidiary has also Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement;
(f)    Permitted Acquisitions (including any related Investment in any Restricted Subsidiary in order to provide all or any portion of (but not more than) the Consideration for such Permitted Acquisition);
(g)    (i) Guarantees by the Parent Borrower and any of its Restricted Subsidiaries of any Contractual Obligations (not constituting Indebtedness) of the Parent Borrower or any Restricted Subsidiary and (ii) Guarantees by the Parent Borrower of any obligations of any of its Foreign Subsidiaries under any foreign currency Hedging Agreements of such Foreign Subsidiaries or cash pooling arrangements among Foreign Subsidiaries (sometimes intermediated by a commercial bank);
(h)    [Reserved];
(i)    Investments financed with Capital Stock of the Parent Borrower (or the net proceeds of the issuance of Capital Stock of the Parent Borrower); provided that no Event of Default shall occur after giving effect to such Investment;
(j)    Investments comprised of capital contributions (whether in the form of cash, a note or other assets) to a Receivables Entity or otherwise resulting from transfers of assets permitted by Section 6.6(c);
(k)    Investments comprised of non‑cash consideration received by the Parent Borrower or any Restricted Subsidiary in connection with any Disposition permitted by Section 6.6(e);

(l)    (i) Guarantees by the Parent Borrower and any of its Restricted Subsidiaries of Indebtedness permitted by subsections (j), (p) and (r) of Section 6.2 and (ii) Guarantees in the form of FCIs caused to be issued by the Parent Borrower or any Foreign Subsidiary Borrower pursuant to Section 2.6 to support the Indebtedness of any Chinese Subsidiary or other Foreign Subsidiary permitted by Section 6.2(r); and
(m)    (i) other Investments if, after giving effect to any such Investment on a Pro Forma Basis in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such Investment had occurred on the first day of each relevant period, the Consolidated Leverage Ratio is less than 3.00 to 1.0; and (ii) other Investments in the aggregate not to exceed the sum of (A) an amount equal to the greater of (1) $200,000,000, and (2) an amount equal to 10.0% of Total Consolidated Assets plus (B) an additional amount for all such Investments made after the Effective Date that is equal to the portion, if any, of the Available Amount on such date that the Parent Borrower elects to apply to this Section 6.5(m)(ii)(B) if, after giving effect to any such Investment on a Pro Forma Basis in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the financial statements were (or were required to be) delivered pursuant to Section 5.1(a) or (b) as if such Investment had occurred on the first day of each relevant period, the Consolidated Leverage Ratio is greater than or equal to 3.00 to 1.0.
The outstanding amount of any Investment shall be equal to the sum of (x) the original cost of such Investment (such original cost to be determined at the time any such Investment is originally committed to be made by the applicable Person), plus (y) the cost of all additions thereto, minus (z) any cash proceeds from the disposition of or other cash or non-cash (at the fair market value thereof as reasonably determined in good faith by the Parent Borrower) distributions on or return of such Investment, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment; provided that the amount of any Investment shall not be less than zero. For purposes of this Section 6.5, to the extent an Investment is permitted to be made by the Parent Borrower or any Restricted Subsidiary directly in any other Person (each such person, a “Target Person”) under any provision of this Section 6.5, such Investment may be advanced or contributed by the Parent Borrower or such Restricted Subsidiary to another Restricted Subsidiary that is not a Loan Party for purposes of substantially concurrently making the relevant Investment in the Target Person without such advancement or contribution constituting an Investment in such Restricted Subsidiary that is not a Loan Party for purposes of Section 6.5 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds or baskets in, the applicable clause under Section 6.5 as if made by the Parent Borrower or such Restricted Subsidiary directly in the Target Person).
Section 6.6    Disposition of Assets.
The Parent Borrower will not, and will not permit any of its Restricted Subsidiaries to, Dispose of any asset, including any Capital Stock owned by it (other than Capital Stock of the Parent Borrower held in treasury by the Parent Borrower), nor will the Parent Borrower permit any of its Restricted Subsidiaries to issue any additional Capital Stock of such Restricted Subsidiary, except:
(a)    (i) sales of inventory, obsolete or worn out equipment and Permitted Investments, (ii) leases or licenses of real or personal property, (iii) sale, transfer, abandonment or other disposition of intellectual property no longer used or useful in the conduct of the business, (iv) conveyances of bank drafts received in the ordinary course of business to financial institutions in exchange for discounted cash payments, in each case in the ordinary course of business, (v) the sale, transfer, license, lease or other disposition of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property, or (B) the proceeds of such sale, transfer, license, lease or other disposition of property are promptly applied to the purchase price of such replacement property, and (vi) the sale or other disposition of non-core assets acquired in connection with Permitted Acquisitions or other Investments permitted pursuant to Section 6.5, to the extent such assets are not used or useful in the conduct of the business;

(b)    Dispositions to the Parent Borrower or a Restricted Subsidiary; provided that any such Dispositions by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.5;
(c)    sales of Receivables and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” pursuant to a Qualified Receivables Transaction so long as each such transaction shall be a Qualified Receivables Transaction, as agreed by the Administrative Agent acting reasonably; provided that the aggregate amount of all Receivables Transaction Attributed Indebtedness in respect to such Qualified Receivables Transactions outstanding at any one time shall not exceed the greater of (i) $275,000,000, and (ii) an amount equal to 15.0% of Total Consolidated Assets;
(d)    the Power and Energy Disposition; provided that if, after giving effect to such Disposition on a Pro Forma Basis, the Consolidated Leverage Ratio is greater than 3.75 to 1.0, one hundred percent (100%) of the Net Proceeds received by or on behalf of the Parent Borrower or any Restricted Subsidiary in connection with such Disposition shall, within forty-five (45) days after such Net Proceeds are received, be used, first, for the prepayment of then-outstanding long-term Indebtedness, and second, for the prepayment of any then-outstanding Domestic Revolving Loans and Global Revolving Loans (to be applied to such Domestic Revolving Loans and such Global Revolving Loans in the manner directed by the Parent Borrower);
(e)    Dispositions of assets that are not permitted by any other paragraph of this Section 6.6; provided that: (i) the aggregate gross proceeds (including any non‑cash proceeds, determined on the basis of face amount in the case of notes or similar consideration and on the basis of fair market value in the case of other non‑cash proceeds) of all assets Disposed of in reliance upon this Section 6.6(e) shall not exceed, in any fiscal year of the Parent Borrower, an amount equal to 15% of Total Consolidated Assets; provided, further, that, Dispositions of assets, if not made to the extent permitted in any fiscal year as provided above in this Section 6.6(e) (for the avoidance of doubt, starting with the fiscal year ending December 31, 2019), may be made in any subsequent fiscal year on a cumulative basis with the Disposition of assets permitted in such subsequent fiscal year; and (ii) any Disposition permitted by this Section 6.6(e) for a purchase price in excess of $5,000,000 shall be made for fair value and for at least 75% cash consideration (it being understood and agreed that (x) Deemed Cash shall be deemed cash consideration for such purpose, and (y) in the case of a Disposition consisting of an Asset Swap, the Parent Borrower or such Restricted Subsidiary shall only be required to receive cash in an amount equal to at least 75% of the proceeds of such Disposition which are not part of the Asset Swap, so long as, at the time of such Asset Swap, after giving effect thereto, the aggregate fair value (as determined at the time of such related Asset Swap and not subject to later revaluation) of the assets of the Parent Borrower and its Restricted Subsidiaries that are the subject of all such Asset Swaps from and after the Effective Date shall not exceed an amount equal to 15% of the Total Consolidated Assets);
(f)    the Disposition by the Parent Borrower of the Corporate Headquarters; and
(g)    Dispositions of assets to any joint venture of the Parent Borrower; provided that any such Disposition pursuant to this Section 6.6(g) constitutes an Investment permitted under Section 6.5.
Section 6.7    [Reserved].
Section 6.8    Restricted Payments.
The Parent Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or Incur any obligation (contingent or otherwise) to do so, except:
(a)    the Parent Borrower may (i) declare and pay dividends with respect to its Capital Stock payable solely in shares of its Capital Stock (or options, warrants or other rights to acquire its Capital Stock) or (ii) make other distributions or payments payable solely in shares of its Capital Stock (or options, warrants or other rights to acquire its Capital Stock);
(b)    any Wholly Owned Subsidiary may declare and pay Restricted Payments to its immediate parent;
(c)    any non‑Wholly Owned Subsidiary may declare and pay Restricted Payments ratably with respect to its Capital Stock;
(d)    the Parent Borrower may make Restricted Payments, not exceeding $7,500,000 during any fiscal year, pursuant to and in accordance with stock option plans, restricted stock plans or other benefit plans or contracts for current or former management or employees of the Parent Borrower and its Restricted Subsidiaries;
(e)    the Parent Borrower may repurchase its Capital Stock and may declare and pay cash dividends to the holders of its Capital Stock; provided that if the Consolidated Leverage Ratio on a Pro Forma Basis immediately after giving effect to such repurchase or dividend declaration (with the Reference Period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or (b), as applicable) is:
(i)    greater than or equal to 2.50 to 1.0, the aggregate amount of such repurchases and dividend declarations pursuant to this Section 6.8(e)(i) shall not exceed (A) $100,000,000 per fiscal year plus (B) an amount equal to the portion, if any, of the Available Amount on such date that the Parent Borrower elects to apply to this Section 6.8(e)(i)(B); and
(ii)    less than 2.50 to 1.0, the aggregate amount of such repurchases and dividend declarations pursuant to this Section 6.8(e)(ii) shall be unlimited;
provided, further, that any such cash dividends shall be paid within 60 days after the date of declaration thereof; and
(f)    the Parent Borrower or any Restricted Subsidiary may make Restricted Payments to the extent required by the terms of its joint venture or similar agreements relating to non‑Wholly Owned Subsidiaries; provided that no such Restricted Payment shall be permitted by this clause (f) unless any Investment made in connection therewith is also expressly permitted by Section 6.5.
The payment of any Restricted Payment pursuant to this Section 6.7 may be made within sixty (60) days after the date of declaration thereof, if, at the date of declaration, such payment would have complied with the provisions of this Agreement.
Section 6.9    Payments of Certain Subordinated Debt; Certain Derivative Transactions.
The Parent Borrower will not, nor will it permit any Restricted Subsidiary to:
(a)    make or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Debt, except:
(i)    extensions, renewals, replacements or exchanges of any Subordinated Debt permitted by Section 6.2(b);

(ii)    the payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Debt;
(iii)    the prepayment of any Subordinated Debt; provided that if the Consolidated Leverage Ratio on a Pro Forma Basis immediately after giving effect to such prepayment (with the Reference Period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or (b), as applicable) is:
(A)    greater than or equal to 2.75 to 1.0, the aggregate amount of such prepayments pursuant to this Section 6.9(a)(iii)(A) shall not exceed an amount that is equal to the portion, if any, of the Available Amount on such date that the Parent Borrower elects to apply to this Section 6.9(a)(iii)(A); and
(B)    less than 2.75 to 1.0, the aggregate amount of such prepayments pursuant to this Section 6.9(a)(iii)(B) shall be unlimited;
other than, in each of clauses (iii)(A) and (iii)(B) above, any such payments, purchases or other acquisitions of Subordinated Debt that are prohibited by the subordination provisions thereof; or
(b)    enter into any derivative transaction or similar transaction obligating the Parent Borrower or any of its Restricted Subsidiaries to make payments to any other Person as a result of a change in market value of any Subordinated Debt.
Section 6.10    Transactions with Affiliates.
The Parent Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a)    transactions that are at prices and on terms and conditions, taken as a whole, not materially less favorable to the Parent Borrower or such Restricted Subsidiary than could be obtained on an arm’s‑length basis from unrelated third parties;
(b)    transactions between or among the Parent Borrower and the Restricted Subsidiaries (other than a Receivables Entity) not involving any other Affiliate;
(c)    any Restricted Payment permitted by Section 6.8;
(d)    any Qualified Receivables Transaction expressly permitted by Section 6.6(c);
(e)    [Reserved]; and
(f)    any other transaction expressly permitted by Section 6.5.
Section 6.11    Restrictive Agreements.
The Parent Borrower will not, and will not permit any Foreign Subsidiary Borrower or any Wholly Owned Subsidiary Guarantor to enter into, Incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent Borrower or any Restricted Subsidiary to create, Incur or permit to exist any Lien upon any of its property, (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the

Parent Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Restricted Subsidiary or (c) the ability of any Restricted Subsidiary to transfer any of its assets to the Parent Borrower or any other Restricted Subsidiary; provided that:
(i)    the foregoing shall not apply to restrictions and conditions imposed by law, Permitted Encumbrances, any Loan Document, any Senior Note Indenture, any Subordinated Debt Document or any Other Permitted Debt Document; provided that such restrictions and conditions shall not restrict any Loan Party from complying with the requirements of Section 5.11;
(ii)    the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified in Section 6.11 of the Disclosure Letter (but shall apply to any amendment or modification expanding the scope of any such restriction or condition);
(iii)    the foregoing shall not apply to restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary that is (or the assets that are) to be sold and such sale is permitted by this Agreement;
(iv)    the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to a Qualified Receivables Transaction permitted by this Agreement if such restrictions or conditions apply only to the relevant Receivables Entity;
(v)    the foregoing shall not apply to restrictions and conditions contained in documentation relating to a Restricted Subsidiary acquired in a Permitted Acquisition; provided that such restriction or condition (x) existed at the time such Person became a Restricted Subsidiary, (y) was not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (z) applies only to such Restricted Subsidiary;
(vi)    the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (A) secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (B) Indebtedness of a Foreign Subsidiary permitted by this Agreement if such restrictions or conditions apply only to such Foreign Subsidiary and its Subsidiaries that are not Loan Parties;
(vii)    clauses (a) and (c) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; and
(viii)    the foregoing shall not apply to customary provisions in purchase money obligations for property acquired in the ordinary course of business, Capital Lease Obligations, industrial revenue bonds or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, restrictions on cash or other deposits or net worth required by customers under contracts entered into in the ordinary course of business and joint venture agreements or other similar arrangements if such provisions apply only to the Person (and the equity interests in such Person) that is the subject thereof.
Section 6.12    Amendment of Material Documents, etc.
The Parent Borrower will not, and will not permit any Restricted Subsidiary to, (a) amend, modify, supplement or waive in any respect that is material and adverse to the Lenders any of its rights under any Subordinated Debt Document (it being understood, however, that any amendment to provide Guarantees in respect of any Subordinated Debt, which Guarantees are permitted by this Agreement, would not constitute such an amendment) or (b) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan

Documents or Indebtedness permitted pursuant to Section 6.2(i)) as “Designated Senior Indebtedness” (or any comparable concept) that controls payment blockages for the purposes of any Subordinated Debt Documents.
Section 6.13    Sanctions.
The Parent Borrower will not, and will not permit any Subsidiary to, directly or knowingly indirectly, use the proceeds of any Loan or other credit extension hereunder or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, arranger, Administrative Agent, Foreign Trade Facility Agent, Issuing Lender, Swingline Lender or otherwise) of Sanctions, in each case to the extent that the aforementioned Sanctions are applicable to such Loan Parties and their respective Subsidiaries. Notwithstanding the foregoing, this Section 6.13 does not prohibit the direct or indirect use of the proceeds of any extension of credit in a manner that is permissible under the Sanctions.
Nothing in this Section 6.13 shall create or establish an obligation or right for any German Loan Party or other Borrower in so far as agreeing to it would violate or expose any German Loan Party or other Borrower to any liability under EU Regulation (EC) 2271/96, would violate or expose any German Loan Party to liability under Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or would violate or expose any German Loan Party or other Borrower to liability under any similar anti-boycott or blocking law regulation or statute that is in force from time to time and applicable to such entity. The covenants in this Section 6.13 given by any Loan Party to any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) are made only to the extent that any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) would be permitted to make such covenants pursuant to Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)).
Section 6.14    Anti-Corruption Laws.
The Parent Borrower will not, and will not permit any Subsidiary to, directly or indirectly, use the proceeds of any Loan or other credit extension hereunder for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, in each case to the extent that the aforementioned anti-corruption legislation is applicable to such Loan Parties and their respective Subsidiaries.
ARTICLE VII

EVENTS OF DEFAULT
If any of the following events (each, an “Event of Default”) shall occur:
(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or FCI Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Borrower shall fail to pay any interest (or premium, if any) on any Loan or any Cash Cover, fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)    any representation or warranty made or deemed made by or on behalf of the Parent Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;
(d)    the Parent Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2(a), 5.4(a) (with respect to the existence of any Borrower) or 5.10 or in Article VI;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof to the Parent Borrower from the Administrative Agent or the Required Lenders;
(f)    the Parent Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, after the giving of notice and/or the passage of any cure period provided in such Indebtedness;
(g)    (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (including, in any event, an “Event of Default” under and as defined in any Senior Note Indenture, any Subordinated Debt Documents or any Other Permitted Debt Documents) but excluding, in any event, after the Term Loans have been paid in full, any mandatory repurchases of any Indebtedness that ranks pari passu in right of payment to the Obligations made in accordance with any Other Permitted Debt Document with “Excess Proceeds” from any “Asset Disposition” pursuant to a required “Asset Disposition Offer” (in each case, or any comparable concept in any Other Permitted Debt Document), or (ii) any event or condition occurs that (A) results in an automatic termination, wind-down or comparable event with respect to any Qualified Receivables Transaction or (B) permits a notice of termination, a notice of wind-down, a notice of acceleration or any comparable notice to be given under any such Qualified Receivables Transaction prior to the scheduled termination, wind-down, maturity or comparable event and which event or condition giving rise to such notice continues for a period of 14 calendar days after such notice; provided that an event or condition described in clause (ii) of this paragraph (g) shall not at any time constitute an Event of Default unless, at such time, one or more events or conditions of the type described in clauses (i) and (ii) of this paragraph (g) shall have occurred and be continuing with respect to Indebtedness, obligations in respect of Hedging Agreements, Qualified Receivables Transactions in an aggregate principal outstanding amount exceeding $75,000,000;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Borrower, any other Loan Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, any other Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Parent Borrower, any other Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower, any other Loan Party or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Parent Borrower, any other Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or, with respect to any German Loan Party, any such Person is either unable to pay its debts as they fall due (Zahlungsunfähigkeit) or is over indebted (Überschuldung) within the meaning of sections 17 or 19 German Insolvency Code (Insolvenzordnung);
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Parent Borrower, any other Loan Party or any Material Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower, any other Loan Party or any Material Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;
(m)    the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;
(n)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Affiliate of any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial Collateral), with the priority required by the applicable Security Document;
(o)    the Subordinated Debt or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Subordinated Debt Documents, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Subordinated Debt or the holders of at least 25% in aggregate principal amount of the Subordinated Debt shall so assert; or
(p)    a Change of Control shall occur;
then, and in every such event (other than an event with respect to the Parent Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest (and premium, if any) thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to the Parent Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest (and premium, if any) thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.
ARTICLE VIII

THE AGENTS

Section 8.1    Appointment and Authority.
(a)    Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Each of the Lenders and the FCI Issuing Lenders hereby irrevocably appoints Deutsche Bank to act on its behalf as the Foreign Trade Facility Agent hereunder and under the other Loan Documents and authorizes the Foreign Trade Facility Agent to take such actions on its behalf and to exercise such powers as are delegated to Foreign Trade Facility Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(c)    The provisions of this Article are solely for the benefit of the Agents, the Lenders and the Issuing Lenders, and neither the Parent Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
Section 8.2    Rights as a Lender.
(a)    The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
(b)    The Person serving as the Foreign Trade Facility Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Foreign Trade Facility Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Foreign Trade Facility Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Foreign Trade Facility Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.3    Exculpatory Provisions.
Neither the Administrative Agent nor the Foreign Trade Facility Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Foreign Trade Facility Agent:
(a)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Foreign Trade Facility Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Foreign Trade

Facility Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the applicable Agent to liability or that is contrary to any Loan Document or applicable law; and
(c)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the applicable Agent or any of its Affiliates in any capacity.
Neither the Administrative Agent nor the Foreign Trade Facility Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct (each as determined in a final and non-appealable judgment of a court of competent jurisdiction). The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Parent Borrower or a Lender.
The Agents shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.
Section 8.4    Reliance by the Agents.
(a)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or any Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.
(b)    The Foreign Trade Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Foreign Trade Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the issuance, amendment, renewal or extension of any FCI, that by its terms must be fulfilled to the satisfaction of a Lender or any FCI Issuing Lender, the Foreign Trade Facility Agent may presume that such condition is satisfactory to such Lender or any FCI Issuing Lender unless the Foreign Trade Facility Agent shall have received notice to the contrary from such Lender or such FCI Issuing Lender prior to the issuance of such FCI. The Foreign Trade Facility Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.
Section 8.5    Delegation of Duties.
(a)    The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
(b)    The Foreign Trade Facility Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Foreign Trade Facility Agent. The Foreign Trade Facility Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Foreign Trade Facility Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Foreign Trade Facility Agent.
Section 8.6    Resignation of Agents.
(a)    Resignation of Administrative Agent.
(i)    The Administrative Agent may at any time give notice of its resignation to the Foreign Trade Facility Agent, the Lenders, the Issuing Lenders and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Parent Borrower (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (A) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (B) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lenders directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(ii)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (B) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (C) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
(b)    Resignation of Foreign Trade Facility Agent. The Foreign Trade Facility Agent may at any time give notice of its resignation to the Administrative Agent, the FCI Issuing Lenders and the Parent Borrower. Upon receipt of any such notice of resignation, the FCI Issuing Lenders shall have the right, subject to the consent of the Parent Borrower (such consent not to be unreasonably withheld), to appoint a successor. If no such successor shall have been so appointed by the FCI Issuing Lenders and shall have accepted such appointment within 30 days after the retiring Foreign Trade Facility Agent gives notice of its resignation, then the retiring Foreign Trade Facility Agent may on behalf of the FCI Issuing Lenders, appoint a successor Foreign Trade Facility Agent meeting the qualifications set forth above; provided that if the Foreign Trade Facility Agent shall notify the Parent Borrower and the FCI Issuing Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Foreign Trade Facility Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Foreign Trade Facility Agent shall instead be made by or to each FCI Issuing Lender and the Issuing Lenders directly, until such time as the FCI Issuing Lenders appoint a successor Foreign Trade Facility Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Foreign Trade Facility Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Foreign Trade Facility Agent, and the retiring Foreign Trade Facility Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Parent Borrower to a successor Foreign Trade Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring Foreign Trade Facility Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Foreign Trade Facility Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Foreign Trade Facility Agent was acting as Foreign Trade Facility Agent.
Section 8.7    Non-Reliance on Agents and Other Lenders.
Each Lender, each FCI Issuing Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, each FCI Issuing Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.8    No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Foreign Trade Facility Agent, a Lender, an Issuing Lender or an FCI Issuing Lender hereunder.
Section 8.9    Administrative Agent May File Proofs of Claim; Credit Bidding.
In case of the pendency of any proceeding under the Bankruptcy Code of the United States or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, FCI Issuing Lender Exposure, or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, FCI Issuing Lender Exposure, LC Exposure and all other Obligations (other than obligations under Hedging Agreements or Specified Cash Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the FCI Issuing Lenders, the Issuing Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the FCI Issuing Lenders, the Issuing Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.10, 2.14 and 9.3) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Agent, each FCI Issuing Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the FCI Issuing Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 9.3.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of the Foreign Trade Facility Agent, any Lender, any Issuing Lender or any FCI Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the holders of the Obligations shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.2 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any equity interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any holder of the Obligations or acquisition vehicle to take any further action), and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any holder of the Obligations or any acquisition vehicle to take any further action.
Section 8.10    Collateral and Guaranty Matters.
The Lenders, the Issuing Lenders, the FCI Issuing Lenders and the Foreign Trade Facility Agent irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Domestic Revolving Commitments, the Global Revolving Commitments, the FCI Issuing Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration (without any pending drawing) or termination (or cash collateralization or provision of other credit support as contemplated by this Agreement) of all Letters of Credit and FCIs, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any involuntary disposition, or (iii) that is required or contemplated to be released pursuant to the terms of this Agreement or any other Loan Document, or (iv) as approved in accordance with Section 9.2;
(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property (i) that is permitted by Section 6.3(d), (e), (f), (j), (k), (l) and (m) or (ii) as approved in accordance with Section 9.2;
(c)    to release any Guarantor from its obligations under the Guarantee and Collateral Agreement (i) if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder, (ii) if such release is required or contemplated pursuant to the terms of this Agreement or the Guarantee and Collateral Agreement or (iii) as approved in accordance with Section 9.2; or
(d)    to enter into, on behalf of itself and the Lenders, the Issuing Lenders, the FCI Issuing Lenders and the Foreign Trade Facility Agent, an intercreditor agreement or other agreements for the sharing of collateral pursuant to Section 6.2(i).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement, pursuant to this Section 8.10. In each case as specified in this Section 8.10, the Administrative Agent will, at the Parent Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Loan Documents and this Section 8.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 8.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the FCIs or the Commitments; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement; (iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Loan Party, that no Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the FCIs, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the any Agent under this Agreement, any other Loan Document or any documents related to hereto or thereto).
ARTICLE IX

MISCELLANEOUS

Section 9.1    Notices.
Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)    if to the Parent Borrower, to it at 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277, attention of Treasurer and Chief Financial Officer (Telecopy No. 704‑7527487), and if to any Foreign Subsidiary Borrower, to it at its address (or telecopy number) specified in the relevant Borrowing Subsidiary Agreement with a copy to the Parent Borrower at its address (or telecopy number) specified above;
(b)    if to the Administrative Agent (i) for payments and requests for credit extensions, to Bank of America, N.A., Mail Code: TX2-984-03-23, Building C, 2380 Performance Drive, Richardson, Texas 75082, Attention: Jennifer Ollek (Telephone: 469-201-8863; Email: jennifer.a.ollek@bofa.com), (ii) for all other notices, to Bank of America, N.A., Mail Code: TX2-984-03-26, Building C, 2380 Performance Drive, Richardson, Texas 75082, Attention: Anthony Kell (Telephone: 214.209.4124; Fax: 214-290-9422; Email: anthony.w.kell@bofa.com);
(c)    if to the Foreign Trade Facility Agent, to Deutsche Bank AG, Trade Advisory, Herzogstr. 15, 40217 Düsseldorf, Germany, attention of Roland Stephan or Christoph Averdung (Telecopy No. 49-211-883-9386; E-mail: spx-ftf.agent@db.com); and
(d)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if such date is a Business Day at the place of such receipt (or otherwise on the first Business Day after such receipt). Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Any Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Parent Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any such liability to the Parent Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
The Agents, the Issuing Lenders, the FCI Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Borrowing Requests, applications for Letters of Credit, Utilization Requests and Notices of Loan Prepayment) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify each Agent, each Issuing Lender, each FCI Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party, except to the extent that such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of each Agent, such Issuing Lender, such FCI Issuing Lender, such Lender and/or such Related Parties, as applicable. All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.
Section 9.2    Waivers; Amendments.
(a)    No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit or an FCI shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Required Lenders and each Loan Party that is a party to the relevant Loan Document, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party that is a party to the relevant Loan Document; provided that no such agreement shall:
(i)    increase the Commitment of any Lender without the written consent of such Lender;
(ii)    reduce the principal amount of or subordinate the principal of any Loan, LC Disbursement or FCI Disbursement, or reduce the rate of interest thereon (other than the application of any default rate of interest pursuant to Section 2.15(c)), or reduce any premium, fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby; it being acknowledged and agreed that amendments or modifications of the Consolidated Leverage Ratio test (and all related definitions) are not addressed by this clause (ii);
(iii)    extend the final scheduled date of maturity of any Loan, or postpone the scheduled date of payment of the principal amount of any Loan, LC Disbursement or FCI Disbursement, or any interest (or premium, if any) thereon, or any fees or other amounts payable hereunder, or reduce the amount of, waive, excuse or subordinate any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby;

(iv)    require any Lender to make Loans having an Interest Period of one year or longer, without the written consent of such Lender;
(v)    amend, modify or waive any provision of this Agreement in any manner that would change the application of any prepayment hereunder disproportionately as among the Facilities without the written consent of the Required Lenders in respect of each Facility adversely affected thereby;
(vi)    amend, modify or waive the first sentence of Section 2.13(a) without the written consent of each Lender directly affected thereby;
(vii)    change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);
(viii)    release or subordinate the Guarantee from the Parent Borrower or all or substantially all of the Guarantees from the Subsidiary Guarantors under the Guarantee and Collateral Agreement (except as expressly provided in the Loan Documents), without the written consent of each Lender;
(ix)    release or subordinate all or substantially all of the Liens of the Security Documents on the Collateral (except as expressly provided in the Loan Documents), without the written consent of each Lender;
(x)    amend, modify or waive the rights or duties of any Agent under this Agreement or any other Loan Document in its capacity as Agent unless also signed by such Agent; or amend, modify or waive the rights or duties of any Issuing Lender or FCI Issuing Lender under this Agreement or any other Loan Document in its capacity as Issuing Lender or FCI Issuing Lender, as applicable, unless also signed by such Issuing Lender or FCI Issuing Lender, as applicable; or
(xi)    amend (A) the definition of “Alternative Currency” without the written consent of each Lender, Issuing Lender and/or FCI Issuing Lender directly affected thereby or (B) the definition of “Permitted Currencies” without the consent of each FCI Issuing Lender.
(c)    In addition, notwithstanding the foregoing:
(i)    this Agreement and the other Loan Documents may be amended with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Incremental Term Loans (“Refinanced Term Loans”) with a replacement “A” or “B” term loan tranche, as applicable, hereunder (“Replacement Term Loans”); provided that (A) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (B) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (C) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except with respect to Applicable Rate or other pricing terms or to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of any Incremental Term Loans in effect immediately prior to such refinancing;
(ii)    this Agreement and the other Loan Documents may be amended to provide for the increases in the Commitments and/or Incremental Term Loans contemplated by Section 2.1(b), and matters related thereto, upon (A) execution and delivery by the Parent Borrower, the Administrative Agent and each Lender increasing its Commitment and/or providing Incremental Term Loans of an Incremental Facility Activation Notice and (B) such other documents with respect thereto as the Administrative Agent shall reasonably request;
(iii)    (A) this Agreement and the other Loan Documents may be amended to remove any Foreign Subsidiary as a Foreign Subsidiary Borrower under the Global Revolving Facility upon (I) written notice by the Parent Borrower and such Foreign Subsidiary to the Administrative Agent to such effect and (II) repayment in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Global Revolving Facility and (B) a Foreign Subsidiary may become a Foreign Subsidiary Borrower under the Global Revolving Facility in accordance with the terms of (including the consents required by) Section 2.23(a);
(iv)    (A) this Agreement and the other Loan Documents may be amended to remove any Foreign Subsidiary as a Foreign Subsidiary Borrower under the Foreign Trade Facility upon (I) written notice by the Parent Borrower and such Foreign Subsidiary to the Foreign Trade Facility Agent and the Administrative Agent to such effect, (II) (x) repayment in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Foreign Trade Facility or (y) assumption in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Foreign Trade Facility by the Parent Borrower, any existing Foreign Subsidiary Borrower or any new Foreign Subsidiary Borrower approved in writing by the Agents and each FCI Issuing Lender and (III) the expiration or termination of (or full cash collateralization or provision of other credit support in a manner consistent with the terms of Section 2.6(o)(iv) or assumption by the Parent Borrower or another Foreign Subsidiary Borrower of all the obligations of such Foreign Subsidiary Borrower (pursuant to a written assumption agreement in form and substance reasonably satisfactory to the Parent Borrower, such Foreign Subsidiary Borrower, any other Foreign Subsidiary Borrower that assumes obligations of such Foreign Subsidiary Borrower, and the Foreign Trade Facility Agent) in respect of) of all FCIs issued for the account of such Foreign Subsidiary Borrower and (B) a Foreign Subsidiary may become a Foreign Subsidiary Borrower under the Foreign Trade Facility in accordance with(including the consents required by) Section 2.23(b);
(v)    this Agreement and the other Loan Documents may be amended (A) to change any of the mechanics applicable to FCIs set forth in Section 2.6, with the written consent of the Administrative Agent, the Foreign Trade Facility Agent, the FCI Issuing Lenders, and the Parent Borrower, and (B) to change any of the mechanics applicable to FCIs set forth in Section 2.6 solely to the extent necessary to permit an FCI to be issued in a particular country in accordance with applicable local Requirements of Law, with the written consent of the Administrative Agent, the Foreign Trade Facility Agent, each FCI Issuing Lender directly affected thereby and the Parent Borrower; provided that (x) no amendment pursuant to this clause (v) shall have the effect of making any change described in the proviso to Section 9.2(b) and (y) no amendment pursuant to clause (B) above shall have the effect of making any change to Section 2.6 in respect of FCIs (and any related FCI Issuing Lender Exposure) issued or to be issued outside of such country;
(vi)    the Fee Letter and the Deutsche Bank Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;
(vii)    no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (w) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender, (x) the principal amount of Loans and Reimbursement Obligations held by any Defaulting Lender may not be decreased without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, and (z) no amendment, consent, waiver or other modification of this Section 9.2(c)(vii) shall be effective without the prior written consent of each Defaulting Lender;
(viii)    this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Foreign Trade Facility Agent, the Borrowers and the other Loan Parties (x) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loan A, the Domestic Revolving Loans, the Global Revolving Loans, the Letters of Credit, the FCIs and the Incremental Term Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (y) to change, modify or alter Section 2.20 or any other provision hereof or in any Loan Document relating to pro‑rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in clause (viii)(x) above; and
(ix)    if the Administrative Agent and the Parent Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Parent Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement (it being understood that the Administrative Agent shall provide prompt notice of any such amendment, modification or supplement to the Lenders and the Issuing Lenders).
Section 9.3    Expenses; Indemnity; Damage Waiver.
(a)    The Parent Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees and disbursements of one counsel for the Administrative Agent and its Affiliates and one counsel for the Foreign Trade Facility Agent and its Affiliates and, to the extent reasonably necessary, special and one local counsel in each jurisdiction for the Agents and their Affiliates (and in the event of any actual or potential conflict of interest, one additional counsel for each Agent or its Affiliate subject to such conflict), with statements with respect to the foregoing to be submitted to the Parent Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Agents shall deem appropriate, (ii) all reasonable out‑of‑pocket expenses incurred by any Issuing Lender or FCI Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or FCI or any demand for payment thereunder and (iii) all reasonable out‑of‑pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of one counsel for the Agents and their respective Affiliates and the Lenders, (and, to the extent reasonably necessary, special and one local counsel in each jurisdiction to the Agents and the Lenders (and in the event of any actual or potential conflict of interest, one additional counsel for each Agent or Lender subject to such conflict)) in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit or FCIs issued hereunder, including all such reasonable out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit or FCIs.

(b)    The Parent Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Losses”), including but limited to the fees, charges and disbursements of one counsel to the Indemnitees and, to the extent reasonably necessary, special and one local counsel in each jurisdiction to the Indemnitees (and in the event of any actual or potential conflict of interest, one additional counsel for each Indemnitee subject to such conflict), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, delivery, enforcement, performance and administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, Letter of Credit or FCI or the use of the proceeds therefrom (including any refusal by an Issuing Lender or FCI Issuing Lender to honor a demand for payment under a Letter of Credit or FCI if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or FCI, as applicable), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently owned or operated by the Parent Borrower or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. Notwithstanding the foregoing, this Section 9.3(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages, or similar arising from any non-Tax claim.
(c)    To the extent that the Parent Borrower fails to pay any amount required to be paid by it to any Agent, any Issuing Lender, any FCI Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the applicable Agent, such Issuing Lender, such FCI Issuing Lender or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Lender, such FCI Issuing Lender or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Domestic Revolving Exposures, Global Revolving Exposures, the outstanding amount of its portion of the Term Loan A, any outstanding Incremental Term Loans and unused Commitments at the time; provided that in the case of amounts owing to any Issuing Lender or the Swingline Lender, in each case in its capacity as such, a Lender’s “pro rata share” shall be determined based solely upon its share of the sum of Domestic Revolving Exposures, unused Domestic Revolving Commitments, Global Revolving Exposures and unused Global Revolving Commitments at the time.
(d)    To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Letter of Credit or FCI or the use of the proceeds thereof.
(e)    All amounts due under this Section shall be payable not later than 15 days after written demand therefor. Statements payable by the Parent Borrower pursuant to this Section shall be sent to Attention of Treasurer and Chief Financial Officer (Telephone No. 704-752-4400) (Telecopy No. 704-752-7487), at the address of the Parent Borrower set forth in Section 9.1, or to such other Person or address as may be hereafter designated by the Parent Borrower in a written notice to the Administrative Agent.

Section 9.4    Successors and Assigns; Participations and Assignments.
(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Parent Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder (except in accordance with Section 6.4(f)) without the prior written consent of each Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsections (e) and (f) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letters of Credit and Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (1) $5,000,000 in the case of an assignment of Domestic Revolving Loans or Global Revolving Loans, (2) $5,000,000 in the case of an assignment of any Term Loans and (3) $5,000,000 in the case of an assignment in respect of the Foreign Trade Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) and subsection (j) of this Section and, in addition:
(A)    the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender (or, with respect to any assignment of any Term Loans, such assignment is to an Affiliate of a Lender or an Approved Fund);

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Loan A Commitment, any Incremental Term Loan Commitment, any Domestic Revolving Commitment or any Global Revolving Commitment if such assignment is to a Person that is not a Lender (other than to a Person that is an Affiliate of a Lender) with a Commitment in respect of the Commitment subject to such assignment and (ii) any portion of the Term Loan A or any Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Domestic Revolving Commitment if such assignment is to a Person that is not a Domestic Revolving Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(D)    the consent of the FCI Issuing Lenders in their sole discretion shall be required for any assignment (other than any assignment to the Foreign Trade Facility Agent) after the Effective Date that increases the obligation of the assignee to participate in exposure under one or more FCIs or Joint Signature FCIs (whether or not then outstanding);
(E)    the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Domestic Revolving Commitment if such assignment is to a Person that is not a Domestic Revolving Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(F)    the consent of the Foreign Trade Facility Agent (such consent not to be unreasonably withheld or delayed) shall be required for all assignments in respect of any FCI Issuing Commitment.
(iii)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and shall complete Exhibit P (UK Tax Certification) and deliver it to the Administrative Agent.
(iv)    No Assignment to Borrower. Except as otherwise permitted pursuant to Section 9.4((k), no such assignment shall be made to the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries.
(v)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vi)    No Assignment to a Defaulting Lender. No such assignment shall be made to a Defaulting Lender.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the applicable Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the applicable Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agents or any Lenders hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Domestic Revolving Percentage and/or its Applicable Global Revolving Percentage, as applicable. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19, 2.19A and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Parent Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsections (e) and (f) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Parent Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans, FCI Issuing Lender Exposure, and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Parent Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Parent Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Notes. If after giving effect to any Assignment and Assumption, the relevant assignor no longer has any Commitments with respect to the Commitments being assigned, such assignor shall, upon the request of the Parent Borrower, return each Note (if any) with respect to each such Commitment to the Parent Borrower marked “cancelled”.
(e)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or any Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender, or the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Exposure and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent Borrower, the Administrative Agent, the Foreign Trade Facility Agent, the other Lenders and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the proviso to Section 9.2(b) (and other than application of any default rate of interest pursuant to Section 2.15(c)) that affects such Participant. Subject to subsection (f) of this Section, the Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 2.19A to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that, in the case of Section 2.19 or 2.19A, such Participant shall have complied with the requirements of said section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.20(c) as though it were a Lender.
(f)    Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.17, 2.19 or 2.19A than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.19 or Section 2.19A unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower, to comply with Sections 2.19(e), 2.19(f) and 2.19(i) (or, if the relevant Borrower under the Commitment and/or Loans is a UK Obligor, with Sections 2.19A(b)(x), and 2.19A(e)), as though it were a Lender.
(g)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Resignation as Issuing Lender or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to the Parent Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon thirty days’ notice to the Parent Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or Swingline Lender, the Parent Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LC Exposure with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.5(d)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.4(c). Upon the appointment of a successor Issuing Lender and/or Swingline Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as the case may be, and (2) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
(i)    Assignments by FCI Issuing Lenders. Any FCI Issuing Lender may at any time assign to one or more assignees all or a portion of its FCI Issuing Commitment to issue future FCIs (and related rights and obligations with respect to such FCI Issuing Commitment); provided that any such assignment shall be subject to the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing at the time of such assignment and to the consent of the Foreign Trade Facility Agent (such consent not to be unreasonably withheld or delayed). The parties to each assignment shall execute and deliver to the Administrative Agent and the Foreign Trade Facility Agent an assignment agreement, together with a processing and recordation fee in the aggregate amount of $3,500 payable to the Administrative Agent; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any such assignment. The assignee, if it is not already an FCI Issuing Lender, shall deliver to the Administrative Agent and the Foreign Trade Facility Agent an Administrative Questionnaire. No such assignment by an FCI Issuing Lender shall be made to (i) the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries or (ii) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person). Upon consummation of any such assignment, Schedule 1.1A shall be deemed revised to reflect the FCI Issuing Commitments after giving effect to such assignment. From and after the effective date specified in each such Assignment and Assumption, the assignee FCI Issuing Lender thereunder shall be a party to this Agreement and, to the extent of the FCI Issuing Commitment assigned by such assignment, have the rights and obligations of an FCI Issuing Lender under this Agreement, and the assigning FCI Issuing Lender thereunder shall, to the extent of the FCI Issuing Commitment assigned by such assignment, be released from its obligations under this Agreement but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19, 2.19A and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to have the rights and obligations of an FCI Issuing Lender with respect to any FCIs issued by it prior to the time of such assignment.
(j)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Parent Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Documents sold to such Participant (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that the applicable obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and any other Loan Document notwithstanding any notice to the contrary.
(k)    Borrower Buybacks. Notwithstanding anything in this Agreement to the contrary, any Term Loan A Lender and/or any Incremental Term Lender, as applicable (but not, for purposes of clarity, any other Facility) may, at any time, assign all or a portion of its Term Loans on non-pro rata basis to the Parent Borrower in accordance with the procedures set forth on Schedule 9.4(k), pursuant to an offer made to all Term Loan A Lender and/or all Incremental Term Lender, as applicable, on a pro rata basis (a “Dutch Auction”), subject to the following limitations: (i) immediately and automatically, without any further action on the part of the Parent Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Term Loan A Lender and/or an Incremental Term Lender, as applicable, to the Parent Borrower, such Term Loans and all rights and obligations as a Term Loan A Lender and/or an Incremental Term Lender, as applicable, related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Parent Borrower shall neither obtain nor have any rights as a Term Loan A Lender and/or an Incremental Term Lender, as applicable, hereunder or under the other Loan Documents by virtue of such assignment; (ii) no proceeds of any Domestic Revolving Loans, any Global Revolving Loans or any Swingline Loan shall be used to fund any such assignment; and (iii) no Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment. By participating in any such Dutch Auction, each Lender acknowledges and agrees that (A) the Parent Borrower and its Subsidiaries may have, and later may come into possession of, Excluded Information, (B) such Lender has independently and, without reliance on the Parent Borrower or any of its Restricted Subsidiaries, the Administrative Agent, any other Lender or any of their respective Affiliates, made its own analysis and determination to participate in such Dutch Auction notwithstanding such Lender’s lack of knowledge of the Excluded Information, (C) none of the Parent Borrower and its Subsidiaries shall be required to make any representation that it is not in possession of Excluded Information, (D) none of the Parent Borrower and its Subsidiaries, the Administrative Agent, any other Lender or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against any such Persons under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information, (E) the Excluded Information may not be available to the Agents and the other Lenders and (F) if so requested by any party to assignments of all or any portion of its Term Loans in connection with such Dutch Auction, such Lender will make additional customary “big boy” representations.
Section 9.5    Survival.
All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit and FCIs, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest (or premium, if any) on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit or FCI is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19, 2.19A and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit, the FCIs or the Commitments or the termination of this Agreement or any provision hereof. The provisions of Section 9.11 shall survive and remain in full force and effect for two years after the termination of this Agreement.
Section 9.6    Counterparts; Integration.
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to any Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the Lenders) and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.
Section 9.7    Severability.
Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.7, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by the Bankruptcy Code of the United States (or similar debtor relief laws of the United States or other applicable jurisdictions), as determined in good faith by the applicable Agent, the applicable Issuing Lender, the Swingline Lender or the applicable FCI Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 9.8    Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Borrower against any of and all the obligations of a Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (y) the Defaulting Lender shall provide promptly to the applicable Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
Section 9.9    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.
(c)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section, (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iii) any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages (as opposed to direct or actual damages).
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. In addition, each Foreign Subsidiary Borrower agrees that service of process may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent Borrower at its address for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10    Headings.
Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.11    Confidentiality.
Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its auditors and its Related Parties, including accountants, legal counsel and other advisors on a reasonable need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or rating agency (including to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners)), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) subject to an agreement containing provisions substantially the same as those of this Section, to any direct or indirect contractual counterparty in Hedging Agreements or other swap agreements relating to this Agreement or such counterparty’s professional advisor, (h) with the consent of the Parent Borrower, and (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) is or becomes available to any Agent or any Lender on a nonconfidential basis from a source (believed in good faith by such Agent or Lender not to have any duty of confidentiality to any Borrower) other than a Borrower. For the purposes of this Section, “Information” means all information received from or on behalf of any Borrower relating to a Borrower or its business; provided that such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 9.12    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.13    Release of Collateral.
(a)    On the first date (the “Release Date”) on which the corporate family rating of the Parent Borrower from Moody’s is “Baa3” or better or the corporate credit rating of the Parent Borrower from S&P is “BBB-” or better, subject to any additional condition required by the Lenders providing any Incremental Term Loans as provided in Section 2.1(b), and so long as no Default or Event of Default exists on such date or after giving effect to the release of Liens contemplated hereby, all Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement and any other Security Document, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such release, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Security Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release.

(b)    If any of the Collateral shall be Disposed of by any Loan Party in a transaction permitted by this Agreement, then the Administrative Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Guarantee and Collateral Agreement and any other Security Document on such Collateral. At the request and sole expense of the Parent Borrower, a Subsidiary Guarantor shall be released from its obligations under the Guarantee and Collateral Agreement and any other Security Document in the event that such Subsidiary Guarantor ceases to be a Wholly Owned Subsidiary pursuant to a transaction expressly permitted by this Agreement and if, as a result of such transaction, the Parent Borrower and its Restricted Subsidiaries own less than 75% of the outstanding voting Capital Stock of such Subsidiary Guarantor. In addition, at the request and sole expense of the Parent Borrower, not more than twice during the term of this Agreement after the Effective Date, a Subsidiary Guarantor and the Subsidiaries of such Subsidiary Guarantor shall be released from their respective obligations under the Guarantee and Collateral Agreement and any other Security Document in the event that a portion of the Capital Stock of such Subsidiary Guarantor is Disposed of in a transaction expressly permitted by Section 6.6(e) or (g) (but which does not satisfy the requirements of the preceding sentence); provided that the aggregate Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1 (in each case determined at the time of such transaction) that is attributable to the Subsidiaries released from their obligations hereunder pursuant to this sentence shall not exceed $40,000,000. Notwithstanding the foregoing, in no event shall any Subsidiary be released from its obligations under the Guarantee and Collateral Agreement or any other Security Document, in the event that such Subsidiary is a guarantor of any other Indebtedness of any Loan Party.
(c)    At such time as the Loans, the Reimbursement Obligations, the FCI Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit or FCIs shall be outstanding (or shall have been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable), the Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement and any other Security Document, and each Security Document and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party thereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such termination, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Security Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.
Section 9.14    Judgment Currency.
(a)    The Borrowers’ obligations hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)    For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 9.15    PATRIOT Act Notice.
Each Lender hereby notifies each Borrower that, pursuant to the requirements of the PATRIOT Act and other applicable foreign Requirements of Law, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the PATRIOT Act or such other Requirements of Law, as applicable.
Section 9.16    Electronic Execution of Assignments and Certain Other Documents.
The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumptions, amendments or other modifications, Borrowing Requests, Interest Election Requests, Utilization Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the applicable Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary no Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Agent pursuant to procedures approved by it.
Section 9.17    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Parent Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Foreign Trade Facility Agent and BofA Securities, are arm’s-length commercial transactions between the Parent Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, the Foreign Trade Facility Agent and BofA Securities, on the other hand, (ii) the Parent Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Parent Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, the Foreign Trade Facility Agent and BofA Securities each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Parent Borrower or any of Subsidiaries or any other Person and (ii) neither the Administrative Agent, the Foreign Trade Facility Agent nor BofA Securities has any obligation to the Parent Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Foreign Trade Facility Agent and BofA Securities and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Borrower and its Subsidiaries, and neither the Administrative Agent, the Foreign Trade Facility Agent nor BofA Securities has any obligation to disclose any of such interests to the Parent Borrower or its Subsidiaries. To the fullest extent permitted by law, the Parent Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, the Foreign Trade Facility Agent or BofA Securities with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.18    Keepwell.
Each Loan Party that is a Qualified ECP Guarantor at the time the Guarantee under the Guarantee and Collateral Agreement is entered into by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or at the time any such Specified Loan Party grants a security interest under the Loan Documents, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Guarantee and Collateral Agreement voidable under the Bankruptcy Code of the United States (or similar debtor relief laws of the United States or other applicable jurisdictions), and not for any greater amount). The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until such time as the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full, the Commitments have expired or terminated and all Letters of Credit and FCIs shall have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable). Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
Section 9.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 9.20    Acknowledgement Regarding Any Supported QFC.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the

United States): (a) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States; and (b) in the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PARENT BORROWER:	SPX FLOW, INC.,
a Delaware corporation
By: /s/ Peter J. Ryan
Name:    Peter J. Ryan
Title:    Vice President and Secretary

GUARANTORS:	CORPORATE PLACE LLC,
a Delaware limited liability company
By: /s/ Peter J. Ryan
Name:    Peter J. Ryan
Title:    Vice President and Secretary
DELANEY HOLDINGS CO.,
a Delaware corporation
By: /s/ Peter J. Ryan
Name:    Peter J. Ryan
Title:    Vice President and Secretary
FLOW AMERICA, LLC,
a Delaware limited liability company
By: /s/ Stephen A. Tsoris

Name:    Stephen A. Tsoris
Title:    Vice President and Secretary
SPX FLOW HOLDINGS, INC.,
a Delaware corporation
By: /s/ Peter J. Ryan
Name:    Peter J. Ryan
Title:    Vice President and Secretary
SPX FLOW US, LLC,
a Delaware limited liability company
By: /s/ Peter J. Ryan
Name:    Peter J. Ryan
Title:    Vice President and Secretary

SPX FLOW, INC.
CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Anthony W. Kell
Name:     Anthony W. Kell
Title:    Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

FOREIGN TRADE FACILITY

AGENT:	DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT
BRANCH,
as Foreign Trade Facility Agent
By: /s/ Christiane Roth
Name:     Christiane Roth
Title:    Managing Director
By: /s/ Myriam Rotthaus
Name:     Myriam Rotthaus
Title:    Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, an Issuing Lender and the Swingline Lender
By: /s/ Stephen J. D’Elia
Name:     Stephen J. D’Elia
Title:    Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT
BRANCH,
as a Lender, an Issuing Lender and an FCI Issuing Lender
By: /s/ Christiane Roth
Name:     Christiane Roth
Title:    Managing Director
By: /s/ Myriam Rotthaus
Name:     Myriam Rotthaus
Title:    Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender
By: /s/ Michael Strobel
Name:     Michael Strobel
Title:    Vice President
By: /s/ Marguerite Sutton
Name:     Marguerite Sutton
Title:    Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

MUFG BANK, LTD., individually as a Lender and as an FCI Issuing Lender,
By: /s/ Dominic Yung
Name: Dominic Yung
Title: Director

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

HSBC Bank USA, National Association,
as Lender
By: /s/ Jessica Smith
Name: Jessica Smith
Title: Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

HSBC UK Bank plc,
as an FCI Issuing Lender
By: /s/ Jonathan O’Hara
Name: Jonathan O’Hara
Title: Relationship Director

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

BBVA USA f/k/a COMPASS BANK,
as a Lender
By: /s/ Daniel Feldman
Name: Daniel Feldman
Title: Senior Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

THE BANK OF NOVA SCOTIA,
as a Lender and an FCI Issuing Lender
By: /s/ Sangeeta Shah
Name: Sangeeta Shah
Title: Director

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

SUNTRUST BANK,
as a Lender
By: /s/ Carlos Cruz
Name: Carlos Cruz
Title: Director

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

TD BANK, N.A.,
as a Lender
By: /s/ M. Bernadette Collins
Name: M. Bernadette Collins
Title: Senior Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

BNP Paribas,
as a Lender
By: /s/ Andrew W. Strait
Name: Andrew W. Strait
Title: Managing Director

By: /s/ Melissa Dyki
Name: Melissa Dyki
Title: Director

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

Citibank, N.A.,
as a Lender
By: /s/ Susan Manuelle
Name: Susan Manuelle
Title: Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

Citizens Bank, N.A.,
as a Lender
By: /s/ Karmyn Paul
Name: Karmyn Paul
Title: Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

ING Bank N.V., Dublin branch,
as a Lender
By: /s/ Sean Hassett
Name: Sean Hassett
Title: Director

By: /s/ Cormac Langford
Name: Cormac Langford
Title: Director

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

J.P. Morgan Chase Bank, N.A.,
as a Lender
By: /s/ James Shender
Name: James Shender
Title: Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

REGIONS BANK,
as a Lender
By: /s/ Brand Hosford
Name: Brand Hosford
Title: Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

BARCLAYS BANK PLC,
as a Lender
By: /s/ Sean Duggan
Name: Sean Duggan
Title: Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

GOLDMAN SACHS BANK USA,
as a Lender
By: /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

U.S. Bank,
as a Lender
By: /s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

WELLS FARGO BANK, N.A.,
as a Lender
By: /s/ Kara Treiber
Name: Kara Treiber
Title: Director

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

DNB BANK ASA, NEW YORK BRANCH,
as an FCI Issuing Lender
By: /s/ Kristi B. Sorensen
Name: Kristi B. Sorensen
Title: Senior Vice President

By: /s/ Philip F. Kurpiewski
Name: Philip F. Kurpiewski
Title: Senior Vice President

Signature Page to Amended and Restated Credit Agreement (SPX FLOW, Inc.)

SPX FLOW, INC.
CREDIT AGREEMENT

Schedule 1.1A
Commitments

Lender	Domestic Revolving Commitments	Applicable Percentages for Domestic Revolving Commitments	Global Revolving Commitments	Applicable Percentages for Global Revolving Commitments
Bank of America, N.A.	$19,862,068.97	9.931034485%	$29,793,103.43	9.931034477%
Deutsche Bank AG Deutschlandgeschäft Branch	–	0.000000000%	–	0.000000000%
Deutsche Bank AG New York Branch	$8,000,000.00	4.000000000%	$12,000,000.00	4.000000000%
MUFG Bank, Ltd.	$6,620,689.66	3.310344830%	$9,931,034.48	3.310344827%
HSBC Bank USA, National Association	$11,586,206.90	5.793103450%	$17,379,310.34	5.793103447%
HSBC UK Bank plc	–	0.000000000%	–	0.000000000%
BBVA USA f/k/a Compass Bank	$16,551,724.14	8.275862070	$24,827,586.21	8.275862070%
The Bank of Nova Scotia	$8,275,862.07	4.137931035%	$12,413,793.10	4.137931033%
SunTrust Bank	$16,551,724.14	8.275862070%	$24,827,586.21	8.275862070%
TD Bank, N.A.	$16,551,724.14	8.275862070%	$24,827,586.21	8.275862070%
BNP Paribas	$11,586,206.89	5.793103445%	$17,379,310.35	5.793103450%
Citibank, N.A.	$11,586,206.89	5.793103445%	$17,379,310.35	5.793103450%
Citizens Bank, N.A.	$11,586,206.89	5.793103445%	$17,379,310.35	5.793103450%
ING Bank N.V., Dublin branch	$11,586,206.89	5.793103445%	$17,379,310.35	5.793103450%
J.P. Morgan Chase Bank, N.A.	$11,586,206.89	5.793103445%	$17,379,310.35	5.793103450%
Regions Bank	$11,586,206.89	5.793103445%	$17,379,310.35	5.793103450%
Barclays Bank PLC	$6,620,689.66	3.310344830%	$9,931,034.48	3.310344827%
Goldman Sachs Bank USA	$6,620,689.66	3.310344830%	$9,931,034.48	3.310344827%
U.S. Bank	$6,620,689.66	3.310344830%	$9,931,034.48	3.310344827%
Wells Fargo Bank, N.A.	$6,620,689.66	3.310344830%	$9,931,034.48	3.310344827%
DNB Bank ASA, New York Branch	–	0.000000000%	–	0.000000000%
TOTAL	$200,000,000.00	100%	$300,000,000.00	100%

Lender	Term Loan A Commitments	Applicable Percentages for Term Loan A Commitments	FCI Issuing Commitments	Applicable Percentages for FCI Issuing Commitments
Bank of America, N.A.	$10,344,827.60	10.344827600%	$12,500,000.00	7.440476190%
Deutsche Bank AG Deutschlandgeschäft Branch	–	0.000000000%	$50,000,000.00	29.761904760%
Deutsche Bank AG New York Branch	–	0.000000000%	–	0.000000000%
MUFG Bank, Ltd.	$3,448,275.86	3.448275860%	$50,000,000.00	29.761904760%
HSBC Bank USA, National Association	$6,034,482.76	6.034482760%	–	0.000000000%
HSBC UK Bank plc	–	0.000000000%	$25,000,000.00	14.880952380%
BBVA USA f/k/a Compass Bank	$8,620,689.65	8.620689650%	–	0.000000000%
The Bank of Nova Scotia	$4,310,344.83	4.310344830%	$25,000,000.00	14.880952380%
SunTrust Bank	$8,620,689.65	8.620689650%	–	0.000000000%
TD Bank, N.A.	$8,620,689.65	8.620689650%	–	0.000000000%
BNP Paribas	$6,034,482.76	6.034482760%	–	0.000000000%
Citibank, N.A.	$6,034,482.76	6.034482760%	–	0.000000000%
Citizens Bank, N.A.	$6,034,482.76	6.034482760%	–	0.000000000%
ING Bank N.V., Dublin branch	$6,034,482.76	6.034482760%	–	0.000000000%
J.P. Morgan Chase Bank, N.A.	$6,034,482.76	6.034482760%	–	0.000000000%
Regions Bank	$6,034,482.76	6.034482760%	–	0.000000000%
Barclays Bank PLC	$3,448,275.86	3.448275860%	–	0.000000000%
Goldman Sachs Bank USA	$3,448,275.86	3.448275860%	–	0.000000000%
U.S. Bank	$3,448,275.86	3.448275860%	–	0.000000000%
Wells Fargo Bank, N.A.	$3,448,275.86	3.448275860%	–	0.000000000%
DNB Bank ASA, New York Branch	–	0.000000000%	$5,500,000.00	3.273809524%
TOTAL	$100,000,000.00	100%	$168,000,000.00	100%

Schedule 1.1B
Material Subsidiaries

Company Name	Jurisdiction of Organization
1. SPX Flow Holdings, Inc.	Delaware
2. SPX Flow US, LLC	Delaware
3. Corporate Place LLC	Delaware
4. Flow America, LLC	Delaware
5. Delaney Holdings Co.	Delaware
6. Ballantyne Holding Company*	Cayman Islands
7. Clyde Union (Holdings) S.a.r.l.	Luxembourg
8. SPX Corporation (China) Co., Ltd.	China
9. United Dominion Industries Corporation	Canada
10. SPX FLOW Germany Holding GmbH	Germany
11. SPX Process Equipment Pty Ltd.	Australia

*	Stock of Ballantyne Holding Company is not being pledged.

Schedule 1.1C
FCI Requirements

Arbitration:	In no event shall an arbitration clause in respect of the payment obligation of the FCI Issuing Lender be applicable.

Maturity / Demand:
The payment obligation of an FCI Issuing Lender shall be determinable by reliance on the terms of the relevant FCI issued by it only and, as the case may be, any other document simultaneously to be presented together with a demand. Such payment obligation shall be conditional upon presentation of a demand for payment with or, as the case may be, without simultaneous presentation of other documents. The terms of each FCI shall require:

(a)	receipt by the FCI Issuing Lender of a payment demand conforming to the terms and conditions stipulated in such FCI by the expiry date at the latest, and
(b)that thereafter no further demand shall be honored.

Transfers:	Transfer of rights and claims under any FCI shall expressly be subject to the prior written consent of the relevant FCI Issuing Lender.

Governing Law / Jurisdiction:	The terms of each FCI shall contain a clause stating the governing law and jurisdiction for the resolution of disputes under such FCI. (Note: arbitration clauses are not to be used).

Miscellaneous:
The terms of an FCI shall not provide for a combination of more than three purposes. The terms of an FCI shall not provide that an FCI Issuing Lender has to verify the occurrence of events that are beyond such FCI Issuing Lender’s control, including but not limited to determining whether the payment obligation of such FCI Issuing Lender has become due or examining the underlying relationship in order to determine the FCI’s expiration. No FCI Issuing Lender is obliged or shall be forced to issue any FCI which fails to meet one or more FCI Requirements.

Schedule 1.1D
Existing FCIs

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1500710	Bank of America N.A.	68122153	USD	155,533.00	warranty obligations	SPX Flow Inc.	LTN.US
300BGS1600027	Bank of America N.A.	68123614	USD	47,532.66	warranty obligations	SPX Flow Inc.	DV Houston
300BGS1600681	Bank of America N.A.	68129021	USD	86,273.50	performance obligations	SPX Flow Inc.	DV Houston
300BGS1600700	Bank of America N.A.	68129367	USD	66,258.85	performance obligations	SPX Flow Inc.	DV.Houston
300BGS1600701	Bank of America N.A.	68129368	USD	11,348.30	performance obligations	SPX Flow Inc.	DV.Houston
300BGS1700018	Bank of America N.A.	68129487	USD	6,168.00	warranty obligations	SPX Flow Inc.	DV.Houson
300BGS1700061	Bank of America N.A.	68131815	USD	58,815.70	performance obligations	SPX Flow Inc.	DV.Houston
300BGS1700062	Bank of America N.A.	68131816	USD	12,492.50	performance obligations	SPX Flow Inc.	DV.Houston
300BGS1700106	Bank of America N.A.	68132460	USD	31,747.80	performance obligations	SPX Flow Inc.	HFM Strip DV.Houston
300BGS1700197	Bank of America N.A.	68134083	USD	1,954.15	warranty obligations	SPX Flow Inc.	DV.Houston
300BGS1700262	Bank of America N.A.	68135531	USD	7,691.83	warranty obligations	SPX Flow Inc.	DV.Houston
300BGS1700294	Bank of America N.A.	68135991	USD	48,531.50	performance obligations	SPX Flow Inc.	DV.Houston
300BGS1700359	Bank of America N.A.	68137103	USD	67,450.20	performance obligations	SPX Flow Inc.	DV.Houston
300BGS1800001	Bank of America N.A.	68137159	USD	28,253.80	warranty obligations	SPX Flow Inc.	DV.Houston
300BGS1800024	Bank of America N.A.	68137847	USD	73,449.05	warranty obligations	SPX Flow Inc.	DV.Houston
300BGS1800044	Bank of America N.A.	68138394	USD	4,656.90	performance obligations	SPX Flow Inc.	FT-Flow-US
300BGS1800045	Bank of America N.A.	68138396	USD	14,047.92	performance obligations	SPX Flow Inc.	FT-Flow-US
300BGS1800046	Bank of America N.A.	68138397	USD	12,216.83	performance obligations	SPX Flow Inc.	FT-Flow-US
300BGS1800081	Bank of America N.A.	68141091	USD	33,725.10	warranty obligations	SPX Flow Inc.	DV.Houston
300BGS1800102	Bank of America N.A.	68141556	USD	4,248.30	warranty obligations	SPX Flow Inc.	DV.Kouson
300BGS1800116	Bank of America N.A.	68141931	USD	13,287.46	warranty obligations	SPX Flow Inc.	DV.Houston
300BGS1800115	Bank of America N.A.	68141940	USD	14,019.53	warranty obligations	SPX Flow Inc.	DV.Housten
300BGS1800126	Bank of America N.A.	68142620	USD	12,425.80	warranty obligations	SPX Flow Inc.	PPC.Ocala
300BGS1800140	Bank of America N.A.	68143077	USD	3,240.00	warranty obligations	SPX Flow Inc.	PPC-Ocala
300BGS1800152	Bank of America N.A.	68143494	USD	1,289,839.20	advance payment obligations	SPX Flow Inc.	APV-UsOps
300BGS1800159	Bank of America N.A.	68143764	USD	2,168,000.00	advance payment obligations	SPX Flow Inc.	APV-UsOps
300BGS1800162	Bank of America N.A.	68143933	USD	8,006.60	warranty obligations	SPX Flow Inc.	DV.Houston
300BGS1800163	Bank of America N.A.	68143934	USD	1,988.20	warranty obligations	SPX Flow Inc.	DV.Houston
300BGS1900024	Bank of America N.A.	68146292	USD	12,676.61	advance payment obligations	SPX Flow Inc.	FT-Flow_US
300BGS1800083	Bank of America N.A.	6008 GT009923/18	USD	3,910.11	warranty obligations	SPX Flow Inc.	HFM FT Ocala 2200
300BGS1800085	Bank of America N.A.	6008 GT009924/18	USD	11,855.80	warranty obligations	SPX Flow Inc.	HFM FT OCALA 2200
300BGS1900013	Bank of America N.A.	6008 GT010465/19	USD	29,360.00	performance obligations	SPX Flow Inc.	HFM PPC_OCALA

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS0800107	Bank of America N.A.	6008GT005457/08	GBP	300,000.00	customs obligations	SPX Flow Inc.
300BGS1700115	Bank of America N.A.	6008GT009187/17	USD	457,000.00	performance obligations	SPX Flow Inc.	FT OVALA 2200
300BGS1700170	Bank of America N.A.	6008GT009292/17	GBP	300,000.00	tax obligations	SPX Flow Inc.	FT-FLOW-EUROPE
300BGS1700200	Bank of America N.A.	6008GT009380/16	USD	117,742.00	performance obligations	SPX Flow Inc.	HFM Strip DV.Houston
300BGS1700225	Bank of America N.A.	6008GT009404/17	EUR	1,228,000.00	warranty obligations	SPX Flow Inc.	FT-CU-UK-GLASGOW
300BGS1800042	Bank of America N.A.	6008GT009755/18	EUR	170,065.28	performance obligations	SPX Flow Inc.	FT-CU-UK-Glasgow
300BGS1800052	Bank of America N.A.	6008GT009777/18	USD	5,403.20	performance obligations	SPX Flow Inc.	APV Goldsboro
300BGS1800053	Bank of America N.A.	6008GT009780/18	USD	12,431.84	warranty obligations	SPX Flow Inc.	HFM FT OCALA 2200
300BGS1800123	Bank of America N.A.	6008GT009996/18	EUR	716,561.10	performance obligations	SPX Flow Inc.	FT-CU-Annecy
300BGS1100213	Bank of America N.A.	GT006465/11	GBP	50,000.00	customs obligations	SPX Flow Inc.
300BGS1800108	Bank of America N.A.	GT006505/09	GBP	300,000.00	tax obligations	SPX Flow Inc.
300BGS1200562	Bank of America N.A.	GT006876/12	USD	67,287.00	performance obligations	SPX Flow Inc.
300BGS1400497	Bank of America N.A.	GT007647/14	EUR	404,903.45	performance obligations	SPX Flow Inc.	B02294
300BGS1400498	Bank of America N.A.	GT007648/14	EUR	242,942.07	performance obligations	SPX Flow Inc.	B02293
300BGS1500419	Bank of America N.A.	GT007903/15	EUR	281,632.60	performance obligations	SPX Flow Inc.	FT-CU-ANNECY
300BGS1500411	Bank of America N.A.	GT007905/15	CNY	674,085.40	performance obligations	SPX Flow Inc.	FT-CU-ANNECY
300BGS1500588	Bank of America N.A.	GT007969/14	USD	26,915.40	performance obligations	SPX Flow Inc.	DV.Houston
300BGS1500725	Bank of America N.A.	GT008131/15	USD	9,380.00	warranty obligations	SPX Flow Inc.	MPHS SO 1867808 HFM Code 2200
300BGS1600005	Bank of America N.A.	GT008185/16	USD	5,420.00	warranty obligations	SPX Flow Inc.	HFM Entity FT Ocala 2200
300BGS1600320	Bank of America N.A.	GT008389/16	GBP	160,000.00	tax obligations	SPX Flow Inc.	PT-ENGLAND
300BGS1700113	Bank of America N.A.	GT009230/17	USD	198,537.50	performance obligations	SPX Flow Inc.	FT OCALA 2200
300BGS1700273	Bank of America N.A.	GT009490/17	USD	12,320.00	warranty obligations	SPX Flow Inc.	FT OCALA 2200
300BGS1700289	Bank of America N.A.	GT009509/17	USD	6,342.00	warranty obligations	SPX Flow Inc.	FT OCALA 2200
300BGS1700291	Bank of America N.A.	GT009510/17	USD	3,339.80	warranty obligations	SPX Flow Inc.	FT OCALA 2200
300BGS1700290	Bank of America N.A.	GT009511/17	USD	4,029.80	warranty obligations	SPX Flow Inc.	FT OCALA 2200
300BGS1700288	Bank of America N.A.	GT009512/17	USD	12,809.80	warranty obligations	SPX Flow Inc.	FT OCALA 2200
300BGS1700287	Bank of America N.A.	GT009513/17	USD	12,722.00	warranty obligations	SPX Flow Inc.	FT OCALA 2200
300BGS1800040	Bank of America N.A.	GT009753/18	CNY	1,421,560.00	performance obligations	SPX Flow Inc.	FT-CU-UK-Glasgow
300BGS1800149	Bank of America N.A.	GT010070/18	GBP	12,793.75	performance obligations	SPX Flow Inc.	SV-Plenty-UK
300BGS1800153	Bank of America N.A.	GT010170/18	EUR	141,240.00	advance payment obligations	SPX Flow Inc.	FT-CU-Annecy
300BGS1800170	Bank of America N.A.	GT010331/18	USD	142,500.00	performance obligations	SPX Flow Inc.	PPC OCALA
300BGS1800169	Bank of America N.A.	GT010332/18	USD	71,250.00	advance payment obligations	SPX Flow Inc.	PPC OCALA
300BGS1900008	Bank of America N.A.	GT010452/19	GBP	11,240.85	warranty obligations	SPX Flow Inc.	FT-CU-UK-Glasgow
300BGS1900016	Bank of America N.A.	GT010488/19	USD	54,706.80	advance payment obligations	SPX Flow Inc.	PPC Ocala
300BGS1500641	Bank of Tokyo Mitsubishi UFJ Ltd.	S504248N	USD	541,387.00	performance obligations	SPX Flow Inc.	Clyde Union SAS

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1500678	Bank of Tokyo Mitsubishi UFJ Ltd.	S504561N	USD	1,000,000.00	performance obligations	SPX Flow Inc.	SPX Flow US, LLC
300BGS1600492	Bank of Tokyo Mitsubishi UFJ Ltd.	S507685N	EUR	350,900.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1600590	Bank of Tokyo Mitsubishi UFJ Ltd.	S508689N	USD	48,500.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGS1600596	Bank of Tokyo Mitsubishi UFJ Ltd.	S508789N	AUD	88,374.00	rental obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1700029	Bank of Tokyo Mitsubishi UFJ Ltd.	S511489N	AUD	360,960.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1700158	Bank of Tokyo Mitsubishi UFJ Ltd.	S513341N	GBP	103,000.00	advance payment obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1700216	Bank of Tokyo Mitsubishi UFJ Ltd.	S514245N	AUD	17,889.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1700217	Bank of Tokyo Mitsubishi UFJ Ltd.	S514246N	AUD	572,454.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1700220	Bank of Tokyo Mitsubishi UFJ Ltd.	S514337N	EUR	1,219,800.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1700267	Bank of Tokyo Mitsubishi UFJ Ltd.	S515242N	EUR	609,900.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1700280	Bank of Tokyo Mitsubishi UFJ Ltd.	S515478N	NZD	118,250.00	performance obligations	SPX Flow Inc.	SPX Flow Technology New Zealand Ltd
300BGS1700317	Bank of Tokyo Mitsubishi UFJ Ltd.	S515836N	GBP	28,726.00	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1700315	Bank of Tokyo Mitsubishi UFJ Ltd.	S515842N	GBP	87,917.60	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800030	Bank of Tokyo Mitsubishi UFJ Ltd.	S517451N	AUD	128,482.95	performance obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1800051	Bank of Tokyo Mitsubishi UFJ Ltd.	S517894N	EUR	149,565.00	warranty obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800049	Bank of Tokyo Mitsubishi UFJ Ltd.	S517895N	EUR	299,130.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800048	Bank of Tokyo Mitsubishi UFJ Ltd.	S517898N	EUR	1,219,800.00	performance obligations	SPX Flow Inc.	Clyde Union SAS

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1800050	Bank of Tokyo Mitsubishi UFJ Ltd.	S517899N	EUR	609,900.00	warranty obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800069	Bank of Tokyo Mitsubishi UFJ Ltd.	S518045N	GBP	43,763.50	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800091	Bank of Tokyo Mitsubishi UFJ Ltd.	S518400N	AUD	59,065.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1800098	Bank of Tokyo Mitsubishi UFJ Ltd.	S518442N	GBP	42,769.10	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800096	Bank of Tokyo Mitsubishi UFJ Ltd.	S518444N	AUD	163,674.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1800100	Bank of Tokyo Mitsubishi UFJ Ltd.	S518509N	EUR	255,750.00	warranty obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800119	Bank of Tokyo Mitsubishi UFJ Ltd.	S519017N	GBP	3,919.90	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800117	Bank of Tokyo Mitsubishi UFJ Ltd.	S519018N	GBP	6,500.00	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800133	Bank of Tokyo Mitsubishi UFJ Ltd.	S519594N	AUD	142,450.00	rental obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1800155	Bank of Tokyo Mitsubishi UFJ Ltd.	S520528N	GBP	147,368.80	advance payment obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800172	Bank of Tokyo Mitsubishi UFJ Ltd.	S521300N	USD	365,115.20	performance obligations	SPX Flow Inc.	SPX Flow Technology Etten- Leur B.V.
300BGS1900025	Bank of Tokyo Mitsubishi UFJ Ltd.	S522642N	AUD	248,004.90	performance obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1900039	Bank of Tokyo Mitsubishi UFJ Ltd.	S522926N	AUD	17,889.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1900041	Bank of Tokyo Mitsubishi UFJ Ltd.	S522951N	USD	12,294.63	performance obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1900021	Bank of Tokyo Mitsubishi UFJ Ltd.	S523179N	USD	50,000.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Japan, Inc.
300BGS1800034	Bank of Tokyo Mitsubishi UFJ Ltd.		GBP	36,240.00	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800099	Bank of Tokyo Mitsubishi UFJ Ltd.		EUR	255,750.00	warranty obligations	SPX Flow Inc.	Clyde Union SAS

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1800147	Bank of Tokyo Mitsubishi UFJ Ltd.		AUD	25,649.10	performance obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1900007	Bank of Tokyo Mitsubishi UFJ Ltd.		GBP	42,300.00	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1900040	Bank of Tokyo Mitsubishi UFJ Ltd.		AUD	572,454.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGS1900046	Bank of Tokyo Mitsubishi UFJ Ltd.		EUR	31,500.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH
300BGI0800260	Deutsche Bank AG	300BGI0800260	USD	1.00	advance payment obligations	SPX Flow Inc.	SPX International Ltd.
300BGI0800262	Deutsche Bank AG	300BGI0800262	USD	1.00	advance payment obligations	SPX Flow Inc.	SPX International Ltd.
300BGI0800264	Deutsche Bank AG	300BGI0800264	USD	1.00	advance payment obligations	SPX Flow Inc.	SPX International Ltd.
300BGI0800317	Deutsche Bank AG	300BGI0800317	USD	1.00	advance payment obligations	SPX Flow Inc.	SPX International Ltd.
300BGI0800423	Deutsche Bank AG	300BGI0800423	USD	1.00	advance payment obligations	SPX Flow Inc.	SPX International Ltd.
300BGI0801508	Deutsche Bank AG	300BGI0801508	EUR	40,565.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI0900733	Deutsche Bank AG	300BGI0900733	EUR	48,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1501177	Deutsche Bank AG	300BGI1001309	USD	66,650.50	performance obligations	SPX Flow Inc.	SPX Dehydration & Filtration
300BGI1001599	Deutsche Bank AG	300BGI1001599	EUR	10,590.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1001789	Deutsche Bank AG	300BGI1001789	USD	43,277.00	advance payment obligations	SPX Flow Inc.	APV North America Inc.
300BGI1100253	Deutsche Bank AG	300BGI1100253	SAR	151,339.00	tax obligations	SPX Flow Inc.	APV Middle East Ltd.
300BGI1101258	Deutsche Bank AG	300BGI1101258	EUR	50,421.19	performance obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGI1102812	Deutsche Bank AG	300BGI1102812	GBP	10,653.50	not specified obligations	SPX Flow Inc.	Clyde Union Pumps Ltd.
300BGI1200245	Deutsche Bank AG	300BGI1200245	EUR	30,840.00	rental obligations	SPX Flow Inc.	SPX Flow Technology Hanse GmbH
300BGI1200509	Deutsche Bank AG	300BGI1200509	USD	303,120.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1501178	Deutsche Bank AG	300BGI1201533	EUR	6,270.00	rental obligations	SPX Flow Inc.	SPX International eG
300BGI1300153	Deutsche Bank AG	300BGI1300153	USD	39,000.00	performance obligations	SPX Flow Inc.	SPX International Ltd.

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1300477	Deutsche Bank AG	300BGI1300477	USD	34,000.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1301458	Deutsche Bank AG	300BGI1301458	INR	450,000.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGI1400811	Deutsche Bank AG	300BGI1400811	USD	887,632.62	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGI1400839	Deutsche Bank AG	300BGI1400839	EUR	775,149.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGI1401137	Deutsche Bank AG	300BGI1401137	AUD	163,750.00	rental obligations	SPX Flow Inc.	SPX Flow Technology Australia Pty Ltd
300BGI1500337	Deutsche Bank AG	300BGI1500337	USD	106,200.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGI1500533	Deutsche Bank AG	300BGI1500533	USD	11,839.80	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1500596	Deutsche Bank AG	300BGI1500596	USD	60,000.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1500913	Deutsche Bank AG	300BGI1500913	GBP	1,345.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGI1500956	Deutsche Bank AG	300BGI1500956	GBP	16,095.80	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1501273	Deutsche Bank AG	300BGI1501273	EUR	31,700.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1501843	Deutsche Bank AG	300BGI1501843	USD	16,238.50	performance obligations	SPX Flow Inc.	SPX Flow US, LLC
300BGI1501940	Deutsche Bank AG	300BGI1501940	EUR	432,000.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGI1502346	Deutsche Bank AG	300BGI1502346	USD	34,000.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1502443	Deutsche Bank AG	300BGI1502443	EUR	25,899.20	warranty obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1600336	Deutsche Bank AG	300BGI1600336	EUR	69,371.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGI1600345	Deutsche Bank AG	300BGI1600345	EUR	9,889.55	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGI1600587	Deutsche Bank AG	300BGI1600587	USD	45,400.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGI1600640	Deutsche Bank AG	300BGI1600640	GBP	109,363.80	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1600781	Deutsche Bank AG	300BGI1600781	SGD	155,070.30	rental obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1600782	Deutsche Bank AG	300BGI1600782	SGD	16,976.88	rental obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1600803	Deutsche Bank AG	300BGI1600803	GBP	5,525.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1600883	Deutsche Bank AG	300BGI1600883	USD	12,000.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1600964	Deutsche Bank AG	300BGI1600964	EUR	12,257.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGI1601013	Deutsche Bank AG	300BGI1601013	EUR	108,897.20	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1601027	Deutsche Bank AG	300BGI1601027	INR	550,000,000.00	payment obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGI1601052	Deutsche Bank AG	300BGI1601052	USD	72,215.30	advance payment obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGI1601053	Deutsche Bank AG	300BGI1601053	USD	72,215.30	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGI1601340	Deutsche Bank AG	300BGI1601340	EUR	1,600,000.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGI1601445	Deutsche Bank AG	300BGI1601445	EUR	36,387.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1601454	Deutsche Bank AG	300BGI1601454	EUR	11,522.10	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1700063	Deutsche Bank AG	300BGI1700063	EUR	16,051.20	performance obligations	SPX Flow Inc.	SPX Flow Technology Limited
300BGI1700105	Deutsche Bank AG	300BGI1700105	EUR	15,958.60	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGI1700120	Deutsche Bank AG	300BGI1700120	GBP	8,160.50	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1700298	Deutsche Bank AG	300BGI1700298	EUR	38,341.96	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1700350	Deutsche Bank AG	300BGI1700350	EUR	78,440.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1700384	Deutsche Bank AG	300BGI1700384	GBP	5,535.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1700526	Deutsche Bank AG	300BGI1700526	GBP	7,541.40	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1700528	Deutsche Bank AG	300BGI1700528	USD	31,481.25	warranty obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1700563	Deutsche Bank AG	300BGI1700563	GBP	41,687.50	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1700564	Deutsche Bank AG	300BGI1700564	GBP	41,687.50	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1700607	Deutsche Bank AG	300BGI1700607	USD	15,820.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1700706	Deutsche Bank AG	300BGI1700706	DKK	151,830.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1700802	Deutsche Bank AG	300BGI1700802	GBP	64,909.40	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGI1700814	Deutsche Bank AG	300BGI1700814	USD	112,721.30	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1700904	Deutsche Bank AG	300BGI1700904	USD	15,900.00	tender obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGI1701013	Deutsche Bank AG	300BGI1701013	USD	890,000.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1701061	Deutsche Bank AG	300BGI1701061	USD	29,124.91	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGI1701069	Deutsche Bank AG	300BGI1701069	GBP	69,785.30	warranty obligations	SPX Flow Inc.	SPX Flow Technology Limited
300BGI1701185	Deutsche Bank AG	300BGI1701185	EUR	22,500.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGI1701224	Deutsche Bank AG	300BGI1701224	USD	205,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1701231	Deutsche Bank AG	300BGI1701231	USD	56,301.40	performance obligations	SPX Flow Inc.	SPX Flow US, LLC
300BGI1701232	Deutsche Bank AG	300BGI1701232	USD	25,329.10	performance obligations	SPX Flow Inc.	SPX Flow US, LLC
300BGI1701265	Deutsche Bank AG	300BGI1701265	EUR	77,830.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Etten- Leur B.V.
300BGI1701279	Deutsche Bank AG	300BGI1701279	USD	75,501.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Etten- Leur B.V.
300BGI1701281	Deutsche Bank AG	300BGI1701281	DKK	116,000.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1701292	Deutsche Bank AG	300BGI1701292	GBP	81,624.60	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1701313	Deutsche Bank AG	300BGI1701313	EUR	35,311.92	performance obligations	SPX Flow Inc.	SPX Flow Technology Limited
300BGI1701329	Deutsche Bank AG	300BGI1701329	EUR	18,749.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Limited
300BGI1701362	Deutsche Bank AG	300BGI1701362	USD	132,700.47	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGI1701368	Deutsche Bank AG	300BGI1701368	DKK	786,278.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1701436	Deutsche Bank AG	300BGI1701436	GBP	10,257.80	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1701448	Deutsche Bank AG	300BGI1701448	EUR	6,024.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Sweden AB
300BGI1701457	Deutsche Bank AG	300BGI1701457	DKK	438,600.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1800022	Deutsche Bank AG	300BGI1800022	USD	13,040.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology (Thailand) Limited
300BGI1800064	Deutsche Bank AG	300BGI1800064	EUR	157,500.00	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1800072	Deutsche Bank AG	300BGI1800072	GBP	58,278.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1800109	Deutsche Bank AG	300BGI1800109	EUR	29,850.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1800124	Deutsche Bank AG	300BGI1800124	EUR	32,062.07	rental obligations	SPX Flow Inc.	SPX Flow Technology Etten- Leur B.V.
300BGI1800137	Deutsche Bank AG	300BGI1800137	USD	17,500.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800179	Deutsche Bank AG	300BGI1800179	USD	8,500.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800199	Deutsche Bank AG	300BGI1800199	USD	145,188.60	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1800213	Deutsche Bank AG	300BGI1800213	CNY	39,900.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1800222	Deutsche Bank AG	300BGI1800222	EUR	1,193,400.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1800264	Deutsche Bank AG	300BGI1800264	EUR	103,340.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGI1800268	Deutsche Bank AG	300BGI1800268	EUR	112,189.10	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGI1800270	Deutsche Bank AG	300BGI1800270	CNY	155,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1800299	Deutsche Bank AG	300BGI1800299	USD	95,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800345	Deutsche Bank AG	300BGI1800345	CHF	4,000.00	tax obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH
300BGI1800350	Deutsche Bank AG	300BGI1800350	GBP	10,626.00	performance obligations	SPX Flow Inc.	Clyde Union Canada Ltd.
300BGI1800376	Deutsche Bank AG	300BGI1800376	USD	140,000.00	performance obligations	SPX Flow Inc.	SPX International Ltd.

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1800399	Deutsche Bank AG	300BGI1800399	EUR	30,053.97	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGI1800609	Deutsche Bank AG	300BGI1800404	GBP	63,874.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800411	Deutsche Bank AG	300BGI1800411	EUR	5,900.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1800412	Deutsche Bank AG	300BGI1800412	EUR	21,500.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1800446	Deutsche Bank AG	300BGI1800446	DKK	228,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1800447	Deutsche Bank AG	300BGI1800447	DKK	151,312.40	performance obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1800470	Deutsche Bank AG	300BGI1800470	EUR	94,125.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1800512	Deutsche Bank AG	300BGI1800512	USD	12,300.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1800518	Deutsche Bank AG	300BGI1800518	EUR	36,151.98	rental obligations	SPX Flow Inc.	SPX Flow Technology Italia S.p.A.
300BGI1800606	Deutsche Bank AG	300BGI1800606	GBP	2,378.02	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800608	Deutsche Bank AG	300BGI1800608	GBP	10,880.16	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800632	Deutsche Bank AG	300BGI1800632	BRL	1,610,750.37	advance payment obligations	SPX Flow Inc.	SPX Flow Technology do Brasil Indústria e Comércio Ltda
300BGI1800670	Deutsche Bank AG	300BGI1800670	EUR	70,235.90	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGI1800671	Deutsche Bank AG	300BGI1800671	EUR	89,366.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1800672	Deutsche Bank AG	300BGI1800672	EUR	89,366.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGI1800673	Deutsche Bank AG	300BGI1800673	EUR	4,625.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1800678	Deutsche Bank AG	300BGI1800678	EUR	60,500.00	rental obligations	SPX Flow Inc.	SPX Flow Europe Limited
300BGI1800730	Deutsche Bank AG	300BGI1800730	USD	28,086.44	advance payment obligations	SPX Flow Inc.	SPX Flow Technology (Pty) Limited
300BGI1800752	Deutsche Bank AG	300BGI1800752	EUR	52,110.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1800794	Deutsche Bank AG	300BGI1800794	CNY	1,374,764.90	advance payment obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1800802	Deutsche Bank AG	300BGI1800802	CNY	2,333,864.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1800805	Deutsche Bank AG	300BGI1800805	CNY	515,000.00	advance payment obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1800806	Deutsche Bank AG	300BGI1800806	CNY	1,590,000.00	advance payment obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1800818	Deutsche Bank AG	300BGI1800818	USD	127,050.00	advance payment obligations	SPX Flow Inc.	Clyde Union Limited
300BGI1800830	Deutsche Bank AG	300BGI1800830	USD	24,187.20	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1800841	Deutsche Bank AG	300BGI1800841	GBP	426.03	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800842	Deutsche Bank AG	300BGI1800842	GBP	1,532.66	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800843	Deutsche Bank AG	300BGI1800843	GBP	1,532.66	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1800854	Deutsche Bank AG	300BGI1800854	USD	7,457.90	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1800856	Deutsche Bank AG	300BGI1800856	USD	6,301.70	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800857	Deutsche Bank AG	300BGI1800857	USD	214,029.20	advance payment obligations	SPX Flow Inc.	SPX Chile Limitada
300BGI1800865	Deutsche Bank AG	300BGI1800865	EUR	63,620.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1800876	Deutsche Bank AG	300BGI1800876	USD	8,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800904	Deutsche Bank AG	300BGI1800904	USD	63,000.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800905	Deutsche Bank AG	300BGI1800905	USD	35,621.80	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800910	Deutsche Bank AG	300BGI1800910	EUR	52,137.50	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1800911	Deutsche Bank AG	300BGI1800911	EUR	64,790.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1800916	Deutsche Bank AG	300BGI1800916	CNY	900,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1800932	Deutsche Bank AG	300BGI1800932	EUR	52,137.50	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1800933	Deutsche Bank AG	300BGI1800933	EUR	52,364.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1800944	Deutsche Bank AG	300BGI1800944	USD	53,873.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1800948	Deutsche Bank AG	300BGI1800948	USD	62,637.85	warranty obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1800954	Deutsche Bank AG	300BGI1800954	CNY	994,031.76	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1800973	Deutsche Bank AG	300BGI1800973	EUR	969,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology SAS

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1800976	Deutsche Bank AG	300BGI1800976	USD	33,421.75	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGI1800981	Deutsche Bank AG	300BGI1800981	CNY	690,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1800982	Deutsche Bank AG	300BGI1800982	GBP	41,105.17	advance payment obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGI1800983	Deutsche Bank AG	300BGI1800983	GBP	41,105.17	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGI1801014	Deutsche Bank AG	300BGI1801014	EUR	45,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1801016	Deutsche Bank AG	300BGI1801016	AED	91,433.70	performance obligations	SPX Flow Inc.	SPX Flow Oil and Gas Equipments Trading and Services L L C
300BGI1801019	Deutsche Bank AG	300BGI1801019	EUR	292,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1801031	Deutsche Bank AG	300BGI1801031	CNY	459,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1801053	Deutsche Bank AG	300BGI1801053	CNY	6,050,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1801061	Deutsche Bank AG	300BGI1801061	USD	561,300.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1801064	Deutsche Bank AG	300BGI1801064	EUR	55,400.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1801074	Deutsche Bank AG	300BGI1801074	EUR	27,153.90	warranty obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH
300BGI1801081	Deutsche Bank AG	300BGI1801081	GBP	2,726.95	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1801090	Deutsche Bank AG	300BGI1801090	GBP	11,923.70	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1801093	Deutsche Bank AG	300BGI1801093	GBP	11,923.70	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1801096	Deutsche Bank AG	300BGI1801096	EUR	3,500.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1801102	Deutsche Bank AG	300BGI1801102	CNY	650,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1801106	Deutsche Bank AG	300BGI1801106	EUR	14,796.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hungary Kft.
300BGI1801109	Deutsche Bank AG	300BGI1801109	USD	151,750.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1801112	Deutsche Bank AG	300BGI1801112	EUR	134,970.85	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1801129	Deutsche Bank AG	300BGI1801129	EUR	138,900.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1801138	Deutsche Bank AG	300BGI1801138	EUR	20,006.80	warranty obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGI1801139	Deutsche Bank AG	300BGI1801139	USD	6,301.70	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1801140	Deutsche Bank AG	300BGI1801140	AED	67,080.20	performance obligations	SPX Flow Inc.	SPX Flow Oil and Gas Equipments Trading and Services L L C
300BGI1801158	Deutsche Bank AG	300BGI1801158	USD	65,000.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1801159	Deutsche Bank AG	300BGI1801159	EUR	145,500.00	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1801160	Deutsche Bank AG	300BGI1801160	USD	65,000.00	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1801171	Deutsche Bank AG	300BGI1801171	CNY	6,980,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1801172	Deutsche Bank AG	300BGI1801172	GBP	6,866.51	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1801183	Deutsche Bank AG	300BGI1801183	USD	46,461.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1801211	Deutsche Bank AG	300BGI1801211	EUR	118,500.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1801213	Deutsche Bank AG	300BGI1801213	EUR	61,500.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1801224	Deutsche Bank AG	300BGI1801224	GBP	2,786.51	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1801234	Deutsche Bank AG	300BGI1801234	GBP	2,548.91	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1801236	Deutsche Bank AG	300BGI1801236	GBP	672.70	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1801242	Deutsche Bank AG	300BGI1801242	EUR	53,000.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1801259	Deutsche Bank AG	300BGI1801259	EUR	27,953.10	warranty obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH
300BGI1801262	Deutsche Bank AG	300BGI1801262	EUR	246,631.04	advance payment obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGI1801264	Deutsche Bank AG	300BGI1801264	EUR	41,105.17	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGI1801265	Deutsche Bank AG	300BGI1801265	CNY	4,566,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1801273	Deutsche Bank AG	300BGI1801273	EUR	86,200.00	warranty obligations	SPX Flow Inc.	SPX Flow Europe Limited
300BGI1801279	Deutsche Bank AG	300BGI1801279	EUR	195,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Europe Limited
300BGI1801298	Deutsche Bank AG	300BGI1801298	USD	73,651.00	performance obligations	SPX Flow Inc.	SPX Chile Limitada
300BGI1801299	Deutsche Bank AG	300BGI1801299	USD	184,128.35	advance payment obligations	SPX Flow Inc.	SPX Chile Limitada
300BGI1801300	Deutsche Bank AG	300BGI1801300	EUR	540,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGI1801301	Deutsche Bank AG	300BGI1801301	THB	3,765,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology (Thailand) Limited
300BGI1801311	Deutsche Bank AG	300BGI1801311	EUR	20,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1801313	Deutsche Bank AG	300BGI1801313	EUR	12,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1801318	Deutsche Bank AG	300BGI1801318	USD	203,359.75	advance payment obligations	SPX Flow Inc.	SPX Flow Oil and Gas Equipments Trading and Services L L C

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1801320	Deutsche Bank AG	300BGI1801320	EUR	23,049.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1801336	Deutsche Bank AG	300BGI1801336	EUR	80,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1801351	Deutsche Bank AG	300BGI1801351	USD	395,000.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGI1801361	Deutsche Bank AG	300BGI1801361	USD	395,000.00	advance payment obligations	SPX Flow Inc.	Clyde Union Limited
300BGI1801374	Deutsche Bank AG	300BGI1801374	EUR	31,500.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1801378	Deutsche Bank AG	300BGI1801378	EUR	50,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1801395	Deutsche Bank AG	300BGI1801395	EUR	4,300.00	advance payment obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1801398	Deutsche Bank AG	300BGI1801398	EUR	4,300.00	advance payment obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1801401	Deutsche Bank AG	300BGI1801401	EUR	52,715.50	warranty obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH
300BGI1801406	Deutsche Bank AG	300BGI1801406	CNY	2,063,801.20	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1801407	Deutsche Bank AG	300BGI1801407	CNY	2,744,143.59	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900001	Deutsche Bank AG	300BGI1900001	CNY	270,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900007	Deutsche Bank AG	300BGI1900007	CNY	623,550.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900009	Deutsche Bank AG	300BGI1900009	EUR	33,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900016	Deutsche Bank AG	300BGI1900016	EUR	255,519.95	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1900017	Deutsche Bank AG	300BGI1900017	CNY	1,190,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900019	Deutsche Bank AG	300BGI1900019	EUR	66,000.00	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900020	Deutsche Bank AG	300BGI1900020	EUR	24,840.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900026	Deutsche Bank AG	300BGI1900026	USD	197,333.30	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900037	Deutsche Bank AG	300BGI1900037	USD	73,621.97	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900038	Deutsche Bank AG	300BGI1900038	USD	524,438.03	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900041	Deutsche Bank AG	300BGI1900041	USD	35,366.84	performance obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900042	Deutsche Bank AG	300BGI1900042	USD	252,100.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900043	Deutsche Bank AG	300BGI1900043	BRL	890,307.60	advance payment obligations	SPX Flow Inc.	SPX Flow Technology do Brasil Indústria e Comércio Ltda
300BGI1900047	Deutsche Bank AG	300BGI1900047	EUR	8,330.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH
300BGI1900057	Deutsche Bank AG	300BGI1900057	USD	489,603.00	advance payment obligations	SPX Flow Inc.	SPX Chile Limitada
300BGI1900091	Deutsche Bank AG	300BGI1900091	CNY	390,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900097	Deutsche Bank AG	300BGI1900097	EUR	260,000.00	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900113	Deutsche Bank AG	300BGI1900113	EUR	239,663.11	advance payment obligations	SPX Flow Inc.	SPX Flow and WTE Energy FZCO
300BGI1900163	Deutsche Bank AG	300BGI1900163	GBP	3,270.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1900164	Deutsche Bank AG	300BGI1900164	USD	20,440.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1900180	Deutsche Bank AG	300BGI1900180	EUR	315,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Europe Limited
300BGI1900181	Deutsche Bank AG	300BGI1900181	EUR	37,753.63	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1900182	Deutsche Bank AG	300BGI1900182	CNY	799,081.37	warranty obligations	SPX Flow Inc.	SPX Flow Technology (Shanghai) Co., Ltd
300BGI1900186	Deutsche Bank AG	300BGI1900186	EUR	454,410.00	advance payment obligations	SPX Flow Inc.	SPX Chile Limitada
300BGI1900192	Deutsche Bank AG	300BGI1900192	EUR	99,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900241	Deutsche Bank AG	300BGI1900241	EUR	57,500.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900246	Deutsche Bank AG	300BGI1900246	EUR	187,500.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900247	Deutsche Bank AG	300BGI1900247	EUR	195,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900248	Deutsche Bank AG	300BGI1900248	EUR	75,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900263	Deutsche Bank AG	300BGI1900263	GBP	11,739.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900336	Deutsche Bank AG	300BGI1900336	EUR	318,750.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900338	Deutsche Bank AG	300BGI1900338	EUR	29,284.50	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900350	Deutsche Bank AG	300BGI1900350	USD	690,000.00	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900352	Deutsche Bank AG	300BGI1900352	USD	460,000.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900370	Deutsche Bank AG	300BGI1900370	EUR	39,426.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Etten- Leur B.V.
300BGI1900374	Deutsche Bank AG	300BGI1900374	GBP	30,792.26	warranty obligations	SPX Flow Inc.	SPX International Ltd.
300BGI1900415	Deutsche Bank AG	300BGI1900415	TWD	2,419,200.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900425	Deutsche Bank AG	300BGI1900425	CNY	438,000.00	advance payment obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900428	Deutsche Bank AG	300BGI1900428	EUR	33,320.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1900429	Deutsche Bank AG	300BGI1900429	USD	23,085.90	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGI1900440	Deutsche Bank AG	300BGI1900440	CNY	551,000.00	performance obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900441	Deutsche Bank AG	300BGI1900441	CNY	2,049,000.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900442	Deutsche Bank AG	300BGI1900442	USD	14,754.30	performance obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900443	Deutsche Bank AG	300BGI1900443	EUR	27,500.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900449	Deutsche Bank AG	300BGI1900449	EUR	12,280.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Etten- Leur B.V.
300BGI1900454	Deutsche Bank AG	300BGI1900454	EUR	7,745.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Etten- Leur B.V.
300BGI1900457	Deutsche Bank AG	300BGI1900457	EUR	96,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900467	Deutsche Bank AG	300BGI1900467	DKK	149,100.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900468	Deutsche Bank AG	300BGI1900468	GBP	186,106.80	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Hungary Kft.
300BGI1900480	Deutsche Bank AG	300BGI1900480	EUR	23,861.71	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900482	Deutsche Bank AG	300BGI1900482	DKK	206,737.50	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900494	Deutsche Bank AG	300BGI1900494	USD	78,000.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900506	Deutsche Bank AG	300BGI1900506	EUR	52,500.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900523	Deutsche Bank AG	300BGI1900523	CNY	1,863,665.00	warranty obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900541	Deutsche Bank AG	300BGI1900541	EUR	12,963.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1900546	Deutsche Bank AG	300BGI1900546	EUR	25,971.75	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH
300BGI1900572	Deutsche Bank AG	300BGI1900572	USD	33,111.50	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900611	Deutsche Bank AG	300BGI1900611	USD	127,840.00	warranty obligations	SPX Flow Inc.	SPX FLOW, INC.
300BGI1900632	Deutsche Bank AG	300BGI1900632	EUR	284,937.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900634	Deutsche Bank AG	300BGI1900634	USD	25,595.55	performance obligations	SPX Flow Inc.	SPX Latin America Corporation Colombian Branch
300BGI1900671	Deutsche Bank AG	300BGI1900671	DKK	1,937,875.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900688	Deutsche Bank AG	300BGI1900688	EUR	10,482.50	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900706	Deutsche Bank AG	300BGI1900706	EUR	119,082.50	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900709	Deutsche Bank AG	300BGI1900709	EUR	70,844.50	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGI1900710	Deutsche Bank AG	300BGI1900710	EUR	12,675.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900723	Deutsche Bank AG	300BGI1900723	GBP	542.42	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1900724	Deutsche Bank AG	300BGI1900724	GBP	1,423.36	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1900727	Deutsche Bank AG	300BGI1900727	GBP	722.45	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.
300BGI1900730	Deutsche Bank AG	300BGI1900730	GBP	2,879.78	performance obligations	SPX Flow Inc.	SPX Flow Technology Singapore Pte. Ltd.

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1900740	Deutsche Bank AG	300BGI1900740	CNY	4,759,091.20	performance obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900742	Deutsche Bank AG	300BGI1900742	CNY	4,294,082.80	performance obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900743	Deutsche Bank AG	300BGI1900743	EUR	1,600,000.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGI1900744	Deutsche Bank AG	300BGI1900744	EUR	99,800.00	performance obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900751	Deutsche Bank AG	300BGI1900751	EUR	83,457.50	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900752	Deutsche Bank AG	300BGI1900752	EUR	36,925.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology SAS
300BGI1900773	Deutsche Bank AG	300BGI1900773	CNY	4,759,091.20	advance payment obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900774	Deutsche Bank AG	300BGI1900774	CNY	4,294,082.80	advance payment obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900823	Deutsche Bank AG	300BGI1900823	EUR	15,852.65	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900826	Deutsche Bank AG	300BGI1900826	EUR	108,078.65	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900828	Deutsche Bank AG	300BGI1900828	EUR	93,252.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900830	Deutsche Bank AG	300BGI1900830	EUR	97,304.70	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1900833	Deutsche Bank AG	300BGI1900833	EUR	55,500.00	advance payment obligations	SPX Flow Inc.	SPX Flow Europe Limited
300BGI1900834	Deutsche Bank AG	300BGI1900834	USD	127,840.00	warranty obligations	SPX Flow Inc.	SPX FLOW, INC.
300BGI1900839	Deutsche Bank AG	300BGI1900839	CNY	500,000.00	performance obligations	SPX Flow Inc.	SPX (Shanghai) Flow Technology Co. Ltd
300BGI1900860	Deutsche Bank AG	300BGI1900860	EUR	21,340.50	performance obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGI1900865	Deutsche Bank AG	300BGI1900865	DKK	1,745,375.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGI1900866	Deutsche Bank AG	300BGI1900866	USD	3,750.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Hong Kong Ltd.
300BGI1501343	Deutsche Bank AG	507BGE1500263	EUR	500,000.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Copenhagen A/S
300BGS1400051	DNB Bank ASA	00440-02-0005804	GBP	166,888.00	warranty obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1700188	DNB Bank ASA	00440-02-0006171	EUR	21,753.10	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1800020	DNB Bank ASA	00440-02-0008008	GBP	269,288.50	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800082	DNB Bank ASA	00440-02-0008268	EUR	28,649.20	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1800129	DNB Bank ASA	00440-02-0008570	USD	90,939.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1800151	DNB Bank ASA	00440-02-0008650	EUR	38,062.65	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800160	DNB Bank ASA	00440-02-0008712	EUR	106,952.00	advance payment obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800167	DNB Bank ASA	00440-02-0008730	GBP	9,527.00	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1900009	DNB Bank ASA	00440-02-0008883	GBP	156,900.00	advance payment obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1900022	DNB Bank ASA	00440-02-0009043	GBP	278,235.43	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1900042	DNB Bank ASA	00440-02-0009249	GBP	101,589.40	advance payment obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1500339	DNB Bank ASA	00450-02-0005348	USD	103,455.80	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGS1500786	DNB Bank ASA	00450-02-0005758	GBP	63,299.40	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1600551	DNB Bank ASA	00450-02-0005927	USD	106,652.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Limited
300BGS1600768	DNB Bank ASA	00450-02-0006196	GBP	20,325.10	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1600776	DNB Bank ASA	00450-02-0006221	EUR	8,261.60	warranty obligations	SPX Flow Inc.	SPX Flow Technology Limited
300BGS1100151	DNB Bank ASA	00935-12-0036102	DKK	17,631,948.30	payment obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGS1600553	DNB Bank ASA		USD	492,785.27	performance obligations	SPX Flow Inc.	SPX Flow Technology Limited
300BGS1600741	DNB Bank ASA		GBP	28,742.80	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1700109	DNB Bank ASA		EUR	39,564.20	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1800166	DNB Bank ASA		GBP	11,872.00	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1900027	DNB Bank ASA		EUR	39,300.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1900026	DNB Bank ASA		EUR	130,305.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH
300BGS1900030	DNB Bank ASA		GBP	45,534.80	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1900031	DNB Bank ASA		GBP	45,534.80	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1900043	DNB Bank ASA		GBP	34,151.50	advance payment obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1100355	HSBC Bank PLC	PEBLDI826165	INR	8,452,040.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1100494	HSBC Bank PLC	PEBLDI826170	GBP	16,560.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1100357	HSBC Bank PLC	PEBLDI826174	INR	644,526.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1100484	HSBC Bank PLC	PEBLDI826228	GBP	9,026.10	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1100410	HSBC Bank PLC	PEBLDI826290	EUR	307,000.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1200025	HSBC Bank PLC	PEBLDI826460	EUR	0.01	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1300278	HSBC Bank PLC	PEBLDI826480	USD	123,000.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1300514	HSBC Bank PLC	PEBLDI826571	USD	1,158,250.35	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1300513	HSBC Bank PLC	PEBLDI826575	GBP	150,328.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1400221	HSBC Bank PLC	PEBLDI826604	USD	10,740.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400217	HSBC Bank PLC	PEBLDI826618	USD	122,500.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGS1400225	HSBC Bank PLC	PEBLDI826622	USD	10,740.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400222	HSBC Bank PLC	PEBLDI826626	USD	10,740.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400224	HSBC Bank PLC	PEBLDI826631	USD	10,740.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400227	HSBC Bank PLC	PEBLDI826635	USD	7,160.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400233	HSBC Bank PLC	PEBLDI826638	USD	7,160.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400228	HSBC Bank PLC	PEBLDI826642	USD	7,160.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400229	HSBC Bank PLC	PEBLDI826644	USD	7,160.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400220	HSBC Bank PLC	PEBLDI826655	USD	10,740.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400230	HSBC Bank PLC	PEBLDI826659	USD	7,160.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Iberica S.A.
300BGS1400367	HSBC Bank PLC	PEBLDI826714	INR	420,197.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGS1400363	HSBC Bank PLC	PEBLDI826718	INR	420,197.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1400365	HSBC Bank PLC	PEBLDI826721	INR	420,197.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGS1400430	HSBC Bank PLC	PEBLDI826749	INR	303,478.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGS1400368	HSBC Bank PLC	PEBLDI826752	INR	148,961.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGS1400432	HSBC Bank PLC	PEBLDI826796	INR	303,478.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGS1400441	HSBC Bank PLC	PEBLDI826798	USD	226,636.20	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1400431	HSBC Bank PLC	PEBLDI826805	INR	303,478.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGS1400480	HSBC Bank PLC	PEBLDI826809	EUR	60,624.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1400490	HSBC Bank PLC	PEBLDI826822	USD	293,260.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGS1500043	HSBC Bank PLC	PEBLDI826837	USD	36,800.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGS1500179	HSBC Bank PLC	PEBLDI826844	GBP	135,242.00	performance obligations	SPX Flow Inc.	Clyde Union Middle East LLC
300BGS1500009	HSBC Bank PLC	PEBLDI827102	USD	49,523.80	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1500016	HSBC Bank PLC	PEBLDI827118	USD	51,813.32	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1500008	HSBC Bank PLC	PEBLDI827121	USD	49,523.80	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1500012	HSBC Bank PLC	PEBLDI827137	USD	49,523.80	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1500014	HSBC Bank PLC	PEBLDI827142	USD	74,285.70	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1500013	HSBC Bank PLC	PEBLDI827147	USD	49,523.80	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1500017	HSBC Bank PLC	PEBLDI827154	USD	77,719.98	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1500007	HSBC Bank PLC	PEBLDI827163	USD	74,285.70	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1500010	HSBC Bank PLC	PEBLDI827166	USD	74,285.70	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1500011	HSBC Bank PLC	PEBLDI827169	USD	74,285.70	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1400362	HSBC Bank PLC	PEBLDI827323	INR	3,954,730.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGS1400361	HSBC Bank PLC	PEBLDI827472	INR	1,245,950.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGS1400429	HSBC Bank PLC	PEBLDI827474	INR	215,000.00	performance obligations	SPX Flow Inc.	SPX Flow Technology (India) Private
300BGS1600147	HSBC Bank PLC	PEBLDI830937	GBP	136,300.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1400249	HSBC Bank PLC		GBP	8,630.86	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1600061	HSBC Bank PLC		GBP	308,897.58	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1600377	HSBC Bank PLC		EUR	2,586.10	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1600456	HSBC Bank PLC		GBP	190,921.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1600462	HSBC Bank PLC		EUR	34,778.50	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1600490	HSBC Bank PLC		GBP	12,418.00	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1600574	HSBC Bank PLC		EUR	108,897.20	performance obligations	SPX Flow Inc.	SPX International Ltd.

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1600572	HSBC Bank PLC		EUR	23,251.06	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1600595	HSBC Bank PLC		USD	5,280.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGS1600603	HSBC Bank PLC		GBP	204,000.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1600644	HSBC Bank PLC		GBP	41,480.27	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGS1600714	HSBC Bank PLC		EUR	398,944.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1600739	HSBC Bank PLC		EUR	37,520.35	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1600738	HSBC Bank PLC		GBP	165,488.60	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1600771	HSBC Bank PLC		USD	78,857.90	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1600773	HSBC Bank PLC		USD	5,280.00	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGS1700007	HSBC Bank PLC		EUR	37,744.30	warranty obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1700021	HSBC Bank PLC		USD	38,968.98	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGS1700022	HSBC Bank PLC		USD	15,588.20	performance obligations	SPX Flow Inc.	SPX Flow Technology Kerry Limited
300BGS1700032	HSBC Bank PLC		GBP	21,000.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1700069	HSBC Bank PLC		USD	32,003.60	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1700066	HSBC Bank PLC		USD	145,300.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1700134	HSBC Bank PLC		EUR	38,610.88	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1700137	HSBC Bank PLC		GBP	290,000.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1700140	HSBC Bank PLC		EUR	648,000.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Crawley Ltd.
300BGS1700202	HSBC Bank PLC		GBP	13,655.00	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1700255	HSBC Bank PLC		USD	60,000.00	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGS1700330	HSBC Bank PLC		USD	61,783.00	performance obligations	SPX Flow Inc.	Clyde Union Pumps Middle East FZE
300BGS1700337	HSBC Bank PLC		EUR	142,500.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGS1700340	HSBC Bank PLC		USD	44,000.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1700339	HSBC Bank PLC		USD	126,935.67	warranty obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1700342	HSBC Bank PLC		EUR	168,250.00	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1700343	HSBC Bank PLC		GBP	9,282.50	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGS1800012	HSBC Bank PLC		EUR	51,024.60	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800016	HSBC Bank PLC		EUR	239,000.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800035	HSBC Bank PLC		GBP	28,998.30	warranty obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1800041	HSBC Bank PLC		USD	84,700.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800043	HSBC Bank PLC		GBP	28,998.30	performance obligations	SPX Flow Inc.	Clyde Union DB Limited

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1800056	HSBC Bank PLC		GBP	15,997.05	performance obligations	SPX Flow Inc.	SPX Flow Technology Limited
300BGS1800060	HSBC Bank PLC		EUR	293,420.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800061	HSBC Bank PLC		EUR	293,420.00	advance payment obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800067	HSBC Bank PLC		GBP	71,275.00	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1800075	HSBC Bank PLC		EUR	28,500.00	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Germany GmbH
300BGS1800089	HSBC Bank PLC		ZAR	410,282.19	performance obligations	SPX Flow Inc.	SPX Flow Technology (Pty) Limited
300BGS1800113	HSBC Bank PLC		EUR	132,073.40	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800114	HSBC Bank PLC		EUR	2,002.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1800138	HSBC Bank PLC		EUR	2,832.29	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1800139	HSBC Bank PLC		GBP	136,284.28	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800142	HSBC Bank PLC		EUR	11,731.60	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1800141	HSBC Bank PLC		GBP	331,360.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800144	HSBC Bank PLC		GBP	497,040.00	advance payment obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1800154	HSBC Bank PLC		EUR	4,654.45	performance obligations	SPX Flow Inc.	APV Middle East Ltd.
300BGS1800156	HSBC Bank PLC		GBP	45,184.60	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1800174	HSBC Bank PLC		EUR	2,303.20	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1900001	HSBC Bank PLC		USD	1,112,726.53	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1900005	HSBC Bank PLC		GBP	132,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Crawley Ltd.
300BGS1900006	HSBC Bank PLC		GBP	32,860.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Crawley Ltd.
300BGS1900004	HSBC Bank PLC		GBP	535,000.00	warranty obligations	SPX Flow Inc.	SPX Flow Technology Crawley Ltd.
300BGS1900010	HSBC Bank PLC		EUR	1,645.30	advance payment obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1900011	HSBC Bank PLC		EUR	1,645.30	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1900012	HSBC Bank PLC		USD	135,814.10	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1900015	HSBC Bank PLC		EUR	572,814.90	advance payment obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1900018	HSBC Bank PLC		EUR	51,926.20	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1900023	HSBC Bank PLC		EUR	22,261.60	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1900028	HSBC Bank PLC		USD	311,300.00	advance payment obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1900029	HSBC Bank PLC		USD	311,300.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1900038	HSBC Bank PLC		EUR	2,121.10	performance obligations	SPX Flow Inc.	APV Middle East Ltd.
300BGS1900050	HSBC Bank PLC		USD	31,066.90	advance payment obligations	SPX Flow Inc.	SPX Middle East FZE
300BGS1900051	HSBC Bank PLC		USD	31,066.90	performance obligations	SPX Flow Inc.	SPX Middle East FZE
300BGS1900049	HSBC Bank PLC		USD	320,950.09	performance obligations	SPX Flow Inc.	SPX Flow Oil and Gas Equipments Trading and
300BGS1900048	HSBC Bank PLC		USD	962,850.26	advance payment obligations	SPX Flow Inc.	Equipments Trading and Services L L C
300BGS1900047	HSBC Bank PLC		EUR	9,115.00	performance obligations	SPX Flow Inc.	Clyde Union SAS
300BGS1900044	HSBC Bank PLC		USD	160,208.00	advance payment obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1900076	HSBC Bank PLC		CNY	957,926.55	performance obligations	SPX Flow Inc.
300BGS1900075	HSBC Bank PLC		EUR	2,952,254.28	performance obligations	SPX Flow Inc.
300BGS1900072	HSBC Bank PLC		GBP	462,696.81	performance obligations	SPX Flow Inc.
300BGS1900073	HSBC Bank PLC		USD	1,228,183.77	performance obligations	SPX Flow Inc.
300BGS1800137	The Bank of Nova Scotia	GU4913GWS	EUR	12,966.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1700139	The Bank of Nova Scotia	OGU3450LON	EUR	86,417.90	warranty obligations	SPX Flow Inc.	SPX Flow Technology Norderstedt GmbH
300BGS1700141	The Bank of Nova Scotia	OGU3461LON	EUR	22,487.20	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1700149	The Bank of Nova Scotia	OGU3488GWS	GBP	12,749.40	warranty obligations	SPX Flow Inc.	SPX Flow Technology Limited
300BGS1700157	The Bank of Nova Scotia	OGU3538GWS	USD	250,000.00	performance obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1700303	The Bank of Nova Scotia	OGU3960GWS	DKK	66,600,000.00	rental obligations	SPX Flow Inc.	SPX Flow Technology Danmark A/S
300BGS1800028	The Bank of Nova Scotia	OGU4259GWS	USD	410,000.00	warranty obligations	SPX Flow Inc.	Clyde Union Canada Ltd.
300BGS1800065	The Bank of Nova Scotia	OGU4497GWS	GBP	83,033.20	performance obligations	SPX Flow Inc.	Clyde Union DB Limited
300BGS1800150	The Bank of Nova Scotia	OGU4985GWS	USD	250,000.00	warranty obligations	SPX Flow Inc.	Clyde Union Limited
300BGS1900019	The Bank of Nova Scotia	OGU5495GWS	ZAR	1,761,137.25	advance payment obligations	SPX Flow Inc.	SPX Flow Technology (Pty) Limited
300BGS1900032	The Bank of Nova Scotia	OGU5662GWS	EUR	3,594.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1900037	The Bank of Nova Scotia	OGU5663GWS	EUR	3,594.00	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1900033	The Bank of Nova Scotia	OGU5664GWS	EUR	8,160.20	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1900035	The Bank of Nova Scotia	OGU5665GWS	EUR	8,160.20	performance obligations	SPX Flow Inc.	SPX International Ltd.

Ref. No. of FTF Agent	Foreign Issuing Lender	Ref. No. of Foreign Issuing Lender	Currency	Amount in Currency	Type of Foreign Credit Instrument	Borrower	Third Party
300BGS1900034	The Bank of Nova Scotia	OGU5666GWS	EUR	8,160.20	performance obligations	SPX Flow Inc.	SPX International Ltd.
300BGS1900036	The Bank of Nova Scotia	OGU5667GWS	EUR	3,594.00	performance obligations	SPX Flow Inc.	SPX International Ltd.

Schedule 1.1E
Existing Letters of Credit

SSchedule 1.1F
Issuing Lender Sublimits

Lender	Non-Financial Letters of Credit	Applicable Percentages for Non-Financial Letters of Credit
Bank of America, N.A.	$50,000,000.00	50.0%
Deutsche Bank AG, Deutschlandgeschäft Branch	$50,000,000.00	50.0%

Schedule 2.6(g)
Obligations of FCI Issuing Lenders

Booking:
Upon the execution of the instructions to issue an FCI, the relevant FCI Issuing Lender shall debit the amount of the FCI to the FCI account of the relevant Borrower maintained by it. Execution in this context refers to handing over or sending the FCI to the beneficiary, the relevant Borrower or any third party nominated by such Borrower or instructing the Indirect FCI Issuing Lender to issue an FCI.

Examination of

Documents:
Demands, statements and other documents which are to be presented under any FCI shall be examined by the relevant FCI Issuing Lender to ascertain whether they appear on their face to conform to the terms of such FCI and do not appear to be inconsistent with one another (to the extent that examination for inconsistency is required by the express terms of such FCI or by any rules applicable to such FCI such as the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 or the Uniform Rules for Demand Guarantees, 2010 Revision, International Chamber of Commerce Publication No. 758). Such FCI Issuing Lender is entitled to treat documents transmitted by teletransmission (e.g., SWIFT-Messages) as originals.

Notice to the

Borrower:
Each FCI Issuing Lender will inform the Foreign Trade Facility Agent and the relevant Borrower promptly of any debiting, reduction and reversal of an FCI Credit Instrument issued by it as well as of the receipt of any documents (in particular payment demands) from a beneficiary or an Indirect FCI which comply with the terms of the FCI and are of relevance to such Borrower. Such FCI Issuing Lender will make available the originals of such documents, upon request, to such Borrower to the extent that such FCI Issuing Lender does not require them for the preservation of its rights or is not bound to keep them itself.

Reversal in the

FCI Account:	Each FCI Issuing Lender shall reduce the amount of each FCI in the FCI account of the relevant Borrower maintained by it in accordance with Section 2.6(k) of the Credit Agreement.

FCIs under Paris Rules:
In case an FCI Issuing Lender is instructed, and prepared to execute the instructions, that either an FCI (other than a Counter-Guarantee) or a Counter-Guarantee together with a corresponding Indirect FCI be expressly subject to the Uniform Rules for Demand Guarantees of the International Chamber of Commerce in Paris, (Publication No. 758), then the latter apply with respect to reversals of such FCI in the FCI Account. Unless otherwise stipulated in such FCI, such FCI Issuing Lender may then in case of an ‘extend or pay’ demand effect payment ten (10) calendar days after giving notice thereof to the relevant Borrower, unless such Borrower has instructed such FCI Issuing Lender beforehand to extend such FCI and such FCI Issuing Lender has accepted such instructions.

Schedule 2.6(k)
Procedures for Release of FCIs
[Date]
Letter of Release
Re: your .......................... No ................................, for ......................
Dated: ............................
in favor of: .......................
by order of: .......................
hereinafter the “FCI”
To: [FCI Issuing Lender]
Ladies and Gentlemen:
We hereby confirm that we have neither assigned, transferred, encumbered nor otherwise disposed of any of our rights or claims in connection with the captioned FCI or the underlying obligations secured by such FCI, and we are not aware that any third parties have claimed any rights with respect to such FCI or the underlying obligations.
We hereby irrevocably and unconditionally release and discharge you with legally binding and immediate effect from any and all obligations and liabilities in connection with the captioned FCI.
…………………    …………………………….

Place and date	stamp and legally binding signatures [ of Beneficiary]
We hereby confirm that the signatures give on this document correspond to those deposited with us. The signatories are empowered to represent the company and to issue the above letter of release.
…………………    …………………………….

Place and date	stamp and legally binding signatures [of Beneficiary’s bank

Schedule 2.6(m)
Form of Agreement for Joint Signature FCIs
Agreement, dated as of _____________, 20__, among [FCI Issuing Lender], [FCI Issuing Lender] and [FCI Issuing Lender] (collectively, the “Joint Issuing Lenders”).
W I T N E S S E T H :
WHEREAS, the Joint Issuing Lenders are party to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (the “Credit Agreement”), among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), _______________ (the “Requesting Borrower”), the other Foreign Subsidiary Borrowers from time to time party thereto (together with the Requesting Borrower and the Parent Borrower, the “Borrowers”), the Lenders (including the Joint Issuing Lenders) party thereto, Bank of America, N.A., as Administrative Agent, and the other agents party thereto;
WHEREAS, pursuant to Section 2.6 of the Credit Agreement, the Requesting Borrower has requested the issuance of a Joint Signature FCI in the form of a [type of FCI] to [name of beneficiary] (the “Beneficiary”) in the amount of ______________ (the “Joint Instrument”); and
WHEREAS, the Joint Issuing Lenders have appointed [name of relevant Joint Issuing Lender] to as act their Joint Foreign Trade Facility Agent (the “Joint Agent”) in accordance with Section 2.6(m)(ii) of the Credit Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.    Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
2.    Cooperation. Each party hereto shall use its commercially reasonable efforts to provide for an orderly administration of requests to issue or amend, or otherwise in respect of, the Joint Instrument.
3.    Obligations of the Joint Agent. In addition to the requirements set forth in Section 2.6(m) of the Credit Agreement, the Joint Agent hereby agrees to:
(a)coordinate the instruction process in respect of the Joint Instrument by: (i) representing the Joint Issuing Lenders in any related discussions with the Foreign Trade Facility Agent and/or the Requesting Borrower aimed at achieving final instruction; and (ii) cooperating and consulting with the Joint Issuing Lenders accordingly;
(b)coordinate the issuance and amendment processes in respect of the Joint Instrument by: (i) representing the Joint Issuing Lenders in any related discussions with the Beneficiary; (ii) cooperating and consulting with the Joint Issuing Lenders accordingly and, to the extent necessary, with the Requesting Borrower in order to obtain such Requesting Borrower’s consent; (iii) drafting and negotiating the terms of the Joint Instrument in accordance with Annex I hereto; and (iv) delivering the Joint Instrument to the Beneficiary;
(c)if the Beneficiary demands payment under the Joint Instrument, coordinate among the Joint Issuing Lenders by: (i) receiving from the Beneficiary, and promptly delivering to the Joint Issuing Lenders, such payment demand; (ii) informing the Requesting Borrower of such payment demand and, to the extent required by the Joint Instrument, obtaining such Requesting Borrower’s consent; (iii) cooperating and consulting with the Joint Issuing Lenders with respect to decisions relating to the Joint Instrument; (iv) representing the Joint Issuing Lenders in any related correspondence, discussions, honoring or dishonoring with respect to the Joint Instrument; and (v)

collecting the relevant proportional amounts from the Joint Issuing Lenders in the event any payment demand is honored;
(d)coordinate the reduction, cancellation, expiry and release processes by: (i) representing the Joint Issuing Lenders in any related discussions with the Beneficiary; and (ii) cooperating and consulting with the Joint Issuing Lenders and the Requesting Borrower accordingly; and
(e)receive, distribute and send any and all correspondence related to its aforesaid duties.
4.    Authorization of Joint Agent by Joint Issuing Lenders. Each Joint Issuing Lender hereby authorizes the Joint Agent to represent it in connection with all matters described under Section 3 above vis-à-vis the Beneficiary, the Requesting Borrower, the Administrative Agent, the Foreign Trade Facility Agent and the other Joint Issuing Lenders.
5.    Responsibility and Liability.
(a)Each Joint Issuing Lender is severally responsible for promptly notifying the Requesting Borrower, pursuant to Section 2.6(h)(i) of the Credit Agreement, of any request for payment made in respect of the Joint Instrument. Each Joint Issuing Lender has made its own and independent assessment with respect to any risk related to the Joint Instrument and its respective obligations thereunder.
(b)The Joint Agent shall be liable to each Joint Issuing Lender and vice versa only to the extent of its gross negligence or willful misconduct.
(c)Each Joint Issuing Lender agrees to promptly provide all information received by it related to the Joint Instrument, including any demand for payment thereunder, to the Joint Agent for distribution to the other Joint Issuing Lenders, the Requesting Borrower and the Foreign Trade Facility Agent.
6.    Miscellaneous.
(a)Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Joint Issuing Lender and the Joint Agent.
(b)Sections 9.9 and 9.12 of the Credit Agreement shall be applicable mutatis mutandis.
(c)This Agreement may be executed in any number of counterparts, each of which shall constitute an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
[NAME OF FCI ISSUING LENDER], as
Joint Issuing Lender and Joint Agent
By
Name:
Title:
[NAME OF FCI ISSUING LENDER], as
Joint Issuing Lender
By
Name:
Title:
[NAME OF FCI ISSUING LENDER], as
Joint Issuing Lender
By
Name:
Title:

Joint Instrument Requirements
Each Joint Instrument shall:

(1)
provide that any demand for payment shall be made by the Beneficiary to the Joint Agent, and any payment thereunder shall be made by each Joint Issuing Lender based on its pro rata share in the Joint Instrument;

(2)	set forth the respective pro rata share of each Joint Issuing Lender in the Joint Instrument; and
provide that each Joint Issuing Lender shall be severally liable to the Beneficiary only for its pro rata share in the Joint Instrument.

Schedule 2.6(r)
Daily Reports

Total Bilateral Facility	Utilization	Facility	Available

Categories
Warranty Obligations
Performance Obligations
Advance Payment Obligations
Tender Obligations
Other Obligations

Bilateral FCIs
With a remaining lifetime >48 months

Bilateral FCIs per FCI Issuing Lender	Utilization	Limit	Available
details:
FCI Issuing Lender 1
FCI Issuing Lender 2

Bilateral FCIs issued per Borrower	Utilization

details:
Borrower 1 Borrower 2 Borrower 3 Borrower 4

Bilateral FCIs issued per Third Party		Utilization
details:
Third Party 1
Third Party 2
Third Party 3
Third Party 4
Third Party 5
Third Party 6
Third Party 7
Third Party 8

Date	Ref.-No.of Agent	Lender	Ref.-No of Lender	Borrower	Ref.-No of Borrower	Third Party	Reservation	Currency	Amount in currency	Amount in Base Currency	Type of Guarantee	Issue Date	Expiry Date	Commercial Lifetime	Beneficiary	Trans-action

Value Date of Transaction Amount of the TNX in Currency Handling Fee Postage/SWIFT/Courier Other Fees

Schedule 2.23
Foreign Subsidiary Borrowers
None.
Schedule 3.4
Disclosed Matters
None.

Schedule 3.12
Subsidiaries

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
Anhydro (Hong Kong) Ltd.	100	Hong Kong	No
APV Middle East Limited	75	Saudi Arabia	No
APV Overseas Holdings Limited	100	United Kingdom	No
Ballantyne Holding Company	100	Cayman Islands	No
Ballantyne Holding Mauritius Lilmited	100	Mauritius	No
Clyde Pumps India Pvt Limited	60	India	No
Clyde Union (France) S.A.S.	100	France	No
Clyde Union (Holdings) Limited	100	Scotland	No
Clyde Union (Holdings) S.à r.l.	100	Luxembourg	No
Clyde Union (Indonesia) (Holdings) Limited	100	Scotland	No
Clyde Union (US) Inc.	100	Delaware	No
Clyde Union Canada Limited	100	Canada	No
Clyde Union China Holdings Limited	100	Scotland	No
Clyde Union DB Limited	100	United Kingdom	No
Clyde Union Inc.	100	Michigan	No
Clyde Union Limited	100	Scotland	No
Clyde Union Pumps Middle East FZE	100	United Arab Emirates	No
Clyde Union Technology (Beijing) Co. Limited	100	China	No
Clyde Union S.à r.l.	100	Luxembourg	No
Clyde Union S.A.S.	100	France	No
Corporate Place LLC	100	Delaware	Yes
Delaney Holdings Co.	100	Delaware	Yes
Flow America, LLC	100	Delaware	Yes
Girdlestone Pumps Limited	100	Scotland	No
Invensys Philippines, Inc.	100	Philippines	No
Johnston Ballantyne Holdings Limited	100*	United Kingdom	No
Mather & Platt Machinery Limited	100	Scotland	No
Medinah Holding GmbH	100	Germany	No
PT Barata David Brown Gear Industries	100	Indonesia	No
PT. Clyde Union Pumps Indonesia	60	Indonesia	No
S & N International, L.L.C.	100	Delaware	No
S & N Pump Company	100	Texas	No
S & N Pump Middle East, LLC	100	Texas	No
SPX (Shanghai) Flow Technology Co. Ltd.	100	China	No
SPX Canada Co.	100	Canada	No
SPX Chile Limitada	100	Chile	No
SPX Clyde Luxembourg S.a.r.l.	100	Luxembourg	No
SPX Clyde UK Limited	100	United Kingdom	No
SPX Corporation (China) Co., Ltd.	100	China	No
SPX Flow and WTE Energy FZCO	65	Dubai	No
SPX Flow Europe Limited	100	United Kingdom	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
SPX FLOW Germany Holding GmbH	100	Germany	No
SPX Flow Holdings, Inc. (formerly Kayex China Holdings, Inc.)	100	Delaware	Yes
SPX FLOW MIDDLE EAST L.L.C.	100	UAE	No
SPX Flow Receivables LLC	100	Delaware	No
SPX Flow Saudi Arabia, LLC	100	Saudi Arabia	No
SPX Flow Technology (Pty) Limited	100	South Africa	No
SPX Flow Technology (Thailand) Limited	100	Thailand	No
SPX Flow Technology Argentina S.A.	100	Argentina	No
SPX Flow Technology Assen B.V.	100	Netherlands	No
SPX Flow Technology Australia Pty Ltd.	100	Australia	No
SPX Flow Technology Canada, Inc.	100	Canada	No
SPX Flow Technology Crawley Limited	100	United Kingdom	No
SPX Flow Technology Danmark A/S	100	Denmark	No
SPX Flow Technology do Brasil Industria e Comércio Ltda.	100	Brazil	No
SPX Flow Technology England Limited	100	United Kingdom	No
SPX Flow Technology Etten-Leur B.V.	100	Netherlands	No
SPX Flow Technology Germany GmbH	100	Germany	No
SPX Flow Technology Hong Kong Limited	100	Hong Kong	No
SPX Flow Technology Hungary Kft.	100	Hungary	No
SPX Flow Technology (India) Private Limited	100	India	No
SPX Flow Technology Japan, Inc.	100	Japan	No
SPX Flow Technology Kerry Limited	100	Ireland	No
SPX Flow Technology Korea Co., Ltd.	100	South Korea	No
SPX Flow Technology Limited	100	United Kingdom	No
SPX Flow Technology London Limited	100	United Kingdom	No
SPX Flow Technology Mexico, S. A. de C.V.	100	Mexico	No
SPX Flow Technology New Zealand Limited	100	New Zealand	No
SPX Flow Technology Poland Sp. Z.o.o.	100	Poland	No
SPX Flow Technology s.r.o.	100	Czech Republic	No
SPX Flow Technology Santorso S.r.l.	100	Italy	No
SPX Flow Technology SAS	100	France	No
SPX Flow Technology Singapore Pte. Ltd.	100	Singapore	No
SPX Flow Technology Sweden AB (formerly SPX Flow Technology Sverige AB)	100	Sweden	No
SPX Flow Technology USA, Inc.	100	Delaware	No
SPX FLOW US, LLC	100	Delaware	Yes
SPX France Holdings SAS	100	France	No
SPX International GmbH	100	Germany	No
SPX International Holding GmbH	100	Germany	No
SPX International Limited	100	United Kingdom	No
SPX International Management LLC	100	Delaware	No
SPX Korea Co. Ltd.	100	Korea	No
SPX Latin America Corporation	100	Delaware	No
SPX Luxembourg Acquisition Company S.a.r.I.	100	Luxembourg	No
SPX Luxembourg Holding Company S.a.r.l.	100	Luxembourg	No
SPX Middle East FZE	100	Dubai	No

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
SPX Process Equipment Pty. Ltd.	100	Australia	No
SPX Russia Limited	100	Russia	No
SPX Serviços Industriais Ltda.	100	Brazil	No
SPX (Shanghai) Mechanical & Electrical Equipment Co., Ltd.	100	China	No
SPX U.L.M. GmbH	100	Germany	No
SPX UK Holding Limited	100	United Kingdom	No
Turnberry Rubicon Limited	100	Scotland	No
Turnberry Rubicon Limited Partnership	100	Scotland	No
UD-RD Holding Company Limited	100	United Kingdom	No
United Dominion Industries Corporation	100	Canada	No
* A de minimis amount of the outstanding shares of this company are held by a third party.

Schedule 3.16
UCC Filing Jurisdictions

Company Name	Jurisdiction of Organization
1. Corporate Place LLC	Delaware
2. Delaney Holdings Co.	Delaware
3. SPX Flow Holdings, Inc.	Delaware
4. SPX FLOW, Inc.	Delaware
5. Flow America, LLC	Delaware
6. SPX Flow US, LLC	Delaware

Schedule 3.16(b)
Intellectual Property
SPX FLOW, Inc.
(Delaware Corporation)
U.S. Patents
Issued Patents

Title	Patent No.	Issue Date (mm/dd/yy)
MIXER ASSEMBLY APPARATUS AND METHOD	10315171	06/11/19
CYLINDER HAVING A FLOATING PISTON, LOW PROFILE SWIVEL CAP, AND LUBRICATED ROD	10107314	10/23/18
FLOATING PISTON	10100928	10/16/18
PNEUMATIC DIRECTIONAL VALVE AND METHOD OF OPERATION	9945494	04/17/18
CYLINDER HAVING A FLOATING PISTON, SWIVEL CAP, AND LUBRICATED ROD	9856892	01/02/18
SWIVEL CAP	9784290	10/10/17
ATOMIZING DESUPERHEATER SHUTOFF APPARATUS AND METHOD	9759332	09/12/17
ROTARY VANE MOTOR WITH SPLIT VANE	9719351	08/01/17
MIXER ASSEMBLY APPARATUS AND METHOD	9694329	07/04/17
BALANCED DOUBLE SEATED GLOBE VALVE WITH FLEXIBLE PLUB	9677673	06/13/17
DIRECTIONAL VALVE AND METHOD OF OPERATION	9470324	10/18/16
DOUBLE SEAT VALVE WITH ISOLATED VENT CHAMBERS	9328837	05/03/16
IMPELLER ASSEMBLY APPARATUS AND METHOD	9327256	05/03/16
MIXING APPARATUS WITH STATIONARY SHAFT	9289733	03/22/16
HIGH TORQUE ROTARY MOTOR WITH MULTI-LOBED RING WITH INLET AND OUTLET	9206688	12/08/15
AUTO CYCLE PUMP AND METHOD OF OPERATION	9193046	11/24/15
MIXER ATTACHMENT ASSEMBLY APPARATUS AND METHOD	9101887	08/11/15
BALL VALVE SEAT SEAL	8998172	04/07/15
NOSE SEAL FOR SURGE RELIEF VALVES	8733737	05/27/14
DESUPERHEATER SEAT-RING APPARATUS	8469341	06/25/13
ATOMIZING DESUPERHEATER SHUTOFF APPARATUS AND METHOD	8333329	12/18/12
DOUBLE SEAT VALVE APPARATUS	8327881	12/11/12
PRESSURE COMPENSATED AND CONSTANT HORSEPOWER PUMP	8192173	06/05/12
POSITIVE DISPLACEMENT PUMP APPARATUS AND METHOD	8007264	08/30/11
PISTON CARTRIDGE	7950910	05/31/11

MOUNTING ASSEMBLY AND METHOD FOR A DRIVE SYSTEM FOR A MIXER	7874719	01/25/11
MOUNTING SYSTEM AND METHOD FOR SCRAPED SURFACE HEAT EXCHANGER BLADES	7793418	09/14/10
SOLVENT EXTRACTION METHOD AND APPARATUS	7753215	07/13/10
SANITARY REMOVABLE IMPELLER HUB AND METHOD	7726946	06/01/10
SCRAPER BLADE INTERLOCKING ATTACHMENT APPARATUS AND METHOD	7647666	01/19/10
SUBMERSIBLE PUMP WITH INTEGRATED LIQUID LEVEL SENSING AND CONTROL SYSTEM	7625187	12/01/09
MIXER DRIVE MOUNTING APPARATUS AND METHOD	7572112	08/11/09
PUMP ROTOR SEAL APPARATUS AND METHOD	7563087	07/21/09
CYLINDRICAL MIXER-SETTLER APPARATUS AND METHOD	7550120	06/23/09
DISPOSABLE SANITARY MIXING APPARATUS AND METHOD	7547135	06/16/09
BEARING RETAINER ASSEMBLY AND METHOD	7507028	03/24/09
SANITARY HUB ASSEMBLY AND METHOD FOR IMPELLER MOUNTING ON SHAFT	7488137	02/10/09
MIXING IMPELLER WITH PRE-SHAPED TIP ELEMENTS	7481573	01/27/09
MIXING IMPELLER WITH SPIRAL LEADING EDGE	7473025	01/06/09
TRIPOD-MOUNTED MAGNETIC MIXER APPARATUS AND METHOD	7407322	08/05/08
SANITARY STEADY BEARING AND METHOD	7387431	06/17/08
TRAPEZOID SETTLER APPARATUS AND METHOD FOR SOLVENT EXTRACTION	7384551	06/10/08
START-UP METHOD FOR DRAFT TUBE MIXING	7331704	02/19/08
COUPLING ASSEMBLY AND METHOD FOR CONNECTING AND DISCONNECTING A SHAFT ASSEMBLY	7329065	02/12/08
SOLVENT EXTRACTION METHOD AND APPARATUS	7328809	02/12/08
HYDRAULIC HAND PUMP WITH LOCKING DEVICE	7316177	01/08/08
MOUNTING SYSTEM AND METHOD FOR SCRAPED SURFACE HEAT EXCHANGER BLADES	7303000	12/04/07
SURGE RELIEF APPARATUS AND METHOD	7284563	10/23/07
HUB ASSEMBLY AND METHOD FOR ADJUSTABLE MOUNTING ON SHAFT	7278799	10/09/07
VALVE ASSEMBLY AND METHOD WITH SLOTTED PLATES AND SPHERICAL BALL PLUG	7234488	06/26/07
FLUID TRIM APPARATUS AND METHOD	7195034	03/27/07
AGITATION APPARATUS AND METHOD FOR DRY SOLIDS ADDITION TO FLUID	7168849	01/30/07
AXIAL-PUMPING IMPELLER APPARATUS AND METHOD FOR MAGNETICALLY-COUPLED MIXER	7168848	01/30/07
ATTRITION SCRUBBER APPARATUS AND METHOD	7168641	01/30/07
AERATION APPARATUS AND METHOD	7114844	10/03/06
IMPELLER AND METHOD USING SOLID FREE FORM FABRICATION	7056095	06/06/06
HAND PUMP	D520522	05/09/06
SCRAPER BLADE	D520203	05/02/06

PUMP GEARBOX BEARING RETAINERS AND DRIVE SHAFTS	D518069	03/28/06
PUMP GEARBOX BEARING RETAINERS AND DRIVE SHAFTS	D517090	03/14/06
PUMP GEARBOX BEARING RETAINERS AND DRIVE SHAFTS	D516087	02/28/06
CLEANABLE MIXER DRIVER APPARATUS AND METHOD	7001063	02/21/06
SCRAPER BLADE	D515760	02/21/06
MECHANICAL SEAL DEVICE AND METHOD FOR A SCRAPED SURFACE HEAT EXCHANGER	6994351	02/07/06
MASS TRANSFER METHOD	6986507	01/17/06
SCRAPER BLADE ATTACHMENT APPARATUS AND METHOD WITH SPLIT PIN	6966757	11/22/05
PUMP GEARBOX BEARING RETAINERS AND DRIVE SHAFTS	D509225	09/06/05
COMBINED PUMP GEAR BOX BEARING RETAINERS AND DRIVE SHAFTS	D509226	09/06/05
COMBINED PUMP GEAR BOX BEARING RETAINERS AND DRIVE SHAFTS	D508920	08/30/05
AERATION APPARATUS AND METHOD	6896246	05/24/05
DRIVE ASSEMBLY FOR A MIXER	6877750	04/12/05
AGITATOR AND DRIVE APPARATUS AND METHOD	6860474	03/01/05
IMPELLER AND METHOD USING SOLID FREE FORM FABRICATION	6796770	09/28/04
DUAL DIRECTION MIXING IMPELLER AND METHOD	6796707	09/28/04
APPARATUS AND METHOD FOR CONNECTING SHAFTS	6789314	09/14/04
SEAL SHAFT SHUTOFF DEVICE AND METHOD	6746147	06/08/04
SEAL SHAFT SHUTOFF DEVICE AND METHOD	6742923	06/01/04
MATERIAL DISPERSING DEVICE AND METHOD	6619568	09/16/03
APPARATUS AND PROCESS FOR RECOVERING A DESIRED FRACTION OF A RAW MATERIAL	6612444	09/02/03
FLEXIBLE SUPPORT AND METHOD FOR A STEADY BEARING	6517246	02/11/03
SUPPORT ASSEMBLY FOR SUPPORTING A STEADY BEARING	6517233	02/11/03
COMPACT EXPANDING GATE VALVE	6164622	12/26/00
HIGH ENERGY LOSS FLUID CONTROL DEVICE	6161584	12/19/00
Patent Applications

Title	Appl. No.	Filing Date (mm/dd/yy)
SPLIT RING ATTACHING AND RESTRAINING DEVICE AND METHOD	15271932 20180080723	09/21/16
DRIVE SYSTEM AND DRIVE SUB-ASSEMBLY FOR DRIVING A SHAFT	15253131 20180058567	08/31/16
TRIMABLE IMPELLER DEVICE AND SYSTEM	15165188 20170343004	05/26/16
LOW WEAR RADIAL FLOW IMPELLER DEVICE AND SYSTEM	15164349 20170343005	05/25/16
PORT CONNECTION FOR A HEAT EXCHANGER	14870264 20170089644	09/30/15

SPX FLOW, Inc.
(Delaware Corporation)
U.S. Trademarks
Trademark Registrations

Mark	Reg. No.	Reg. Date (mm/dd/yy)
CERTIFIED SPXFLOW SERVICE + REPAIR CENTER and Design	5498221	06/19/18
WAUKESHA	5274083	08/29/17
SPXFLOW	5120494	01/10/17
SEITAL	5098219	12/13/16
CUDA	5083159	11/15/16
RAVEN	5069001	10/25/16
TEF FLOW	4981621	06/21/16
SANSTAR	4939836	04/19/16
FLANGEPRO	4847219	11/03/15
INFINITY	4538129	05/27/14
X	4471201	01/21/14
Design Only	4471200	01/21/14
WHERE IDEAS MEET INDUSTRY	4436695	11/19/13
CLAMPLOCK	4210174	09/18/12
SPX	4045637	10/25/11
OFM	3601056	04/07/09
PLENTY	3563282	01/20/09
MAGMO	3466343	07/15/08
M & J VALVE	3462039	07/08/08
PLENTY MIRRLEES	3462035	07/08/08
GD ENGINEERING	3462034	07/08/08
QUICKSHIP	3447277	06/17/08
TRU-FIT	3385570	02/19/08
BIO-CIP	3285434	02/21/07
PICK-A-PACK	3253822	06/19/07
UNIVERSAL	3064752	03/07/06
M & J	3061574	02/28/06
ECL	2935270	03/22/05
STONE	2601071	07/30/02
NETTCO	2553963	03/26/02
SPX	2528505	01/08/02
SPX	2351520	05/23/00
BALL-TROL	1946996	01/09/96
CHERRY-BURRELL	1925232	10/10/95
MAGMIXER	1861347	11/01/94

QUARTER HORSE	1851302	08/30/94
WAUKESHA PUMPS	1632914	01/29/91
POWER TEAM	1521541	01/24/89
CAV-B9	1449281	07/28/87
LIGHTNIN	1445987	07/07/87
GLOBE	1313128	01/08/85
HUSH	1297380	09/25/84
“I”	1284950	07/10/84
LIGHTNIN	1263995	01/17/84
POWER TEAM	1241810	06/14/83
COPES-VULCAN	1228163	02/22/83
OTC HYTEC	1189120	02/09/82
POWER TEAM	1155270	05/26/81
POSI-CHECK	1139382	09/09/80
LIGHTNIN	1118165	05/15/79
HYTEC	994638	10/01/74
ROLL-BED	956467	04/03/73
VANGUARD JR.	837522	10/24/67
SPIRATHERM	762741	01/07/64
VOTATOR	759173	10/29/63
VANGUARD	716805	06/13/61
LIGHTNIN	699396	06/14/60
THERMUTATOR	691272	01/12/60
WAUKESHA	688252	11/17/59
LIGHTNIN	682153	07/21/59
LIGHTNIN	227991	05/17/27
Trademark Applications

Mark	Appl. No.	Filing Date (mm/dd/yy)
PARATUBE	88144926	10/05/18
Design Only	87783022	02/03/18
Design Only	87662882	10/27/17
ONE WORLD, ONE FINGERPRINT	87659725	10/25/17
ECOPURE	86285496	05/19/14

SPX Flow US, LLC
(Delaware Limited Liability Company)
U.S. Trademarks
Trademark Registration

Mark	Reg. No.	Reg. Date (mm/dd/yy)
GAULIN	716085	05/30/61

Schedule 3.16(c)
Owned and Leased Real Property

Loan Party	Property Address	Owned / Leased	Mortgaged Property	Number of Buildings
SPX FLOW, Inc.	13320 Ballantyne Corporate Place, Charlotte, NC 28277, Mecklenburg County	Owned	Yes	1
SPX Flow US, LLC	1200 West Ash Street, Goldsboro, NC 27533, Wayne County	Owned	Yes	1
SPX Flow US, LLC	5885 11th Street, Rockford, IL 61109-3650, Winnebago County	Owned	Yes	1
SPX Flow US, LLC	135 Mount Read Blvd, Rochester, NY 14611, Monroe County	Owned	Yes	1
SPX Flow US, LLC	611 Sugar Creek Rd, Delevan, WI 53115, Walworth County	Owned	Yes	4
SPX Flow US, LLC	8800 Westplain Drive, Houston, TX 77041, Harris County	Owned	No	9
SPX Flow US, LLC	1000 Millstead Way, Rochester, NY 14624, Monroe County	Owned	No	1
SPX Flow US, LLC	3726 Kermit Hwy., Odessa, TX 79764, Ector County	Owned	No	1
SPX FLOW, Inc.	8521 Princess East Drive, Scottsdale, AZ 85255, Maricopa County	Leased	No	1
SPX Flow US, LLC	105 Crosspoint Parkway, Getzville, NY 14068, Erie County	Leased	No	1
SPX Flow US, LLC	1115 East Locust Street, DeKalb, IL 60115, DeKalb County	Leased	No	1
SPX Flow US, LLC	E. 33rd Street, Erie, PA 16510, Erie County	Leased	No	1
SPX Flow US, LLC	399 N. Prairie Ind. Pkwy, Mulberry, FL 33860, Polk County	Leased	No	1
SPX Flow US, LLC	4771 Northstar Way, Modesto, CA 95356, Stanislaus County	Leased	No	1
SPX Flow US, LLC	1714 Hobbs Dr., Delavan, WI 53115-1337, Walworth County	Leased	No	1
SPX Flow US, LLC	708 Milk Plank Road, Rural Retreat, VA 24368, Wythe County	Leased	No	1
SPX Flow US, LLC	318 Centaurus St., Corpus Christi, TX 78405, Nueces County	Leased	No	1
SPX Flow US, LLC	329 N. Bcglis Parkway, Sulphur, LA 70663, Calcasieu Parish	Leased	No	1
SPX Flow US, LLC	3141 S. Darla Ave., Gonzales, LA, 70737, Ascension Parish	Leased	No	1
SPX FLOW, Inc.	5207 Morris Field Drive, Charlotte, NC 28208, Mecklenburg County	Leased	No	1
SPX Flow US, LLC	220 Deerwood Glen Court, Deer Park, TX 77536, Harris County	Leased	No	1

SPX Flow US, LLC	3106 Pasadena Fwy, Pasadena, TX 77503, Harris County	Leased	No	1
SPX Flow US, LLC	5620 West Rd, McKean, PA 16426, Erie County	Leased	No	1
SPX Flow US, LLC	2135 Elm St., Jenks, OK 74037, Tulsa County	Leased	No	1

Schedule 3.16(e)
Insurance
[See attached.]

2018 SPX FLOW
Type of Policy and Coverage	Policy Period	Company	Policy Number	Limit of Liability	Deductible/SIR
CASUALTY
Workers’ Compensation & Employers Liability (Deductible) AOS	10/01/2018 - 10/01/2019	ACE American Insurance Co.	WLRC65436036	Workers Compensation: Statutory Employers Liability: $1,000,000 Each Accident $1,000,000 - Policy Limit $1,000,000 - Each Employee	$500,000
Workers’ Compensation & Employers Liability (Retro) WI	10/01/2018 - 10/01/2019	ACE Fire Underwriter Ins. Co.	SCFC65436073	Workers Compensation: Statutory Employers Liability: $1,000,000 Each Accident $1,000,000 - Policy Limit $1,000,000 - Each Employee	$500,000
Auto Liability (US)	10/01/2018 - 10/01/2019	ACE American Insurance Co.	ISAH2573874	BI or PD Combined Single Limit - $2,000,000 Medical Payments - $5,000 Personal Injury - Stat & Reject Uninsured Motorist - Stat Min/Reject Underinsured Motorist - Stat Min/Reject	$250,000
Auto Liability (Canada)	10/01/2018 - 10/01/2019	Aviva Insurance Company of Canada	41248439	$2,000,000 Per Occurrence	$1,000 All Perils/Direct Compensation Property Damage
General & Products Liability (US)	10/01/2018 - 11/27/2018	ACE American Insurance Co.	HDOG7121218A	General Aggregate - $25,000,000 Products-Completed Operations Aggregate - $10,000,000 Personal & Advertising - $5,000,000 Each Occurrence - $5,000,000 Damage to Premises - $5,000,000 Medical Expense	$5,000,000

2018 SPX FLOW
General & Products Liability (US)	11/28/2018 - 10/01/2019	ACE American Insurance Co.	XSLG71234526
General Aggre- $0 - $25,000,000
gate
Products-Completed Operations Aggregate - $10,000,000 Personal & Advertising - $5,000,000 Each Occurrence - $5,000,000 Damage to Premises - $5,000,000 Medical Expense
- $0
					$250,000 SIR (matching $5M deductible above)
General & Products Liability (Canada)	09/26/2018 - 10/01/2019	AIG Insurance Company of Canada	GL3784499	General Aggregate - $5,000,000 Products-Completed Operations Aggregate - $5,000,000 Personal & Advertising - $1,000,000 Each Occurrence - $5,000,000 Tenants' Legal Liability - $1,000,000 Medical Expense - $10,000 per person	$2,500
Umbrella Liability (US)	10/01/2018 - 10/01/2019	Allianz Global Risk US Ins. Co	USL00101818	$25,000,000 Each Occurrence $25,000,000 Aggregate $25,000,000 Products/Completed Op $250,000 Crisis Management Loss $50,000 Crisis Management Response Costs	$25,000
Umbrella Liability (Canada)	09/26/2018 - 10/01/2019	Allianz Global Risks US Ins. Co.	CAL00078218U	$25,000,000 Each Occurrence $25,000,000 Aggregate	NIL
Excess Liability	10/01/2018 - 10/01/2019	The Ohio Casualty Ins. Co (Liberty)	ECO(19)58134354	Each Occurrence & Aggregate $25,000,000 xs $25,000,000	NIL
Excess Liability	10/01/2018 - 10/01/2019	American Guarantee & Liberty Ins. Co. (Zurich)	SFX0184912-03	Each Occurrence & Aggregate $25,000,000 xs $50,000,000	NIL

2018 SPX FLOW
Excess Liability	10/01/2018 - 10/01/2019	Great American Spirit Ins. Co	EXC2275737	Each Occurrence & Aggregate $25,000,000 xs $75,000,000	NIL
Excess Liability	10/01/2018 - 10/01/2019	QBE Ins. Corporation	CCU1316908	Each Occurrence & Aggregate $25,000,000 xs $100,000,000	NIL
Excess Liability	10/01/2018 - 10/01/2019	Allianz Global Risks US Ins. Co.	USL00128518	Each Occurrence & Aggregate $25,000,000 xs $125,000,000	NIL
Foreign General Liability	09/26/2018 - 10/01/2019	The Insurance Co. of PA (AIG)	80-0276821
Master Control Program Aggregatge -
$20,000,000 General Aggregate - $10,000,000 Products- Completed Ops Aggregate -
$10,000,000 Personal & Advertising Injury - $5,000,000
Each Occurrence - $5,000,000 Medical Expense - $100,000 Damage to Premises Rented -
$1,000,000
$1,000 EBL
General Liability (US Occurrences, Foreign Suits)	09/26/2018 - 10/01/2019	National Union Fire Insurance Co. of Pittsburgh PA (AIG)	3780754	Each Occurrence - $5,000,000 General Aggregate - $5,000,000 Products/Completed Operations Aggregate - $5,000,000	$1,000 EBL
Foreign Business Auto	09/26/2018 - 10/01/2019	The Insurance Co. of PA (AIG)	80-0276822	Each Accident - $5,000,000	$1,000 PD
Foreign Voluntary Workers' Compensation	09/26/2018 - 10/01/2019	The Insurance Co. of PA (AIG)	83-73716
Limit of Liability for Part One - Supplemental Repartriation Expense -
$1,000,000 Per Person Limit of Liability for Part Two - Employers Liability: Injury by Accident $3,000,000 Each Accident Injury by Disease $3,000,000 Policy Limit
Injury by Disease $3,000,000 Each Employee
NIL

2018 SPX FLOW
Foreign Suppliers (Machined Cylinder Parts by Wuxi Beian Machinery Co., LTD	07/15/2018 - 10/01/2019	Huatai Property Casualty Ins. Co. Ltd	1079225122018100000	$2,000,000 Each Occurrence $2,000,000 Aggregate	$25,000
Foreign Suppliers Product Liability - Primary (Suda Gears)	10/01/2018 - 10/01/2019	Landmark American Insurance Co.	LHA111795	$1,000,000 Each Occurrence $2,000,000 Completed Ops / Products Aggregate	$10,000
Foreign Suppliers Product Liability – Excess (Suda Gears)	10/01/2018 - 10/01/2019	RSUI Indemnity Company	NHA084207	$4,000,000 xs $1,000,000	NIL
Mexico Auto Tourist Coverage (SPX FLOW Technology Mexico, S.A. DE CV)	10/01/2018 - 10/01/2019	Chubb Seguros Mexico, S.A.	ABCJ295	Third Party Liability Combined - $3,000,000 Medical Expense for Occupants - $10,000 per person / $50,000 per event	NIL
EXECUTIVE RISK
Primary Directors & Officers Liability with Company Securities Liability	05/01/2018 - 05/01/2019	Federal Insurance Company	82514154	$10,000,000 Claims-Made Coverage	$500,000/$1,000,000
Excess Directors & Officers Liability	05/01/2018 - 05/01/2019	Travelers Casualty and Surety Co. of America	106380358	$10,000,000 xs $10,000,000 Claims-Made Coverage	NIL
Excess Directors & Officers Liability	05/01/2018 - 05/01/2019	Zurich American Ins. Co.	DOC018489302	$10,000,000 xs $20,000,000 Claims-Made Coverage	NIL
Excess Directors & Officers Liability	05/01/2018 - 05/01/2019	Arch Insurance Company	DOX930053802	$10,000,000 xs $30,000,000 Claims-Made Coverage	NIL
Excess Directors & Officers Liability	05/01/2018 - 05/01/2019	Continental Casualty Company	651993571	$10,000,000 xs $40,000,000 Claims-Made Coverage	NIL
Excess Directors & Officers Liability	05/01/2018 - 05/01/2019	Old Republic Ins. Co.	ORPRO40792	$10,000,000 xs $50,000,000 Claims-Made Coverage	NIL
Excess Directors & Officers Liability	05/01/2018 - 05/01/2019	Endurance Risk Solutions Assurance Co.	DOX10012974400	$10,000,000 xs $60,000,000 Claims-Made Coverage	NIL
Excess Directors & Officers Liability	05/01/2018 - 05/01/2019	National Union Fire Insurance Company of Pittsburgh, Pa.	14201649	$5,000,000 xs $70,000,000 Claims-Made Coverage	NIL

2018 SPX FLOW
Side A Directors & Officers	05/01/2018 - 05/01/2019	Lloyd's of London	B0509FINMW1800729	$15,000,000 xs $75,000,000 Claims-Made Coverage	NIL
Excess Side A Directors & Officers	05/01/2018 - 05/01/2019	Berkley Professional Liability	BPRO8032021	$10,000,000 xs $90,000,000 Claims- Made Coverage	NIL
International Directors & Officers Liability	09/26/2018 - 09/26/2019	Zurich Insurance Plc, UK Branch	FINMW1800958	$10,000 000 Claims- Made Coverage	$100,000
Excess International Directors & Officers Liability	09/26/2018 - 09/26/2019	Lloyd's of London	FINMW1801661	$5,000,000 xs $10,000,000 Claims Made Coverage	NIL
Fiduciary Liability	05/01/2018 - 05/01/2019	ACE American Insurance Co.	DONG25557396003	$10,000,000 Claims-Made Coverage	$25,000
Excess Fiduciary Liability	05/01/2018 - 05/01/2019	Travelers Casualty and Surety Co. of America	106380345	$10,000,000 xs $10,000,000 Claims-Made Coverage	Nil
Excess Fiduciary Liability	05/01/2018 - 05/01/2019	Zurich American Ins. Co.	FLC018489402	$5,000,000 xs $20,000,000 Claims-made Coverage	NIL
Technology Media & Professional Liability	09/26/2018 - 10/01/2019	Lloyd's of London	B0509FINPB1800180	$20,000,000 Each Claim $20,000,000 Aggregate	$3,000,000
Excess Professional Liability	09/26/2018 - 10/01/2019	Endurance Risk Solutions Assurance Co.	PRX10013774700	$10,000,000 xs $20,000,000	NIL
Excess Professional Liability	09/26/2018 - 10/01/2019	Starr indemnity & Liability Company	1000633778181	$10,000,000 xs $30,000,000	NIL

2018 SPX FLOW
Crime	05/01/2018 - 05/01/2019	Travelers Casualty and Surety Co. of America	106376605	Employee Theft - $10,000,000 Forgery or Alteration - $10,000,000 On Premises - $10,000,000 Transit - $10,000,000 Money Orders and Counterfeit Money - $10,000,000 Computer Fraud - $10,000,000 Funds Transfer Fraud - $10,000,000 Personal Accounts Forgery or Alteration - $250,000 Claim Expense - $150,000	$250,000
Excess Crime	05/01/2018 - 05/01/2019	ACE American Insurance Co.	DOXG29516418001	$15,000,000 xs $10,000,000	NIL
Special Crime	09/26/2018 - 10/01/2021	Federal Insuarnce Co.	82437423	$25,000,000	NIL
PROPERTY
Global Property (Includes Installation At Customers Premises)	9/26/2018 - 10/01/2019	Allianz Global Risks US Ins. Co.	USP00045118	$300,000,000	$1,000,000
			Fronting Fee
			Engineering Fee
Terrorism - Rest of World	9/26/2018 - 10/01/2019	Lloyd's of London	BOWTN1800249	$300,000,000	$1,000,000
Terrorism - United Kingdom	9/26/2018 - 10/01/2019	Lloyd's of London	BOWTN1800254	$300,000,000	$1,000,000
Active Assailant & Threat	9/26/2018 - 10/01/2019	XL Catlin	BOWTN1800255	$10,000,000/$10,000,000	$100,000
NUCLEAR
Nuclear Liability (Domestic)	01/01/2017 - Continuous	American Nuclear Insurers	NS-0626	$25,000,000	NIL
Nuclear Liability (Foreign)	01/01/2017 - Continuous	American Nuclear Insurers	FS-0232	$10,000,000	NIL
Excess Nuclear Liability (Foreign)	09/26/2018 - 09/30/2019	Northcourt Limited	NCNTPL66	$25,000,000	$10,000,000
Nuclear Liability (Russia)	9/26/2018 - 10/01/2019	Ingosstrakh Ins. Co.	432-063257/18	$10,000,000	$10,000,000

2018 SPX FLOW
ENVIRONMENTAL
Contractors Pollution Liability (On-Shore & Off-Shore)	04/26/2018 - 10/01/2019	Markel	MKLV3ENV100500	$5,000,000 Each Pollution Condition $5,000,000 Aggregate Claims-Made Coverage	$100,000
Premises Pollution Liability (Clyde Union locations only)	04/12/2012 - 04/12/2020 (New Pollution Conditions) 04/12/12-04/12/2022 (Pre- Existing Pollution Conditions)	Illinois Union Insurance Co.	GPIG27060511001	$5,000,000 Per Pollution Condition $10,000,000 Aggregate Claims-Made Coverage	$100,000
OTHER RISK
Aviation Products, Grounding Liability, and War Liability	10/01/2018 - 10/01/2019	United States Aviation Underwriters, Incorporated	SIHL1B455	$100,000,000	NIL
Aircraft Hull & Liability, Non-Owned Aircraft Liability $300 M including Excess War Liability	10/01/2018 - 10/01/2019	United States Aviation Underwriters, Incorporated	SIHL1B456	$300,000,000	NIL
Unmanned Aircraft Systems	08/07/2018 - 08/07/2019	Global Aerospace	9012743
$5,000,000 Combined Single Limit Bodily Injury and Property Damage
$5,000,000 Premises Liability
$5,000 Medical Payments
$1,000,000 Aviation Personal and Advertising Injury $5,000,000 Non-owned Liability $5,000,000 Non- owned Liability War $5,000 Non-owned Liability Medical
					NIL

2018 SPX FLOW
Marine Ocean Cargo & War	10/01/2018 - 10/01/2019	Starr Indemnity & Liability Company	MASICCH1069US18	$10,000,000 Per any one Conveyance/Connecting Conveyance $10,000,000 War $500,000 Any one Exhibition, Demonstration and Consignment $500,000 Salesperson Samples $1,000,000 Storage	NIL
Business Travel Accident	9/26/2018 - 10/01/2019	National Union Fire Insurance Co. (AIG)	GTP009152194	Various	NIL
Surety	Various	Various	Various		NIL

Schedule 5.15
Post-Closing Actions
1.Pledged Stock. The Parent Borrower will deliver, within thirty (30) days of the Effective Date (or such longer period of time as is agreed in writing by the Administrative Agent in its sole discretion), stock certificates and corresponding stock powers representing: (i) 100.0% of the Capital Stock of Delaney Holdings Co. held by SPX Flow Holdings, Inc.; and (ii) 65.0% of the Capital Stock of SPX Process Equipment Pty. Ltd. held by Corporate Place LLC.
Insurance Endorsements. The Parent Borrower will deliver, within thirty (30) days of the Effective Date (or such longer period of time as is agreed in writing by the Administrative Agent in its sole discretion), endorsements of insurance meeting the requirements set forth Section 5.7(ba.

Schedule 9.4(k)
Dutch Auction Procedures
This outline is intended to summarize certain basic terms of procedures with respect to certain Borrower buy-backs pursuant to and in accordance with the terms and conditions of Section 9.4(k) of the Credit Agreement to which this Schedule 9.4(k) is attached. It is not intended to be a definitive list of all of the terms and conditions of a Dutch Auction and all such terms and conditions shall be set forth in the applicable auction procedures documentation set for each Dutch Auction (the “Offer Documents”). None of the Administrative Agent, Bank of America, N.A. (or, if Bank of America, N.A. declines to act in such capacity, an investment bank of recognized standing selected by the Parent Borrower) (the “Auction Manager”) or any of their respective Affiliates makes any recommendation pursuant to the Offer Documents as to whether or not any Term Loan A Lender or Incremental Term Lender should sell by assignment any of its Term Loans pursuant to the Offer Documents (including, for the avoidance of doubt, by participating in the Dutch Auction as a Term Loan A Lender or Incremental Term Lender, as applicable) or whether or not the Parent Borrower should purchase by assignment any Term Loans from any Term Loan A Lender or Incremental Term Lender pursuant to any Dutch Auction. Each Term Loan A Lender and Incremental Term Lender should make its own decision as to whether to sell by assignment any of its Term Loans and, if so, the principal amount of and price to be sought for such Term Loans. In addition, each Term Loan A Lender and Incremental Term Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning any Dutch Auction and the Offer Documents. Capitalized terms not otherwise defined in this Schedule 9.4(k) have the meanings assigned to them in the Credit Agreement.
Summary. The Parent Borrower may purchase (by assignment) Term Loans on a non-pro rata basis by conducting one or more Dutch Auctions pursuant to the procedures described herein; provided, that, no more than one Dutch Auction may be ongoing at any one time and no more than four Dutch Auctions may be made in any period of four consecutive fiscal quarters of the Parent Borrower.
1.    Notice Procedures. In connection with each Dutch Auction, the Parent Borrower will notify the Auction Manager (for distribution to the Term Loan A Lenders and Incremental Term Lenders) of the Term Loans that will be the subject of the Dutch Auction by delivering to the Auction Manager a written notice in form and substance reasonably satisfactory to the Auction Manager (an “Auction Notice”). Each Auction Notice shall contain: (i) the maximum principal amount of Term Loans the Parent Borrower is willing to purchase (by assignment) in the Dutch Auction (the “Auction Amount”), which shall be no less than $[AMOUNT] or an integral multiple of $[AMOUNT] in excess of thereof; (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 of Term Loans, at which the Parent Borrower would be willing to purchase Term Loans in the Dutch Auction; and (iii) the date on which the Dutch Auction will conclude, on which date Return Bids (as defined below) will be due at the time provided in the Auction Notice (such time, the “Expiration Time”), as such date and time may be extended upon notice by the Parent Borrower to the Auction Manager not less than twenty four (24) hours before the original Expiration Time. The Auction Manager will deliver a copy of the Offer Documents to each Term Loan A Lender and Incremental Term Lender promptly following completion thereof.
2.    Reply Procedures. In connection with any Dutch Auction, each Term Loan A Lender and Incremental Term Lender holding Term Loans wishing to participate in such Dutch Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation in form and substance reasonably satisfactory to the Auction Manager (the “Return Bid”) to be included in the Offer Documents, which shall specify: (i) a discount to par that must be expressed as a price per $1,000 of Term Loans (the “Reply Price”) within the Discount Range; and (ii) the principal amount of Term Loans, in an amount not less than $[AMOUNT], that such Term Loan A Lender or Incremental Term Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided, that, each Term Loan A Lender and Incremental Term Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount equals the entire amount of the Term Loans held by such Term Loan A Lender or Incremental Term Lender at such time.

Signature Page to Closing Certificate (SPX FLOW, Inc.)

A Term Loan A Lender or Incremental Term Lender may only submit one Return Bid per Dutch Auction, but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Term Loan A Lender or Incremental Term Lender resulting in a Qualifying Bid. In addition to the Return Bid, a participating Term Loan A Lender or Incremental Term Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the Offer Documents which shall be in form and substance reasonably satisfactory to the Auction Manager and the Administrative Agent (the “Auction Assignment and Acceptance”). The Parent Borrower will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).
3.    Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Parent Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Dutch Auction within the Discount Range for the Dutch Auction that will allow the Parent Borrower to complete the Dutch Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Parent Borrower has received Qualifying Bids). The Parent Borrower shall purchase (by assignment) Term Loans from each Term Loan A Lender and Incremental Term Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration. If a Term Loan A Lender or Incremental Term Lender has submitted a Return Bid containing multiple component bids at different Reply Prices, then all Term Loans of such Term Loan A Lender or Incremental Term Lender offered in any such component bid that constitutes a Qualifying Bid with a Reply Price lower than the Applicable Threshold Price shall also be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration.
4.    Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids equal to the Applicable Threshold Price will be purchased at a purchase price equal to the Applicable Threshold Price; provided, that, if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in any given Dutch Auction equal to the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans purchased below the Applicable Threshold Price), the Parent Borrower shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount up to the amount necessary to complete the purchase of the Auction Amount. For the avoidance of doubt, no Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.
5.    Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price no later than the [___] Business Day after the date that the Return Bids were due. The Auction Manager will insert the amount of Term Loans to be assigned and the applicable settlement date determined by the Auction Manager in consultation with the Parent Borrower onto each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid. Upon written request of the submitting Term Loan A Lender or Incremental Term Lender, the Auction Manager will promptly return any Auction Assignment and Acceptance received in connection with a Return Bid that is not a Qualifying Bid.
6.    Additional Procedures. Once initiated by an Auction Notice, the Parent Borrower may withdraw a Dutch Auction by written notice to the Auction Manager no later than twenty four (24) hours before the original Expiration Time so long as no Qualifying Bids have been received by the Auction Manager at or prior to the time the Auction Manager receives such written notice from the Parent Borrower. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled; provided, that, a Term Loan A Lender or Incremental Term Lender may modify a Return Bid at any time prior to the Expiration Time solely to reduce the Reply Price included in such Return Bid. However, a Dutch Auction shall become void if the Parent Borrower fails to satisfy one or more of the conditions to the purchase of Term Loans set forth in, or to otherwise comply with the provisions of Section 9.4(k) of the Credit Agreement to which this Schedule 9.4(k) is attached. The purchase price for all Term Loans purchased in a Dutch Auction shall be paid in cash by the Parent Borrower directly to the respective assigning Term Loan A Lender or Incremental Term Lender on a settlement date as determined by the Auction Manager in consultation with the Parent Borrower (which shall be no later than ten (10) Business Days after the date Return Bids are due), along with accrued and unpaid interest (if any) on the applicable Term Loans up to the settlement date. The Parent Borrower shall execute each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid.
All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of a Dutch Auction will be determined by the Auction Manager, in consultation with the Parent Borrower, and the Auction Manager’s determination will be conclusive, absent manifest error. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Parent Borrower, will be final and binding.
None of the Administrative Agent, the Auction Manager or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Parent Borrower, the Subsidiaries or any of their Affiliates contained in the Offer Documents or otherwise or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.
The Auction Manager acting in its capacity as such under a Dutch Auction shall be entitled to the benefits of the provisions of Article VIII and Section 9.3 of the Credit Agreement to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, each reference therein to the “Loan Documents” were a reference to the Offer Documents, the Auction Notice and Auction Assignment and Acceptance and each reference therein to the “Transactions” were a reference to the transactions contemplated hereby and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Dutch Auction.
This Schedule 9.4(k) shall not require the Parent Borrower or any Subsidiary to initiate any Dutch Auction, nor shall any Term Loan A Lender or Incremental Term Lender be obligated to participate in any Dutch Auction.

EXHIBIT A
[FORM OF]
CLOSING CERTIFICATE
[Date]
I, the undersigned, [President][Chief Executive Officer][Executive Vice President][Chief Financial Officer] of [Name of Loan Party], a [_________] organized and existing under the laws of [the State of]                  (the “Company”), do hereby certify on behalf of the Company that:
1.    This certificate is furnished pursuant to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019, among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and Bank of America, N.A., as Administrative Agent (as in effect on the date hereof, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement.
2.    Attached hereto as Exhibit A is a true, complete and certified copy of the [Certificate of][Articles of] [Incorporation][Formation] of the Company, as in effect on the date hereof and as filed in the Office of the Secretary of State of [the State of]             , together with all amendments thereto adopted through the date hereof.
3.    Attached hereto as Exhibit B is a true and correct copy of the [By‑laws] [limited liability company agreement] of the Company, together with all amendments thereto, which [were][was] duly adopted and [are][is] in full force and effect on the date hereof.
4.    Attached hereto as Exhibit C is a certified copy of the certificate of good standing of the Company under the laws of [the State of]             .
5.    Attached hereto as Exhibit D is a true and correct copy of resolutions approving the execution, delivery and performance of the Credit Agreement and the other Loan Documents relating thereto, which were duly adopted on             ,      [by unanimous written consent of the [Board of Directors][Managers] of the Company][by a meeting of the [Board of Directors][Managers] of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit D, no resolutions have been adopted by the [Board of Directors][Managers] of the Company which deal with the execution, delivery or performance of any of the Loan Documents to which the Company is a party.
6.    Each person whose name and signature is set forth on Exhibit E is an elected or appointed officer of the Company, each holds the office of the Company set forth opposite his or her name, and each such officer is duly authorized to execute and deliver, on behalf of the Company, each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party. The signature written opposite the name and title of each such officer is his or her genuine signature.
7.    On the date hereof, all of the conditions set forth in Section 4.1(b) of the Credit Agreement have been satisfied.
8.    On the date hereof, the representations and warranties [of each Loan Party][of the Company] set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date.

9.    On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof, or the issuance of any Letter of Credit or FCI to occur on the date hereof, as applicable.
10.    There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.
[NAME OF LOAN PARTY]
By:
Name:
Title:
I, the undersigned, [Secretary][Assistant Secretary][Vice President] of the Company, do hereby certify that:
11.    [Name of Person making above certifications] is the duly elected and qualified [President][Chief Executive Officer][Executive Vice President][Chief Financial Officer] of the Company and the signature above is [his][her] genuine signature.
12.    The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5, 6, 7, 8, 9 and 10 above are true and correct.
IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.
[NAME OF LOAN PARTY]
By:
Name:
Title:

Signature Page to Closing Certificate (SPX FLOW, Inc.)

EXHIBIT B
[FORM OF]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, any Letters of Credit, FCIs and/or the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ______________________________
______________________________
[for each Assignor, indicate whether Assignor [is][is not] a Defaulting Lender]
2.    Assignee[s]:    ______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.    Parent Borrower:    SPX FLOW, Inc., a Delaware corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement: Amended and Restated Credit Agreement, dated as of June 27, 2019, by and among SPX FLOW, Inc., a Delaware corporation (as the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time

6.	Assigned Interest:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment / Loans
		__________	$_______________	$_________	____________%
		__________	$_______________	$_________	____________%
		__________	$_______________	$_________	____________%

[7.    Trade Date:    __________________]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By: _____________________________
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By: _____________________________
Title:
[Consented to and] Accepted:
BANK OF AMERICA, N.A.,
as Administrative Agent
By:    _________________________________

    Title:
[Consented to:]
By:    _________________________________

    Title:

Signature Page to Assignment and Assumption (SPX FLOW, Inc.)

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.4(b)(iv), 9.4(b)(v) and 9.4(b)(vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.4(b)(ii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York.

EXHIBIT C
[FORM OF]
EXEMPTION CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
[Date]
Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions listed therein as Lenders, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Non-U.S. Person] (the “Lender”) is providing this certificate pursuant to Section 2.19(e)(ii) of the Credit Agreement. The Lender hereby certifies that:

(i)	The Lender is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loans(s)) in respect of which it is providing this certificate.

(ii)	The Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code.

(iii)	The Lender is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) or the Code) of any Borrower.

(iv)	The Lender is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code).
The Lender has furnished the Administrative Agent and the Parent Borrower with a certificate of its non-U.S. Person status on IRS Form W–8BEN or IRS Form W–8BEN–E. By executing this certificate, the Lender agrees that: (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent; and (2) the Lender shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the Lender, or in either of the two (2) calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first above written.
[NAME OF LENDER]
By:
Name:
Title:

Signature Page to Exemption Certificate (SPX FLOW, Inc.)

[FORM OF]
EXEMPTION CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
[Date]
Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions listed therein as Lenders, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Non-U.S. Person] (the “Participant”) is providing this certificate pursuant to Section 2.19(e)(ii) of the Credit Agreement. The Participant hereby certifies that:

(i)	The Participant is the sole record and beneficial owner of the participation in respect of which it is providing this certificate.

(ii)	The Participant is not a “bank” for purposes of Section 881(c)(3)(A) of the Code.

(iii)	The Participant is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) or the Code) of any Borrower.

(iv)	The Participant is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code).
The Participant has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W–8BEN or IRS Form W–8BEN–E. By executing this certificate, the Participant agrees that: (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing; and (2) the Participant shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the Participant, or in either of the two (2) calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first above written.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Signature Page to Exemption Certificate (SPX FLOW, Inc.)

[FORM OF]
EXEMPTION CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
[Date]
Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions listed therein as Lenders, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Non-U.S. Person] (the “Participant”) is providing this certificate pursuant to Section 2.19(e)(ii) of the Credit Agreement. The Participant hereby certifies that:

(i)
The Participant is the sole record owner of the participation in respect of which it is providing this certificate and its direct or indirect partners/members are the sole beneficial owners of such participation.

(ii)	With respect to such participation, neither the Participant nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code.

(iii)	None of its direct or indirect partners/members is a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) or the Code) of any Borrower .

(iv)	None of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code).
The Participant has furnished its participating Lender with IRS Form W–8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (1) an IRS Form W–8BEN or IRS Form W–8BEN–E; or (2) an IRS Form W–8IMY accompanied by an IRS Form W–8BEN or IRS Form W–8BEN–E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the Participant agrees that: (A) if the information provided in this certificate changes, the Participant shall promptly so inform such Lender; and (B) the Participant shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the Participant, or in either of the two (2) calendar years preceding such payments.

WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first above written.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Signature Page to Exemption Certificate (SPX FLOW, Inc.)

[FORM OF]
EXEMPTION CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
[Date]
Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions listed therein as Lenders, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Non-U.S. Person] (the “Lender”) is providing this certificate pursuant to Section 2.19(e)(ii) of the Credit Agreement. The Lender hereby certifies that:

(i)
The Lender is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate and its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)).

(ii)
With respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the Lender nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code.

(iii)	None of its direct or indirect partners/members is a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) or the Code) of any Borrower .

(iv)	None of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code).
The Lender has furnished the Administrative Agent and the Parent Borrower with IRS Form W–8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (1) an IRS Form W–8BEN or IRS Form W–8BEN–E; or (2) an IRS Form W–8IMY accompanied by an IRS Form W–8BEN or IRS Form W–8BEN–E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the Lender agrees that: (A) if the information provided in this certificate changes, the Lender shall promptly so inform the Parent Borrower and the Administrative Agent; and (B) the Lender shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the Lender, or in either of the two (2) calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first above written.
[NAME OF LENDER]
By:
Name:
Title:

Signature Page to Exemption Certificate (SPX FLOW, Inc.)

EXHIBIT D
[FORM OF]
BORROWING SUBSIDIARY AGREEMENT
This BORROWING SUBSIDIARY AGREEMENT, dated as of             20__ (this “Agreement”), among [NAME OF FOREIGN SUBSIDIARY BORROWER], a                  (the “Subsidiary”), SPX FLOW, INC., a Delaware corporation (the “Parent Borrower”), [DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as foreign trade facility agent (in such capacity, the “Foreign Trade Facility Agent”), [the Global Revolving Lenders][the FCI Issuing Lenders]] and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions or entities (the “Lenders”) from time to time party to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders, the Foreign Trade Facility Agent, the Administrative Agent, and such other parties thereto from time to time.
The parties hereto hereby agree as follows:
1.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
2.    Pursuant to Section 2.23[(a)][(b)] of the Credit Agreement, the Parent Borrower hereby designates the Subsidiary as a Foreign Subsidiary Borrower in respect of the [Global Revolving Facility][Foreign Trade Facility] under the Credit Agreement.
3.    The Parent Borrower and the Subsidiary, jointly and severally, represent and warrant that the representations and warranties contained in the Credit Agreement are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof to the extent such representations and warranties relate to the Subsidiary and this Agreement.
4.    The Parent Borrower agrees that the guarantee of the Parent Borrower contained in the Guarantee and Collateral Agreement will apply to the obligations of the Subsidiary as a Foreign Subsidiary Borrower.
5.    For the avoidance of doubt, each party hereto acknowledges and agrees that: (a) the Subsidiary shall not be liable for the Obligations of any other Loan Party; and (b) the Obligations of the Subsidiary in respect of extensions of credit under the Credit Agreement shall not be secured by any assets of such Subsidiary.
6.    Upon execution of this Agreement by the Parent Borrower, the Subsidiary [, the Foreign Trade Facility Agent, [the Global Revolving Lenders][the FCI Issuing Lenders]], and the Administrative Agent: (a) the Subsidiary shall be a party to the Credit Agreement and shall be a Foreign Subsidiary Borrower and a Borrower, in each case under the [Global Revolving Facility][Foreign Trade Facility], for all purposes thereof; and (b) the Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.
7.    In the event of any inconsistency between the terms and conditions of the Credit Agreement and the terms and conditions of this Agreement, any form of [Letter of Credit][FCI] application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable [FCI] Issuing Lender relating to any [Letter of Credit][FCI], the terms and conditions of the Credit Agreement shall control.
8.    This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
9.    This Agreement may be executed in any number of counterparts (including by facsimile, pdf or other electronic transmission), each of which shall be an original, and all of which, when taken together, shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.
[SUBSIDIARY]
By:
Name:
Title:
SPX FLOW, INC.
By:
Name:
Title:
[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH],
as Foreign Trade Facility Agent
By:
Name:
Title:]
BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Name:
Title:
[GLOBAL REVOLVING LENDERS]
By:
Name:
Title:
[Signature Pages Continue]

Signature Page to Borrowing Subsidiary Agreement (SPX FLOW, Inc.)

[FCI ISSUING LENDERS]
By:
Name:
Title:
Address for notices to Subsidiary:
___________________
___________________

Signature Page to Borrowing Subsidiary Agreement (SPX FLOW, Inc.)

EXHIBIT E
[FORM OF]
BORROWING SUBSIDIARY TERMINATION
BANK OF AMERICA, N.A.,
as Administrative Agent
DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent
Trade Advisory
Herzogstr. 14
40217 Düsseldorf, Germany
Attention: Roland Stephan
Christoph Averdung
E-mail: spx-ftf.agent@db.com
[Date]
Ladies and Gentlemen:
Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement.
[The Parent Borrower hereby terminates the status and rights of                 , a company organized under the laws of [country] (the “Terminated Subsidiary Borrower”) as a Foreign Subsidiary Borrower under the [Global Revolving Facility][Foreign Trade Facility]. [The Parent Borrower represents and warrants that no [Letters of Credit][FCIs] issued for the account of the Terminated Subsidiary Borrower are outstanding as of the Effective Date (as defined below) (other than [Letters of Credit][FCIs] that have been cash collateralized or otherwise supported in a manner consistent with the terms of the Credit Agreement), that no Global Revolving Loans made to the Terminated Subsidiary Borrower are outstanding as of the date hereof and that all Obligations payable by the Terminated Subsidiary Borrower in respect of interest and/or fees under the [Global Revolving Facility][Foreign Trade Facility] (and, to the extent notified by the Administrative Agent, the Foreign Trade Facility Agent, or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the [Global Revolving Facility][Foreign Trade Facility]) and all [LC Disbursements][FCI Disbursements] pursuant to the Credit Agreement have been paid in full on or prior to the Effective Date.] [The Parent Borrower acknowledges that the Terminated Subsidiary Borrower shall continue to be a Foreign Subsidiary Borrower under the [Global Revolving Facility][Foreign Trade Facility] until such time as all [Letters of Credit][FCIs] issued for the account of the Terminated Subsidiary Borrower shall have expired or terminated (or been cash collateralized or otherwise supported in a manner consistent with the terms of the Credit Agreement), all Global Revolving Loans made to the Terminated Subsidiary Borrower shall have been prepaid and all amounts payable by the Terminated Subsidiary Borrower in respect of interest and/or fees under the [Global Revolving Facility][Foreign Trade Facility] (and, to the extent notified by the Administrative Agent, the Foreign Trade Facility Agent, or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the [Global Revolving Facility][Foreign Trade Facility]) and all [LC Disbursements][FCI Disbursements] pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Subsidiary Borrower shall not have the right to make further borrowings as a Foreign Subsidiary Borrower under the [Global Revolving Facility][Foreign Trade Facility] or request further [Letters of Credit][FCIs].]]

Schedule I attached hereto lists all outstanding [Letters of Credit][FCIs] issued for the Terminated Subsidiary Borrower as of the date hereof. [For avoidance of doubt, and without limiting any transfers made pursuant to that certain Letter, dated as of [INSERT DATE], 2019, from the Parent Borrower to Deutsche Bank AG of [Letters of Credit][FCIs] originally issued for the account of the Terminated Subsidiary Borrower, as applicant, and the Parent Borrower, as applicant,] each of the Terminated Subsidiary Borrower and the Parent Borrower irrevocably authorizes and directs the Foreign Trade Facility Agent and each applicable [Issuing Lender][FCI Issuing Lender] to cause all obligations in respect of each [Letter of Credit][FCI] originally issued by such [Issuing Lender][FCI Issuing Lender] on the account of the Terminated Subsidiary Borrower, as applicant, to be transferred to, and assumed by, the Parent Borrower, as applicant. The Parent Borrower hereby irrevocably assumes, and agrees that it shall be liable for, all Obligations as of the date of each such transfer and the Terminated Subsidiary Borrower agrees that it shall have no further rights in respect of the applicable [Letter of Credit][FCI] as of the date of such transfer.
As used herein, the term “Effective Date” shall mean the first (1st) date upon which each of the following conditions have been satisfied: (a) the Administrative Agent and the Foreign Trade Facility Agent shall have received an original or a copy of the Subsidiary Borrower Termination executed by the Parent Borrower and the Terminated Subsidiary Borrower; and (b) the Administrative Agent and the Foreign Trade Facility Agent shall have received written evidence reasonably satisfactory to them that all of the Obligations with respect to each [Letter of Credit][FCI] originally issued for the account of the Terminated Subsidiary Borrower, as applicant, has been transferred to, and assumed by, the Parent Borrower, as applicant. The Administrative Agent shall provide written notice to the Foreign Trade Facility Agent and the Parent Borrower of the occurrence of the Effective Date if and when such conditions are satisfied, and such notice shall be conclusive and binding.
This Borrowing Subsidiary Termination shall be construed in accordance with, and governed by, the law of the State of New York. This Borrowing Subsidiary Termination may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Borrowing Subsidiary Termination by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
[Signature Page Follows]

Very truly yours,
SPX FLOW, INC.
By:
Title:
Acknowledged and Agreed:
[TERMINATED SUBSIDIARY BORROWER]
By:
Title:

Signature Page to Borrowing Subsidiary Termination (SPX FLOW, Inc.)

EXHIBIT F
[FORM OF]
INCREMENTAL FACILITY ACTIVATION NOTICE
[Date]
To:    BANK OF AMERICA, N.A., as Administrative Agent
[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as Foreign Trade Facility Agent]
Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and such other parties thereto from time to time. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
This notice is an Incremental Facility Activation Notice referred to in the Credit Agreement, and the Parent Borrower and each of the Lenders party hereto hereby notify you that:

1.
Each Lender party hereto agrees to [increase the amount of its [Domestic Revolving Commitment][Global Revolving Commitment][Term Loan A Commitment][FCI Issuing Commitment] by $            , such that its aggregate [Domestic Revolving Commitment][Global Revolving Commitment][Term Loan A Commitment][FCI Issuing Commitment] is $        ] [make an Incremental Term Loan in the amount set forth opposite such Lender’s name below under the caption “Incremental Term Loan Amount.”]

2.	The closing date for [such increase] [the Incremental Term Loan Facility] is , 20___.

3.	[The Incremental Term Loan Maturity Date is , 20___.]

4.	[The proposed original issue discount, if any, for the Incremental Term Loan Facility is %.]
[Each of the Lenders party hereto and the Parent Borrower hereby agrees that: (a) the amortization schedule relating to this Incremental Term Loan is set forth in Annex A attached hereto; and (b) the Applicable Rate for this Incremental Term Loan shall be                . The Incremental Term Loans shall be in [Dollars][insert applicable Alternative Currency].]
The undersigned [Chief Financial Officer][Vice President – Finance] of the Parent Borrower certifies as follows:

1.	I am the duly elected, qualified and acting [Chief Financial Officer][Vice President — Finance] of the Parent Borrower.

2.	I have reviewed and am familiar with the contents of this Incremental Facility Activation Notice.

3.
I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Parent Borrower during the accounting period ended                 , 20___ [insert most recent period for which financial statements have been delivered]. Such review did not disclose the existence during or at the end of the accounting period covered by the Parent Borrower’s most recent financial statements delivered pursuant to Section 5.1(a) or 5.1(b) of the Credit Agreement, and I have no knowledge of the existence, as of the date of this Incremental Facility Activation Notice, of any Default or Event of Default, both on the date hereof and after giving effect on a Pro Forma Basis to any Loans made pursuant to this Incremental Facility Activation Notice and the application of the proceeds therefrom.

4.	Attached hereto as Attachment 1 are the computations showing that, after giving effect on a Pro Forma Basis to the making of any such [increase][Incremental Term Loans], the Parent Borrower shall be in compliance with the financial covenants contained in Section 6.1 of the Credit Agreement as of the last day of the most recent period of four (4) consecutive fiscal quarters of the Parent Borrower for which financial statements have been delivered pursuant to Section 5.1 (calculated as if such [increase in Commitments and any Loans thereunder had been made] [Incremental Term Loans had been incurred] on the first (1st) day of such period).

IN WITNESS WHEREOF, the undersigned have executed this Incremental Facility Activation Notice as of the date first above written.
SPX FLOW, INC.
By:
Name:
Title: [Chief Financial Officer][Vice President-Finance]
[Amount of Commitment Increase]        [NAME OF LENDER]
[Incremental Term Loan Amount]
$
By:
Name:
Title:
CONSENTED TO:
BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Name:
Title:
[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent
By
Name:
Title:]

Signature Page to Incremental Facility Activation Notice (SPX FLOW, Inc.)

[Annex A to
Increased Facility Activation Notice
AMORTIZATION SCHEDULE]

Attachment 1 to
Increased Facility Activation Notice
[Set forth Compliance Calculations]

EXHIBIT G
[FORM OF]
NEW LENDER SUPPLEMENT
This NEW LENDER SUPPLEMENT (this “New Lender Supplement”), is entered into as of _______ __, 20__, relating to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent (in such capacity, the “Foreign Trade Facility Agent”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and such other parties thereto from time to time.
WITNESSETH:
WHEREAS, the Credit Agreement provides in Section 2.1(b) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Parent Borrower[, the Foreign Trade Facility Agent,] the Administrative Agent and the [Issuing Lenders][FCI Issuing Lenders] (which consent shall not be unreasonably withheld) by executing and delivering to the Parent Borrower[, the Foreign Trade Facility Agent,] and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and
WHEREAS, the undersigned now desires to become a party to the Credit Agreement.
NOW, THEREFORE, the undersigned hereby agrees as follows:
1.    The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Parent Borrower[, the Foreign Trade Facility Agent,] the Administrative Agent and the [Issuing Lenders][FCI Issuing Lenders], become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with [a              Commitment of $            ] [Incremental Term Loans of $            ]
2.    The undersigned: (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.4 thereof, copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent[, the Foreign Facility Trade Agent] or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent [and the Foreign Trade Facility Agent, as applicable] to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent [or the Foreign Facility Trade Agent, as applicable,] by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is a Non-U.S. Lender, its obligation pursuant to Section 2.19(e) of the Credit Agreement.
3.    The address of the undersigned for notices for the purposes of the Credit Agreement is as follows: [__]
4.    Terms used but not otherwise defined herein and defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF LENDER]
By
Name:
Title:
Accepted as of the date first above written:
SPX FLOW, INC.
By
Name:
Title:
Accepted as of the date first above written:
BANK OF AMERICA, N.A.,
as Administrative Agent
By
Name:
Title:
[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent
By
Name:
Title:]
[Signature Pages Continue]

Signature Page to New Lender Supplement (SPX FLOW, Inc.)

[ISSUING LENDERS]
By
Name:
Title:
[FCI ISSUING LENDERS]
By
Name:
Title:

Signature Page to New Lender Supplement (SPX FLOW, Inc.)

EXHIBIT H
[FORM OF]
UTILIZATION REQUEST
From:    [Name of Borrower]
To:    Deutsche Bank AG Deutschlandgeschäft Branch
Trade Advisory
Herzogstr. 15,
40217 Düsseldorf, Germany
Attn: Roland Stephan or Christoph Averdung
[Date]
Ladies and Gentlemen:
We refer to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), among SPX FLOW, Inc., a Delaware corporation, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent, Bank of America, N.A., as administrative agent, and such other parties thereto from time to time. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
We hereby give you notice that, pursuant to the Credit Agreement and upon the terms and subject to the conditions contained therein, we request the [issuance][extension][amendment] of a FCI as specified below [and in substantially the form attached]:
(i)    Our reference:                        [            ]
(ii)    Type of FCI:                        [            ]
(iii)    Beneficiary:*                         [            ]
(iv)    Obligor:                         [            ]
(v)    Face Amount:*                        [            ]
(vi)    Currency:*                        [            ]
(vii)     Expiry date:*                        [            ]
(viii)     Commercial Lifetime:* / **                [            ]
(ix)    Reference to underlying transaction:             [            ]
(x)    FCI deed to be delivered to:                 [            ]
(xi)    FCI Issuing Lender:                     [            ]
[In the case of an amendment:]
(xii)    FCI Issuing Lender:                     [            ]
(xiii)    Reference No. of FCI Issuing Lender:             [            ]
(xiv)    Reference No. of FCI Trade Facility Agent:         [            ]
(xv)    Amendment details:                    [            ]
We confirm that, on and as of the date hereof, before and after giving effect to the issuance, amendment, renewal or extension, as applicable, of the FCI requested hereby: (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects; and (b) no Default or Event of Default has occurred and is continuing.
[SPX FLOW, INC.]
[NAME OF FOREIGN SUBSIDIARY BORROWER]
By:
Name:

Title:

Signature Page to Utilization Request (SPX FLOW, Inc.)

EXHIBIT I
[FORM OF]
DOMESTIC REVOLVING NOTE
_________________
FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Domestic Revolving Loan from time to time made by the Lender to the Parent Borrower under that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”), among the Parent Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The Parent Borrower promises to pay interest on the unpaid principal amount of each Domestic Revolving Loan from the date of such Domestic Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Domestic Revolving Note is one of the Domestic Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Domestic Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Domestic Revolving Loans made by the Lender shall be evidenced by one (1) or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Domestic Revolving Note and endorse thereon the date, amount and maturity of its Domestic Revolving Loans and payments with respect thereto.
The Parent Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Domestic Revolving Note.
THIS DOMESTIC REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parent Borrower has caused this Domestic Revolving Note to be duly executed by its duly authorized officer as of the day and year first above written.
SPX FLOW, INC.,
a Delaware corporation
By:
Name:
Title:

Signature Page to Domestic Revolving Note (SPX FLOW, Inc.)

EXHIBIT J
[FORM OF]
GLOBAL REVOLVING NOTE
_________________
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Global Revolving Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”), among the Parent Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The Borrower promises to pay interest on the unpaid principal amount of each Global Revolving Loan from the date of such Global Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the applicable currency in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Global Revolving Note is one of the Global Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Global Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Global Revolving Loans made by the Lender shall be evidenced by one (1) or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Global Revolving Note and endorse thereon the date, amount and maturity of its Global Revolving Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Global Revolving Note.
THIS GLOBAL REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Global Revolving Note to be duly executed by its duly authorized officer as of the day and year first above written.
[SPX FLOW, INC.,
a Delaware corporation
By:
Name:
Title:]
[FOREIGN SUBSIDIARY BORROWER]
By:
Name:
Title:]

Signature Page to Global Revolving Note (SPX FLOW, Inc.)

EXHIBIT K
[FORM OF]
TERM A NOTE
_________________
FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the portion of the Term Loan A made by the Lender to the Parent Borrower under that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”), among the Parent Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The Parent Borrower promises to pay interest on the unpaid principal amount of the Term Loan A from the Effective Date until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Term A Note is one of the Term A Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The portion of the Term Loan A made by the Lender shall be evidenced by one (1) or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term A Note and endorse thereon the date, amount and maturity of the Term Loan A and payments with respect thereto.
The Parent Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term A Note.
THIS TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parent Borrower has caused this Term A Note to be duly executed by its duly authorized officer as of the day and year first above written.
SPX FLOW, INC.,
a Delaware corporation
By:
Name:
Title:

Signature Page to Term A Note (SPX FLOW, Inc.)

EXHIBIT L
[FORM OF]
SWINGLINE NOTE
_________________
FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promises to pay to ______________ or registered assigns (the “Swingline Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swingline Loan from time to time made by the Swingline Lender to the Parent Borrower under that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”), among the Parent Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The Parent Borrower promises to pay interest on the unpaid principal amount of each Swingline Loan from the date of such Swingline Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swingline Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Swingline Note is the Swingline Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Swingline Loans made by the Swingline Lender shall be evidenced by one (1) or more loan accounts or records maintained by the Lender in the ordinary course of business. The Swingline Lender may also attach schedules to this Swingline Note and endorse thereon the date, amount and maturity of its Swingline Loans and payments with respect thereto.
The Parent Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Swingline Note.
THIS SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parent Borrower has caused this Swingline Note to be duly executed by its duly authorized officer as of the day and year first above written.
SPX FLOW, INC.,
a Delaware corporation
By:
Name:
Title:

Signature Page to Swingline Note (SPX FLOW, Inc.)

EXHIBIT M
[FORM OF]
INCREMENTAL TERM NOTE
_________________
FOR VALUE RECEIVED, the undersigned (the “Borrower[(s)]”), hereby promise[s] to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Incremental Term Loan made by the Lender to the Parent Borrower under that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”), among the Parent Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The Borrower[(s)] promise[s] to pay interest on the unpaid principal amount of the Incremental Term Loans from the date of the Incremental Term Loans until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement and the applicable Incremental Facility Activation Notice. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the applicable currency in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Incremental Term Note is one of the Incremental Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Incremental Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Incremental Term Loan made by the Lender shall be evidenced by one (1) or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Incremental Term Note and endorse thereon the date, amount and maturity of the Incremental Term Loan and payments with respect thereto.
The Borrower[(s)], for [itself][themselves] and [its][their] successors and assigns, hereby waive[s] diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Incremental Term Note.
THIS INCREMENTAL TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Follows]

IN WITNESS WHEREOF, [the][each] Borrower has caused this Incremental Term Note to be duly executed by its duly authorized officer as of the day and year first above written.
SPX FLOW, INC.,
a Delaware corporation
By:
Name:
Title:
[BORROWER]
By:
Name:
Title:

Signature Page to Incremental Term Note (SPX FLOW, Inc.)

EXHIBIT N
[FORM OF]
COMPLIANCE CERTIFICATE
Financial Statement Date: __________, 20___
To:    Bank of America, N.A., as Administrative Agent

Re:
Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”), among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Date:	[__]
Ladies and Gentlemen:
The undersigned Financial Officer hereby certifies as of the date hereof that [he][she] is the _______________ of the Parent Borrower, and that, in [his][her] capacity as such, [he][she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent Borrower, and that:
[Use following paragraph 1 for fiscal year‑end financial statements:]

[1.
Attached hereto as Schedule 1 are the year‑end audited financial statements required by Section 5.1(a) of the Credit Agreement for the fiscal year of the Parent Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter‑end financial statements:]

[1.
Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.1(b) of the Credit Agreement for the fiscal quarter of the Parent Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year‑end audit adjustments and the absence of footnotes.]

2.
The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Parent Borrower during the accounting period covered by the attached financial statements.

3.
A review of the activities of the Parent Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]
[to the best knowledge of the undersigned during such fiscal period, the Parent Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
[or:]
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.
The representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 3.4 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.
The financial covenant analyses and calculation of Consolidated Leverage Ratio and Consolidated Interest Coverage Ratio set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6.
[There has been no change in GAAP or in the application thereof that has occurred since the date of the Parent Borrower’s audited financial statements referred to in Section 3.4 of the Credit Agreement][The following is an explanation of any change in GAAP or the application thereto that has occurred since the date of the Parent Borrower’s audited financial statements referred to in Section 3.4 of the Credit Agreement, and the effect thereof:]

[7.
Include the certifications as to the matters specified in clause (a) of the proviso of the definition of Permitted Acquisition for any Permitted Acquisition for which the aggregate Consideration is greater than or equal to $50,000,000 and for which a certificate has not been previously delivered to the Administrative Agent.]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first above written.
SPX FLOW, INC.,
a Delaware corporation
By:
Name:
Title:

Signature Page to Compliance Certificate (SPX FLOW, Inc.)

EXHIBIT O
[FORM OF]
FCI ISSUING LENDER JOINDER AGREEMENT
This FCI ISSUING LENDER JOINDER AGREEMENT (this “Agreement”) dated as of _______ __, 20__ is among SPX FLOW, INC., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers identified on the signature pages hereto (the “Foreign Subsidiary Borrowers”), the Subsidiary Guarantors identified on the signature pages hereto (the “Subsidiary Guarantors”), [_______________] (the “New FCI Issuing Lender”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) party to the Credit Agreement (as hereafter defined) and DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as the Foreign Trade Facility Agent (in such capacity, the “Foreign Trade Facility Agent”).
WITNESSETH
WHEREAS the Parent Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders, the Foreign Trade Facility Agent, the Administrative Agent and such other parties thereto from time to time are parties to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to Section 2.6(t) of the Credit Agreement, the Parent Borrower has the right to designate additional FCI Issuing Lenders to provide additional FCI Issuing Commitments (an “Additional FCI Issuing Commitment”) and/or designate existing FCI Issuing Lenders to provide an increase to its existing FCI Issuing Commitment (an “Increased FCI Issuing Commitment”); and
WHEREAS, the New FCI Issuing Lender has agreed to provide a [$___________] [FCI Issuing Commitment] under the Credit Agreement which is an [Additional FCI Issuing Commitment] [Increased FCI Issuing Commitment] on the terms set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
2.    Commitment. The New FCI Issuing Lender hereby agrees that, from and after the date hereof, the New FCI Issuing Lender shall have a [FCI Issuing Commitment] of [$__________] under the Credit Agreement. [The Parent Borrower, the Foreign Subsidiary Borrowers and the New FCI Issuing Lender hereby acknowledge, agree and confirm that the New FCI Issuing Lender shall, from and after the date hereof, be deemed to be a party to the Credit Agreement in such capacity and a “FCI Issuing Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a FCI Issuing Lender under the Credit Agreement and the other Loan Documents as if the New FCI Issuing Lender had executed the Credit Agreement.] [If such New FCI Issuing Lender is already a party to the Credit Agreement, the Parent Borrower, the Foreign Subsidiary Borrowers and the New FCI Issuing Lender hereby acknowledge, agree and confirm that the New FCI Issuing Lender shall continue to have all of the rights and obligations of a FCI Issuing Lender under the Credit Agreement and the other Loan Documents.]
3.    Conditions Precedent. This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:
(a)receipt by the Administrative Agent of this Agreement executed by the Parent Borrower, the Foreign Subsidiary Borrowers, the Subsidiary Guarantors, the New FCI Issuing Lender, the Foreign Trade Facility Agent and the Administrative Agent; and
(b)receipt by the Administrative Agent of a certificate, dated as of the date of the [Additional FCI Issuing Commitment][Increased FCI Issuing Commitment], from a Responsible Officer of the Parent Borrower, certifying that, before and after giving effect to the [Additional FCI Issuing Commitment][Increased FCI Issuing Commitment]: (i) the representations and warranties contained in Article III of the

Credit Agreement and in the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of the [Additional FCI Issuing Commitment][Increased FCI Instrument Issuing Commitment], except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; and (ii) no Default or Event of Default shall have occurred and be continuing.
4.    Notices. The applicable address, facsimile number and electronic mail address of the New FCI Issuing Lender for purposes of Section 9.1 of the Credit Agreement are as set forth in the administrative questionnaire delivered by the New FCI Issuing Lender to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New FCI Issuing Lender in a notice to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower.
5.    Reaffirmation of Guarantee. Each Subsidiary Guarantor: (a) acknowledges and consents to all of the terms and conditions of this Agreement; and (b) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Subsidiary Guarantor’s obligations under the Loan Documents.
6.    Schedule 1.1A. The parties hereto agree that Schedule 1.1A to the Credit Agreement is hereby deemed to be amended to reflect the [Additional FCI Issuing Commitment][Increased FCI Issuing Commitment] of the New FCI Issuing Lender.
7.    Acknowledgment by Agents. Each of the Administrative Agent and the Foreign Trade Facility Agent hereby acknowledge and agree that the New FCI Issuing Lender is reasonably acceptable to the Administrative Agent and the Foreign Trade Facility Agent.
8.    Governing Law. This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance, with the laws of the State of New York.
9.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of any executed counterparts of this Agreement by telecopier, pdf or other electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parent Borrower, the Foreign Subsidiary Borrowers, the Subsidiary Guarantors, the New FCI Issuing Lender, the Foreign Trade Facility Agent and the Administrative Agent have caused this Agreement to be executed by their officers thereunto duly authorized as of the date hereof.
SPX FLOW, INC.,
a Delaware corporation
By:
Name:
Title:
[FOREIGN SUBSIDIARY BORROWER(S)]
By:
Name:
Title:
[SUBSIDIARY GUARANTOR(S)]
By:
Name:
Title:
[NEW FCI ISSUING LENDER]
By:
Name:
Title:
BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Name:
Title:
[Signature Pages Continue]

Signature Page to FCI Issuing Lender Joinder Agreement (SPX FLOW, Inc.)

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent
By:
Name:
Title:
By:
Name:
Title:

Signature Page to FCI Issuing Lender Joinder Agreement (SPX FLOW, Inc.)

EXHIBIT P
[FORM OF]
UK TAX CERTIFICATION
[Date]
Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX FLOW, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and such other parties thereto from time to time. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
Pursuant to Section 2.19A of the Credit Agreement, the undersigned hereby certifies that:

1.	The Assignee confirms, for the benefit of the Administrative Agent and without liability to any UK Obligor (as defined in Section 2.19A of the Credit Agreement), that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender)];

(b)	[a Treaty Lender];

(c)	[not a Qualifying Lender].
[Delete as appropriate].

2.	The Assignee confirms that the person beneficially entitled to interest payable to that Lender in respect of Loan is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. (For these purposes “CTA” has the same meaning as defined in Section 2.19A of the Credit Agreement). [Include the confirmation in paragraph 2 above if Assignee comes within definition of paragraph (i)(B) of the definition of Qualifying Lender in Section 2.19A of the Credit Agreement].

3.
The Assignee confirms (for the benefit of the Administrative Agent and without liability to any UK Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [_]) and is tax resident in [_], so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and notifies the Parent Borrower that:

(a)
each UK Obligor which is a UK Obligor on the date on which the Assignee becomes a Lender under the Credit Agreement must, to the extent that the Assignee becomes a Lender under a Facility which is made available to that UK Obligor pursuant to Section 2.1 of the Credit Agreement, make an application to HM Revenue & Customs under form DTTP2 within thirty (30) days of the date on which the Assignee becomes a Lender under the Credit Agreement; and

(b)
each UK Obligor which becomes a party to the Credit Agreement as a UK Obligor after the date on which the Assignee becomes a party must, to the extent that the Assignee becomes a Lender under a Facility which is made available to that UK Obligor pursuant to Section 2.1 of the Credit Agreement, make an application to HM Revenue & Customs under form DTTP2 within thirty (30) days of the UK Obligor becoming a party to the Credit Agreement.

(For these purposes “UK Obligor” has the same meaning as defined in Section 2.19A of the Credit Agreement).
[The confirmation in the paragraph 3 above must be included if the Assignee holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement].
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first above written.
[Lender]
By:
Name:
Title:

Signature Page to UK Tax Certification (SPX FLOW, Inc.)

EXHIBIT Q
[FORM OF]
NOTICE OF LOAN PREPAYMENT

TO:	Bank of America, N.A., as [Administrative Agent][and Swingline Lender]

RE:
Amended and Restated Credit Agreement, dated as of June 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement), among SPX FLOW, Inc., a Delaware corporation, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, Bank of America, N.A., as Administrative Agent, and such other parties thereto from time to time

DATE:	[Date]

[Insert Borrower] (the “Borrower”) hereby notifies the Administrative Agent [and the Swingline Lender] that, on [insert date], pursuant to the terms of Section 2.12 of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:
Voluntary prepayment of [Domestic Revolving][Global Revolving][Term][Incremental Term] Loans in the following amount(s):
Eurocurrency Loans: $
Applicable Interest Period(s):
ABR Loans: $
Voluntary prepayment of Swingline Loans in the following amount:     $
[Signature Page Follows]

The undersigned Responsible Officer of the undersigned Borrower has caused this Notice of Loan Prepayment to be executed as of the date first above written.
[BORROWER]
By:
Name:
Title: